     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 13, 2000

                                            REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                           DURO COMMUNICATIONS, INC.

             (Exact Name of Registrant as Specified in its Charter)

             4813                           DELAWARE                        06-1539021
 (Primary Standard Industrial     (State or Other Jurisdiction           (I.R.S. Employer
  Classification Code Number           of Incorporation or              Identification No.)
                                          Organization)

                            ------------------------

                                PETER B. HOPPER
                            CHIEF EXECUTIVE OFFICER
                         1211 SEMORAN BLVD., SUITE 217
                             CASSELBERRY, FL 32707
                                 (407) 673-8500
                              (407) 673-8552 (FAX)
  (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive office)
                         ------------------------------

                                PETER B. HOPPER
                            CHIEF EXECUTIVE OFFICER
                         1211 SEMORAN BLVD., SUITE 217
                             CASSELBERRY, FL 32707
                                 (407) 673-8500
                              (407) 673-8552 (FAX)
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

         DAVID F. DIETZ, P.C.                     MARK L. JOHNSON, ESQ.
         ANDREW F. VILES, ESQ.                      HALE AND DORR LLP
      GOODWIN, PROCTER & HOAR LLP                    60 State Street
            Exchange Place                  Boston, Massachusetts 02109-1803
   Boston, Massachusetts 02109-2881                  (617) 526-6000
            (617) 570-1000                        (617) 526-5000 (fax)
         (617) 523-1231 (fax)

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                      PROPOSED
                                                                 MAXIMUM AGGREGATE       AMOUNT OF REGISTRATION
     TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED          OFFERING PRICE(1)                FEE
Common Stock, $.01 par value per share......................        $143,750,000                $37,950

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This registration statement contains two forms of prospectus: (a) one prospectus to be used in connection with an offering in the United States and Canada and (b) one prospectus to be used in connection with a concurrent offering outside of the United States and Canada. The U.S. prospectus and the international prospectus are identical in all respects except for the front cover page and the "Underwriting" section. The front cover page and the "Underwriting" section of the international prospectus are included immediately before Part II of this registration statement.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED APRIL 13, 2000

                                     [LOGO]

                                            SHARES
                                  COMMON STOCK

    DURO Communications, Inc. is offering       shares of its common stock. This
is our initial public offering and no public market currently exists for our shares. We have applied to have the shares we are offering approved for quotation on the Nasdaq National Market under the symbol "DURO." We anticipate
that the initial public offering price will be between $      and $      per
share.

                            ------------------------

                 Investing in our common stock involves risks.
                    See "Risk Factors" beginning on page 6.

                            ------------------------

                                                               PER SHARE              TOTAL
                                                              ------------         ------------
Public Offering Price.......................................  $                    $
Underwriting Discounts and Commissions......................  $                    $
Proceeds to DURO............................................  $                    $

    THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    We have granted the underwriters a 30-day option to purchase up to an
additional       shares of common stock to cover over-allotments.

                            ------------------------

ROBERTSON STEPHENS

                               CIBC WORLD MARKETS
                                                    FIRST UNION SECURITIES, INC.

               THE DATE OF THIS PROSPECTUS IS             , 2000

 [Map of the southeastern region of the United States, consisting of the states of Florida, Georgia, Alabama, Mississippi, Tennessee, Kentucky, Virginia, North
      Carolina and South Carolina with a graphic depiction of our network infrastructure, including our network backbone, and its location in these states.]

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF COMMON STOCK. IN THIS PROSPECTUS, "DURO," "WE," "US," AND "OUR" REFER TO DURO COMMUNICATIONS, INC. AND ITS WHOLLY-OWNED SUBSIDIARIES, UNLESS THE CONTEXT REQUIRES OTHERWISE.

    UNTIL             , 2000 (25 DAYS AFTER THE DATE OF THE PROSPECTUS), ALL
DEALERS THAT BUY, SELL OR TRADE OUR COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            ------------------------

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Summary.....................................................      3
Risk Factors................................................      6
Special Note on Forward-Looking Statements and Industry
  Data......................................................     17
Use of Proceeds.............................................     18
Dividend Policy.............................................     18
Capitalization..............................................     19
Dilution....................................................     20
Selected Consolidated Financial Data........................     21
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................     22
Business....................................................     28
Management..................................................     40
Related Party Transactions..................................     46
Principal Stockholders......................................     47
Description of Capital Stock................................     48
Shares Eligible for Future Sale.............................     52
Underwriting................................................     54
Validity of Common Stock....................................     57
Experts.....................................................     57
Where You Can Find More Information.........................     57
Index to Financial Statements...............................    F-1

                            ------------------------

    We own or have rights to trademarks or trade names that we use in conjunction with the sale of our products and services. We have applied for federal registration of the trademark DURO. All other trademarks, service marks and trade names referred to in this prospectus are the property of their respective owners.

                 (This page has been left blank intentionally.)

                                    SUMMARY

    THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES, BEFORE MAKING AN INVESTMENT DECISION.

                                  OUR COMPANY

    We are a full service, facilities-based provider of Internet data and broadband communications solutions to small and medium-sized businesses in tier II and tier III markets in the southeastern United States. We offer a full suite of Internet data and broadband communications solutions, including high-speed digital subscriber lines, or DSL, Internet access, Internet hosting, web development and network integration services. We are deploying a dedicated enhanced broadband network, enabling us to expand our service offerings throughout our markets. We believe that, by combining the regional scale of our facilities-based network with our local market presence, we are well-positioned to address the needs of small and medium-sized businesses.

    We have utilized a "smart buy and build" strategy to gain Internet data services market share, to establish local brands in our targeted region and to finance the build-out of our broadband network. Beginning in March 1999, we implemented this strategy by rapidly aggregating a substantial client base in the southeastern United States through the acquisition of 44 Internet data service providers and competitive local exchange carriers. We reinvested the cash flow from this installed client base to deploy our enhanced broadband network infrastructure. With this enhanced network largely in place, we have rolled out broadband access and other enhanced Internet data solutions such as DSL and Internet hosting.

    To date, large businesses have moved most aggressively to take advantage of Internet efficiencies. These businesses typically have the financial resources and internal technical competencies required to deploy and support emerging Internet technologies and applications. As a result, most providers of Internet data and broadband services have targeted large businesses concentrated in tier I markets, or metropolitan areas having populations in excess of two million. These service providers have not focused on tier II and tier III markets, which have populations less than two million and lower concentrations of large business clients.

    Small and medium-sized businesses increasingly require broadband Internet access and enhanced services, but they frequently lack the internal technical staff and capabilities necessary to implement and support the broadband Internet data services used by large businesses. In recent years, new technologies such as DSL and regulatory changes effected by the Telecommunications Act of 1996 have enabled affordable broadband data transmission over existing telephone copper wires. Our solution capitalizes on these technological and regulatory changes and helps small and medium-sized businesses to compete in today's broadband economy. Key elements of our solution include providing:

    - affordable broadband access;

    - a full range of Internet data and broadband communications services;

    - dependable service over our dedicated network;

    - rapid deployment of new services; and

    - superior client services.

    Our goal is to be the leading full service provider of Internet and broadband communications solutions to small and medium-sized businesses in tier II and III markets in the southeastern United States. We believe we will establish a differentiated market position based upon our ability to aggressively expand broadband services to historically underserved markets, along with our ability to migrate many of our existing business clients to DSL and related services as our dedicated, broadband network becomes increasingly available. We intend to continue to take advantage of our local presence, while exploiting the scalability and cost efficiencies of our regional enhanced network. Finally, we plan to selectively pursue strategic acquisitions that serve a significant business client base or that deliver complementary products, services, facilities or network infrastructure.

    DURO Communications, Inc. was incorporated in Delaware in December 1999. Our predecessor wholly-owned subsidiary, DURO Communication Corporation, was incorporated in Delaware in February 1999. The address of our principal executive offices is 1211 Semoran Blvd., Suite 217, Casselberry, Florida 32707 and our telephone number is (407) 673-8500. Our website address is WWW.DUROCOM.COM. The information on our website is not a part of this prospectus.

                                  THE OFFERING

Common stock offered by DURO...............................  shares
Common stock to be outstanding after the offering..........  shares
Use of proceeds............................................  For capital expenditures and general corporate purposes, including working
                                                             capital and potential acquisitions.
Proposed Nasdaq National Market symbol.....................  DURO

    The number of shares of our common stock that will be outstanding after this
offering is based on             shares of common stock outstanding as of
March 31, 2000. This number excludes:

    - up to 1,757,382 shares of common stock to be issued in connection with pending acquisitions;

    - 1,606,700 shares of common stock issuable upon exercise of stock options outstanding at March 31, 2000 at a weighted average exercise price of $3.90 per share; and

    -          shares reserved for future grant under our stock option plan.

                            ------------------------

    EXCEPT WHERE WE STATE OTHERWISE, THE INFORMATION WE PRESENT IN THIS PROSPECTUS REFLECTS:

    - SHARES OF COMMON STOCK TO BE ISSUED UPON COMPLETION OF THIS OFFERING IN EXCHANGE FOR ALL OF OUR OUTSTANDING PREFERRED STOCK AND RELATED CUMULATIVE DIVIDENDS;

    - THE AUTOMATIC CONVERSION OF ALL OF OUR OUTSTANDING CLASS B NON-VOTING COMMON STOCK INTO COMMON STOCK UPON COMPLETION OF THIS OFFERING;

    - AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION AND BY-LAWS EFFECTIVE UPON COMPLETION OF THIS OFFERING; AND

    - NO EXERCISE OF THE UNDERWRITERS' OPTION TO PURCHASE ADDITIONAL SHARES IN THIS OFFERING.

                      SUMMARY CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    You should read the following summary consolidated financial data along with the sections entitled "Use of Proceeds," "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes included elsewhere in the prospectus.

    The data in the pro forma columns reflect our completed and anticipated acquisitions of 54 entities. We closed 30 of these acquisitions prior to December 31, 1999. We have acquired an additional 14 entities since that date and have signed letters of intent to acquire an additional ten entities. The data in these columns are derived from the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this prospectus.

    The consolidated balance sheet data in the pro forma as adjusted column also reflect:

    - the exchange of all outstanding preferred stock and related cumulative
      dividends for a total of       shares of common stock; and

    - our sale of       shares of common stock at an assumed public offering
      price of $      per share and after deducting the estimated underwriting
      discounts and commissions and the estimated offering expenses that we will pay, and the application of the net proceeds as described under "Use of Proceeds."

    EBITDA in the other financial data represents earnings before interest, taxes, depreciation, amortization, non-recurring and non-cash compensation charges. EBITDA is provided because it is a measure commonly used by investors to analyze and compare companies on the basis of operating performance. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be construed as a substitute for operating income, net income or cash flows from operating activities for purposes of analyzing our operating performance, financial position and cash flows. EBITDA, as presented below is not necessarily comparable with similarly titled measures for other companies.

                                                                   PERIOD FROM
                                                                FEBRUARY 19, 1999
                                                                  (INCEPTION) TO
                                                                DECEMBER 31, 1999
                                                              ----------------------
                                                               ACTUAL     PRO FORMA
                                                              ---------   ----------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Internet services revenue...................................  $ 22,545     $ 64,597

Operating expenses, excluding depreciation and
  amortization..............................................    19,236       58,390

Depreciation and amortization...............................     9,058       26,296

Net loss....................................................    (9,201)     (27,102)

Net loss applicable to common stockholders..................   (11,879)     (29,780)

Basic and diluted net loss per share applicable to common
  stockholders..............................................  $  (0.37)    $  (0.88)

Weighted average common shares outstanding..................    32,089       33,932

OTHER FINANCIAL DATA:
EBITDA (as defined).........................................  $  3,499     $  6,398
Cash flow provided by operating activities..................     3,664        5,666

                                                                   AS OF DECEMBER 31, 1999
                                                              ----------------------------------
                                                                                      PRO FORMA
                                                               ACTUAL    PRO FORMA   AS ADJUSTED
                                                              --------   ---------   -----------
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents...................................  $ 34,188   $  1,739
Working capital.............................................    24,077    (12,031)
Total assets................................................   135,978    215,390
Long-term obligations, including current portion............    33,848     77,848
Manditorily redeemable preferred stock......................    45,835     45,835
Total stockholders' equity..................................    45,347     72,236

                                  RISK FACTORS

    THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE PURCHASING OUR COMMON STOCK. IF ANY OF THE EVENTS DESCRIBED IN THE RISK FACTORS BELOW ACTUALLY OCCUR, OUR BUSINESS COULD BE ADVERSELY AFFECTED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE ALL OR PART OF THE MONEY YOU PAID TO BUY OUR COMMON STOCK.

RISKS RELATED TO OUR BUSINESS

WE HAVE A LIMITED OPERATING HISTORY AND MAY FACE DIFFICULTIES ENCOUNTERED BY COMPANIES OPERATING IN NEW AND RAPIDLY EVOLVING MARKETS.

    We were incorporated in February 1999 and began acquiring other providers of Internet data and broadband communications services and offering Internet data services to the public shortly thereafter. We have grown rapidly, primarily as a result of our acquisition strategy. As a result, it may be difficult for investors to evaluate our future prospects. When making your investment decision and evaluating our business and prospects, you should consider the risks and difficulties we may encounter in the new and rapidly evolving Internet data and broadband communications services market, especially given our limited operating history. These risks include our ability to:

    - expand our subscriber base and increase subscriber revenues;

    - compete favorably in a highly competitive market;

    - attract and retain qualified employees;

    - develop strategic relationships;

    - introduce new products and services; and

    - continue to develop and upgrade our network systems and infrastructure.

WE HAVE INCURRED SUBSTANTIAL LOSSES IN THE PAST AND MAY NOT BE PROFITABLE IN THE FUTURE.

    Since we began operations, we have incurred substantial net losses in every fiscal period. We cannot predict when we will become profitable, if at all, and if we do, we may not remain profitable for any substantial period of time. If we fail to achieve profitability within the time frame expected by investors, the market price of our common stock is likely to decline, perhaps substantially. We had a net loss applicable to common stockholders of $11.9 million in 1999. We expect to incur increasing operating expenses in all areas during future periods, particularly in network development and sales and marketing.

DISAPPOINTING QUARTERLY RESULTS COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO FALL.

    Our quarterly operating results are difficult to produce and may fluctuate significantly from quarter to quarter. If our quarterly operating results fall below the expectations of securities analysts or investors, the price of our common stock could fall substantially. We expect to experience fluctuations in our quarterly operating results due to a variety of factors, many of which are outside of our control, including the other risks described below, as well as:

    - demand for and market acceptance of our services;

    - the rate of new subscriber acquisitions;

    - the timing and magnitude of capital expenditures, including costs relating to the expansion of operations and network infrastructure;

    - introductions of new services or enhancements by us and our competitors;

    - growth of Internet use and establishment of Internet operations by mainstream enterprises;

    - changes in our and our competitors' pricing policies;

    - our ability to protect our systems from any telecommunications failures, power loss, or software-related system failures; and

    - changes in operating expenses.

    Most of our expenses, such as employee compensation, rent and costs related to our network infrastructure, are relatively fixed. Moreover, our expense levels are based, in part, on our expectations regarding future revenue increases. As a result, any shortfall in revenues in relation to our expectations could cause significant changes in our operating results from quarter to quarter and could result in increases in our quarterly losses.

OUR RECENT AND PLANNED GROWTH COULD STRAIN OUR MANAGERIAL, OPERATIONAL AND FINANCIAL RESOURCES.

    We have expanded our operations rapidly since incorporating in February 1999 and intend to continue to pursue strategic market opportunities. Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. In order to manage our growth, we must improve our operational systems, procedures and controls on a timely basis, retain key employees and maintain our customer relationships. Also, if the demands placed on our network resources by our growing subscriber base outpace our growth and operating plans, the quality and reliability of our service may decline, our relationships with our clients may be harmed and, as a result, our business may suffer.

OUR GROWTH STRATEGY AND ACQUISITIONS MAY NOT BE SUCCESSFUL.

    Our growth strategy depends, in part, upon acquiring the businesses and assets of Internet data and broadband communications service providers in the southeastern United States. In making acquisitions, we face numerous risks, including:

    - the difficulty of identifying suitable acquisition candidates and negotiating favorable terms;

    - competition for acquisition opportunities with competitors that are larger than us or have greater financial and other resources than we have;

    - our need for additional debt or equity financings to complete any acquisitions;

    - disruption of our ongoing business;

    - distraction of our management and diversion of our resources;

    - our inability to maintain uniform standards, controls and procedures; and

    - our inability to maintain good relationships with the clients and suppliers of the acquired businesses.

OUR BUSINESS COULD BE ADVERSELY AFFECTED IF WE FAIL TO INTEGRATE OUR ACQUISITIONS SUCCESSFULLY.

    Our continued success as a provider of Internet data and broadband communications services will depend in large part on our ability to successfully integrate the operations and management of the Internet data and broadband communications businesses that we have acquired and may acquire in the future. Failure to integrate successfully the businesses we have acquired or will acquire in the future may result in significant operating inefficiencies, which would hurt our operating results. In addition, to integrate these acquired businesses, we may have to expend substantially more managerial, operating, financial and other resources than we have planned, which would adversely affect our business, financial condition and results of operations. Any future acquisition could result in the use of significant amounts of cash, potentially dilutive issuances of equity securities, or the incurrence of debt or amortization expenses related to goodwill and other intangible assets, any of which could adversely affect our business, operating results and financial condition. In addition, acquisitions involve numerous risks, including:

    - difficulties in the assimilation of the operations, technologies, products and personnel of the acquired company;

    - difficulties in integrating acquired businesses' information systems with our own while maintaining our internal controls and procedures;

    - the diversion of management's attention from other business concerns;

    - risks of entering markets in which we have no or limited prior experience; and

    - the potential loss of key employees of the acquired company.

    We cannot be certain that we will successfully address any of these risks. If we fail to manage these early stage risks successfully, current evaluations of our business and prospects may prove to be inaccurate.

WE MAY BE UNABLE TO RETAIN CLIENTS.

    Our long-term success depends on our ability to retain our existing clients while continuing to attract new clients. We continue to invest significant resources in our network infrastructure and client and technical support capabilities to provide high levels of client care. We cannot be certain that these investments will maintain or improve our client retention rate. We believe that intense competition from our competitors, some of which offer free hours of service or other enticements for new clients, has caused, and may continue to cause, some of our clients to switch to our competitors' services. We are also susceptible to losing clients that we acquire through our acquisitions due to the clients' lack of familiarity with us, and the billing and network difficulties which sometimes occur after an acquisition. In addition, some new subscribers do not become consistent users of Internet services and, therefore, are more likely to discontinue their service. These factors may adversely affect our subscriber retention rates, which would have an adverse effect on our business and operating results.

IF WE ARE UNABLE TO OBTAIN THE ADDITIONAL CAPITAL REQUIRED TO CONTINUE TO GROW OUR BUSINESS, WE MAY BE REQUIRED TO MODIFY OUR GROWTH AND OPERATING PLANS.

    Our ability to grow our business depends on our ability to expand our operations through internal growth and by acquiring other providers of Internet data and broadband communications services, which requires significant capital resources. We anticipate that our cash requirements for the foreseeable future will include disbursements for:

    - strategic acquisitions;

    - expansion of our network infrastructure;

    - development of enhanced services offerings; and

    - interest expense and repayment of senior indebtedness.

    The actual amount and timing of our future capital requirements may differ materially from our expectations as a result of the demand for our services and regulatory, technological and competitive developments. Our revenues and costs depend upon factors outside our control, including regulatory changes, changes in technology and increased competition. Due to the uncertainty of these factors, actual revenues and costs may vary from expected amounts, possibly to a material degree, and these variations may affect our future capital requirements. We may need to seek additional capital from public or private equity and debt sources to fund our growth and operating plans and respond to other contingencies. We cannot be certain that we will be able to raise additional capital in the future on terms acceptable to us or at all. If alternative sources of financing are insufficient or unavailable, we may be required to modify our growth and operating plans.

WE MAY BE UNABLE TO PROVIDE INTERNET DATA AND BROADBAND COMMUNICATIONS SERVICES TO OUR CLIENTS IF OUR THIRD-PARTY SUPPLIERS AND TELECOMMUNICATIONS CARRIERS DISCONTINUE DOING BUSINESS WITH US.

    We depend on third-party suppliers of hardware components and telecommunications carriers to provide equipment and telecommunications services in a reliable and secure manner. We currently acquire hardware components used in our network system from a few primary sources. We do not have a long-term contract or guaranteed supply arrangement with these providers, and we do not carry significant inventories of these parts. If we were unable to obtain these parts on a timely basis and at an acceptable cost, we might not be able to upgrade or repair our network as required to remain competitive. As a result we could lose clients and our business could be significantly harmed.

    We currently rely on several local telephone companies, such as BellSouth, MCI WorldCom and Sprint, to lease to us data communications capacity via local telecommunications lines and leased long-distance lines. Our telecommunications carriers also sell or lease products and services to our competitors and may be, or may become, our competitors. Expansion of our network infrastructure and other competitors' needs will continue to place a significant demand on our telecommunications carriers. We cannot be certain that our telecommunications carriers will continue to sell or lease their products and services to us at commercially reasonable prices or at all. Our financial results are highly sensitive to variations in prices for these telecommunications services. Difficulties in developing alternative sources of supply, if required, could adversely affect our business, financial condition and operating results. Moreover, failure of our telecommunications carriers to promptly provide the data communications capacity required by us could interrupt our access services, which may adversely affect our business, financial condition and operating results.

WE MAY BE UNABLE TO CONTINUE TO UPGRADE OUR NETWORK INFRASTRUCTURE TO MEET ADDITIONAL DEMAND AND CHANGING SUBSCRIBER REQUIREMENTS.

    Our network infrastructure is composed of a complex system of routers, switches, transmission lines and other hardware used to provide Internet access and other services. The future success of our business will depend on the capacity, reliability and security of this network infrastructure and our ability to expand, adapt and upgrade our network infrastructure as the number of clients and the amount of information they wish to transmit over the Internet increases. This development of our network infrastructure will require substantial financial, operational and managerial resources. A rapid and significant expansion of our network will place additional stress upon our network hardware and traffic management systems. The ability of our network to connect and manage a substantially larger number of clients at high transmission speeds has not been tested. Consequently, we may be unable to expand our network as we intend. Even if we are able to do so, our expanded network may not maintain the levels of performance our network currently provides or that our clients expect. If we fail to upgrade our network infrastructure or adapt it to an expanding client base, changing client requirements or evolving industry standards on a timely basis or at a commercially reasonable cost, our business could be adversely affected.

WE DEPEND ON PORTIONS OF THE ESTABLISHED TELEPHONE COMPANIES' NETWORKS FOR DSL TECHNOLOGY.

    To provide DSL services, we depend significantly on the quality of the copper telephone lines we lease from established telephone companies providing services in our target markets. We may not be able to obtain the copper telephone lines and the services we require from these established telephone companies on a timely basis or at quality levels, prices, terms and conditions satisfactory to us. These established telephone companies may not maintain the lines in a satisfactory manner.

    All transport technologies using copper telephone lines have the potential to interfere with, or to be interfered with by, other traffic on adjacent copper telephone lines. This interference could degrade the performance of our services or make us unable to provide services over particular lines. In addition, incumbent carriers may claim that the potential for interference by DSL technology permits them to restrict or delay our deployment of DSL services. The telecommunications industry and regulatory agencies are still developing procedures to resolve interference issues between competitive carriers and incumbent carriers, and these procedures may not be effective. We may be unable to successfully negotiate interference resolution procedures with incumbent carriers. Interference, or claims of interference, if widespread, would adversely affect our speed of deployment, reputation, brand image, service quality and client retention and satisfaction.

DISRUPTIONS OF OUR SERVICES DUE TO SYSTEM FAILURES COULD RESULT IN SUBSCRIBER CANCELLATIONS.

    A significant portion of our computer equipment, including critical equipment dedicated to our Internet data and broadband communications services, is presently located at network operating centers located in Lexington, Kentucky, Valdosta, Georgia and Orlando, Florida and central office switching centers located in North Carolina. Despite precautions we take, we may experience system failures or shut-downs at our data centers, particularly due to natural disasters, vandalism, severed telecommunications lines resulting from utility construction or repairs or other unanticipated problems at or near our network operating centers. If disruptions occur, we may have no means of replacing these services on a timely basis or at all. Extensive or multiple interruptions in providing clients with Internet access and other services are primary reasons for client decisions to switch to another Internet data service provider or cancel their use of Internet data services. Accordingly, any disruption of our services due to systems failure could cause us to lose existing clients and damage our ability to gain new clients.

BREACHES IN THE SECURITY OF OUR NETWORK COULD REQUIRE US TO PAY MONEY DAMAGES TO OUR CLIENTS FOR LOSS OF INFORMATION AND COULD RESULT IN LOSS OF CLIENTS AND NEGATIVE PUBLICITY.

    To conduct electronic commerce and communications effectively, we must ensure that the information our clients transmit over our network will be safe. We provide security for our clients' information by licensing encryption and authentication technology from third parties. Despite our design and implementation of a variety of network security measures, our network, data centers or other equipment locations may be the subject of unauthorized access, computer viruses, accidental or intentional acts and other disruptions of our business. Our systems are also subject to telecommunications failures, power loss, software-related system failures and various other events. Any of these events, whether intentional or accidental, could lead to interruptions, delays or cessation of service to our subscribers. This could cause some of our subscribers to stop using our Internet services. Third parties could also potentially jeopardize the security of confidential information stored in our computer systems or our subscribers' computer systems through their inappropriate use of the Internet, which could cause losses to us or our subscribers or deter some people from subscribing to our services. We may also be held responsible and required to pay damages for the loss of any confidential information stored in our computers or the equipment of our clients arising from the inappropriate use of our network by others.

    We may have to interrupt, delay or cease service to our subscribers to alleviate problems caused by computer viruses, security breaches or other failures of network security. Any damage or failure that interrupts or delays our operations could result in subscriber cancellations, harm our reputation and affect our business and financial results. In addition, we expect that our subscribers will increasingly use the Internet for commercial transactions in the future. Any network malfunction or security breach could cause these transactions to be delayed, not completed at all or completed with compromised security. Our subscribers or others may assert claims of liability against us as a result of this type of failure. Furthermore, until more comprehensive security technologies are developed, the security and privacy concerns of existing and potential subscribers may inhibit the growth of the Internet data and broadband communications services industry in general and our subscriber base and revenue in particular.

OUR SUCCESS DEPENDS UPON OUR SENIOR MANAGEMENT TEAM.

    Our success depends in large part on the abilities of our chief executive officer, Peter B. Hopper, and the other members of our senior management team. Our success also depends significantly on our ability to attract and retain qualified management, technical, marketing and sales personnel and the continued contributions of such management and personnel. Competition for qualified employees and personnel in the telecommunications industry is intense and there is a limited number of persons with knowledge of and expertise in the industry. The loss of the services of any of the members of our senior management team could have an adverse effect on our business, financial condition and results of operations.

COVENANTS IN OUR LOAN AGREEMENTS MAY RESTRICT OUR BUSINESS.

    Our existing bank loan agreements contain a number of significant covenants. These covenants limit our ability to borrow additional money, create liens, make some types of investments, issue additional equity securities, declare and pay dividends and sell significant assets. They also require us to meet specified financial tests. Our ability to meet those financial tests may be affected by events beyond our control. If we are unable to meet our debt service obligations or comply with these covenants, we will be in default under these agreements. A default, if not waived, could result in acceleration of our repayment obligations, which would have a significant adverse effect on our financial condition.

RISKS RELATED TO OUR INDUSTRY

WE FACE INTENSE COMPETITION IN OUR BUSINESS FROM OTHER INTERNET DATA SERVICE PROVIDERS AND
TELECOMMUNICATIONS PROVIDERS.

    We face intense competition in conducting our business, and we expect the competition to intensify as the Internet becomes more popular in the future. We expect this competition to continue to increase because the markets in which we operate face few substantial barriers to entry. Competition may also intensify as a result of industry consolidation and the ability of some of our competitors to bundle Internet services with other products and services. Our competitors include national, regional and local Internet service providers, telecommunications companies, competitive local exchange carriers, wireless and satellite Internet service providers and cable television operators. Some of these competitors have much larger subscriber bases than ours and in some cases greater financial, technical and marketing and personnel resources. Some competitors enjoy greater name recognition and market presence and more established business relationships in the industry.

    A number of our competitors offer a broader variety of access and data services, including Internet access through high speed digital subscriber lines and cable modems, and may have done so for longer periods of time. Many cable television operators and other alternative service providers, such as companies utilizing wireless and satellite-based service technologies, have begun offering, or have announced their plans to offer, Internet access and related services. In particular, cable television operators have sought to take advantage of their existing cable infrastructure to offer Internet access services. They could prevent us from delivering Internet access through their wire and cable connections, and are not currently required to permit us to use their facilities. We expect to experience increased competition from these cable operators and other alternative service providers, especially if some of our competitors are able, but we fail, to take advantage of the technological synergies available through cross-media deals.

    We believe that tier II and tier III markets will support only a limited number of competitors and that operations in these markets with multiple competitive providers are likely to be unprofitable for one or more of them. Some Internet service providers offer access to the Internet for free or at substantial discounts from prevailing access fees. As a result of increased competition in our industry, and the recent introduction of free Internet access, we expect to encounter significant pricing pressure. We cannot be certain that we will be able to offset the effects of any required price reductions through an increase in the number of our subscribers, higher revenues from our enhanced business services, cost reductions or otherwise, or that we will have the resources to continue to compete successfully. In addition, we do not currently compete internationally. If the ability to provide Internet data services internationally becomes a competitive advantage in our markets and we do not begin to provide services internationally, we will be at a disadvantage relative to our competitors.

WE MUST ADAPT TO TECHNOLOGY TRENDS AND EVOLVING INDUSTRY STANDARDS TO REMAIN COMPETITIVE.

    The Internet services market is characterized by rapid changes due to technological innovation, evolving industry standards, changes in client needs and frequent new service and product introductions. New services and products based on new technologies or new industry standards expose us to risks of equipment obsolescence. We will need to use leading technologies effectively, continue to develop our technical expertise and enhance our existing services on a timely basis to compete successfully in the Internet data and broadband communications services industry. We cannot be certain that we will be successful in these efforts.

    We are also at risk due to fundamental changes in the way that Internet access may be delivered in the future. Currently, Internet access services are accessed primarily by computers connected by telephone lines. Competitors are increasingly offering continuous, high-speed Internet access through the use of local cable television networks and cable modems. These cable modems have the ability to transmit data at substantially faster speeds than the modems currently used by our clients over phone lines. As the Internet becomes accessible by broad segments of the U.S. population through these cable modems and other consumer electronic devices, such as Web-TV, or as client requirements change the means by which Internet access is provided, we will have to modify our technologies to accommodate these developments and remain competitive. Our continued development and implementation of these technological advances may require substantial time and expense, and we cannot be certain that we will succeed in adapting our Internet data services business to alternative access devices and conduits. Our failure to respond in a timely and effective manner to these and other new and evolving technologies could adversely affect our business, financial condition and operating results.

THE BROADBAND COMMUNICATIONS INDUSTRY IS UNDERGOING RAPID TECHNOLOGICAL CHANGES, AND NEW
TECHNOLOGIES MAY BE SUPERIOR TO THE TECHNOLOGY WE USE.

    The broadband communications industry is subject to rapid and significant technological change, including continuing developments in DSL technology, which does not presently have widely accepted standards, and alternative technologies for providing broadband communications, such as cable modem technology. As a consequence:

    - we will rely on third parties, including some of our competitors and potential competitors, to develop and provide us with access to communications and networking technology;

    - our success will depend on our ability to anticipate or adapt to new technology on a timely basis; and

    - we expect that new products and technologies will emerge that may be superior to, or may not be compatible with, our products and technologies.

    If we fail to adapt successfully to technological changes or to obtain access to important new technologies, our business will suffer.

OUR STRATEGY DEPENDS ON GROWTH IN DEMAND FOR DSL-BASED SERVICES.

    The demand for broadband Internet access is in the early stages of development. As a result, we cannot predict the rate at which this demand will grow, if at all, or whether new or increased competition will result in satisfying all demand. Various providers of high-speed digital communications services are testing products from various suppliers for various applications. We do not know whether DSL will offer the same or more attractive price-performance characteristics. Critical issues concerning commercial use of DSL for Internet access, including security, reliability, ease and cost of access and quality of service, remain unresolved and may impact the growth of such services. If the demand for our services grows more slowly than we anticipate or is satisfied by competitors, our ability to achieve revenue growth and positive cash flow will be harmed.

OUR BUSINESS MODEL DEPENDS ON CONTINUED SIGNIFICANT GROWTH IN INTERNET USAGE.

    The increased use of the Internet for retrieving, sharing and transferring information among businesses, consumers, suppliers and partners has only recently begun to develop, and our success depends upon the continued growth in the use of the Internet and the continued development of the Internet as a viable commercial medium. The Internet will grow only if those enterprises that have relied upon more traditional means of commerce and communications accept the Internet as a new medium of communicating, conducting business and exchanging information. Despite growing interest in the commercial uses of the Internet, many businesses have not purchased Internet services for a number of reasons, including:

    - inadequate protection of confidential information moving across the Internet;

    - inconsistent quality of service;

    - inability to integrate business applications on the Internet;

    - incompatibility between the products of multiple vendors; and

    - lack of availability of cost-effective, high-speed services.

    We cannot be certain that Internet usage will continue to grow at or above its historical rates or that extensive Internet content will continue to be developed or accessible for free or at nominal cost to users. If the Internet as a commercial or business medium fails to develop or develops more slowly than expected, we will be unable to continue our growth or we may grow more slowly than anticipated.

GOVERNMENT REGULATION COULD REQUIRE US TO CHANGE OUR BUSINESS.

    Our networks and the provision of telecommunications services are subject to significant regulation at the international, federal, state and local levels. The costs of complying with these regulations and the delays in receiving required regulatory approvals or the enactment of new adverse regulation or regulatory requirements may have a material adverse effect upon our business, financial condition and results of operations.

    We cannot assure you that the Federal Communications Commission, or the FCC, or state commissions will grant required authority or refrain from taking action against us if we are found to have provided services without obtaining the necessary authorizations. If we do not fully comply with the rules of the FCC or state regulatory agencies, third parties or regulators could challenge our authority to do business, causing us to incur substantial legal and administrative expenses.

    The Telecommunications Act remains subject to judicial review and additional FCC rulemaking, and it is difficult to predict what effect any legislation will have on us and our operations. There are currently many regulatory actions underway and being contemplated by federal and state authorities regarding interconnection pricing and other issues that could result in significant changes to the business conditions in the telecommunications industry. These changes may have a material adverse effect on our business, financial condition or results of operations.

    Only a small body of laws and regulations directly apply to access to or commerce on the Internet. Due to the increasing popularity and use of the Internet, however, laws and regulations with respect to the Internet are becoming more prevalent. These laws and regulations have covered, or may cover in the future, issues such as:

    - user privacy;

    - freedom of expression;

    - advertising;

    - pricing;

    - intellectual property;

    - international, federal, state and local taxation;

    - distribution; and

    - characteristics and quality of products and services.

    We cannot predict what international, federal, state or local regulations may be adopted in the future, or to what extent existing laws and regulations may be altered in response to use of the Internet and the convergence of traditional telecommunications services with Internet communications. Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted or interpreted in the United States and abroad with particular applicability to the Internet. It is possible that governments will enact legislation that may be applicable to us in areas including content, product distribution, network security, encryption, the use of measures for data and privacy protection, electronic authentication or "digital" signatures, illegal and harmful content, access charges and re-transmission activities. Moreover, the applicability to the Internet of existing laws governing issues like property ownership, content, taxation, defamation and personal privacy, as well as the necessity for governmental permits, labeling, certifications and the need to supply information to relevant parties, is uncertain. Most of these laws were adopted before the widespread use and commercialization of the Internet and, as a result, they do not contemplate or address the unique issues of the Internet and related technologies. The adoption of new laws or regulations governing the Internet or changes made to existing laws might decrease the growth of the Internet. This would likely decrease the demand for our services or increase the cost of doing business. Any new laws or regulations or changes to existing laws or regulations could also subject us or our clients to potential liability, which in turn could have a material adverse effect on our business.

WE WILL BE SUBJECT TO ADDITIONAL GOVERNMENT REGULATION RELATING TO OUR COMPETITIVE LOCAL EXCHANGE CARRIER STATUS.

    We are authorized as a competitive local exchange carrier in the states of Alabama, Florida, Georgia, Kentucky, North Carolina and South Carolina. We have competitive local exchange carrier applications pending in the states of Mississippi and Tennessee. To the extent we conduct business as a competitive local exchange carrier, the telecommunications services that we provide will be subject to federal, state and local regulation, which may include tariff and price listing requirements and state certification proceedings. We could incur substantial legal and administrative expenses if a third party challenges our filed tariffs or our status as a competitive local exchange carrier. In addition, some state statutes include provisions requiring competitive local exchange carriers to obtain additional approval in the event of certain changes in the ownership of the outstanding voting securities.

WE FACE POTENTIAL LIABILITY FOR MATERIAL TRANSMITTED THROUGH OUR NETWORK OR RETRIEVED THROUGH OUR SERVICES.

    The law relating to the liability of Internet data services providers for information carried on or disseminated through their networks is unsettled. In addition, the Telecommunications Act imposes fines on any entity that knowingly permits any telecommunications facility under its control to be used to make obscene or indecent material available to minors via an interactive computer service. We cannot predict whether any claim under the federal statute, similar state statutes or common law will be asserted against us, or if asserted, whether it will be successful. Claims may be filed against us based on a variety of theories, including defamation, obscenity, negligence, copyright or trademark infringement, or other theories based on the nature, publication or distribution of this information. These types of claims have been brought, sometimes successfully, against providers of Internet data services in the past. These claims would likely divert management time and attention and result in significant costs to investigate and defend. As the law in this area develops, we may be required to expend substantial resources or discontinue certain services to reduce our exposure to the potential imposition of liability. Any costs that we incur as a result of contesting any asserted claims or the consequent imposition of liability could adversely affect our business and operating results.

    In addition, because our users may download materials and subsequently distribute them to others, persons may potentially make claims against us for defamation, negligence, copyright or trademark infringement, personal injury or other claims based on the nature, content, publication and distribution of such materials. We also could be exposed to liability with respect to the offering of third-party content that may be accessible through our services. It is also possible that if any third-party content provided through our services contains errors, third parties who access this material could make claims against us for losses incurred in reliance on this information. We also offer e-mail services, which expose us to other potential risks, such as liabilities or claims resulting from unsolicited e-mail, lost or misdirected messages, illegal or fraudulent use of e-mail or interruptions or delays in e-mail service. These claims, whether with or without merit, likely would divert management's time and attention, may result in negative publicity and could result in significant costs to investigate and defend.

RISKS RELATED TO THIS OFFERING

THE MARKET PRICE OF OUR SHARES OF COMMON STOCK MAY BE VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS PURCHASING SHARES IN THIS OFFERING.

    Before this offering, there has been no public market for our common stock. We cannot assure you that an active trading market for these shares will develop or continue following this offering, or that purchasers in this offering will be able to resell their shares at prices equal to or greater than the initial public offering price. The initial public offering price was determined through negotiations between us and the underwriters and may not be indicative of the market price for these shares following this offering. Many factors may adversely affect the market price for our common stock following this offering, including:

    - investor perception of the Internet, the Internet industry generally and the Internet service provider industry in particular;

    - general technology or economic trends;

    - revenues and operating results failing to meet or surpass the expectations of securities analysts or investors in any quarter; and

    - changes in securities analysts' estimates or general market conditions.

    In the past, companies that have experienced volatility in the market price of their stock have been the object of securities class action litigation. If we become the object of securities class action litigation, it could result in substantial costs and a diversion of our management's attention and resources and have an adverse effect on our business, financial condition and results of operations.

OUR EXISTING STOCKHOLDERS WILL HAVE SIGNIFICANT INFLUENCE ON ALL MATTERS REQUIRING A STOCKHOLDER VOTE AND, AS A RESULT, COULD PREVENT OR DELAY A CHANGE IN CONTROL.

    Upon the closing of this offering, our existing directors, officers and
stockholders will beneficially own approximately   % of our outstanding common
stock. In particular, Great Hill Equity Partners Limited Partnership and Great
Hill Investors, LLC will retain approximately   % of our outstanding stock in
the aggregate. If all of these stockholders were to vote their shares of common stock together as a group, these stockholders would have the ability to exert significant influence over our board of directors and its policies. Control by existing stockholders could have the effect of delaying, deferring or preventing a change in control because these stockholders will be in a position to control the outcome of all stockholder votes, including votes concerning director elections, by-law amendments and possible mergers, corporate control contests and other significant corporate transactions.

PROVISIONS OF DELAWARE LAW AND OF OUR CHARTER AND BY-LAWS MAY MAKE A TAKEOVER MORE DIFFICULT.

    Provisions in our certificate of incorporation and by-laws and in Delaware corporate law may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt opposed by our management. Stockholders who might desire to participate in such a transaction may not have an opportunity to do so, and the ability of stockholders to change our management could be substantially impeded by these anti-takeover provisions. We also have a staggered board of directors that has the right under our charter documents to issue preferred stock without further stockholder approval, which could adversely affect the holders of our common stock and the potential for a tender offer or change in control.

WE DO NOT HAVE SPECIFIC PLANS FOR THE USE OF APPROXIMATELY $ MILLION OF OUR PROCEEDS FROM THIS OFFERING, AND WE MAY APPLY THOSE PROCEEDS IN WAYS WITH WHICH YOU MAY NOT AGREE.

    We have not identified specific uses for approximately $ million of our proceeds from this offering, and our specific intentions regarding the allocated proceeds are uncertain and subject to change. Therefore, we will have broad discretion in how we use the proceeds of this offering. You will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds.

THE INITIAL PUBLIC OFFERING PRICE IS SIGNIFICANTLY HIGHER THAN THE BOOK VALUE OF OUR COMMON STOCK AND YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION IN THE VALUE OF YOUR INVESTMENT.

    As a purchaser of our common stock in this offering, you will experience immediate and substantial dilution of $ per share in the net tangible book value of the common stock from the initial public offering price. To the extent outstanding options to purchase common stock are exercised, you will experience further dilution. You should read "Dilution" for a more complete description of the dilution you will experience.

FUTURE SALES OF OUR COMMON STOCK COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO FALL.

    Substantial sales of our common stock in the public market following this offering, or the perception by the market that such sales could occur, could lower the market price of our common stock or make it difficult for us to raise additional equity capital in the
future. The       shares of common stock being sold in this offering will
generally be freely tradeable without restriction, and:

    - the remaining       shares of common stock outstanding will be "restricted
      securities" as defined in Rule 144 under the Securities Act, and may be sold in the future without registration under the Securities Act subject to compliance with the provisions of Rule 144 or any other applicable exemption under the Securities Act; and

    - existing stockholders have registration rights requiring us to register up to 31,131,528 shares of common stock for sale under the Securities Act.

    Upon expiration of lock-up agreements entered into with the underwriters,
180 days after the date of this prospectus,             shares of common stock,
and 116,500 shares of common stock issuable as a result of the exercise of vested options, will be eligible for resale in accordance with the provisions of the Securities Act.

WE DO NOT INTEND TO PAY DIVIDENDS.

    We have never declared nor paid any cash dividends on shares of our common stock. We currently intend to retain our earnings for future growth and, therefore, do not anticipate paying any dividends in the foreseeable future. In addition, under the terms of our bank debt agreements, we are prohibited from paying any cash dividends to our stockholders.

          SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

    Some of the statements under "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements relate to future events, other future financial performance or business strategies, and may be identified by terminology such as "may," "will," "should," "expects," "scheduled," "plans," "intends," "anticipates," "believes," "estimates," "aims," "potential," or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this prospectus, including the risks outlined under "Risk Factors." These factors may cause our actual results to differ materially from any forward-looking statement. We cannot assure you that our future results, levels of activity, performance or goals will be achieved.

    This prospectus contains data concerning the Internet professional services industry that we obtained from industry publications. These publications generally indicate that they have obtained information from sources that they believe are reliable, but that they do not guarantee the accuracy and completeness of the information. Although we believe that these industry publications are reliable, we have not independently verified their data. We also have not sought the consent of any of these publications to refer to their data in this prospectus.

                                USE OF PROCEEDS

    We expect that our net proceeds from the sale of          shares of our
common stock will be approximately $      , or $      if the overallotment
option granted to the underwriters is exercised in full, assuming an initial
public offering price of $      per share and after deducting estimated
underwriting discounts and commissions and our estimated offering expenses. We expect to use our net proceeds as follows:

    - approximately $20.0 million in capital expenditures for facilities and network expansion activities; and

    - the remainder for general corporate purposes, including working capital and potential acquisitions of complementary businesses.

    We are currently party to ten letters of intent for acquisitions. These acquisitions, if completed, will require cash payments of up to $61.9 million. We intend to complete and fund substantially all of these acquisitions before completion of this offering, primarily with proceeds from our credit facility. For more information, see the pro forma condensed combined financial statements included elsewhere in this prospectus. We are not currently a party to any agreement or arrangement for any acquisitions other than those contemplated by the ten letters of intent.

    Pending such uses, we expect to invest our net proceeds in short-term, interest-bearing investment-grade securities.

                                DIVIDEND POLICY

    We have never declared or paid any cash dividends on shares of our capital stock. We currently intend to retain any future earnings to finance the future growth and development of our business and do not expect to pay any cash dividends in the foreseeable future. Our existing bank debt agreements limit our ability to, among other things, pay dividends.

                                 CAPITALIZATION

    The following table shows our capitalization as of December 31, 1999:

    - on an actual basis;

    - on a pro forma basis to give effect to the acquisitions of 14 entities that have been completed and ten entities for which letters of intent to acquire had been signed as of April 13, 2000; and

    - on a pro forma as adjusted basis to also give effect to (1) the exchange of all of our outstanding preferred stock and related cumulative dividends
      for a total of       shares of common stock, (2) the automatic conversion
      of all of our outstanding class B non-voting common stock into common stock, (3) the amendment of our certificate of incorporation, and (4) our
      sale of       shares of common stock at an assumed initial public offering
      price of $      per share, after deducting estimated underwriting
      discounts and commissions and our estimated offering expenses, and the use of our net proceeds as described in "Use of Proceeds."

    You should read this table in conjunction with the sections entitled "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Use of Proceeds" and our consolidated financial statements, pro forma condensed combined financial statements and the related notes included elsewhere in this prospectus.

                                                                   AS OF DECEMBER 31, 1999
                                                              ----------------------------------
                                                                                      PRO FORMA
                                                               ACTUAL    PRO FORMA   AS ADJUSTED
                                                              --------   ---------   -----------
                                                                        (IN THOUSANDS)
Long-term obligations, including current portion............  $ 33,848   $ 77,848
                                                              --------   --------
Mandatorily redeemable preferred stock; 54,000 shares
  authorized, issued and outstanding, actual and pro forma;
  no shares authorized, issued or outstanding, pro forma as
  adjusted..................................................    45,835     45,835
                                                              --------   --------
Stockholders' equity:
  Series A redeemable preferred stock, $0.01 par value;
    50,000 shares authorized, 48,667 shares issued and
    outstanding, actual and pro forma; no shares authorized,
    issued or outstanding, pro forma as adjusted............        --         --
  Undesignated preferred stock, $0.01 par value;
    896,000 shares authorized, none issued or outstanding,
    actual and pro forma; 5,000,000 shares authorized, no
    shares issued or outstanding, pro forma as adjusted.....        --         --
  Common stock:
    Common stock, $0.01 par value; 40,000,000 shares
      authorized,
      26,444,624 shares issued and outstanding, actual and
      pro forma; 60,000,000 shares authorized,
               shares issued and outstanding, pro forma as
      adjusted..............................................       264        264
    Class B nonvoting common stock, $0.01 par value;
      10,000,000 shares authorized, 5,644,040 shares issued
      and outstanding, actual; 10,000,000 shares authorized,
      7,486,974 shares issued and outstanding, pro forma; no
      shares authorized, issued or outstanding, pro forma as
      adjusted..............................................        57         75
  Additional paid-in capital................................    54,227     81,098
  Accumulated deficit.......................................    (9,201)    (9,201)
                                                              --------   --------
      Total stockholders' equity............................    45,347     72,236
                                                              --------   --------
      Total capitalization..................................  $125,030   $195,919
                                                              ========   ========

    The above table excludes 666,000 shares of common stock issuable upon exercise of stock options outstanding as of December 31, 1999, and an additional 940,700 shares of common stock issuable upon exercise of stock options granted subsequent to December 31, 1999. These options to purchase 1,606,700 shares of common stock have a weighted average exercise price of $3.90 per share.

                                    DILUTION

    As of December 31, 1999, we had a pro forma net tangible book value of $
million, or $      per share of common stock. Pro forma net tangible book value per share is determined by dividing (a) the amount of our total tangible assets less our total liabilities by (b) the pro forma number of shares of common stock outstanding after giving effect to 14 completed acquisitions since December 31, 1999 and ten acquisitions for which we have signed letters of intent, and the
issuance of       shares of our common stock in exchange for all of our
outstanding preferred stock and cumulative dividends upon completion of this offering. After giving effect to our sale of the shares of common stock in this
offering at an assumed initial public offering price of $      per share, and
after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our adjusted pro forma net tangible book value
as of December 31, 1999 would have been $      million, or $      per share of
common stock. This represents an immediate increase in pro forma net tangible
book value of $      per share to existing stockholders and an immediate
dilution of $      per share to new investors purchasing shares of common stock in this offering. The following table illustrates this dilution on a per share basis:

Assumed initial public offering price per share.............              $
Pro forma net tangible book value per share as of December
  31, 1999..................................................   $
Increase per share attributable to new investors............
                                                               ------
Adjusted pro forma net tangible book value per share after
  the offering..............................................
                                                                          ------
Dilution per share to new investors.........................              $
                                                                          ======

    The following table summarizes, as of December 31, 1999, on a pro forma basis as described above, the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by our existing stockholders and to be paid by new investors in this offering, based
upon an assumed initial public offering price of $      per share, before
deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us:

                                         SHARES PURCHASED        TOTAL CONSIDERATION
                                       ---------------------   -----------------------   AVERAGE PRICE
                                         NUMBER     PERCENT       AMOUNT      PERCENT      PER SHARE
                                       ----------   --------   ------------   --------   -------------
Existing stockholders................                      %   $                     %      $
New investors........................
                                       ----------    ------    ------------    ------
  Total..............................                 100.0%   $                100.0%
                                       ==========    ======    ============    ======

    The discussion and table above exclude:

    - 666,000 shares of common stock issuable upon exercise of stock options outstanding at December 31, 1999 at a weighted average price of $1.50 per share; and

    -       shares available for future grant under our stock option plan.

To the extent these options are exercised and the underlying shares are issued, there will be further dilution to new investors.

                      SELECTED CONSOLIDATED FINANCIAL DATA

    You should read the following selected consolidated financial information data together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes, all of which appear elsewhere in this prospectus. The data in the actual columns have been derived from our audited consolidated financial statements which have been audited by KPMG LLP, included elsewhere in this prospectus. The data in the pro forma columns have been derived from the unaudited pro forma condensed combined financial statements included elsewhere in this prospectus.

                                                              PERIOD FROM FEBRUARY 19,
                                                                 1999 (INCEPTION) TO
                                                                  DECEMBER 31, 1999
                                                              -------------------------
                                                                ACTUAL       PRO FORMA
                                                              -----------   -----------
                                                              (IN THOUSANDS, EXCEPT PER
                                                                     SHARE DATA)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Internet services revenue...................................   $  22,545     $  64,597
                                                               ---------     ---------
Operating expenses:
  Direct Internet services costs............................       7,713        25,955
  Sales and marketing.......................................       1,902         1,902
  General and administrative................................       9,430        30,342
  Compensation charge associated with common stock
    issuance................................................         191           191
  Depreciation and amortization.............................       9,058        26,296
                                                               ---------     ---------
      Total operating expenses..............................      28,294        84,686
                                                               ---------     ---------
Net operating loss..........................................      (5,749)      (20,089)

Interest expense, net.......................................       3,452         7,013
                                                               ---------     ---------
Net loss....................................................      (9,201)      (27,102)
Preferred stock dividends...................................       2,678         2,678
                                                               ---------     ---------
Net loss applicable to common stockholders..................   $ (11,879)    $ (29,780)
                                                               =========     =========
Basic and diluted net loss per share applicable to common
  stockholders..............................................   $   (0.37)    $   (0.88)
                                                               =========     =========
Weighted average common shares outstanding..................      32,089        33,932
                                                               =========     =========

                                                               AS OF DECEMBER 31, 1999
                                                              --------------------------
                                                               ACTUAL         PRO FORMA
                                                              ---------       ----------
                                                                    (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents...................................  $ 34,188         $  1,739
Working capital.............................................    24,077          (12,031)
Total assets................................................   135,978          215,390
Long-term obligations, including current portion............    33,848           77,848
Mandatorily redeemable preferred stock......................    45,835           45,835
Total stockholders' equity..................................    45,347           72,236

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    YOU SHOULD READ THE FOLLOWING DISCUSSION TOGETHER WITH THE FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THE PROSPECTUS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. WHEN USED IN THIS PROSPECTUS, THE WORDS "INTEND," "ANTICIPATE," "BELIEVE," "ESTIMATE," "PLAN" AND "EXPECT," AND SIMILAR EXPRESSIONS AS THEY RELATE TO US ARE INCLUDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF NUMEROUS FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

    We are a full service, facilities-based provider of Internet data and broadband communications solutions, including high-speed digital subscriber lines, or DSL, Internet access, Internet hosting, web development and network integration services to business and residential clients in tier II and III markets in the southeastern United States. We have focused on building our market presence primarily through targeted acquisitions and, increasingly, on deploying our facilities-based network to provide broadband access and a full suite of other Internet data services. Since our inception in February 1999, we have completed 44 acquisitions and we currently have outstanding letters of intent for an additional ten acquisitions. We have accounted for our acquisitions under the purchase method of accounting. As a result, substantial annual non-cash amortization charges for acquired intangibles have affected, and will continue to affect, our results of operations.

    INTERNET SERVICES REVENUE. We derive revenue from Internet access, Internet hosting, web development and network integration services to small and medium-sized businesses and residential clients.

    - Internet access revenue consists of monthly, quarterly, semi-annual and annual prepaid subscriptions. We record advance collections relating to prepaid subscriptions for future access services as deferred revenue when collected and we recognize revenue ratably over the term of the prepaid subscription.

    - Internet hosting revenue consists of monthly fees based upon the amount of physical space occupied in our data centers and other services billed either at a time-plus-materials basis or at fixed prices.

    - Web development and network integration services revenue is billed on a per project basis, including fixed rate as well as time-plus-materials. We recognize revenue as services are provided. Revenue from hardware and software sales is recognized upon shipment of the respective products.

    DIRECT INTERNET SERVICES COSTS. Direct Internet services costs include the direct telecommunications costs paid to third-party providers and the direct costs of hardware related to network integration hardware and software sales. Direct telecommunications costs consist of charges paid to telecommunications providers for leased local access lines and to incumbent and competitive local exchange carriers for high speed leased lines to transport services to our switching centers and to our Internet backbone providers. We expect direct Internet services costs to decrease as a percentage of Internet services revenue in future periods due to our qualification as a competitive local exchange carrier in the states in which we conduct business, the deployment of our facilities-based enhanced network, the integration of acquired businesses and efficiencies achieved from an increased client base.

    SALES AND MARKETING. Sales and marketing expenses consist primarily of advertising costs, salaries and related personnel costs, travel expenses, certain pre-sale support, trade shows and other marketing programs and events. We expect that sales and marketing expenses will increase in the future, both on an absolute basis and as a percentage of Internet services revenue, due to the significant expansion of our sales operations.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses include direct salaries, benefits and other direct costs associated with providing customer service, technical support, billing, network maintenance, personnel and corporate administration. With the growth in services and our tailored approach to clients, we expect that the expenses related to customer service will remain a significant part of our ongoing expenses. We also expect the cost to maintain, enhance, and operate our network to grow and to continue to be a significant part of our ongoing general and administrative expenses.

    DEPRECIATION AND AMORTIZATION. We recognize depreciation expense over the estimated useful lives of our property and equipment ranging from three to ten years on a straight-line basis. Network equipment, including servers, switches and various internal network components, represents a significant portion of our capital investment. We depreciate equipment acquired under a capital lease over the related lease term or the estimated productive useful life, depending upon the criteria qualifying the lease as capital. Amortization expense generally consists of the costs associated with acquired intangibles from business acquisitions, which are amortized over lives ranging from three to ten years. We expect that depreciation and amortization costs will increase on an absolute dollar basis as well as on a percentage of Internet services revenue basis due to acquisitions, DSL deployment and the increased investment in our network.

ACQUISITIONS

    A key component of our overall "smart buy and build" strategy includes the acquisition of complementary businesses and services and products. As of December 31, 1999, we completed 30 business combinations, including 26 Internet data service providers and four competitive local exchange carriers. We have accounted for completed transactions under the purchase method of accounting. Accordingly, the historical consolidated financial statements included in this prospectus include operating results of the acquired companies only from the effective date of each respective acquisition and are not necessarily indicative of the future financial condition or results of our operations. Subsequent to December 31, 1999, we closed an additional 14 acquisitions for a total purchase price of $19.5 million, and have signed letters of intent for an additional ten acquisitions for a total purchase price of up to $61.9 million in cash and up to 1,757,382 shares of common stock.

    Our acquisitions have allowed us to rapidly build our base of clients, which provides us with revenue-generating network traffic. We reinvested the cash flow from this installed base to deploy an enhanced broadband network infrastructure. With this enhanced network in place, we have rolled out broadband access and other enhanced Internet data solutions, such as DSL and Internet hosting, to our business clients. This initial "smart buy and build" strategy has allowed us to gain Internet data services market share, to establish local brands in our region and to finance the build-out of our broadband network.

    We expect to achieve cost savings from acquired businesses by consolidating management, back office operations and sharing network infrastructure. We are focused on fully integrating these acquisitions, including networks, client service and technical support, billing, accounting and finance.

RESULTS OF OPERATIONS

    The following table sets forth our historical operating results as a percentage of Internet services revenue represented by each item for fiscal 1999, the period from February 19, 1999 through December 31, 1999.

                                                                 PERIOD FROM
                                                              FEBRUARY 19, 1999
                                                                (INCEPTION) TO
                                                              DECEMBER 31, 1999
                                                              ------------------
Internet services revenue...................................         100.0%
                                                                     -----

Operating expenses:
  Direct Internet services costs............................          34.2
  Sales and marketing.......................................           8.4
  General and administrative................................          41.8
  Compensation charge associated with common stock
    issuance................................................           0.9
  Depreciation and amortization.............................          40.2
                                                                     -----
    Total operating expenses................................         125.5
                                                                     -----
Net operating loss..........................................         (25.5)
Interest expense, net.......................................          15.3
                                                                     -----
Net loss....................................................         (40.8)
Preferred stock dividends...................................          11.9
                                                                     -----
Net loss applicable to common stockholders..................         (52.7)%
                                                                     =====

PERIOD FROM INCEPTION ON FEBRUARY 19, 1999 THROUGH DECEMBER 31, 1999

    INTERNET SERVICES REVENUE. We began to provide services to clients effective with the closing of our first acquisition on March 16, 1999. Internet services revenue for fiscal 1999 was $22.5 million. Of this revenue 92.0%, or $20.7 million, consisted of revenue from Internet access and Internet hosting services, and approximately 8.0%, or $1.8 million, generated from web development services and network integration services.

    DIRECT INTERNET SERVICES COSTS. Internet services costs for fiscal 1999 were $7.7 million, or 34.2% of Internet services revenue. Direct Internet services costs decreased as a percentage of Internet services revenue during the course of fiscal 1999 through the integration of acquired businesses, efficiencies achieved from an increased client base, improved telecommunications contracts and economies of scale, and the deployment of our facilities-based network.

    SALES AND MARKETING. Sales and marketing expenses for fiscal 1999 was $1.9 million or 8.4% of Internet services revenue, consisting of employee related costs of $739,000 and advertising costs of $1.2 million.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses for fiscal 1999 were $9.4 million, or 41.8%, of Internet services revenue. General and administrative costs consist primarily of employee related costs of $5.4 million, or 23.9% of Internet service revenue. The remaining costs of $4.0 million include other infrastructure costs related to billing, customer service and technical support, network operations and other infrastructure related costs.

    COMPENSATION CHARGE ASSOCIATED WITH COMMON STOCK ISSUANCE. We incurred a charge of $191,000 in fiscal 1999 related to the sale of restricted stock to management. We will record additional compensation expense related to these sales of approximately $34,000 on a quarterly basis, and

$504,000 in the aggregate, in periods subsequent to December 31, 1999 and ending in the fourth quarter of 2003.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expenses for fiscal 1999 were $9.1 million, or 40.2% of Internet services revenue. Depreciation and amortization expenses were primarily attributable to the amortization of intangible assets related to goodwill and client base from the 30 acquisitions in fiscal 1999, as well as the depreciation of fixed assets.

    INTEREST EXPENSE, NET. Interest expense, net for fiscal 1999 represented an expense of $3.5 million, or 15.3% of Internet services revenue, and consisted principally of interest expense attributable to total debt incurred for the funding of our 30 acquisitions in fiscal 1999.

    PREFERRED STOCK DIVIDENDS. Series A and series B preferred stock accrue dividends quarterly at an annual rate of 12%. For fiscal 1999, total dividends paid in the form of additional preferred stock were $2.7 million.

LIQUIDITY AND CAPITAL RESOURCES

    Our principal capital and liquidity needs historically have related to funding acquisitions, developing and expanding our network infrastructure and customer service and technical support operations. We have financed our capital expenditures and acquisitions with the proceeds of $46.0 million from the sale of redeemable preferred stock and $54.0 million from the sale of mandatorily redeemable preferred stock, as well as with borrowings from our credit facility. As of December 31, 1999, we had a $62.0 million credit facility, of which $25.4 million was outstanding at an interest rate of 10.2%. Also, as of December 31, 1999, we had cash and cash equivalents of $34.2 million and net working capital of $24.1 million.

    Net cash provided by operating activities in fiscal 1999 was $3.7 million. Net cash from operating activities was positively affected by non-cash charges of $9.9 million of depreciation and amortization, $191,000 of compensation from the issuance of restricted stock and $4.1 million for timing of payments to vendors and pre-payments from customers. Offsetting these sources were net losses of $9.2 million and an increase in other working capital items of $1.3 million. EBITDA, as defined, for fiscal 1999 was $3.5 million, or 15.6% of Internet services revenue. As used in this prospectus, EBITDA represents earnings before interest, taxes, depreciation, amortization, non-recurring and non-cash compensation charges. EBITDA is provided because it is a measure commonly used by investors to analyze and compare companies on the basis of operating performance. EBITDA is not a measurement of financial performance under generally accepted accounting principles, and should not be construed as a substitute for operating income, net income or cash flows from operating activities for purposes of analyzing our operating performance, financial position and cash flows. EBITDA, as defined, is not necessarily comparable with similarly titled measures for other companies.

    Net cash used in investing activities in fiscal 1999 was $101.1 million and consisted of activities related to capital expenditures of $6.2 million and 30 acquisitions for an aggregate cash purchase price of $94.9 million. We expect that our capital expenditures will be substantially higher in future periods in connection with the purchase of equipment necessary for the development and expansion of our networks.

    During 1999, we entered into an equity purchase agreement with Lucent Technologies Inc. Lucent invested $10.0 million in the Company as part of the series B mandatory redeemable preferred issuance. The investment required us to provide Lucent with a purchase order of at least $10.0 million by December 17, 1999 as well as providing a purchase order for an additional $30.0 million by January 31, 2000.

    Net cash provided by financing activities in fiscal 1999 was
$131.6 million, consisting of proceeds from the issuance of preferred and common stock, and amounts borrowed under our credit facility. We have used, and intend to continue using, the proceeds from these financing activities primarily to implement our business plan, to acquire companies and for working capital. We received net proceeds of $100.0 million from the sale of shares of series A and series B preferred stock and class A and class B common stock. The series A preferred stock of $46.0 million is redeemable at our option. The series B preferred stock of $54.0 million is mandatorily redeemable in December 2006. In connection with this offering, the preferred stock and related cumulative
dividends will be exchanged for          shares of common stock, and the
class B common stock will convert to an equal number of shares of common stock.

    Our existing credit facility is led by Canadian Imperial Bank of Commerce, and consists of $47.0 million in revolving debt and $15.0 million in term debt. We are negotiating with our lenders to increase our existing facility to $120.0 million with terms and conditions similar to those of the existing facility, extending the payment terms for payments to begin in 2001 and the maturity term from 2004 to 2006. The credit facility contains a number of financial and other covenants, including covenants requiring us to maintain certain financial ratios and limitations or prohibitions relating to, among other things, new indebtedness, interest coverage, capital expenditures, churn rates, fixed charge coverage and debt to EBITDA coverage ratio. Interest is payable quarterly on all amounts payable beginning on the date each specific amount was borrowed. Under the credit facility, we may elect an interest rate as of each borrowing date based on the applicable borrowing margin, which adjusts quarterly, and as of December 31, 1999 was either (1) the lender's prime rate plus 3.0% or (2) LIBOR plus 4.0%. Automatic and permanent reductions of the maximum commitments begin June 30, 2000 at a rate of 6.25% of the outstanding balance of the term loan and 6.25% of the first $5.0 million of the revolving credit facility. At December 31, 1999, $18.7 million was outstanding under the revolving credit facility and $15.0 million was outstanding under the term loan commitment. We also pay a commitment fee on the unused portion of the revolving credit facility of up to 1.0% per annum.

    We believe that the net proceeds from this offering, together with our existing cash and short-term investments, investments from our strategic partners, amounts available under our credit facility, and cash generated from operations, will be sufficient to fund our expanded operating needs for at least the next twelve months, including capital expenditures and working capital requirements, and to complete acquisitions we currently have under letters of intent.

    We expect our net losses and capital expenditures to increase as we expand our network. We expect that we will require additional financing in the future, in particular to complete future acquisitions. The timing of any such financing will depend upon market conditions, among other things. We may obtain additional financing through commercial bank borrowings, equipment financing or the private or public sale of equity or debt securities. The actual amount and timing of our future capital requirements may differ materially from our estimate as a result of, among other things, the demand for our services and regulatory, technological and competitive developments, including additional market developments and new opportunities, in our industry. We may also need additional financing if:

    - we alter the schedule, targets or scope of our network rollout plan;

    - our development plans or projections change or prove to be inaccurate;

    - we acquire other companies or business; or

    - demand for our services or our cash flow from operations is less than or more than expected.

    We cannot assure you that we will be able to raise sufficient debt or equity capital on terms that we consider acceptable, if at all. If we are unable to obtain adequate funds on acceptable terms, our ability to deploy and operate our network, fund our expansion or respond to competitive pressures would be significantly impaired.

    As of April 1, 1999, we had not entered into any financial instruments that expose us to material market risk.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In April 1998, the American Institute of Certified Public Accountants issued Statement of Position, or SOP 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE. SOP 98-1 provides guidance for determining whether computer software is internal-use software, and on accounting for proceeds of computer software originally developed or obtained for internal use and then subsequently sold to the public. It also provides guidance on capitalization of the costs incurred for computer software developed or obtained for internal use. The adoption of SOP 98-1 has not had a significant impact on our financial statements.

    In April 1998, the Accounting Standards Executive Committee issued SOP 98-5, REPORTING ON THE COSTS OF START-UP ACTIVITIES, which provides guidance on the financial reporting of start-up costs and organizational costs. It requires costs of start-up activities and organizational costs to be expensed as incurred. As we have not capitalized such costs to date, the adoption of SOP 98-5 does not have an impact on our financial statements.

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards, or SFAS, No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. SFAS No. 131 supersedes SFAS 14, FINANCIAL REPORTING FOR SEGMENTS OF BUSINESS ENTERPRISE, replacing the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of our reportable segments. We operate in one segment: high-speed data communication services. SFAS No. 131 also requires disclosures about products and services, geographic areas and major clients. The adoption of SFAS No. 131 had no impact on our financial statements for the periods presented.

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. The Company is required to adopt SFAS No. 133, as amended by SFAS No. 137, in fiscal 2001. SFAS No. 133 established methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. Management believes adoption of SFAS No. 133 will not have a material impact on the financial statements.

    In December 1999, the staff of the Securities and Exchange Commission issued its Staff Accounting Bulletin, or SAB, No. 101, REVENUE RECOGNITION. SAB
No. 101 summarized certain views of the staff on applying generally accepted accounting principles to revenue recognition in financial statements. The staff believes that revenue is realized or realizable and earned when the seller's price to the buyer is fixed or determinable, and collectibility is reasonably assured. We believe that our current revenue recognition policy complies with the Commission's guidelines.

                                    BUSINESS

OVERVIEW

    We are a full service, facilities-based provider of Internet data and broadband communications solutions to small and medium-sized businesses in tier II and tier III markets in the southeastern United States. We offer a full suite of Internet data and broadband communications solutions, including high-speed digital subscriber lines, or DSL, Internet access, Internet hosting, web development and network integration services. We are deploying a dedicated broadband enhanced network, enabling us to expand our service offerings throughout our markets. We believe that, by combining the regional scale of our facilities-based network with our local market presence, we are well-positioned to address the needs of small and medium-sized businesses.

    We have utilized a "smart buy and build" strategy to gain Internet data services market share, to establish local brands in our targeted region and to finance the build-out of our broadband network. Beginning in March 1999, we implemented this strategy by rapidly aggregating a substantial client base in the southeastern United States through the acquisition of 44 Internet data service providers and competitive local exchange carriers. We reinvested the cash flow from this installed client base to deploy our enhanced broadband network infrastructure. With this enhanced network largely in place, we have rolled out broadband access and other enhanced Internet data solutions such as DSL and Internet hosting.

INDUSTRY BACKGROUND

    The Internet is fundamentally changing the way business is conducted. Businesses of all sizes are increasingly taking advantage of the accessability, enhanced functionality, cost efficiencies and time saving capabilities of the Internet. Businesses use the Internet to market and sell their products and services, and to communicate more efficiently with customers, suppliers and employees. The fundamental benefits of the Internet are fueling a dramatic increase not only in Internet usage, but also in the development and availability of Internet-based applications that support key business processes. There is currently significant demand for high speed, or broadband, Internet access and related enhanced services that enable businesses to better leverage the Internet, such as Internet hosting, web development and network integration. Forrester Research, Inc. estimates that the United States business Internet data services market will grow from approximately $7.7 billion in 1999 to approximately $56.6 billion in 2003. As broadband access becomes increasingly widespread, new classes of bandwidth-intensive applications will continue to emerge. The increasing complexity of the applications will, in turn, drive demand for even faster access speeds.

    While substantially all businesses stand to benefit from Internet data and broadband services, to date, large businesses have moved most aggressively to take advantage of Internet efficiencies. These businesses typically have the financial resources and information technology staff required to deploy and support emerging Internet technologies and applications. As a result, most providers of Internet data and broadband services have targeted large businesses concentrated in metropolitan areas having populations in excess of two million, or tier I markets. Small and medium-sized businesses also increasingly require enhanced broadband communications services simply to remain competitive. Until recently, broadband Internet access and enhanced services have been prohibitively expensive and too labor-intensive for small and medium-sized businesses. In addition, these businesses frequently lack the internal technical staff and capabilities necessary for their other Internet data requirements such as web development and network integration.

    Technological innovations and regulatory changes have recently converged to support the emergence of affordable broadband access and related applications. DSL technology makes high-speed data transmission over existing copper telephone wires more cost-effective. The Telecommunications Act of 1996 requires incumbent carriers to unbundle their network elements, such as copper wires, and to lease these unbundled elements to competitive carriers at more favorable prices. Incumbent carriers must also lease competitive carriers space in their central offices, which are locations from which the incumbent carriers switch customer traffic onto their networks.

    Because providers of Internet data and broadband services have focused on large businesses in major markets, and because implementation and use of broadband services have typically required significant financial and internal technical resources, small and medium-sized businesses in smaller markets have largely been underserved. The emergence of affordable broadband services and the changes effected by the Telecommunications Act present an opportunity for service providers to address the particular needs of these businesses. To capitalize on this opportunity, these providers must be able to efficiently and cost-effectively offer a full range of Internet data and broadband communication services to small and medium-sized businesses.

THE DURO SOLUTION

    We are a full service, facilities-based provider of Internet data and broadband communications solutions focusing on small and medium-sized businesses in tier II and tier III markets in the southeastern United States. We define tier II and tier III markets as areas having populations of less than 2,000,000. We currently offer a full range of Internet data and broadband communication services to approximately 250,000 clients in more than 200 markets. We have deployed a dedicated broadband network that allows us to provide our products and services efficiently. Key elements of our solution include:

    - AFFORDABLE BROADBAND ACCESS. Our network delivers to clients a high-speed solution to their Internet access and application needs. Our DSL-based solutions are an affordable way for small and medium-sized businesses to capitalize on the efficiencies of Internet-based applications.

    - FULL RANGE OF SERVICES. We provide our clients with "one-stop shopping" for a full suite of Internet data and broadband communications services. These services include Internet access, Internet hosting, web development and network integration services. We assist our clients in assessing their needs and in selecting an appropriate mix of services tailored to meet their demands.

    - DEPENDABLE SERVICE OVER DEDICATED NETWORK. By deploying a dedicated, rather than shared, enhanced network, we are better able to manage service quality and network capacity. We continuously monitor our network elements and, if a problem arises, we can devise and quickly implement a solution. We have designed a redundant network to minimize downtime. Additionally, because our network elements efficiently support multiple services, we can ensure the reliability of the many services we offer.

    - RAPID DEPLOYMENT OF NEW SERVICES. The regional scope of our operations and the scalability of our network enable us to deploy new services efficiently. Because we are locally based in each market, we believe we are better able to identify the emerging needs of our clients. Once we have developed a particular solution for a particular market, we are then able to quickly deploy and integrate the service in our other markets.

    - SUPERIOR CLIENT SERVICE. We provide clients with a local point of contact for sales, installation and ongoing support. By organizing our local sales representatives around our clients, we seek to attain a high level of client satisfaction, achieve client loyalty and accelerate the adoption of our services. In particular, our representatives are familiar with the local business environment and specialize in tailored solutions for small and medium-sized businesses.

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
STRATEGY

    Our goal is to be the leading full service provider of Internet data and broadband communications solutions to small and medium-sized businesses in tier II and tier III markets in the southeastern United States.

    During the first year of our operations, our strategy was to rapidly build a substantial client base in the southeastern United States through a series of acquisitions. We then reinvested the cash flow from this installed client base to deploy our enhanced broadband network infrastructure. With significant portions of this enhanced network in place, we have rolled out broadband access and other enhanced Internet data solutions, such as DSL and Internet hosting, to our business clients.

    This initial "smart buy and build" strategy has allowed us to gain Internet data services market share, to establish local brands in our targeted region and to finance the development of our high-speed network. The following are key elements of the current phase of our strategy:

    - AGGRESSIVELY EXPAND BROADBAND SERVICES. We intend to aggressively expand our DSL broadband offerings to small and medium-sized businesses in tier II and tier III markets. We seek to be the first provider of broadband solutions in these underserved markets. To gain market share, we initially entered into agreements to resell DSL over the networks of third-party providers. During the second quarter of 2000, we will begin offering our facilities-based DSL services in markets in which we are the first competitive broadband access provider to small and medium-sized businesses. We are in the process of filing applications for more than 188 DSL co-locations within our markets and expect to have 100 of these DSL co-locations operational by the end of 2000. We intend to continue to migrate resale broadband clients onto our facilities-based network.

    - RAPIDLY DEPLOY OUR NETWORK. We are in the process of deploying a dedicated, broadband local-access network to provide Internet access and broadband communications solutions using DSL and other high bandwidth technologies. Our network includes three completed carrier-class data centers, and more than 240 points of presence across the southeastern United States. We will continue to invest in our regional carrier-class network in order to lower our costs, to migrate substantially all of our traffic onto our facilities-based network, and to efficiently and rapidly deploy an increasing variety of enhanced services to our clients.

    - DEPLOY NEW SERVICES ACROSS OUR NETWORK. We intend to expand our range of offered services to serve our existing clients and to attract new clients. For example, we plan to begin offering voice over DSL by the end of 2000. We are currently authorized under state law to operate as a competitive local exchange carrier in the states of Alabama, Florida, Georgia, Kentucky, North Carolina and South Carolina, and we have applications pending in Mississippi and Tennessee. We also intend to offer more complex hosted applications, such as accounting and enterprise resource management programs.

    - PROVIDE ENHANCED SERVICES TO OUR EXISTING CLIENTS. We plan to expand sales of additional, enhanced services to our existing clients as their needs evolve. We intend to migrate many of our existing business clients to DSL and related services as our dedicated, broadband network becomes increasingly available. We expect that as our local sales and support representatives educate clients as to the benefits and efficiencies of broadband Internet access, clients will increasingly purchase related communications services and applications.

    - EMPHASIZE LOCAL PRESENCE. We will continue to emphasize our local presence in order to expand our client base in our target markets. We devote substantial resources to promoting our local brands in order to increase brand recognition in each local market. Small and medium-sized businesses purchase our services knowing that we are a locally based provider who will visit their sites and provide ongoing, hands-on support.

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
    - PURSUE STRATEGIC ACQUISITIONS. We intend to selectively pursue strategic acquisitions that serve a significant business client base or that deliver complementary products, services, facilities or network infrastructure. We will also focus on acquisitions that will enable us to expand our market coverage into new areas or increase market penetration in our existing markets.

SERVICES

    The following table sets forth the services we provide, or intend to provide, in the ten largest markets in each of our sales regions. In addition, the table indicates the quarters during which we intend to introduce additional services in these regions.

                                            INTERNET ACCESS SERVICES                        INTERNET HOSTING SERVICES
                            RESALE     FACILITIES    OTHER                 PORT
                             DSL       BASED DSL    DEDICATED   DIAL-UP    WHOLESALING  SIMPLE     DEDICATED   CO-LOCATION
FLORIDA REGION
Orlando, FL                   X          Q1/01         X         X           X           X           X           X
Brevard County, FL                       Q4/00         X         X           X           X           X           X
Tampa, FL                     X          Q2/01         X         X           X           X           X           X
Volusia County, FL           Q2/00       Q1/01         X         X           X           X           X           X
Port St. Lucie, FL                                     X         X           X           X           X           X
Pensacola, FL                 X          Q4/00         X         X           X           X           X           X
Panama City, FL                          Q4/00         X         X           X           X           X           X
Albany, GA                               Q3/00         X         X           X           X           X           X
Valdosta, GA                             Q3/00         X         X           X           X           X           X
Tifton, GA                               Q3/00         X         X           X           X           X           X

MID-SOUTH REGION
Lexington, KY                Q2/00       Q2/01         X         X           X           X           X           X
Louisville, KY               Q2/00       Q2/01         X         X           X           X           X           X
Knoxville, TN                Q2/00       Q2/01         X         X           X           X           X           X
Nashville, TN                Q2/00       Q3/00         X         X           X           X           X           X
Chattanooga, TN              Q2/00                     X         X           X           X           X           X
Western N. Carolina                      Q3/00         X         X           X           X           X           X
Frankfort, KY                            Q4/00         X         X           X           X           X           X
Bowling Green, KY                        Q3/00         X         X           X           X           X           X
Owensboro, KY                            Q3/00         X         X           X           X           X           X
Paducah, KY                              Q3/00         X         X           X           X           X           X

CAROLINA REGION
Wilmington, NC                           Q3/00         X         X           X           X           X           X
New Bern, NC                             Q2/00         X         X           X           X           X           X
Greenville, NC                           Q2/00         X         X           X           X           X           X
Jacksonville, NC                         Q2/00         X         X           X           X           X           X
Morehead City, NC                        Q2/00         X         X           X           X           X           X
Rocky Mount, NC                          Q2/00         X         X           X           X           X           X
Fayetteville, NC                         Q2/00        Q3/00      X           X           X           X           X
Goldsboro, NC                            Q3/00         X         X           X           X           X           X
Washington, NC                           Q2/00         X         X           X           X           X           X
Kinston, NC                              Q2/00         X         X           X           X           X           X

                             WEB          NETWORK
                            DEVELOPMENT   INTEGRATION
FLORIDA REGION
Orlando, FL                   X              X
Brevard County, FL            X              X
Tampa, FL                     X              X
Volusia County, FL            X              X
Port St. Lucie, FL            X
Pensacola, FL                 X              X
Panama City, FL               X              X
Albany, GA                    X
Valdosta, GA                  X              X
Tifton, GA                    X              X
MID-SOUTH REGION
Lexington, KY                 X             Q3/00
Louisville, KY                X             Q3/00
Knoxville, TN                 X             Q3/00
Nashville, TN                 X             Q3/00
Chattanooga, TN               X             Q3/00
Western N. Carolina           X             Q2/00
Frankfort, KY                 X             Q3/00
Bowling Green, KY             X             Q3/00
Owensboro, KY                 X             Q3/00
Paducah, KY                   X             Q3/00
CAROLINA REGION
Wilmington, NC                X              X
New Bern, NC                  X              X
Greenville, NC                X              X
Jacksonville, NC              X              X
Morehead City, NC             X              X
Rocky Mount, NC               X              X
Fayetteville, NC              X              X
Goldsboro, NC                 X              X
Washington, NC                X              X
Kinston, NC                   X              X

INTERNET ACCESS SERVICES

    Our Internet access services provide users with Internet access at varying speeds, depending on the needs of the client. We offer a number of different Internet access services, including:

    DIGITAL SUBSCRIBER LINES. This broadband service allows clients to access the Internet without having to dial into the network for each use and costs between $1,999 and $45 per month, depending on the speed of the DSL connection.

    OTHER DEDICATED ACCESS. We offer dedicated, point-to-point leased T1, T3 and OC3 lines and other types of dedicated access, such as frame relay, delivering broadband access. These services cost between $30,000 and $200 per month.

    DIAL-UP SERVICES. These services provide Internet access over standard telephone lines. These services are targeted at residential and small business clients with low bandwidth requirements and cost between $28 and $15 per month.

    PORT WHOLESALING. This service provides dial-up infrastructure on a wholesale basis to other providers, whose customers access the Internet over our network. The service costs between $30,000 and $2,000 per month, and depends principally on usage rates and number of customers served.

INTERNET HOSTING SERVICES

    Our Internet hosting services enable our clients to establish and maintain a site on the Internet. We house our hosting equipment in our carrier-class data centers, secure facilities having redundant power and electrical systems. We offer a broad range of hosting services, including:

    SIMPLE DOMAIN HOSTING. A client's web site is stored with others on a shared web server that we own and administer. This service costs approximately $200 to $20 per month.

    DEDICATED SERVER HOSTING. We supply, maintain and monitor a dedicated server for each Internet hosting client. Monthly charges for this service range from $3,000 to $200, depending on the level of services and space required.

    CO-LOCATION SERVICES. Through our co-location services, we house client-owned data communications equipment in our data centers. These services cost between $1,550 and $100 per month, depending on the space and bandwidth required.

WEB DEVELOPMENT SERVICES

    We provide our clients with a customized solution for building a web presence. Our internal creative services staff provides all web development services and e-commerce solutions. These services complement our access and hosting capabilities and cost between $50,000 and $500 per project, based on the time and services required or on a fixed-price estimate.

NETWORK INTEGRATION SYSTEMS AND CONSULTING

    We provide business clients with specialized local and wide area network design and implementation. We provide initial network configuration, setup and installation services as well as network hardware and continued support. Network integration services projects cost between $150,000 and $10,000.

SALES AND MARKETING

    We sell our services and solutions through a direct sales force, as well as direct media and reseller programs tailored to our local markets. As of March 31, 2000, our direct sales force consisted of 39 representatives. We plan to continue to significantly increase our sales force during 2000.

CLIENT SERVICE AND TECHNICAL SUPPORT

    We seek to distinguish ourselves from our competitors by offering strong and dedicated client service and technical support. Our client service begins with the sales process and any required equipment installation and continues throughout the life of the client relationship. Our technical personnel support our sales efforts by visiting a client's locations and, in conjunction with the client, devising a strategy for installation. We locally manage the installation of our services for each client.

    We provide all of our client service and technical support through our internal support staff, which totalled 160 employees as of March 31, 2000. We provide ongoing client service 24 hours a day, seven days a week in most markets by telephone and over the Internet from our four call centers. Our call centers feature high-end call center telephone switches, including automatic call distribution technology, skills-based routing, call overflow routing and robust reporting tools. Our trouble ticket systems track client interaction along with web-based client service tools that enable customer self-service and customer service at the local offices. We are implementing technology that will enable each of our call centers to be fully integrated, so that all centers can handle calls from subscribers located anywhere within our region. Interaction between our technical support personnel and our clients presents an opportunity for cross selling and upselling of our services.

TECHNOLOGY AND NETWORK INFRASTRUCTURE

    Network design and infrastructure comprises a core component of our business strategy and distinguishes us from many of our competitors. We have designed and constructed substantial parts of an enhanced network that allows us to deliver a full range of Internet data and broadband communications solutions. We have designed our enhanced network to allow us to offer broadband access, to provide reliable and scalable bandwidth solutions to our clients, to reliably host client web pages and servers and to deliver bundled voice services over our network. The main components of our network are:

    CENTRAL OFFICE CO-LOCATIONS. Through our relationship with the incumbent telephone companies, we co-locate our switching equipment, including DSL access multiplexors, or DSLAMs, in local telephone company offices known as central offices. DSLAM equipment aggregates data flowing from clients and passes it along the network to our switching centers. We install, maintain and monitor all of our equipment in our central office locations. This arrangement allows us to deploy our central office equipment quickly and consistently across our network.

    DSL MODEMS. We purchase DSL modems and arrange for on-site installation and wiring using our own personnel and outside vendors.

    LEASED LOCAL ACCESS LINES. We lease the copper lines running from our central office equipment to the client. We lease these lines as unbundled network elements from the incumbent telephone carrier and monitor these lines with our own equipment to proactively ensure the quality of the connection. Our network architecture allows us to remotely diagnose and temporarily correct problems by re-routing client traffic, limiting service disruption.

    NETWORK BACKBONE. We are constructing a broadband enhanced network that will link most major locations in our network and will be fully redundant. Connected to this backbone will be backhaul circuits which will connect our smaller points of presence to the core network. We will connect via multiple points on our network backbone to major Internet bandwidth providers.

    LOCAL POINTS OF PRESENCE. We operate over 240 local points of presence throughout the southeastern United States. Our clients access these points of presence to locally connect to our network. Our local points of presence typically contain remote access servers, routers, back-up power equipment and in certain cases, advanced switching equipment.

    DATA CENTERS. Our data centers are located strategically in Orlando, Florida, Valdosta, Georgia, and Lexington, Kentucky. These data centers have redundant power and environmental systems, as well as rack space and systems for housing servers, routers, switches and other Internet data services equipment. Our data centers house our equipment as well as client equipment.

    INTERCONNECTION AGREEMENTS. We have entered into interconnection agreements with traditional telephone companies that are critical to our business. These agreements govern our relationship with a traditional telephone company and control:

    - the price paid to lease and access the telephone company's copper lines or loops;

    - the special conditioning the telephone company provides on some of these lines to enable the transmission of DSL signals;

    - the price and terms for co-location of our equipment in the telephone company's central offices and for transport facilities; and

    - the operational support systems and interfaces that we can use to place orders and monitor the telephone company's response to our request.

    We have signed interconnection agreements with Bell South, GTE and Sprint. These interconnection agreements generally have terms of one to three years. We will need to negotiate interconnection agreements with other telephone companies as we extend our network.

COMPETITION

    The Internet data services industry is highly fragmented and very competitive, and presents relatively insubstantial barriers to entry. Additionally, the potential for growth in the industry, coupled with increased client demand for advanced services, makes entry into the industry very attractive for many types of competitors.

    The primary competitive factors in our market include:

    - availability of services, including broadband access;

    - quality of service;

    - brand recognition;

    - client care and technical support; and

    - price.

    We believe that due to our established client base, our owned, enhanced, broadband network and our local focus, we are well-positioned to successfully compete with respect to these factors within the southeastern United States for small and medium-size businesses in tier II and tier III markets.

    As the market for Internet services grows, and as the variety of services we offer expands, we face increasing competition from a diverse group of larger providers, all of whom may have significant resources and greater established brand recognition. These competitors include local and larger, national Internet service providers, established on-line information service providers and cable providers. As competition continues to strengthen, some service providers have begun to offer Internet access for free or dramatically reduced rates when bundled with hardware or other services.

    Recently, growth in the broadband spectrum has brought select competitors to the forefront. New companies building facilities infrastructure offer both wholesale and retail DSL services, including national providers of Internet access through DSL facilities, from companies such as Covad Communications, NorthPoint and Rhythms, and regional tier II and tier III market providers such as DSL.net.

    Additionally, as we increasingly operate as a competitive local exchange carrier in states where we are licensed to do so, we may face competition from established telecommunications companies, including national long distance carriers, regional Bell operating companies and local telephone companies.

GOVERNMENT REGULATION

OVERVIEW

    Our telecommunications services are subject to a variety of federal regulations. With respect to certain activities and for certain purposes, we have submitted our telecommunications operations to the jurisdiction of state and local authorities who may also assert extensive jurisdiction over our facilities and services. The FCC has jurisdiction over our services and facilities to the extent that we provide interstate and international telecommunications services. To the extent we provide intrastate telecommunications services, our services and facilities are subject to state regulation. In addition, local municipal government authorities also assert jurisdiction over our facilities and operations. The jurisdictional reach of the various federal, state and local authorities is subject to ongoing controversy and judicial review, and we cannot predict the outcome of such review.

FEDERAL REGULATION

    We must comply with the requirements of the Communications Act of 1934, as amended by the Telecommunications Act of 1996, as well as the FCC's orders, rules and regulations under the statute. The Telecommunications Act eliminates many of the pre-existing legal barriers to competition in the telecommunications and video programming communications businesses, preempts many of the state entry barriers to local telecommunications service competition that previously existed in state and local laws and regulations and sets standards for relationships between telecommunications providers. The law delegates to the FCC and to the states broad regulatory and administrative authority to implement the Telecommunications Act.

    Among other things, the Telecommunications Act removes barriers to entry in the local telecommunications market. It does this by preempting certain state and local laws that are barriers to competition and by requiring traditional telephone companies to provide nondiscriminatory access to unbundled network elements and interconnection services to potential competitors, such as cable operators, wireless telecommunications providers, interexchange carriers and competitive telecommunications companies.

    Regulations promulgated by the FCC under the Telecommunications Act specify in greater detail the requirements imposed on the traditional telephone companies to open their networks to competition by providing competitors interconnection, central office space, access to unbundled network elements, retail services at wholesale rates and nondiscriminatory access to telephone poles, conduits and rights-of-way. The requirements enable companies such as us to interconnect with the traditional telephone companies in order to provide local telephone exchange and exchange access services and to use portions of the traditional telephone companies' existing networks to offer new and innovative services such as our DSL services. In January 1999, the U.S. Supreme Court ruled on challenges to the FCC regulations. Although the U.S. Supreme Court upheld most of the FCC's authority and its regulations, it required the FCC to reexamine and redefine which unbundled network elements the traditional telephone companies must offer. The FCC issued its revised list of unbundled network elements in September 1999.

    The Telecommunications Act also allows the regional Bell operating companies, or RBOCs, which are the traditional telephone companies created by AT&T's divestiture of its local exchange business, to enter the long distance market within their own local service regions upon meeting certain requirements. The timing of the various RBOCs' entry into their respective in-region long distance service businesses is uncertain. In December 1999, Bell Atlantic's application to provide in-region long distance services in New York state was granted by the FCC. Given the precedent set by the FCC's grant of Bell Atlantic's application, the FCC may be more likely to grant similar applications by Bell Atlantic and the other RBOCs in other states. On January 10, 2000, Southwestern Bell Telephone Company filed its application for FCC approval to provide in-region long distance service in Texas. The FCC currently is expected to act on the application before May 2000. The timing of the various RBOCs' in-region long distance entry will likely affect the level of cooperation we receive from each of the RBOCs. The approval of such entry is likely to adversely affect the level of cooperation.

    In addition, the Telecommunications Act provides relief from the earnings restrictions and price controls that have governed the local telephone business for many years. Traditional telephone company tariff filings at the FCC have been subjected to increasingly less regulatory review. However, precisely when and to what extent the traditional telephone companies will secure pricing flexibility or other regulatory freedom for their services is uncertain. For example, under the Telecommunications Act, the FCC is considering eliminating certain regulations that apply to the traditional telephone companies' provision of services that are competitive with ours. The timing and the extent of regulatory freedom and pricing flexibility granted to the traditional telephone companies will affect the competition we face from the traditional telephone companies' competitive services.

    Further, the Telecommunications Act provides the FCC with the authority to forbear from regulating entities such as us who are classified as "non-dominant" carriers. The FCC has exercised its forbearance authority. We are not obligated to obtain prior entry certification from the FCC to offer our interstate services. However, at this time, we are still required to file tariffs for certain of our interstate services. One of our subsidiaries has filed a tariff with the FCC to provide certain interstate services. With respect to certain of our other services, we provide interstate services to our customers on the basis of contracts rather than tariffs.

    On March 18, 1999, the FCC issued an order adopting certain co-location rules to make it easier and less expensive for competitive telecommunications companies to obtain space for equipment in RBOC central offices and to require traditional telephone companies to make new alternative arrangements available for obtaining central office space. The FCC's co-location rules have not been uniformly implemented. Moreover, on March 17, 2000, the U.S. Court of Appeals for the D.C. Circuit vacated certain portions of the FCC's order regarding co-location, and remanded these portions of the order to the FCC for further consideration. In the same March 18, 1999 order, the FCC provided a notice of proposed rule-making to determine whether carriers should be able to provide asymmetric DSL over the same line over which traditional telephone companies provide voice service. The notice sought comments on the operational, pricing, legal and policy ramifications of mandating such line sharing. On November 18, 1999, the FCC required the traditional local telephone companies to provide us and other competitive local carriers with line sharing access. If implemented by the traditional local telephone companies, these rules could lower the price we pay to lease access to the traditional telephone company's wires. While we believe that these rules are advantageous to us, the traditional telephone companies may appeal, delay or thwart the implementation of such rules.

    Any changes in applicable federal law and regulations, in particular, changes affecting interconnection agreements with traditional telephone companies, the prospective entry of the RBOCs into the in-region long distance business and grant of regulatory freedom and pricing flexibility to the traditional telephone companies, could harm our business.

STATE REGULATION

    To the extent we provide intrastate telecommunications services or have otherwise submitted ourselves to the jurisdiction of the relevant state telecommunications regulatory commissions, we are subject to such jurisdiction. In addition, certain states have required prior state certification as a prerequisite for providing intrastate telecommunications services. As of March 31, 2000, our subsidiaries were authorized under state law to operate as a competitive local exchange carrier in the states of Alabama, Florida, Georgia, Kentucky, North Carolina and South Carolina, and to operate as an interexchange carrier and operator service provider in the states of Alabama, Georgia and South Carolina. We intend that our subsidiaries will obtain authorization to provide these competitive local exchange services, interexchange services and operator services in the other states comprising our proposed service area. Our subsidiaries also have filed tariffs in certain states for intrastate services as required by state law or regulation. Our subsidiaries are also subject to periodic financial and other reporting requirements with respect to their intrastate telecommunications services. Our subsidiaries' ability to incur long-term indebtedness is subject to prior state regulatory commission approval in some state jurisdictions. In addition, some state regulatory commissions regulate the issuance of securities and the transfer of control of entities subject to their jurisdiction. Currently, we are reviewing whether and to what extent these regulatory compliance requirements attach to our business operations.

    The different state commissions have various proceedings underway to determine the rates, charges, terms and conditions under which competitive local carriers can obtain access to unbundled network elements (unbundled network elements are the various portions of a traditional telephone company's network that a competitive telecommunications company can lease for purposes of building a facilities-based competitive network, including telephone wires, inter-office transport, operational support systems and local switching), as well as the wholesale discount at which we may purchase retail telecommunications services for resale from the relevant traditional telephone companies. Some of the rates for unbundled network elements set forth in our interconnection agreements are interim rates and will be prospectively, and, in some cases, retroactively, affected by the permanent rates set by the various state commissions for such unbundled network elements as unbundled loops and interoffice transport. If any state commission decides to increase unbundled network element rates, our operating results could suffer.

LOCAL GOVERNMENT REGULATION

    We may be required to obtain various permits and authorizations from municipalities in which we or our subsidiaries operate or own facilities. The issues of whether and to what extent local government regulation of the activities of telecommunications carriers, including requiring payment of franchise fees or other surcharges, pose barriers to entry for competitive telecommunications companies (and thus may be preempted by the FCC) have been the subject of much litigation and remain unsettled. Although we rely primarily on the unbundled network elements of the traditional telephone companies, in certain instances we deploy our own facilities and therefore may need to obtain certain municipal permits or other authorizations. The actions of municipal governments in imposing conditions on the grant of permits or other authorizations or their failure to act in granting such permits or other authorizations could harm our business.

    The foregoing does not purport to describe all present and proposed federal, state and local regulations and legislation affecting the telecommunications industry. Other existing federal regulations are currently the subject of judicial proceedings, legislative hearings and administrative proposals, which could change, in varying degrees, the manner in which communications companies operate in the United States. The ultimate outcome of these proceedings, and the ultimate impact of the Telecommunications Act or any final regulations adopted pursuant to the Telecommunications Act on our business cannot be determined at this time, but may well be adverse to our interests. We cannot predict the impact, if any, that future regulation or regulatory changes may have on our business and we can give you no assurance that such future regulation or regulatory changes will not harm our business.

INTELLECTUAL PROPERTY

    We have developed and acquired certain proprietary rights for which we have sought and will continue to seek federal, state and local protection. We rely on a combination of copyright, trademark and trade secret laws to protect our proprietary rights, particularly related to our names and logos. We own a federal trademark registration application, which is currently pending in the United States Patent and Trademark Office, for the mark DURO. In addition, we own numerous other names, marks and logos, and have additional registrations pending for names and marks, under which we do business at local levels within our region. We are party to one trademark license agreement for the use of the mark "Gibralter" in the United States for an indefinite term. We also own one copyright application. We cannot assure you that the steps taken by us to protect our proprietary rights will be adequate to prevent misappropriation of our technology or that third parties, including competitors, will not independently develop technologies that are substantially equivalent or superior to our proprietary technology.

    In connection with the delivery of our access and other services, we rely on the use of products of software manufacturers that we bundle in our software for users with personal computers operating on the Windows or Macintosh platforms. While some of the applications included in our start-up kit for access services subscribers are shareware that we have obtained permission to distribute or that are otherwise in the public domain and freely distributable, certain other applications included in the start-up kit have been licensed where necessary. We currently intend to maintain or negotiate renewals of all existing software licenses and authorizations as necessary, although we cannot be certain that such renewals will be available to us on acceptable terms, if at all. We may also enter into licensing arrangements in the future for other applications.

EMPLOYEES

    As of March 31, 2000, we had 642 employees. We are not a party to any collective bargaining agreements covering any of our employees, have never experienced any material labor disruption and are unaware of any current efforts or plans to organize our employees. We consider our relationships with our employees to be good.

FACILITIES

    Our corporate headquarters consists of 5,100 square feet located in Casselberry, Florida. The lease for this property expires in June 2004. In order to meet the needs for growth, we intend to lease an additional 12,500 square feet at the Casselberry location, including an extension of the existing lease through 2005. We also lease additional office spaces in each of our regional headquarters, including Maitland, Florida, consisting of 6,000 square feet; New Bern, North Carolina, consisting of 4,600 square feet; and London, Kentucky, consisting of 3,500 square feet. The leases for each of these locations expire in January 2002, February 2001 and January 2004, respectively. We also have approximately 41 remote office and sales locations located throughout the southeastern United States, consisting of approximately 40,000 square feet in the aggregate. Equipment for points of presence and co-locations are generally located with and in space leased from other companies and central offices in the particular areas, consisting of approximately 9,000 square feet. We believe that we will occupy additional facilities in the future for call centers, data centers, and other back office operations.

    We also maintain call center and/or data center operations in the following locations:

    - New Bern, North Carolina. This facility consists of 5,300 square feet used as a call center. The lease for this facility expires on August 1, 2004.

    - Knoxville, Tennessee. This facility consists of 5,600 square feet used as a call center. The lease for this facility expires in July 2004.

    - Valdosta, Georgia. This facility consists of 6,000 square feet used as a call center. The lease for this facility is on a month to month basis. The Company is currently pursuing a purchase of the property.

    - Maitland, Florida. This facility consists of 8,000 square feet used as a call center and a data center. The lease for this facility expires in April 2002.

    - Lexington, Kentucky. This facility consists of 8,600 square feet used as a data center. The lease for this facility expires in May 2009.

    - Valdosta, Georgia. This facility consists of 2,000 square feet used as a data center. The lease for this facility is on a month to month basis. The Company is currently pursuing a purchase of the property.

LEGAL PROCEEDINGS

    We are the defendant in a lawsuit pending in the United States District Court for the Eastern District of North Carolina. This lawsuit was filed by Internet East, Inc., Stephen I. Cohen and Antonio Marie III, in the Superior Court of the State of North Carolina on March 2, 2000. We removed the lawsuit to the United States District Court for the Eastern District of North Carolina on March 15, 2000. The lawsuit purports to state sixteen causes of action arising primarily out of alleged breaches by us of a contract between Internet of New Bern and Internet of Greenville, Inc. The plaintiffs allege that we assumed the contract when we purchased Internet of Greenville's assets in April of 1999. The lawsuit seeks $100 million in damages. We believe that the claims alleged in this lawsuit are meritless, and intend to vigorously defend this action. There can be no assurance, however, that there will not be an adverse result in the lawsuit, or that if there is an adverse result, that it will not have a materially adverse impact on us.

    We have been, from time to time, involved in various other litigation matters arising in the ordinary course of business. We are not involved currently in any such litigation matters that either individually or taken as a whole, will have a material adverse effect on our business, financial condition and results of operations.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    Our executive officers and directors, and their respective ages and positions as of April 1, 2000, are as follows:

NAME                                       AGE      POSITION
----                                     --------   --------
Peter B. Hopper........................     35      President, Chief Executive Officer, Assistant
                                                    Secretary and Director

Mark L. Heimbouch......................     35      Chief Financial Officer and Treasurer

John G. Isaac..........................     37      Chief Technical Officer

Rebecca J. Masisak.....................     42      Senior Vice President, Operations

G. Robert Joiner.......................     55      Senior Vice President, Corporate Development

Richard W. Gourley.....................     47      Vice President, CLEC Operations

Richard M. Lee, Jr.....................     35      Vice President, Florida Region

Carlos Carpenter.......................     38      Vice President, Mid-South Region

William C. Hanks.......................     33      Vice President, Carolinas Region

John G. Hayes (2)......................     36      Chairman of the Board of Directors

John C Stanley IV (1)(2)...............     52      Director

Stephen F. Gormley.....................     50      Director

Pearce A. Landry (1)(2)................     27      Director

Scott Perper...........................     44      Director

David F. Dietz (1).....................     50      Director

------------------------

(1) Member of audit committee.

(2) Member of compensation committee.

    PETER B. HOPPER has been our President and Chief Executive Officer since our incorporation in February 1999. From 1994 to 1998, Mr. Hopper served as Vice President at Helicon Cable. While at Helicon, Mr. Hopper managed Helicon Online, a facilities-based full service Internet provider. Mr. Hopper has a B.S. in Finance from Lehigh University.

    MARK L. HEIMBOUCH joined us in May 1999 as our Chief Financial Officer and Treasurer. Prior to joining us, Mr. Heimbouch was Vice President, Mergers and Acquisitions with First Data Corporation, where he had held a variety of financial policy and planning positions since 1993. Mr. Heimbouch has an M.B.A. from the Fuqua School of Business at Duke University.

    JOHN G. ISAAC joined us in June 1999 as Chief Technical Officer, and is responsible for planning, building and operating our data and telephony network. From 1995 to June 1999, Mr. Isaac served as President and Chief Technical Officer of ICX Online, Inc., which we acquired in June 1999. Mr. Isaac has a B.S. and an M.S. in Computer Science from Bowling Green State University.

    REBECCA J. MASISAK has been our Senior Vice President, Operations since March 1999. From December 1998 to March 1999 Ms. Masisak operated two newly integrated Internet service providers while acquiring and integrating a third Internet service provider. From January 1996 to December 1998, Ms. Masisak was a Senior Principal for American Management Systems, Inc., a consulting firm and provider of client care and billing solutions for telecommunications companies for which she led the client management practice. Ms. Masisak has an M.B.A. from Columbia Business School.

    G. ROBERT JOINER has been our Senior Vice President, Corporate Development since our incorporation in February 1999. Mr. Joiner was on the board of directors of and was an investor in Crossroads Access, a Mississippi facilities-based full service Internet service provider formed in 1995 and acquired by us in March 1999. From February 1996 to October 1998, Mr. Joiner was Regional Vice President of Outdoor Communications, Inc., an outdoor advertising venture formed from the roll-up of 33 billboard companies, where he directly oversaw operations for three divisions. Mr. Joiner has a graduate degree from Auburn University.

    RICHARD W. GOURLEY joined us in January 2000 as Vice President, CLEC Operations. From 1995 to January 2000, Mr. Gourley was a founder and the President of Surf South, Inc. and Optilink Communications, Inc. From 1995 until January 2000, Mr. Gourley was a Vice President of Plant Cellular RSA 14, Inc., Telcom Group, Inc. and Phoenix Wireless Group, Inc. Mr. Gourley has a B.S. in Electrical Engineering and a B.S. in Physics from the University of Oklahoma.

    RICHARD M. LEE, JR. joined us in April 1999 as Vice President of our Florida sales region. From 1996 through April 1999, Mr. Lee was a founder of MPInet, an Internet data services company based in Orlando, Florida. We acquired MPInet in April 1999. Prior to founding MPInet, Mr. Lee was a systems integrator for Micro Products, Inc., a systems integration service based in Washington D.C., from 1987 to 1996. Mr. Lee has a B.S. in Building Science from Auburn University.

    CARLOS CARPENTER joined us in August 1999 as Vice President for our Mid-South sales region. From 1995 through August 1999, Mr. Carpenter was a founder of KIH Online, an Internet data service company, based in London, Kentucky. We acquired KIH Online in August 1999. Prior to 1995 Mr. Carpenter was a founder of College Cable Service, a cable television company based in London, Kentucky.

    WILLIAM C. HANKS joined us in October 1999 as Vice President for our Carolina sales region. From 1995 to October 1999, Mr. Hanks served in various capacities for Nortel Networks, most recently as Senior Data Sales Manager, Emerging Markets. Mr. Hanks has a B.S. in Marketing/Management from the University of North Carolina at Greensboro.

    JOHN G. HAYES has served as one of our directors since March 1999.
Mr. Hayes is a managing partner of Great Hill Partners, L.L.C., a private equity firm. Mr. Hayes has been associated with Media/Communications Partners, a private equity firm, since 1989 and has served as a partner since 1993.
Mr. Hayes serves as Chairman of Horizon Telecom International, Inc., a telecommunications company focused on developing broadband networks in Brazil; American Broadband, Inc., a development stage company focused on implementing broadband networks in the United States; and Amstar Entertainment, LLC, a movie theater developer. Mr. Hayes also presently serves as a director of a number of companies, including Voyager.net, Inc., a regional Internet service provider; Edge Connections, Inc.; Language for Industry Worldwide, Inc., a consolidator of business translation services companies; and Teltrust, Inc., a telecommunications services provider.

    JOHN C STANLEY IV has been one of our directors since our incorporation in February 1999. Mr. Stanley was the Chief Executive Officer of Outdoor Communications, Inc. from 1996 until it was sold in October 1998 and prior to that, he served as vice president of that company. Mr. Stanley has a B.B.A. degree from The University of Mississippi.

    STEPHEN F. GORMLEY has served as one of our directors since March 1999.
Mr. Gormley is a managing partner of Great Hill Partners, L.L.C., a private equity firm. Mr. Gormley has served as a general partner of Media/Communications Partners, a private equity firm, since 1986. Mr. Gormley serves as Chairman of Bloomington Broadcasting Holdings, Inc., a radio broadcaster; and General Systems Solutions, Inc., a leading provider of on-line vehicle registration.
Mr. Gormley also serves as a
director to ManagedOps.com, Inc., a leading mid-market application software services provider; Sunburst Media, L.P., a radio broadcaster; Adams Business Media, Inc., a business-to-business publisher and information provider; Medical World Communications, Inc., a healthcare publisher and information provider; Haights Cross Communications, LLC, a professional information provider and supplementary education publisher; Mergent, Inc., a financial database operator; and Language for Industry Worldwide, Inc., a language translation provider.

    PEARCE A. LANDRY has been one of our directors since December 1999.
Mr. Landry is a Principal of First Union Capital Partners, Inc., which he joined in 1995. His investing efforts are focused in the telecommunications industry, including wireline, wireless, data and Internet service businesses. Mr. Landry graduated as a Morehead Scholar from the University of North Carolina in 1995.

    SCOTT PERPER has been one of our directors since December 1999. Since February 1995, Mr. Perper has been Managing Partner of First Union Capital Partners, Inc. Mr. Perper is a Senior Vice President of First Union Corporation and First Union National Bank of North Carolina. Mr. Perper received his B.A. in government and legal studies from Bowdoin College and his M.B.A. from Harvard Business School.

    DAVID F. DIETZ has been one of our directors since April 2000. Mr. Dietz has been a partner of Goodwin, Procter & Hoar LLP since 1984. Mr. Dietz has a B.A. from Dartmouth College and a J.D. from Boston University.

BOARD COMPOSITION

    The number of our directors is currently fixed at seven. Following the closing of this offering, our board of directors will be divided into three classes. Our board of directors will consist of two Class I directors, initially David F. Dietz and Scott Perper, whose terms of office will continue until the 2001 annual meeting of stockholders, three Class II directors, initially
Stephen F. Gormley, Peter B. Hopper and Pearce A. Landry, whose terms of office will continue until the 2002 annual meeting of stockholders, and two Class III directors, initially John G. Hayes and John C Stanley IV, whose terms of office will continue until the 2003 annual meeting of stockholders. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring.

BOARD COMMITTEES

    AUDIT COMMITTEE. The members of the audit committee are responsible for recommending to the board of directors the engagement of our outside auditors and reviewing our accounting controls and the results and scope of audits and other services provided by our auditors.

    COMPENSATION COMMITTEE. The members of the compensation committee are responsible for reviewing and recommending to the board of directors the amount and type of consideration to be paid to senior management, administering our stock plans and establishing and reviewing general policies relating to compensation and benefits of employees.

DIRECTOR COMPENSATION

    Directors who are employees receive no additional compensation for their services as directors. Non-employee directors do not currently receive a fee for their service as directors, although the board of directors may in the future decide to pay non-employee directors a fee for their services. We reimburse our directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors. Non-employee directors are also eligible to participate in our stock option plans. As of the date hereof, no options have been granted to non-employee directors.

EXECUTIVE COMPENSATION

    The following table sets forth the total compensation paid or accrued in the year ended December 31, 1999 to our Chief Executive Officer and each of our other executive officers whose aggregate compensation exceeded $100,000 in the period ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION
                                                       -------------------    ALL OTHER
NAME AND PRINCIPAL POSITION                             SALARY     BONUS     COMPENSATION
---------------------------                            --------   --------   ------------
Peter B. Hopper......................................  $113,684   $62,500            --
  President, Chief Executive Officer and Assistant
  Secretary

Mark L. Heimbouch....................................    96,781    50,000       $83,100(1)
  Chief Financial Officer and Treasurer

Rebecca J. Masisak...................................   102,704    56,250            --
  Senior Vice President, Operations

G. Robert Joiner.....................................    93,269    56,250            --
  Senior Vice President, Corporate Development

Richard M. Lee, Jr...................................  $ 88,110   $33,500            --
  Vice President, Florida Region

------------------------

(1) Constitutes reimbursement for relocation and temporary living expenses.

1999 STOCK OPTION AND INCENTIVE PLAN

    In December 1999, our board of directors adopted, and our stockholders approved, our 1999 Stock Option and Incentive Plan. We intend to amend and restate the 1999 Stock Option and Incentive Plan prior to completion of this
offering to allow for the issuance of up to          shares of common stock plus
an additional amount equal to 15% of any net increase in the total number of shares of common stock outstanding after this offering. The plan allows us to grant:

    - incentive stock options;

    - non-qualified stock options;

    - restricted stock awards; and

    - unrestricted stock awards.

    To date, all options granted under the plan have been incentive stock options. As of April 1, 2000, options to purchase 1,606,700 shares of common stock were outstanding under the plan and upon completion of this offering, shares will be available for future grant under the plan.

    Grants under the plan may be made to employees and non-employee directors, officers and other of our key persons who contribute to our management, growth and profitability of the business or that of our affiliates.

    A committee of the board of directors or, if no such committee is formed, the board of directors, administers the plan which includes determining the participants in the plan and the number of shares of common stock to be covered by each option or restricted stock award, amending the terms of any option or restricted stock award, subject to certain limitations, and interpreting the terms of the plan. The administrator of the plan may authorize our chief executive officer to grant options under the plan at fair market value to individuals who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934 or "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code of 1986.

    The exercise price of all other options granted under the plan is determined by the board of directors or a committee of the board. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than the fair market value of the common stock on the date of grant, or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power.

    Non-qualified stock options granted under the plan may be granted at prices which are less than the fair market value of the underlying shares on the date granted. Under the plan, the options generally terminate on the tenth anniversary of the grant date. In addition, vested options may be exercised for specified periods after the termination of the optionee's employment or other service relationship with us or our affiliates.

    All awards issued under the plan will terminate upon a merger, reorganization or consolidation, the sale of all or substantially all of our assets or exchange of our stock or a liquidation or similar transaction, unless we or the other parties to such transactions have agreed otherwise.

EMPLOYMENT AGREEMENTS

    This table shows the employment agreements we have with our executive officers.

                                                        INITIAL
NAME                                                 ANNUAL SALARY          BONUS            TERM
----                                                 -------------   -------------------   --------
Peter B. Hopper....................................     $150,000     Up to 50% of salary   5 years
Mark L. Heimbouch..................................      150,000     Up to 50% of salary   5 years
G. Robert Joiner...................................      100,000     Up to 50% of salary   5 years
Richard M. Lee, Jr.................................      125,000     Up to 40% of salary   4 years

    Each employment agreement's term automatically extends for additional one year terms unless we or the named executive elect not to renew the agreement. Each employment agreement can be terminated during its term by us or by the employee. If the employee terminates the employment agreement with good reason or if we terminate the employment agreement without cause, or if the employment is terminated due to death or disability, the employee or the employee's estate is entitled to receive certain severance benefits, including one year of salary. If, however, the employment agreement is terminated because of the employee's death or for any other reason then the employee receives only compensation and earned but undistributed bonus and benefits prorated through the date of termination.

    Each employment agreement is further subject to certain non-competition, non-solicitation and confidentiality provisions and certain customary provisions with respect to benefits, reimbursement of expenses and non-exclusivity of rights.

RESTRICTED STOCK AGREEMENTS

    We have entered into restricted stock purchase agreements with each of Messrs. Stanley, Hopper, Heimbouch and Joiner and Ms. Masisak, pursuant to which such officers purchased a total of 4,133,320 shares of common stock. Pursuant to these agreements, we have the right, but not the obligation, to repurchase all or a portion of these shares at the initial purchase price per share upon the bankruptcy of the purchaser or the termination for any reason of the employment of the executive officer or, in Mr. Stanley's case, if Mr. Stanley shall cease to be one of our directors. The repurchase rights with respect to these shares lapse as to 25% of the shares for each of four years following the original purchase date so long as the executive officer or director who purchased such shares remains one of our executive officers or directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Our board of directors reviewed salaries and executive compensation for our officers and employees during 1999. Peter Hopper, our President, Chief Executive Officer and Assistant Secretary, was elected a director effective December 30, 1999. From inception in February 1999 through December 1999, Mr. Hopper participated in deliberations of the board of directors concerning executive compensation.

    In connection with this offering, we have elected Messrs. Hayes, Stanley and Landry to our compensation committee. Members of our compensation committee have participated in the transactions described in "Related Party Transactions."

                           RELATED PARTY TRANSACTIONS

    In March and April of 1999 we issued promissory notes to Great Hill Equity Partners Limited Partnership, a significant holder of our equity, in the aggregate principal amount of approximately $23,800,000 and promissory notes to John C Stanley IV, one of our directors, in the aggregate principal amount of $1,000,000. We paid to Great Hill Equity Partners Limited Partnership fees of $810,000 and to Mr. Stanley $50,000 in connection with these loans. We used the proceeds of these notes to finance several of our initial acquisitions prior to securing our credit facility with Canadian Imperial Bank of Commerce. The notes bore interest at rates ranging from 8% to 12% per annum. We paid $133,000 in interest to Great Hill and $7,000 in interest to Mr. Stanley. Great Hill canceled an aggregate of $5,874,000 in principal amount of the notes as partial consideration for 11,656.968 shares of series A preferred stock purchased on April 8, 1999. We repaid the remaining balances on these notes in May and June 1999.

    At various times during fiscal 1999, we sold:

    - an aggregate of 16,105,804 shares of common stock and an aggregate 37,259.658 shares of series A preferred stock to Great Hill Equity Partners Limited Partnership and Great Hill Investors, LLC for aggregate consideration of $37,269,000;

    - 1,052,668 shares of common stock and 2,434,595 shares of series A preferred stock to Mr. Stanley for aggregate consideration of $2,435,000;

    - 1,091,240 shares of common stock and 365.573 shares of series A preferred stock to G. Robert Joiner for aggregate consideration of $366,000;

    - 52,634 shares of common stock and 121.858 shares of series A preferred stock to Peter B. Hopper, our President and Chief Executive Officer, for aggregate consideration of $122,000; and

    - 50,840 shares of common stock and 106.660 shares of series A preferred stock to Rebecca J. Masisak, our Senior Vice President, Operations for aggregate consideration of $107,000.

The investors also received voting rights, registration rights and participation rights. All of these rights, other than registration rights, will terminate upon completion of this offering. The purchase price of the securities was the fair market value as determined by the parties at the time of the sale, and the transaction was accounted for on a cost basis.

    In December 1999, we sold:

    - 2,880,000 shares of common stock and 24,000 shares of Series B preferred stock to First Union Capital Partners, Inc. for aggregate consideration of $24,028,800 and

    - 1,200,000 shares of common stock and 10,000 shares of Series B preferred stock to CIBC WMC Inc. for aggregate consideration of $10,012,000.

The investors also received voting rights, registration rights and participation rights. First Union Capital Partners, Inc. also received the right to nominate two of our directors, currently Scott Perper and Pearce A. Landry. This right will terminate upon the completion of this offering.

    David F. Dietz has been one of our directors since April 2000. Mr. Dietz is the sole stockholder of David F. Dietz, P.C. David F. Dietz, P.C., is a partner of Goodwin, Procter & Hoar LLP, a law firm that has provided us legal services since 1999.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth information regarding the beneficial ownership of our common stock at April 1, 2000 as adjusted to reflect the sale of the common stock offered hereby, by:

    - each person known by us to own beneficially 5% or more of the common stock;

    - each of our directors;

    - each of the executive officers named in the summary compensation table;
      and

    - all directors and executive officers as a group.

    The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after April 1, 2000 through the exercise of any warrant, stock option or other right. The inclusion in this prospectus of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. The applicable percentage of "beneficial ownership" after the offering
is based upon             shares of common stock outstanding as of April 1,
2000. All shares included below under right to acquire represent shares subject to outstanding stock options.

                                                                                        PERCENTAGE OF
                                                         NUMBER OF SHARES                  SHARES
                                                        BENEFICIALLY OWNED           BENEFICIALLY OWNED
                                                 ---------------------------------   -------------------
                                                 OUTSTANDING   RIGHT TO    TOTAL      BEFORE     AFTER
NAME OF BENEFICIAL OWNER(1)                        SHARES      ACQUIRE     NUMBER    OFFERING   OFFERING
---------------------------                      -----------   --------   --------   --------   --------
5% STOCKHOLDERS
Great Hill Equity Partners, LP.................
Landmark Co.-Investment Partners Limited
  Partnership..................................
CIBC WMC Inc...................................
First Union Capital Partners, Inc..............

DIRECTORS AND NAMED EXECUTIVE OFFICERS
John G. Hayes..................................
John C Stanley IV..............................
Stephen F. Gormley.............................
Pearce A. Landry...............................
Scott Perper...................................
Peter B. Hopper................................
Mark L. Heimbouch..............................
G. Robert Joiner...............................
Richard W. Gourley.............................
Rebecca J. Masisak.............................
Richard M. Lee, Jr.............................
All executive officers and directors, as a
  group (15 persons)...........................

------------------------

*   Represents less than 1% of the outstanding shares of common stock

(1) The address for Great Hill Equity Partners Limited Partnership, John G. Hayes and Stephen F. Gormley, is 1 Liberty Square, Boston, MA 02109. The address for Landmark Co.-Investment Partners, L.P. is 760 Hopmeadow, Simsbury, CT 06070-2223. The address for CIBC WMC, Inc. is c/o CIBC Capital Partners, 425 Lexington Ave., Ninth Floor, New York, NY 10017. The address for First Union Capital Partners, Inc., Scott Perper and Pearce A. Landry is 1 First Union Center, 301 South College Street, Charlotte, NC 28288. The address for John C Stanley IV is 100 5th Street, Corinth, MS 38834. The address for Peter B. Hopper and Mark L. Heimbouch is 1211 Semoran Boulevard, Suite 217, Casselberry, FL 32707.

                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

    Following the offering, our authorized capital stock will consist of shares of common stock, par value $.01 per share, of which
         shares will be issued and outstanding, and             shares of
undesignated preferred stock, par value $.01 per share, issuable in one or more
series designated by our board of directors, of which          shares will be
issued and outstanding.

COMMON STOCK

VOTING RIGHTS

    The holders of our common stock have one vote per share. Holders of our common stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority, or, in the case of election of directors, by a plurality, of the votes cast at a meeting at which a quorum is present, voting together as a single class, subject to any voting rights granted to holders of any then outstanding preferred stock.

DIVIDENDS

    Holders of common stock will share ratably in any dividends declared by our board of directors, subject to the preferential rights of any preferred stock then outstanding. Dividends consisting of shares of common stock may be paid to holders of shares of common stock.

OTHER RIGHTS

    Upon our liquidation, dissolution or winding up, all holders of common stock are entitled to share ratably in any assets available for distribution to holders of shares of common stock. No shares of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock.

PREFERRED STOCK

    Our certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects, including preferred stock or rights to acquire preferred stock in connection with implementing a stockholder rights plan. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of our company or the removal of existing management.

INDEMNIFICATION MATTERS

    Prior to the offering, we will have entered into indemnification agreements with each of our directors. The form of indemnification agreement provides that we will indemnify our directors for expenses incurred because of their status as a director, to the fullest extent permitted by Delaware law, our certificate of incorporation and our bylaws.

    Our certificate of incorporation contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit. This provision does not alter a director's liability under the federal securities laws and does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. Our by-laws provide that directors and officers shall be, and in the discretion of our board of directors, non-officer employees may be, indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for us or on our behalf. The by-laws also provide for the advancement of expenses to directors and, in the discretion of our board of directors, officers and non-officer employees. In addition, our by-laws provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any by-law, agreement, vote of stockholders or otherwise. We also have directors' and officers' insurance against certain liabilities.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us as described above, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BY-LAWS THAT MAY HAVE
  ANTI-TAKEOVER EFFECT

    A number of provisions of our certificate of incorporation and by-laws described below, as well as the ability of our board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms of the preferred stock, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by our board of directors, including takeovers which stockholders may deem to be in their best interests. These provisions also could have the effect of discouraging open market purchases of our common stock because they may be considered disadvantageous by a stockholder who desires subsequent to such purchases to participate in a business combination transaction with us or elect a new director to our board.

CLASSIFIED BOARD OF DIRECTORS

    Our board of directors is divided into three classes serving staggered three-year terms, with approximately one-third of the board being elected each year. Our classified board, together with certain other provisions of our certificate of incorporation authorizing the board of directors to fill vacant directorships or increase the size of the board, may prevent a stockholder from removing, or delay the removal of incumbent directors and simultaneously gaining control of the board of directors by filling vacancies created by such removal with its own nominees.

NO STOCKHOLDER ACTION BY WRITTEN CONSENT

    Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders.

SPECIAL MEETINGS OF STOCKHOLDERS

    Our certificate of incorporation and by-laws provide that a special meeting of stockholders may be called only by our board of directors unless otherwise required by law. Our by-laws provide that only those matters included in the notice of the special meeting may be considered or acted upon at that special meeting unless otherwise provided by law.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS

    Our by-laws include advance notice and informational requirements and time limitations on any director nomination or any new proposal which a stockholder wishes to make at an annual meeting of stockholders. For the first annual meeting following the completion of this offering, a stockholder's notice of a director nomination or proposal will be timely if delivered to our Secretary at our principal executive offices not later than the close of business on the later of the ninetieth day prior to the scheduled date of such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is made by us.

DIRECTOR VACANCIES AND REMOVAL

    Our certificate of incorporation provides that vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors. Our certificate of incorporation provides that directors may be removed from office only with cause and only by the affirmative vote of holders of at least 80% of the shares then entitled to vote at an election of directors.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

    As required by Delaware law, any amendment to our certificate of incorporation must first be approved by a majority of our board of directors and, if required by law, thereafter approved by a majority of the outstanding shares entitled to vote with respect to such amendment, except that any amendment to the provisions relating to stockholder action, directors, limitation of liability and the amendment of our certificate of incorporation must be approved by not less than 80% of the outstanding shares entitled to vote with respect to such amendment.

AMENDMENT OF BY-LAWS

    Our certificate of incorporation and by-laws provide that our by-laws may be amended or repealed by our board of directors or by the stockholders. Such action by the board of directors requires the affirmative vote of a majority of the directors then in office. Such action by the stockholders requires the affirmative vote of at least 75% of the shares present in person or represented by proxy at an annual meeting of stockholders or a special meeting called for such purpose unless our board of directors recommends that the stockholders approve such amendment or repeal at such meeting, in which case such amendment or repeal shall only require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

STATUTORY BUSINESS COMBINATION PROVISION

    Following the offering, we will be subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly held Delaware corporation from consummating a "business combination," except under certain circumstances, with an "interested stockholder" for a period of three years after the date such person became an "interested stockholder" unless:

    - before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

    - upon the closing of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who are also officers of the corporation and shares held by employee stock plans; or

    - following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66% of the outstanding voting stock of the corporation not owned by the interested stockholder. The term "interested stockholder" generally is defined as a person who, together with affiliates and associates, owns, or, within the prior three years, owned, 15% or more of a corporation's outstanding voting stock.

    The term "business combination" includes mergers, consolidations, asset sales involving 10% or more of a corporation's assets and other similar transactions resulting in a financial benefit to an interested stockholder.
Section 203 makes it more difficult for an "interested stockholder" to effect various business combinations with a corporation for a three-year period. A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from an amendment approved by holders of a least a majority of the outstanding voting stock. Neither our certificate of incorporation nor our by-laws contain any such exclusion.

TRADING ON THE NASDAQ NATIONAL MARKET SYSTEM

    We have applied to have our common stock approved for quotation on the Nasdaq National Market under the symbol DURO.

NO PREEMPTIVE RIGHTS

    No holder of any class of our stock has any preemptive right to purchase any of our securities.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for our common stock is             .

                        SHARES ELIGIBLE FOR FUTURE SALE

    Before this offering, there has been no public market for our common stock, and no prediction can be made as to the effect, if any, that sales of common stock or the availability of common stock for sale will have on the market price of our common stock. Nonetheless, substantial sales of common stock in the public market following this offering, or the perception that such sales could occur, could lower the market price of our common stock or make it difficult for us to raise additional equity capital in the future.

    Following this offering, there will be       shares of our common stock
outstanding on a fully diluted basis. Of these shares, the       shares which
are being sold in this offering generally will be freely transferable without restriction or further registration under the Securities Act, except that any shares held by our "affiliates" as is defined in Rule 144 under the Securities Act may be sold only in compliance with the limitations described below.

SALES OF RESTRICTED SECURITIES

    The remaining       shares of common stock which will be outstanding after
the offering will be "restricted securities" as defined in Rule 144, and may be sold in the future without registration under the Securities Act subject to compliance with the provisions of Rule 144 or any other applicable exemption under the Securities Act.

    In general, under Rule 144 a stockholder who has beneficially owned his or her restricted securities for at least one year including the holding period of any prior owner, except an affiliate from whom those shares were purchased is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of

    - 1% of the then outstanding shares of our common stock, which is expected
      to be approximately       shares immediately after this offering; and

    - the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144, provided certain requirements concerning availability of public information, manner of sale and notice of sale are satisfied.

    In addition, a stockholder that is not one of our affiliates at any time during the three months preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years including the holding period of any prior owner, except an affiliate from whom those shares were purchased is entitled to sell the shares immediately under Rule 144(k) without compliance with the above described requirements under Rule 144.

    Securities issued in reliance on Rule 701 (such as shares of our common stock acquired pursuant to the exercise of certain options granted under our stock plans) are also restricted securities and, beginning 90 days after the date of this prospectus, may be sold by stockholders other than our affiliates subject only to the manner of sale provisions of Rule 144 and by affiliates under Rule 144 without compliance with its one-year holding period requirement.

STOCK OPTIONS

    We intend to file registration statements on Form S-8 with respect to the
aggregate of             shares of common stock issuable under our stock option
and incentive plans ninety days following the consummation of this offering. Shares issued upon the exercise of stock options after the effective date of the Form S-8 registration statement will be eligible for resale in the public market without restriction, except that affiliates must comply with Rule 144.

LOCK-UP AGREEMENTS

    Each of our executive offers, directors and other significant stockholders of record has agreed with the representatives, for a period of 180 days after the date of the final prospectus for this offering, not to offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of common stock, any options or warrants to purchase any shares of common stock, or any securities convertible into or exchangeable for shares of common stock owned as of the date of this prospectus or acquired directly from us by these holders or with respect to which they have or may acquire the power of disposition, without the prior written consent of FleetBoston Robertson Stephens Inc. However, FleetBoston Robertson
Stephens Inc. may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to lock-up agreements.

                                  UNDERWRITING

    The underwriters named below, acting through their representatives, FleetBoston Robertson Stephens Inc., CIBC WorldMarkets Corp. and First Union Securities, Inc., have severally agreed with us, subject to the terms and conditions of the underwriting agreement, to purchase from us the numbers of shares of common stock set forth opposite their names below. The underwriters are committed to purchase any and all of the shares if any are purchased.

                                                                   NUMBER
    UNDERWRITER                                                   OF SHARES
    -----------                                                  -----------
    FleetBoston Robertson Stephens Inc.........................
    CIBC WorldMarkets Corp.....................................
    First Union Securities, Inc................................

                                                                 -----------
          Total................................................
                                                                 ===========

    We have been advised that the underwriters propose to offer the shares of common stock to the public at the public offering price located on the cover page of this prospectus and to dealers at that price less a concession of not in excess of $ per share, of which $ may be reallowed to other dealers. After the initial public offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No reduction in this price will change the amount of proceeds to be received by us as indicated on the cover of this prospectus.

    OVER-ALLOTMENT OPTION. We have granted to the underwriters an option, exercisable during the 30-day period after the date of this prospectus, to
purchase up to             additional shares of common stock at the same price
per share as we will receive for the             shares that the underwriters
have agreed to purchase. To the extent that the underwriters exercise this option, each of the underwriters will have a firm commitment to purchase approximately the same percentage of additional shares that the number of shares of common stock to be purchased by it shown in the above table represents as a
percentage of the             shares offered by this prospectus. If purchased,
the additional shares will be sold by the underwriters on the same terms as
those on which the       shares are being sold. We will be obligated, under this
option, to sell shares to the extent the option is exercised. The underwriters may exercise the option only to cover over-allotments made in connection with
the sale of the             shares of common stock offered by this prospectus.

    UNDERWRITING DISCOUNTS AND COMMISSIONS. The underwriting discounts and commissions equal the public offering price per share less the amount paid per share by the underwriters to us. The underwriting discounts and commissions equal 7% of the public offering price. The following table shows the per share and total underwriting discounts and commissions to be paid by us to the underwriters. This information is presented assuming either no exercise or full exercise by the underwriters of their over-allotment option.

                                                                                    TOTAL
                                                                       -------------------------------
                                                                          WITHOUT            WITH
                                                                       OVER-ALLOTMENT   OVER-ALLOTMENT
                                                           PER SHARE       OPTION           OPTION
                                                           ---------   --------------   --------------
    Public Offering Price................................
    Underwriting Discounts and Commissions...............
    Proceeds to DURO.....................................

    The expenses of the offering payable by us are estimated at $1,500,000. FleetBoston Robertson Stephens Inc. expects to deliver the shares of common
stock to purchasers on             , 2000.

    INDEMNITY. The underwriting agreement contains covenants of indemnity among the underwriters and us against civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representation and warranties contained in the underwriting agreement.

    FUTURE SALES. Each of our executive offers, directors and other significant stockholders of record has agreed with the representatives, for a period of 180 days after the date of the final prospectus for this offering, not to offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of common stock, any options or warrants to purchase any shares of common stock, or any securities convertible into or exchangeable for shares of common stock owned as of the date of this prospectus or acquired directly from us by these holders or with respect to which they have or may acquire the power of disposition, without the prior written consent of FleetBoston Robertson Stephens Inc. However, FleetBoston Robertson
Stephens Inc. may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to lock-up agreements. In addition, we have agreed that for a period of 180 days after the date of the final prospectus for this offering we will not, without the prior written consent of FleetBoston Robertson Stephens Inc., (1) consent to the disposition of any shares held by stockholders subject to lock-up agreements prior to the expiration of the lock-up period or (2) issue, sell, contract to sell, or otherwise dispose of, any shares of common stock, any options to purchase any shares of common stock or any securities convertible into, exercisable for or exchangeable for shares of common stock other than (a) our sale of shares in this offering, (b) the issuance of common stock upon the exercise of outstanding options and the issuance of options under existing stock option and incentive plans, provided such common stock and the common stock issuable upon the exercise of such options cannot be transferred prior to the expiration of the lock-up period, and (c) the issuance of shares in connection with certain acquisitions that cannot be sold on the public market during the lock-up period. Please see "Shares Eligible for Future Sale."

    DIRECTED SHARES.  At our request, the underwriters have reserved up to   %
of the shares of the common stock offered by this prospectus for sale to our officers, directors, employees and their family members and to our business associates at the public offering price set forth on the cover page of this prospectus. These business associates are current and former clients, vendors, suppliers and other individuals who, in the judgment of our management, have contributed to our success. These persons must commit to purchase no later than the close of business on the day following the date of this prospectus. The number of shares available for sale to the general public will be reduced to the extent these persons purchase the reserved shares.

    The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

    NO PRIOR PUBLIC MARKET. Prior to this offering, there has been no public market for the common stock. Consequently, the initial public offering price for the common stock offered by this prospectus will be determined through negotiations between us and the representatives. The material factors to be considered in these negotiations were prevailing market conditions, our financial information, market valuations of other companies that we and the representatives believe to be comparable to us, estimates of our business potential and the present state of our development.

    STABILIZATION. The representatives have advised us that, under Regulation M under the Securities Exchange Act, some participants in the offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, that may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. A "stabilizing bid" is a bid for the purchase of the common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A "syndicate covering transaction" is the bid for or purchase of the common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. A "penalty bid" is an arrangement permitting the representatives to reclaim the selling concession otherwise accruing to an underwriter or syndicate member in connection with the offering if the common stock originally sold by the underwriter or syndicate member is purchased by the representatives in a syndicate covering transaction and has therefore not been effectively placed by the underwriter or syndicate member. The representatives have advised us that these transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

    STOCK ACQUIRED BY AFFILIATES OF REPRESENTATIVES. As part of a private placement in December 1999, we sold:

    - 1,200,000 shares of common stock and 10,000 shares of series B preferred stock to CIBC WMC Inc. for an aggregate price of $10,012,000; and

    - 2,880,000 shares of common stock and 24,000 shares of series B preferred stock to First Union Capital Partners, Inc. for an aggregate price of $24,028,800.

These purchases were made at share prices and on other terms identical to those given to the other purchasers in the private placement. Among other things, CIBC WMC and First Union Capital Partners, Inc. received voting rights, registration rights and participation rights in connection with their purchases. In addition, First Union Capital Partners, Inc. was given the right to nominate two of our directors, currently Scott Perper and Pearce A. Landry. Mr. Perper is a Managing Partner of First Union Capital Partners, Inc. and Mr. Landry is a Principal of First Union Capital Partners, Inc. For additional information, please see "Related Party Transactions."

    CIBC WMC is an affiliate of CIBC WorldMarkets Corp., one of the representatives of the underwriters of this offering. First Union Capital Partners, Inc. is an affiliate of First Union Securities, Inc., which is also a representative of the underwriters of this offering. Under the rules of the National Association of Securities Dealers, Inc., the purchases of our stock by CIBC WMC and First Union Capital Partners, Inc. may be deemed to result in underwriting compensation in connection with this offering. In accordance with the rules of the National Association of Securities Dealers, Inc., the common stock purchased by CIBC WMC and First Union Capital Partners, Inc., as well as the common stock they will receive upon completion of this offering in exchange for their holdings of series B preferred stock, will be restricted from sale or other transfer until six months after the date of this prospectus, except as permitted by those rules.

                            VALIDITY OF COMMON STOCK

    The validity of the shares of common stock we are offering will be passed upon for us by Goodwin, Procter & Hoar LLP, Boston, Massachusetts. David F. Dietz, one of our directors, is the sole owner of David F. Dietz, P.C., a partner of Goodwin, Procter & Hoar LLP and its predecessor firm. Legal matters in connection with this offering will be passed upon for the underwriters by Hale and Dorr LLP, Boston, Massachusetts.

                                    EXPERTS

    The consolidated financial statements of DURO Communications, Inc. as of December 31, 1999 and for the period from February 19, 1999 (inception) to December 31, 1999, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

    The historical financial statements of acquired entities included in this prospectus have been audited by various independent accountants. The companies and periods covered by these audits are indicated in the individual accountants' reports. Such financial statements have been so included in reliance on the reports of the various independent accountants.

                      WHERE YOU CAN FIND MORE INFORMATION

    We have filed a registration statement on Form S-1 with the SEC for the common stock we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. When we complete this offering, we will also be required to file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish to our stockholders annual reports containing audited financial statements for each fiscal year.

    You can read our SEC filings, including the registration statement, over the Internet at the SEC's web site at HTTP://WWW.SEC.GOV. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, NW, Washington, DC 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

                        DURO COMMUNICATIONS CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------

DURO COMMUNICATIONS, INC.--CONSOLIDATED FINANCIAL
  STATEMENTS:
    Report of Independent Accountants.......................    F-7
    Consolidated Balance Sheet as of December 31, 1999......    F-8
    Consolidated Statement of Operations for the period from
     February 19, 1999 through December 31, 1999............    F-9
    Consolidated Statement of Stockholders' Equity for the
     period from February 19, 1999 through December 31,
     1999...................................................   F-10
    Consolidated Statement of Cash Flows for the period from
     February 19, 1999 through December 31, 1999............   F-11
    Notes to Consolidated Financial Statements..............   F-12

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
  (UNAUDITED):
    Pro Forma Condensed Consolidated Balance Sheet as of
     December 31, 1999 (Unaudited)..........................   F-27
    Pro Forma Condensed Consolidated Statements of
     Operations for the nine month period ended
     December 31, 1999 (Unaudited)..........................   F-28
    Notes to Pro Forma Condensed Consolidated Financial
     Statements (Unaudited).................................   F-29

CROSSROADS ACCESS CORPORATION--FINANCIAL STATEMENTS:
    Report of Independent Accountants.......................   F-31
    Balance Sheets as of December 31, 1998 and March 16,
     1999...................................................   F-32
    Statements of Operations for the Years Ended
     December 31, 1997 and 1998 and the period from
     January 1, 1999 through March 16, 1999.................   F-33
    Statements of Stockholders' Equity for the Years Ended
     December 31, 1997 and 1998 and the period from
     January 1, 1999 through March 16, 1999.................   F-34
    Statements of Cash Flows for the Years Ended
     December 31, 1997 and 1998 and the period from
     January 1, 1999 through March 16, 1999.................   F-35
    Notes to Financial Statements...........................   F-36

DIGITAL.NET, LLC--FINANCIAL STATEMENTS:
    Report of Independent Accountants.......................   F-42
    Balance Sheets as of December 31, 1998 and March 25,
     1999...................................................   F-43
    Statements of Operations for the periods from
     September 1, 1998 through December 31, 1998 and
     January 1, 1999 through March 25, 1999.................   F-44
    Statements of Members' Equity for the periods from
     September 1, 1998 through December 31, 1998 and
     January 1, 1999 through March 25, 1999.................   F-45
    Statements of Cash Flows for the periods from
     September 1, 1998 through December 31, 1998 and
     January 1, 1999 through March 25, 1999.................   F-46
    Notes to Financial Statements...........................   F-47

                        DURO COMMUNICATIONS CORPORATION

GLOBAL INFORMATION EXCHANGE CORPORATION--FINANCIAL
  STATEMENTS:
    Report of Independent Accountants.......................   F-52
    Consolidated Balance Sheets as of December 31, 1998 and
     April 7, 1999..........................................   F-53
    Consolidated Statements of Operations for the Year Ended
     December 31, 1998 and the period from January 1, 1999
     through April 7, 1999..................................   F-54
    Consolidated Statements of Stockholders' Equity
     (Deficit) for the Year Ended December 31, 1998 and the
     period from January 1, 1999 through April 7, 1999......   F-55
    Consolidated Statements of Cash Flows for the Year Ended
     December 31, 1998 and the period from January 1, 1999
     through April 7, 1999..................................   F-56
    Notes to Consolidated Financial Statements..............   F-57

VOYAGER ONLINE, LLC--FINANCIAL STATEMENTS:
    Report of Independent Accountants.......................   F-61
    Balance Sheets as of December 31, 1998 and April 19,
     1999...................................................   F-62
    Statements of Operations for the Years Ended
     December 31, 1997 and 1998 and the period from
     January 1, 1999 through April 19, 1999.................   F-63
    Statements of Stockholders' Deficit for the Years Ended
     December 31, 1997 and 1998 and the period from
     January 1, 1999 through April 19, 1999.................   F-64
    Statements of Cash Flows for the Years Ended
     December 31, 1997 and 1998 and the period from
     January 1, 1999 through April 19, 1999.................   F-65
    Notes to Financial Statements...........................   F-66

EDGENET NETWORK SERVICES (A DIVISION OF EDGENET MEDIA, LLC)
  -FINANCIAL STATEMENTS:
    Report of Independent Accountants.......................   F-71
    Balance Sheet as of April 23, 1999......................   F-72
    Statement of Operations for the period from January 1,
     1999 through April 23, 1999............................   F-73
    Statement of Changes in Members' Equity for the period
     from January 1, 1999 through April 23, 1999............   F-74
    Statement of Cash Flows for the period from January 1,
     1999 through April 23, 1999............................   F-75
    Notes to Financial Statements...........................   F-76

MPINET (A DIVISION OF MICRO PRODUCTS INC.)--FINANCIAL
  STATEMENTS:
    Report of Independent Accountants.......................   F-82
    Balance Sheets as of December 31, 1998 and March 31,
     1999...................................................   F-83
    Statements of Operations for the Years Ended
     December 31, 1997 and 1998 and the period from
     January 1, 1999 through March 31, 1999.................   F-84
    Statements of Divisional Interest for the Years Ended
     December 31, 1997 and 1998 and the period from
     January 1, 1999 through March 31, 1999.................   F-85
    Statements of Cash Flows for the Years Ended
     December 31, 1997 and 1998 and the period from
     January 1, 1999 through March 31, 1999.................   F-86
    Notes to Financial Statements...........................   F-87

                        DURO COMMUNICATIONS CORPORATION

ICX ONLINE, INC.--FINANCIAL STATEMENTS:
    Report of Independent Accountants.......................   F-91
    Balance Sheets as of December 31, 1998 and June 7,
     1999...................................................   F-92
    Statements of Operations for the Years Ended
     December 31, 1997 and 1998 and the period from
     January 1, 1999 through June 7, 1999...................   F-93
    Statements of Stockholders' Equity (Deficit) for the
     Years Ended December 31, 1997 and 1998 and the period
     from January 1, 1999 through June 7, 1999..............   F-94
    Statements of Cash Flows for the Years Ended
     December 31, 1997 and 1998 and the period from
     January 1, 1999 through June 7, 1999...................   F-95
    Notes to Financial Statements...........................   F-96

METROLINK INTERNET SERVICES, INC. AND METROLINK INTERNET
  SERVICES OF PORT ST. LUCIE, INC.--FINANCIAL STATEMENTS:
    Report of Independent Accountants.......................  F-100
    Combined Balance Sheet as of June 13, 1999..............  F-101
    Combined Statement of Operations for the period from
     January 1, 1999 through June 13, 1999..................  F-102
    Combined Statement of Accumulated Deficit for the period
     from January 1, 1999 through June 13, 1999.............  F-103
    Combined Statement of Cash Flows for the period from
     January 1, 1999 through June 13, 1999..................  F-104
    Notes to Consolidated Financial Statements..............  F-105

GLOBAL DATALINK, INC.--FINANCIAL STATEMENTS:
    Report of Independent Accountants.......................  F-108
    Balance Sheets as of December 31, 1998 and July 7,
     1999...................................................  F-109
    Statements of Operations for the Year Ended December 31,
     1998 and the period from January 1, 1999 through July
     7, 1999................................................  F-110
    Statements of Stockholders' Deficit for the Year Ended
     December 31, 1998 and the period from January 1, 1999
     through July 7, 1999...................................  F-111
    Statements of Cash Flows for the Year Ended December 31,
     1998 and the period from January 1, 1999 through July
     7, 1999................................................  F-112
    Notes to Financial Statements...........................  F-113

SOUTHERN KENTUCKY NETWORK, INC. AND TOUCHTONE
  COMMUNICATIONS, INC.--COMBINED FINANCIAL STATEMENTS:
    Report of Independent Accountants.......................  F-118
    Combined Balance Sheets as of December 31, 1998 and
     August 26, 1999........................................  F-119
    Combined Statements of Operations and Accumulated
     Deficit for the Years Ended December 31, 1997 and 1998
     and the period from January 1, 1999 through August 26,
     1999...................................................  F-120
    Combined Statements of Cash Flows for the Years Ended
     December 31, 1997 and 1998 and the period from
     January 1, 1999 through August 26, 1999................  F-121
    Notes to Combined Financial Statements..................  F-122

                        DURO COMMUNICATIONS CORPORATION

GIBRALTER DATA SERVICES (A DIVISION OF GIBRALTER PUBLISHING,
  INC.)--FINANCIAL STATEMENTS:
    Report of Independent Accountants.......................  F-128
    Balance Sheets as of December 31, 1998 and September 22,
     1999...................................................  F-129
    Statements of Operations and Owner's Deficit for the
     Years Ended December 31, 1998 and the period from
     January 1, 1999 through September 22, 1999.............  F-130
    Statements of Cash Flows for the Years Ended
     December 31, 1998 and the period from January 1, 1999
     through September 22, 1999.............................  F-131
    Notes to Financial Statements...........................  F-132

BITSTORM, INC.--FINANCIAL STATEMENTS:
    Report of Independent Accountants.......................  F-138
    Balance Sheets as of December 31, 1998 and October 14,
     1999...................................................  F-139
    Statements of Operations for the Years Ended
     December 31, 1997 and 1998 and the period from
     January 1, 1999 through October 14, 1999...............  F-140
    Statements of Shareholders' Capital for the Years Ended
     December 31, 1997 and 1998 and the period from
     January 1, 1999 through October 14, 1999...............  F-141
    Statements of Cash Flows for the Years Ended
     December 31, 1997 and 1998 and the period from
     January 1, 1999 through October 14, 1999...............  F-142
    Notes to Financial Statements...........................  F-143

INTERNET OF WESTERN NORTH CAROLINA, INC.--FINANCIAL
  STATEMENTS:
    Report of Independent Accountants.......................  F-146
    Balance Sheets as of December 31, 1998 and October 26,
     1999...................................................  F-147
    Statements of Operations for the period from May 13,
     1998 through December 31, 1998 and the period from
     January 1, 1999 through October 26, 1999...............  F-148
    Statements of Stockholders' Deficit for the periods May
     13, 1998 through December 31, 1998 and the period from
     January 1, 1999 through October 26, 1999...............  F-149
    Statements of Cash Flows for the period from May 13,
     1998 through December 31, 1998 and the period from
     January 1, 1999 through October 26, 1999...............  F-150
    Notes to Financial Statements...........................  F-151

THE NASHVILLE EXCHANGE, INC.--FINANCIAL STATEMENTS:
    Report of Independent Accountants.......................  F-157
    Balance Sheet as of December 10, 1999...................  F-158
    Statement of Operations for the period from January 1,
     1999 through December 10, 1999.........................  F-159
    Statement of Stockholders' Deficit for the period from
     January 1, 1999 through December 10, 1999..............  F-160
    Statement of Cash Flows for the period from January 1,
     1999 through December 10, 1999.........................  F-161
    Notes to Financial Statements...........................  F-162

                        DURO COMMUNICATIONS CORPORATION

OPTI-LINK COMMUNICATIONS, INC. (A WHOLLY OWNED SUBSIDIARY OF
  TELCOM GROUP, INC.)--FINANCIAL STATEMENTS:
    Report of Independent Accountants.......................  F-167
    Balance Sheets as of December 31, 1998 and December 22,
     1999...................................................  F-168
    Statements of Operations for the period from April 22,
     1998 (inception) through December 31, 1998 and the
     period from January 1, 1999 through December 22,
     1999...................................................  F-169
    Statements of Stockholders' Equity for the period from
     April 22, 1998 (inception) through December 31, 1998
     and the period from January 1, 1999 through
     December 22, 1999......................................  F-170
    Statements of Cash Flows for the period from April 22,
     1998 (inception) through December 31, 1998 and the
     period from January 1, 1999 through December 22,
     1999...................................................  F-171
    Notes to Financial Statements...........................  F-172

SURF SOUTH, INC.--FINANCIAL STATEMENTS:
    Report of Independent Accountants.......................  F-179
    Balance Sheets as of December 31, 1997 and 1998 and
     December 29, 1999......................................  F-180
    Statements of Operations for the Years Ended
     December 31, 1997 and 1998 and the period from
     January 1, 1999 through December 29, 1999..............  F-181
    Statements of Stockholders' Equity for the Years Ended
     December 31, 1997 and 1998 and the period from
     January 1, 1999 through December 29, 1999..............  F-182
    Statements of Cash Flows for the Years Ended
     December 31, 1997 and 1998 and the period from
     January 1, 1999 through December 29, 1999..............  F-183
    Notes to Financial Statements...........................  F-184

DIGITAL EXPRESS INTERNET SERVICES, INC.--FINANCIAL
  STATEMENTS:
    Report of Independent Accountants.......................  F-194
    Balance Sheets as of December 31, 1998 and 1999.........  F-195
    Statements of Operations for the Years Ended
     December 31, 1998 and 1999.............................  F-196
    Statements of Stockholders' Deficit for the Years Ended
     December 31, 1998 and 1999.............................  F-197
    Statements of Cash Flows for the Years Ended
     December 31, 1998 and 1999.............................  F-198
    Notes to Financial Statements...........................  F-199

GULF COAST INTERNET CORPORATION, INC.--FINANCIAL STATEMENTS:
    Report of Independent Accountants.......................  F-204
    Balance Sheet as of December 31, 1999...................  F-205
    Statement of Operations for the Year Ended December 31,
     1999...................................................  F-206
    Statement of Stockholders' Equity for the Year Ended
     December 31, 1999......................................  F-207
    Statement of Cash Flows for the Year Ended December 31,
     1999...................................................  F-208
    Notes to Financial Statements...........................  F-209

DSS ONLINE, LLC--FINANCIAL STATEMENTS:
    Report of Independent Accountants.......................  F-215
    Balance Sheets as of December 31, 1998 and 1999.........  F-216
    Statements of Operations for the Years Ended
     December 31, 1998 and 1999.............................  F-217
    Statements of Stockholders' Equity (Deficit) for the
     Years Ended December 31, 1998 and 1999.................  F-218
    Statements of Cash Flows for the Years Ended
     December 31, 1998 and 1999.............................  F-219
    Notes to Financial Statements...........................  F-220

                        DURO COMMUNICATIONS CORPORATION

ITHINK, INC.--FINANCIAL STATEMENTS:
    Report of Independent Accountants.......................
    Balance Sheets as of December 31, 1998 and 1999.........
    Statements of Operations for the Years Ended
     December 31, 1997, 1998 and 1999.......................
    Statements of Stockholders' Equity (Deficit) for the
     Years Ended December 31, 1997, 1998 and 1999...........
    Statements of Cash Flows for the Years Ended
     December 31, 1997, 1998 and 1999.......................
    Notes to Financial Statements...........................

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
DURO Communications, Inc.:

    We have audited the accompanying consolidated balance sheet of DURO Communications Inc. and subsidiaries as of December 31, 1999 and the related consolidated statement of operations, stockholders' equity, and cash flows for the period from February 19, 1999 (inception) through December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DURO Communications, Inc. and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for period from February 19, 1999 through December 31, 1999 in conformity with generally accepted accounting principles.

/s/ KPMG LLP
KPMG LLP
Orlando, Florida
March 23, 2000

                           DURO COMMUNICATIONS, INC.

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1999

                                     ASSETS

Current assets:
  Cash and cash equivalents.................................  $ 34,188,096
  Receivables:
    Trade, net of allowance for doubtful accounts of
     $482,218...............................................     2,999,247
    Other receivables.......................................       223,208
Prepaid expenses............................................       494,419
Other assets................................................       292,374
                                                              ------------
      Total current assets..................................    38,197,344

Property and equipment, net.................................    16,206,901

Other assets:
  Intangible assets, net....................................    78,974,500
  Financing costs, net......................................     2,598,952
                                                              ------------
      Total assets..........................................  $135,977,697
                                                              ============

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  3,863,294
  Accrued expenses..........................................     1,470,885
  Lines of credit, notes payable and current portion of
    long-term debt..........................................     4,515,381
  Current portion of capital lease obligations..............        77,626
  Deferred revenue..........................................     3,639,387
  Other current liabilities.................................       554,084
                                                              ------------
      Total current liabilities.............................    14,120,657
Long-term debt, less current portion........................    29,138,761
Capital lease obligations, less current portion.............       116,229
Other liabilities...........................................     1,420,711
                                                              ------------
      Total liabilities.....................................    44,796,358
                                                              ------------
Commitments and contingencies
Mandatorily redeemable preferred stock, Series B, $0.01 par
  value; 54,000 shares authorized, issued and outstanding
  (redeemable at $1,000 per share)..........................    45,834,800
                                                              ------------
Stockholders' equity:
  Preferred stock:
    Series A, $0.01 par value; 50,000 shares authorized;
     48,667 shares issued and outstanding (liquidation value
     of $1,000 per share)...................................           487
    Undesignated, $0.01 par value; 896,000 shares
     authorized.............................................
  Common stock:
    Class A, $0.01 par value; 40,000,000 shares authorized,
     26,444,624 issued and outstanding including 1,133,300
     which are restricted...................................       264,446
    Class B, nonvoting, $0.01 par value; 10,000,000 shares
     authorized; 5,644,040 shares issued and outstanding
     including 3,866,680 which are restricted...............        56,441
  Additional paid-in capital................................    54,225,739
  Accumulated deficit.......................................    (9,200,574)
                                                              ------------
      Total stockholders' equity............................    45,346,539
                                                              ------------
      Total liabilities and stockholders' equity............  $135,977,697
                                                              ============

          See accompanying notes to consolidated financial statements.

                           DURO COMMUNICATIONS, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

  FOR THE PERIOD FROM FEBRUARY 19, 1999 (INCEPTION) THROUGH DECEMBER 31, 1999

Internet services revenue...................................  $ 22,544,955

Operating expenses:
  Direct Internet services costs............................     7,712,877
  Sales and marketing.......................................     1,902,229
  General and administrative................................     9,430,438
  Compensation charge associated with common stock
    issuance................................................       190,906
  Depreciation and amortization.............................     9,057,713
                                                              ------------
      Total operating expenses..............................    28,294,163
                                                              ------------
      Net operating loss....................................    (5,749,208)
                                                              ------------
Other income (expense):
  Interest expense..........................................    (3,480,067)
  Interest income...........................................        28,701
                                                              ------------
      Total other expense...................................    (3,451,366)
                                                              ------------
      Loss before income taxes..............................    (9,200,574)
Income tax provision........................................            --
                                                              ------------
      Net loss..............................................    (9,200,574)

Preferred stock dividends...................................     2,678,540
                                                              ------------
      Net loss applicable to common stockholders............  $(11,879,114)
                                                              ============
Per share data:
  Basic and diluted net loss per share applicable to common
    stockholders............................................  $      (0.37)
                                                              ============
Weighted average common shares outstanding..................    32,088,664
                                                              ============

          See accompanying notes to consolidated financial statements.

                           DURO COMMUNICATIONS, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
  FOR THE PERIOD FROM FEBRUARY 19, 1999 (INCEPTION) THROUGH DECEMBER 31, 1999

                                                                  CLASS A    CLASS B    ADDITIONAL                      TOTAL
                                                      PREFERRED    COMMON     COMMON      PAID-IN     ACCUMULATED   STOCKHOLDERS'
                                                        STOCK      STOCK      STOCK       CAPITAL       DEFICIT        EQUITY
                                                      ---------   --------   --------   -----------   -----------   -------------
BALANCE AT FEBRUARY 19, 1999........................    $ --            --        --             --            --             --
Issuance of capital stock for cash..................     460       263,541    56,441     54,090,957            --     54,411,399
Conversion of preferred dividends to preferred
  stock.............................................      27            --        --            (27)           --             --
Issuance of common stock as a part of purchase
  consideration of acquired company.................      --           905        --        134,809            --        135,714
Net loss............................................      --            --        --             --    (9,200,574)    (9,200,574)
                                                        ----      --------   -------    -----------   -----------    -----------
BALANCE AT DECEMBER 31, 1999........................    $487       264,446    56,441     54,225,739    (9,200,574)    45,346,539
                                                        ====      ========   =======    ===========   ===========    ===========

          See accompanying notes to consolidated financial statements.

                           DURO COMMUNICATIONS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

  FOR THE PERIOD FROM FEBRUARY 19, 1999 (INCEPTION) THROUGH DECEMBER 31, 1999

Cash flows from operating activities:
  Net loss..................................................  $  (9,200,574)
  Adjustments to reconcile net loss to net cash provided by
    operating activities:
    Depreciation and amortization...........................      9,952,381
    Compensation expense associated with common stock
      issuance..............................................        190,906
    Changes in operating assets and liabilities, excluding
      effects of business combinations:
      Receivables...........................................       (640,938)
      Prepaid expenses and other current assets.............       (705,684)
      Accounts payable......................................      1,207,687
      Accrued expenses and other current liabilities........      1,867,458
      Deferred revenue......................................        992,928
                                                              -------------
        Net cash provided by operating activities...........      3,664,164
                                                              -------------
Cash flows from investing activities:
  Acquisition of equipment and leasehold improvements.......     (6,187,488)
  Purchase of acquired companies, net of cash received......    (94,904,585)
                                                              -------------
        Net cash used by investing activities...............   (101,092,073)
                                                              -------------
Cash flows from financing activities:
  Proceeds from lines of credit, notes payable and current
    portion of long-term debt...............................     33,654,142
  Payments of deferred financing costs......................     (2,523,161)
  Repayments of capital lease obligations...................        193,855
  Proceeds from issuance of capital stock, net of issuance
    costs...................................................     54,511,169
  Proceeds from issuance of mandatorily redeemable preferred
    stock...................................................     45,780,000
                                                              -------------
        Net cash provided by financing activities...........    131,616,005
                                                              -------------
        Net increase in cash and cash equivalents...........     34,188,096
Cash and cash equivalents:
  Beginning period..........................................             --
                                                              -------------
  End of period.............................................  $  34,188,096
                                                              =============

Supplemental disclosure of cash flow information:
  Interest paid.............................................  $   3,288,066
                                                              =============
Non-cash financing activities:
  The Company entered into various capital leases for
    computer equipment.
    These capital lease obligations resulted in non-cash
    financing activities aggregating $221,068 for the period
    ended December 31, 1999
  In accordance with the terms of the Series A preferred
    stock, cumulative dividends were paid through the
    issuance of additional shares of preferred stock

          See accompanying notes to consolidated financial statements.

                           DURO COMMUNICATIONS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) ORGANIZATION AND BASIS OF PRESENTATION

    DURO Communications, Inc. was incorporated as DURO Holding Corp. in Delaware in December 1999 and changed its name to DURO Communications, Inc. shortly thereafter. Its predecessor, the wholly-owned subsidiary formerly known as DURO Communications, Inc., and now known as DURO Communication Corporation, was incorporated on February 19, 1999. DURO Communications, Inc. is a full service, facilities-based provider of Internet data and broadband communications solutions, including high-speed digital subscriber line, or DSL, access, Internet hosting, web development and network integration services, for small and medium-sized businesses in tier II and III markets in the southeastern United States. DURO Communication Corporation completed its first acquisition and commenced operations on March 16, 1999.

    On December 23, 1999, DURO Communications, Inc. entered into a stock exchange agreement with DURO Communication Corporation whereby the shareholders of DURO Communication Corporation became the shareholders of DURO
Communications, Inc. This transaction was accounted for as a combination of entities under common control. The consolidated financial statements include the activity of DURO Communications, Inc. and DURO Communication Corporation, collectively referred to as "DURO" or the "Company".

    Inherent in the Company's business are various risks and uncertainties, including its limited operating history, historical operating losses, and the limited history of the need for Internet access and enhanced services. The Company's future success will be dependent upon its ability to create and provide effective and competitive broadband and Internet data services, the continued acceptance of the Internet and the Company's ability to develop and provide new services that meet customers changing requirements, including the effective use of leading technologies, to continue to enhance its current services, and to influence and respond to emerging industry standards and other technological changes on a timely and cost-effective basis.

    The consolidated financial statements include the activity of the Company for the period from February 19, 1999 (inception) through December 31, 1999 and its wholly-owned subsidiaries and acquired businesses since the respective dates of their acquisition. All significant intercompany balances and transactions have been eliminated in consolidation.

    (B) USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (C) CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. Cash equivalents at December 31, 1999 were approximately $34 million.

                           DURO COMMUNICATIONS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (D) PROPERTY AND EQUIPMENT

    Property and equipment consist primarily of network communications equipment, computer equipment, and furniture and fixtures, all of which are stated at cost or fair market value at the date of acquisition. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, generally ranging from three to ten years.

    Property and equipment under capital leases are stated at the present value of minimum lease payments and are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the assets.

    (E) INTANGIBLE ASSETS

    The excess of cost over the fair value of net assets acquired, or goodwill, is amortized using the straight-line method over a 10-year period. Also, included in intangible assets are the customer databases, which consist of customer lists purchased from various acquisitions. The cost of the customer lists is being amortized on a straight-line basis over three years. Other intangibles consisting of costs associated with unfavorable contracts and covenants not-to-compete are being amortized over the term of the various agreements.

    (F) IMPAIRMENT OF LONG-LIVED ASSETS

    The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF (SFAS No. 121). SFAS No. 121 requires impairment losses to be recorded on long-lived assets used in operations, including goodwill, when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. In addition, the recoverability of goodwill is further evaluated under the provisions of APB Opinion No. 17, INTANGIBLE ASSETS, based upon estimated fair value. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

    (G) PEERING RELATIONSHIPS

    The Company does not pay any fees in connection with its peering relationships with other companies and does not record revenue or expense in connection with those arrangements. The nature of these relationships is that the parties share the responsibility for communications that occur between their respective local networks. These peering relationships are essentially exchanges of similar productive assets rather than a culmination of an earnings process. Accordingly, these arrangements are appropriately not reflected in the operations of the Company.

    (H) INCOME TAXES

    The Company accounts for income taxes under the provisions of SFAS No. 109, ACCOUNTING FOR INCOME TAXES (SFAS 109). SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or

                           DURO COMMUNICATIONS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

    (I) REVENUE RECOGNITION

    Revenue from dial-up, other Internet connectivity, web hosting, and other value-added Internet services is recognized as the services are provided and deferred and amortized to operations for amounts billed relating to future periods. Revenue from set-up fees to provide dial-up services is recognized over the 36-month expected period of customer retention.

    Revenue from network integration services, including network consulting and implementation services is recognized as the services are provided. Revenue from hardware and software sales is recognized upon shipment of the respective products.

    (J) SALES AND MARKETING COSTS

    Marketing expense includes the costs to acquire and retain subscribers, advertising and other general sales and marketing costs.

    The Company expenses the cost of advertising and promoting its services as incurred. Such costs are included in sales and marketing expenses and totaled approximately $1.2 million for the period ended December 31, 1999.

    (K) FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and accounts receivable. As of December 31, 1999, the Company had concentrations of credit risk in two financial institutions in the form of money market accounts in the approximate amount of $34 million. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and the relatively minor balances of each individual account. At December 31, 1999, the fair value of the Company's financial instruments approximate their carrying value based on their terms and interest rates.

    For the period ended December 31, 1999, three vendors represented approximately 28% of the Company's total purchases. The Company's reliance on certain vendors can be shifted to alternative sources of supply for products it sells should such changes be necessary.

    (L) EARNINGS PER SHARE

    The Company reports its earnings per share (EPS) in accordance with SFAS
No. 128, EARNINGS PER SHARE, which requires Basic EPS to be computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding for the period. The computation of diluted EPS is similar to Basic EPS, except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued. In this, its initial year, the Company has assumed and considered, in

                           DURO COMMUNICATIONS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) accordance with rules and regulations of the Securities and Exchange Commission, that all of its common stock was outstanding for the entire period.

    (M) STOCK BASED COMPENSATION

    The Company accounts for stock-based compensation arrangements in accordance with SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25 and provide pro forma net earnings (loss) disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

    (N) SEGMENT INFORMATION

    The Company adopted the provisions of SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. SFAS No. 131 requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Generally, financial information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. The Company currently operates in one industry segment, that being the satisfaction of the demand for Internet data services by consumers and business users.

    (O) RECENT ACCOUNTING PRONOUNCEMENTS

    In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE ("SOP 98-1). SOP 98-1 provides guidance for determining whether computer software is internal-use software and on accounting for the proceeds of computer software originally developed or obtained for internal use and then subsequently sold to the public. It also provides guidance on capitalization of the costs incurred for computer software developed or obtained for internal use. The Company has determined there was no impact, of adopting SOP 98-1, during the period ending December 31, 1999.

    In June 1998, SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES was issued. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. This statement is not expected to materially affect the Company as the Company currently does not have any derivative instruments or material hedging activities other than its interest rate cap agreement.

    In June 1999, SFAS No. 137, was issued to amend the implementation date for SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000.

                           DURO COMMUNICATIONS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

(2) PROPERTY AND EQUIPMENT

    Property and equipment, including equipment under capital leases stated at cost, at December 31, 1999:

Communications equipment....................................  $ 8,337,607
Furniture, fixtures and equipment...........................      896,512
Leasehold improvements......................................      423,725
Computer equipment..........................................    7,373,374
Software....................................................      539,145
                                                              -----------
                                                               17,570,363
Less accumulated depreciation and amortization..............   (1,363,462)
                                                              -----------
    Property and equipment, net.............................  $16,206,901
                                                              ===========

(3) INTANGIBLE ASSETS

    Intangible assets at December 31, 1999, were comprised of:

Goodwill....................................................  $59,943,373
Customer lists..............................................   23,909,768
Other.......................................................    2,815,610
                                                              -----------
                                                               86,668,751
    Less accumulated amortization...........................   (7,694,251)
                                                              -----------
Intangible assets, net......................................  $78,974,500
                                                              ===========

(4) DEBT

    In May 1999, DURO entered into a $35 million revolving credit facility and a $15 million term loan commitment (collectively referred as the "Loans") with a bank group, led by Canadian Imperial Bank of Commerce, which matures March 31, 2004. On December 10, 1999, certain provisions of the agreements governing the loans were amended and the revolving credit facility was increased to
$47 million. Interest is payable quarterly on all amounts borrowed. The loan agreements allow DURO to elect an interest rate as of each borrowing date based on either the (1) bank's prime rate plus 3% ("fixed rate") or (2) LIBOR plus 4% ("variable rate") as of December 31, 1999. The margins adjust on a quarterly basis depending on the Company's leverage ratio, as defined. The effective rate as of December 31, 1999 is approximately 10.21%. The Company also pays a commitment fee on the unused portion of the revolving credit facility of 1%. Automatic and permanent quarterly reductions of the maximum commitments begin June 30, 2000 at a rate of 6.25% of the outstanding balance of the term loan and 6.25% of the first $5 million of the revolving credit facility, with the balance due at maturity on March 21, 2004. The weighted-average interest rate on these
loans as of December 31, 1999 was    %.

                           DURO COMMUNICATIONS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

(4) DEBT (CONTINUED)
    Based on the outstanding balances as of December 31, 1999, the scheduled permanent reductions of long term debt are as follows:

                                          TERM LOAN       REVOLVING
DECEMBER 31,                             COMMITMENT    CREDIT FACILITY     TOTAL
------------                             -----------   ---------------   ----------
2000...................................  $ 2,640,381       1,875,000      4,515,381
2001...................................    2,812,108       2,500,000      5,312,108
2002...................................    2,172,286       2,500,000      4,672,286
2003...................................    1,678,039       2,500,000      4,178,039
March 31, 2004.........................    5,697,186       9,279,142     14,976,328
                                         -----------      ----------     ----------
                                          15,000,000      18,654,142     33,654,142
Less current portion...................   (2,640,381)     (1,875,000)    (4,515,381)
                                         -----------      ----------     ----------
    Long-term debt, less current
      portion..........................  $12,359,619      16,779,142     29,138,761
                                         ===========      ==========     ==========

    In accordance with the terms of the Loans, the Company entered into an interest rate cap agreement for a principal amount of $30,000,000 at 7.5% plus the applicable borrowing margin (11.50% at December 31, 1999). The agreement expires July 15, 2001.

    In addition, the Company must make additional principal payments equal to 50% of excess cash flow, as defined by the agreement.

    The Loans are collateralized by all of DURO's tangible and intangible personal property and fixtures as well as, substantially all of the issued and outstanding equity securities of DURO.

    The Loans are subject to an agreement that contains, among other provisions, certain financial covenants. These financial covenants include, among others, a leverage ratio, a fixed charge coverage ratio, an interest coverage ratio, and capital expenditure limitations. As of December 31, 1999, the Company was in compliance with these covenants.

    The Company obtained bridge financing from certain stockholders. A portion of the proceeds from the Loans were used to repay the bridge loan and related fees including interest of $140,000 and commitment fees of $860,000.

(5) LEASES

    The Company is obligated under capital leases for various equipment that expire over the next five years and are included in property and equipment.

    The Company has several noncancelable operating leases for office space, computer equipment, and points of presence that expire over the next five years. The Company is required to pay all executory costs, such as property taxes, maintenance, and insurance. Rental expense for operating leases during the period from February 19, 1999 through December 31, 1999 totaled $578,000.

                           DURO COMMUNICATIONS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

(5) LEASES (CONTINUED)
    Future minimum annual lease payments under capital and noncancelable operating leases as of December 31, 1999 are as follows:

                                                   CAPITAL LEASES   OPERATING LEASES
                                                   --------------   ----------------
2000.............................................     $ 91,786            688,316
2001.............................................       82,651            491,704
2002.............................................       19,644            283,890
2003.............................................       19,644            203,566
2004.............................................        7,343             67,669
                                                      --------          ---------
    Total minimum payments.......................      221,068          1,735,145
                                                                        =========
Less amounts representing interest...............       27,213
                                                      --------
    Present value of net minimum lease
      payments...................................      193,855
Less current portion.............................       77,626
                                                      --------
Capital lease obligations, less current portion       $116,229
                                                      ========

(6) MANDATORILY REDEEMABLE PREFERRED STOCK

    On December 30, 1999, the Company issued 54,000 shares of Series B, $0.01, Preferred Stock (with a redemption price of $1,000 per share) and 5,480,000 shares of common stock valued at $1.50 per share for total cash consideration of $54,054,800.

    The Series B Preferred Stock shall, with respect to the payment of dividends, redemption rights, and the distribution of assets upon liquidation or any other payments or distributions rank senior to the Series A Preferred Stock, the Class A and B Common Stocks and all shares of each other class or series of capital stock of the Company hereafter created, unless expressly noted.

    The holders of the Company's Class B Preferred Stock are entitled to receive dividends at an annual rate of 12% and payable on the last day of March, June, September, and December of each year commencing December 31, 1999. Such dividends shall be calculated on the basis of a 360-day year, shall be cumulative and shall accrue, whether or not earned or declared, each day that any shares of the Series B Preferred Stock are outstanding.

    On December 31, 2006, the Company must redeem all of the issued and outstanding shares of Series B Preferred Stock at a cash price per share equal to the Series B redemption price ($1,000 per share) plus all accrued and unpaid dividends thereon at the date of redemption. The Company also has the right to redeem said shares at any time prior to that date.

    In the case of default by the Company, the Series B Coupon Rate with respect to dividends accruing from and after the date of such default shall be increased to an annual rate of 18%. Such increase shall continue in effect until the Company cures such default.

    The difference between the carrying value and redemption value of the Mandatorily Redeemable Preferred Stock will be accreted using the interest method over the period of time prior to the redemption date.

                        DURO COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

(7) STOCKHOLDERS' EQUITY

    In connection with the continued company expansion, the Company issued capital shares of stock throughout the period ended December 31, 1999.

    In September, 1999 and December, 1999, the Company's Board of Directors declared a ten-for-one and a two-for-one split of the Company's common and preferred stock, respectively. All references in the financial statements to common and preferred shares and related prices, weighted average number of shares, and per share amounts have been adjusted to reflect the splits.

    (A) COMMON STOCK

    Class A Common Stock shareholders are entitled to one vote per share at all shareholder meetings. Class B Common Stock shareholders are not entitled to vote in any matters whatsoever, and shall not be entitled to notice of or participation in shareholder meetings, except as it relates to a merger or consolidation of the Company with or into another entity or entities, or any recapitalization or reorganization in which said shares would be treated differently than Class A shares. Dividends on shares of Class A and B Common Stock may be declared and paid from funds available subject to any preferential dividend rights of any then outstanding Preferred Stock.

    The Company has sold 1,133,300 shares of Class A common stock and 3,866,680 shares of Class B common stock under Restricted Stock Purchase Agreements (Restricted Stock Agreements). Under the terms of these Restricted Stock Agreements, officers and/or full-time employees of the Company purchased such shares at par value. Upon the occurrence of a termination event, as defined, the Company has the option, but not the obligation, to repurchase all or any portion of such shares that have not yet vested. The purchase price is the amount initially paid for such shares.

    Further, as of the occurrence of a termination event, as defined, the Company has the option, but not the obligation, to repurchase all or any portion of the vested shares. The purchase price for such vested shares is the greater of the fair market value, as determined in good faith by the Company's Board of Directors, or the amount initially paid for the stock.

    A termination event is defined as the termination of services by the employee or officer whether by death, disability, retirement, removal or resignation. Shares become vested at a rate of 25% per year commencing on the one year anniversary of the restricted stock purchase date.

    The restricted stock also bears certain restrictions regarding transferability. The Company has recorded compensation expense related to the sale of certain restricted shares in the amount of $190,906.

    (B) PREFERRED STOCK

    The holders of the Company's Class A Preferred Stock are entitled to receive, if and when declared, preferential cash dividends at the annual rate of 12% per share. Dividends will be paid in arrears on the first day of each January, April, July, and October. In the even the dividends are not paid as of any such date, such dividends shall thereafter compound and accrue additional cumulative dividends at the same rate. Dividends in the amount of $2,678,540 were paid in December, 1999 through the issuance of additional shares of preferred stock.

                        DURO COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

(7) STOCKHOLDERS' EQUITY (CONTINUED)
    The holders of each share of both Series A and B Preferred Stock shall not be entitled to vote on any matters whatsoever, and shall not be entitled to notice of or participation in shareholder meetings.

    (C) STOCK OPTIONS

    During the period ended December 31, 1999, one million shares of Class A Common Stock were reserved and authorized for stock options under the Company's Stock Option and Incentive Plan (the "Plan").

    On various dates, the Company's Board of Directors granted stock options to certain employees under the Plan. The stock option agreements with the employees consisted of the right to purchase an aggregate of 666,000 newly issued shares at an exercise price of $1.50 per share, the fair value of the underlying stock on the dates of grant. The options are exercisable as they vest. The options vest on the anniversary date of the grant at a rate of 25% per year. The expiration date of the options is ten years from the grant date.

    For disclosure purposes under SFAS No. 123, the fair value of each stock option granted is estimated on the date of the grant using the minimum value method. The assumptions used in the minimum value method are as follows:

Fair value of underlying stock on date of grant.............   $1.50
Risk free interest rate.....................................    6%
Expected life...............................................  5 years
Dividend yield..............................................    0%

    Under the above method, the total value of the stock options granted to the employees is $11,588, which would be recognized upon grant. Had stock compensation been recognized in accordance with SFAS 123, pro forma net loss would have been $9,212,162.

    Following is a summary of the Company's stock option activity as of December 31, 1999:

                                                                 WEIGHTED AVERAGE
                                                      OPTIONS        EXERCISE
                                                      --------   ----------------
Options outstanding at beginning of period..........       --
Options granted.....................................  666,000         $1.50
                                                      -------         -----
Options outstanding at end of period................  666,000         $1.50
                                                      =======         =====
Options exercisable at period end...................       --
Weighted average fair value of options granted
  during the period.................................                  $1.50

                        DURO COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

(7) STOCKHOLDERS' EQUITY (CONTINUED)
    The following table summarizes information about stock options outstanding or exercisable at December 31, 1999:

                              OPTIONS OUTSTANDING                    OPTIONS EXERCISEABLE
                           -------------------------   -------------------------------------------------
                                    WEIGHTED AVERAGE
      RANGE OF                         REMAINING       WEIGHTED AVERAGE     NUMBER      WEIGHTED AVERAGE
   EXERCISE PRICES          NUMBER  CONTRACTUAL LIFE    EXERCISE PRICE    EXERCISABLE    EXERCISE PRICE
---------------------      -------- ----------------   ----------------   -----------   ----------------
        $1.50              666,000     9.5 years           $     --              --              --

(8) ACQUIRED BUSINESSES

    As of December 31, 1999, DURO had completed the following acquisitions (amounts in millions):

                                                                                PURCHASE    GOODWILL
NAME OF COMPANY                        LOCATION              PURCHASE DATE       PRICE     ALLOCATION
---------------              ----------------------------  ------------------   --------   ----------
CrossRoads Access
  Corporation..............  Corinth, Mississippi          March 16, 1999        $  1.0         0.3
digital.net LLC............  Rockledge, Florida            March 26, 1999           4.7         2.3
Global Information Exchange
  Corporation and its
  wholly-owned CLEC,
  Gietel, Inc..............  New Bern, North Carolina      April 8, 1999            7.3         5.2
Net America................  Shelby, North Carolina        April 20, 1999           1.8         0.7
Voyager Online, LLC........  Chattanooga, Tennessee        April 20, 1999           3.0         1.9
EdgeNet Network Services
  (a division of EdgeNet
  Media, LLC)..............  Brentwood, Tennessee          April 23, 1999           4.1         2.5
MPInet (a division of Micro
  Products, Inc.)..........  Orlando, Florida              April 23, 1999           9.7         8.2
Internet of Greenville,
  Inc......................  Greenville, North Carolina    May 5, 1999              1.6         0.8
ICX Online, LLC............  Oak Ridge, North Carolina     June 7, 1999             4.2         2.5
Metrolink Internet
  Services, Inc............  Melbourne, Florida            June 14, 1999            1.1          --
Metrolink Internet Services
  of Port St. Lucie,
  Inc......................  Port St. Lucie, Florida       June 14, 1999             --          --
Internet South, Inc........  Spindale, North Carolina      June 17, 1999            0.2         0.1
Internet of Albermarle,
  Inc. and Internet of
  Roanoke, Inc.............  Bell Haven, North Carolina    June 25, 1999            0.8         0.6
Global Datalink, Inc.......  Orlando, Florida              July 7, 1999             6.1         4.6
Computer Grid USA, Inc.....  New Bern, North Carolina      July 27, 1999            1.1         0.4

                        DURO COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

(8) ACQUIRED BUSINESSES (CONTINUED)

                                                                                PURCHASE    GOODWILL
NAME OF COMPANY                        LOCATION              PURCHASE DATE       PRICE     ALLOCATION
---------------              ----------------------------  ------------------   --------   ----------
Sundial Internet Services
  (a division of Micro
  Mainframe Technology,
  Inc.)....................  Orlando, Florida              July 30, 1999            0.4         0.1
Wilmington Internet
  Services Enterprises,
  Inc......................  Wilmington, North Carolina    August 9, 1999           1.8         1.0
Southern Kentucky Network,
  Inc......................  London, Kentucky              August 27, 1999         15.5        11.9
Touchtone Communications,
  Inc......................  London, Kentucky              August 27, 1999          1.6          --
Internet Services of West
  Tennessee, Inc...........  Rutherford, Tennessee         August 31, 1999          1.1         0.3
Gibralter Data Services
  (a division of Gibralter
  Publishing, Inc.)........  Jacksonville, North Carolina  September 20, 1999       4.0         3.6
Craig's Data Exchange,
  Inc......................  Orlando, Florida              October 7, 1999           --          --
Bitstorm, Inc..............  Deltona, Florida              October 13, 1999         1.7         1.1
Creative Computing, Inc....  Lynchfield, Kentucky          October 25, 1999         0.8         0.5
Internet of Western North
  Carolina, Inc............  Asheville, North Carolina     October 26, 1999         4.0         2.9
Weblink Support Group,
  Inc......................  Jacksonville, North Carolina  November 19, 1999        0.3          --
The Nashville Exchange,
  Inc......................  Nashville, Tennessee          December 10, 1999        1.7         1.1
Opti-Link Communications,
  Inc......................  Tifton, Georgia               December 23, 1999        2.3         0.3
Surf South, Inc............  Tifton, Georgia               December 29, 1999        8.3         5.2
                                                                                 ------      ------
        Total..............                                                      $ 90.2      $ 58.1
                                                                                 ======      ======

                        DURO COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

(8) ACQUIRED BUSINESSES (CONTINUED)
    The above acquisitions were accounted for as purchases and, accordingly, the purchase prices were allocated to assets acquired and liabilities assumed based on their estimated fair values at the dates of acquisition. The results of operations for those businesses acquired as of December 31, 1999, are included in DURO's consolidated statement of operations and cash flows from the dates of acquisition.

    The following unaudited pro forma information presents the results of operations of the Company as if the acquisitions had all taken place on April 1, 1999. The Company's operations for the period from February 19, 1999 through March 31, 1999 were insignificant.

    For the period ended December 31, 1999:

Pro Forma Revenues..........................................  $ 36,597,000
                                                              ============
Pro Forma Net loss..........................................  $ (9,613,000)
                                                              ============
Pro Forma Net Loss Applicable to Common Shareholders........  $(12,291,000)
                                                              ============
Pro Forma Basic and diluted Earnings per share..............  $      (0.38)
                                                              ============

    These pro forma results of operations have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the acquisition occurred on the date indicated, or which may result in the future.

    Subsequent to year end, DURO has acquired the following companies:
Excellence Online; Digital Express Internet Services, Inc.; Gulf Coast Internet Corporation, Inc.; Powerhouse Communications, Inc.; dotSTAR
Communications, Inc.; Todd Alan Communications, Inc.; Cape Information Technology; DSS Online LLC; NC Nets, Inc.; NC Nets of Morehead City, LLP; PC Solutions of Coastal North Carolina; Pin Digital Corporation; and Wave Communications, Inc. Further, the Company has issued non-binding letter of intent for 11 other companies.

(9) INCOME TAXES

    Income tax expense (benefit) differs from the amounts that would result from applying the federal statutory rate of 34% to the Company's net loss for the period ended December 31, 1999 as follows:

Expected federal tax benefit................................  $(3,128,000)
Non-deductible..............................................
Goodwill....................................................      332,000
Other.......................................................       76,000
Valuation allowance for deferred tax assets allocated to
  federal income tax expense................................    2,720,000
                                                              -----------
                                                              $        --
                                                              ===========

                        DURO COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

(9) INCOME TAXES (CONTINUED)
    Temporary differences that give rise to the significant components of deferred tax assets, and deferred tax liabilities at December 31, 1999 are as follows:

Deferred tax assets:
  Net operating loss carryforward...........................  $ 1,926,000
  Goodwill amortization.....................................    2,037,000
  Other.....................................................      202,000
                                                              -----------
    Total loss deferred tax assets..........................    4,165,000
Less valuation allowance....................................   (3,193,000)
                                                              -----------
    Net deferred tax assets.................................      972,000
                                                              -----------
Deferred tax liabilities:
  Depreciation..............................................     (696,000)
  Accrued liabilities.......................................     (276,000)
                                                              -----------
    Gross deferred tax liability............................     (972,000)
                                                              -----------
    Net deferred tax asset..................................  $        --
                                                              ===========

    At December 31, 1999, the Company has a net operating loss carryforward for federal income tax purposes of approximately $4,800,000, all of which is available to offset future federal taxable income, if any, through 2019. The valuation allowance noted above is provided based on management's estimation of the recoverability of the deferred tax asset in future periods.

(10) COMMITMENTS AND CONTINGENCIES

    LEGAL PROCEEDINGS

    The Company is the defendant in a lawsuit pending in the United States District Court for the Eastern District of North Carolina. The lawsuit purports to state sixteen causes of action arising primarily out of alleged breaches by the Company related to the acquisition of two entities. The plaintiffs allege that we assumed a contract when we consummated an acquisition in April of 1999. The lawsuit seeks $100 million in damages. The Company believes that the claims alleged in this lawsuit are meritless, and intends to vigorously defend this action. There can be no assurance, however, that there will not be an adverse result in the lawsuit, or that if there is an adverse result, that it will not have a materially adverse impact on the Company.

    The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

    PURCHASE AGREEMENT WITH RELATED PARTY

    The Company entered into an equity purchase agreement with Ascend Communications, Inc., a wholly owned subsidiary of Lucent Technologies Inc. On December 30, 1999, Lucent invested $10 million in the Company's Mandatorily Redeemable Series "B" Preferred Stock. The investment

                        DURO COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

(10) COMMITMENTS AND CONTINGENCIES (CONTINUED) required DURO to provide Lucent with a purchase order of least $10.0 million and a commitment to provide an additional purchase order for an additional
$30.0 million.

    REAL ESTATE

    The Company has acknowledged its intent to enter into agreements to purchase certain leased premises in amounts not to exceed $550,000. These purchases are subject to the negotiation of purchase and sale agreements containing standard representations and warranties and on terms and conditions reasonably satisfactory to each party.

                           DURO COMMUNICATIONS, INC.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

                             (DOLLARS IN THOUSANDS)

    During the period beginning February 19, 1999 through March 31, 2000, DURO Communications, Inc. and its predecessor (the "Company") completed 43 business combinations, whereby the Company acquired the outstanding capital stock, or certain net assets, of companies providing Internet solutions and Competitive Local Exchange Carrier (CLEC) service in the Southeastern United States (the "Completed Acquisitions"). Additionally, the Company has entered into 11 agreements to acquire additional providers of Internet data and broadband communications services in the Southeastern United States (the "Pending Acquisitions"). All of the Completed and Pending Acquisitions have been or will be accounted for using the purchase method of accounting. The Completed and Pending Acquisitions are described in Note 1--Basis of Presentation to the accompanying unaudited pro forma condensed combined financial statements.

    The unaudited pro forma condensed combined balance sheet as of December 31,1999 gives effect to the post December 31, 1999 Completed and Pending Acquisitions as if they occurred on December 31, 1999. The unaudited pro forma condensed combined statements of operations for the nine-month period ended December 31, 1999 give effect to these acquisitions as though they had occurred on April 1, 1999.

    The unaudited pro forma condensed combined statements of operations are not necessarily indicative of the financial position or the results of operations that would actually have occurred if the transactions had been consummated as of April 1, 1999 and is not intended to indicate the financial position or expected results for any future period. These statements should be read in conjunction with the historical consolidated financial statements and related notes thereto of the Company, and the financial statements of certain of the Completed and Pending acquisitions, included herein.

    The allocations of the purchase price to the acquired tangible and intangible assets of the Pending Acquisitions have not been finalized pending an analysis of the amount of tangible and intangible assets and liabilities acquired. The actual purchase accounting adjustments may be revised, and the Company may allocate a revised portion of the purchase price to intangible assets such as goodwill and customer list. Any such adjustments would not be expected to have a material impact on the pro forma condensed combined statements of operations.

                           DURO COMMUNICATIONS, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               DECEMBER 31, 1999

                             (DOLLARS IN THOUSANDS)

                                                         COMPLETED          PENDING
                                                       ACQUISITIONS       OR COMPLETED
                                        DURO          JANUARY 1, 2000     ACQUISITIONS     PRO FORMA
                                  COMMUNICATIONS,         THROUGH        SUBSEQUENT TO    ADJUSTMENTS
                                        INC.          MARCH 31, 2000     MARCH 31, 2000   (SEE NOTE 2)       PRO FORMA
                                  ----------------   -----------------   --------------   ------------       ----------
             ASSETS
Current assets:
  Cash and cash equivalents.....      $ 34,188               231              1,653          (34,333)(a)         1,739
  Receivables:
    Trade, net..................         2,999               601              3,802               --             7,402
    Other receivables...........           223                52                 --               --               275
  Prepaid expenses..............           494                10                118               --               622
  Other assets..................           293                29                252               --               574
                                      --------            ------            -------         --------          --------
      Total current assets......        38,197               923              5,825          (34,333)           10,612

Property and equipment, net.....        16,207               654              6,595               --            23,456

Other Assets:
  Intangible assets, net........        78,975                --                 --           99,748 (b)       178,723
  Financing costs, net..........         2,599                --                 --               --             2,599
                                      --------            ------            -------         --------          --------
        Total assets............      $135,978             1,577             12,420           65,415           215,390
                                      ========            ======            =======         ========          ========
  LIABILITIES & STOCKHOLDERS'
             EQUITY
Current Liabilities
  Accounts payable..............      $  3,863               925              3,078               --             7,866
  Accrued expenses..............         1,471               232              1,927               --             3,630
  Lines of credit, notes payable
    and current portion of
    long-term debt..............         4,515               717              1,107           (1,824)(c)         4,515
  Current portion of capital
    lease obligations...........            78               400                582             (982)(c)            78
  Deferred revenue..............         3,639               732              1,298               --             5,669
  Other current liabilities.....           554               224                107               --               885
                                      --------            ------            -------         --------          --------
      Total current
        liabilities.............        14,120             3,230              8,099           (2,806)           22,643

  Long-term debt, less current
    portion.....................        29,139             1,015              1,185           41,800 (c)        73,139
  Capital lease obligations,
    less current portion........           116               400                267             (667)(c)           116
  Other liabilities.............         1,421                --                 --               --             1,421
                                      --------            ------            -------         --------          --------
      Total liabilities.........        44,796             4,645              9,551           38,327            97,319
                                      --------            ------            -------         --------          --------
Mandatorily redeemable preferred
  stock.........................        45,835                --                 --               --            45,835
                                      --------            ------            -------         --------          --------
Stockholders' equity:
  Preferred Stock...............            --                --                 --               --                --
  Common stock:
    Class A.....................           264                99                168             (267)(e)           264
    Class B, non-voting.........            57                --                 --               18 (d)            75
  Additional paid-in capital....        54,227               382              9,204           17,285 (d)        81,098
  Accumulated deficit...........        (9,201)           (3,549)            (6,503)          10,052 (e)        (9,201)
                                      --------            ------            -------         --------          --------
      Total stockholders'
        equity..................        45,347            (3,068)             2,869           27,088            72,236
                                      --------            ------            -------         --------          --------
      Total liabilities &
        stockholders' equity....      $135,978             1,577             12,420           65,415           215,390
                                      ========            ======            =======         ========          ========

  See accompanying notes to pro forma condensed combined financial statements.

                           DURO COMMUNICATIONS, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                   NINE MONTH PERIOD ENDED DECEMBER 31, 1999

               (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                                   COMPLETED         PENDING
                                                COMPLETED        ACQUISITIONS      OR COMPLETED
                               DURO           ACQUISITIONS      JANUARY 1, 2000    ACQUISITIONS     PRO FORMA
                         COMMUNICATIONS,         THROUGH            THROUGH       SUBSEQUENT TO    ADJUSTMENTS
                              CORP.         DECEMBER 31, 1999   MARCH 31, 2000    MARCH 31, 2000   (SEE NOTE 2)     PRO FORMA
                         ----------------   -----------------   ---------------   --------------   ------------     ----------
Internet services
  revenue..............    $    22,545           14,052              6,910            21,090               --           64,597

Operating Expenses:
  Direct Internet
    services costs.....          7,713            6,090              3,152             7,543             (655)(f)       23,843
  Sales and
    marketing..........          1,902              421                187             1,504               --            4,014
  General and
    administrative.....          9,430            6,972              3,711            10,465             (236)(g)       30,342
  Compensation charge
    associated with
    common stock
    issuance...........            191               --                 --                --               --              191
  Depreciation and
    amortization.......          9,058              756                358             1,853           14,271 (h)       26,296
                           -----------           ------              -----            ------        ---------       ----------
Total operating
  expenses.............         28,294           14,239              7,408            21,365           13,380           84,686
                           -----------           ------              -----            ------        ---------       ----------

Net operating loss.....         (5,749)            (187)              (498)             (275)         (13,380)         (20,089)
Interest expense,
  net..................         (3,452)            (294)               (69)             (435)          (2,763)(i)       (7,013)
                           -----------           ------              -----            ------        ---------       ----------
  Loss before income
    taxes..............         (9,201)            (481)              (567)             (710)         (16,143)         (27,102)
Income tax provision...             --               69                 (2)              (59)              (8)(j)           --
                           -----------           ------              -----            ------        ---------       ----------
      Net loss.........         (9,201)            (412)              (569)             (769)         (16,151)         (27,102)
Preferred stock
  dividends............          2,678               --                 --                --               --            2,678
                           -----------           ------              -----            ------        ---------       ----------
Net loss applicable to
  common stockholders..        (11,879)            (412)              (569)             (769)         (16,151)         (29,780)
                           -----------           ------              -----            ------        ---------       ----------
Loss per share:
  Basic and diluted....    $     (0.37)                                                                                  (0.88)
                           ===========                                                                              ==========
Weighted Average Common
  Shares Outstanding...     32,088,664                                                              1,842,934 (k)   33,931,598
                           ===========                                                              =========       ==========

  See accompanying notes to pro forma condensed combined financial statements.

                           DURO COMMUNICATIONS, INC.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

                             (DOLLARS IN THOUSANDS)

(1) BASIS OF PRESENTATION

    The unaudited pro forma condensed combined statements of operations are presented for the period beginning April 1, 1999, the approximate date at which DURO Communications, Inc. or its predecessor, began completing its acquisitions. Through March 31, 2000, the Company has completed or anticipates completing 54 acquisitions. All of the Completed and Pending Acquisitions have been or will be accounted for using the purchase method of accounting. Under the purchase method of accounting the purchase price is allocated to assets acquired, including intangible assets, and liabilities assumed based on their respective fair values on the acquisition date. Intangible assets consist principally of goodwill and customer lists.

    The total consideration, including acquisition costs, for the Completed and Pending Acquisitions has been allocated as follows:

Total consideration, including acquisition costs............  $193,829
                                                              ========
Allocated as follows:
  Property and equipment and other assets...................  $ 31,036
  Intangibles...............................................   183,295
  Net current liabilities...................................   (20,502)
                                                              --------
    Total purchase price....................................  $193,829
                                                              ========

(2) PRO FORMA ADJUSTMENTS

    Pro Forma Condensed Combined Balance Sheet

    (a) To reflect cash and acquisition costs paid for the Completed and Pending Acquisitions subsequent to December 31, 1999.

    (b) To reflect the allocation of the purchase price in excess of the fair value of the acquired assets of the companies that were acquired or are anticipated to be acquired after December 31, 1999. Based on preliminary estimates, in the opinion of management, the historical balances of all other assets acquired and liabilities assumed have been determined to approximate fair value. The excess purchase price has been allocated to goodwill, customer lists and other intangibles.

    (c) To reflect $44,000 in additional borrowings required to finance Completed and Pending Acquisitions subsequent to December 31, 1999, net of the extinguishment of $2,199 of debt and $1,649 of capital lease obligations of pending acquisitions. This pro forma adjustment is based on DURO completing negotiations to have its credit facility increased from $62,000 to $120,000. Management is currently involved in these negotiations, and believes it is probable that the credit facility will be increased to $120,000.

    (d) To reflect the issuance of 1,842,934 shares of common stock in connection with pending or completed acquisitions subsequent to December 31, 1999.

    (e) To eliminate the historical deficits of the Completed and Pending Acquisitions subsequent to December 31, 1999.

                           DURO COMMUNICATIONS, INC.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

                             (DOLLARS IN THOUSANDS)

(2) PRO FORMA ADJUSTMENTS (CONTINUED)
    (f) To reflect the change in telecommunications expense experienced subsequent to the acquisitions.

    (g) To reflect the change in salary and employee benefits experienced subsequent to the acquisitions.

    (h) To reflect amortization expense of goodwill based on an estimated life of ten years, and customer lists and other intangibles based on the estimated average length of future service of three years.

    (i) To reflect the impact of interest expense arising from debt incurred in conjunction with funding the Completed and Pending Acquisitions as though the transactions occurred on April 1, 1999, net of interest expense related to extinguishments of debt and capital lease obligations associated with these acquisitions.

    (j) To reflect a deferred tax asset valuation allowance equal to any income tax benefits.

    (k) To reflect the impact on earnings per share of an additional 1,842,934 shares of common stock issued in conjunction with pending or completed acquisitions subsequent to December 31, 1999.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
DURO Communications, Inc.:

    We have audited the accompanying balance sheets of CrossRoads Access Corporation (the Company) as of December 31, 1998 and March 16, 1999 and the related statements of operations, stockholders' equity, and cash flows for each of the years ended December 31, 1997 and 1998 and the period from January 1, 1999 through March 16, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CrossRoads Access Corporation as of December 31, 1998 and March 16, 1999, and the results of its operations and its cash flows for each of the years ended December 31, 1997 and 1998 and the period from January 1, 1999 through March 16, 1999 in conformity with generally accepted accounting principles.

KPMG LLP
Memphis, Tennessee
February 18, 2000

                         CROSSROADS ACCESS CORPORATION

                                 BALANCE SHEETS

                                                              DECEMBER 31,   MARCH 16,
                                                                  1998         1999
                                                              ------------   ---------
                                        ASSETS
Current assets:
  Cash and cash equivalents.................................    $  83,979     144,684
  Receivables:
    Trade, net of allowance for doubtful accounts of $5,492
     in 1999................................................       76,518      45,057
    Affiliates..............................................       41,122      41,122
  Prepaid expenses and other................................          587         521
                                                                ---------    --------
      Total current assets..................................      202,206     231,384
Furniture, fixtures and equipment, net......................       98,727      87,467
Customer list, net of accumulated amortization of $45,745
  and $49,902, respectively.................................       37,425      33,268
                                                                ---------    --------
      Total assets..........................................    $ 338,358     352,119
                                                                =========    ========

                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $  37,333      55,153
  Accrued expenses..........................................        9,950      10,664
  Deferred revenue..........................................        8,224       8,224
  Notes payable, current....................................       36,767      38,137
                                                                ---------    --------
      Total current liabilities.............................       92,274     112,178
Notes payable, less current portion.........................       37,052      26,660
                                                                ---------    --------
      Total liabilities.....................................      129,326     138,838
                                                                ---------    --------
Stockholders' equity:
  Common stock, no par value, 10,000 shares authorized,
   issued and outstanding...................................      410,000     410,000
  Accumulated deficit.......................................     (200,968)   (196,719)
                                                                ---------    --------
      Total stockholder's equity............................      209,032     213,281
                                                                ---------    --------
Commitments.................................................           --          --
                                                                ---------    --------
      Total liabilities and stockholders' equity............    $ 338,358     352,119
                                                                =========    ========

                See accompanying notes to financial statements.

                         CROSSROADS ACCESS CORPORATION

                            STATEMENTS OF OPERATIONS

                                                                                           PERIOD FROM
                                                         YEARS ENDED DECEMBER 31,        JANUARY 1, 1999
                                                         -------------------------           THROUGH
                                                           1997            1998          MARCH 16, 1999
                                                         ---------       ---------       ---------------
Internet services revenue..............................  $442,298         763,217            184,596
Direct Internet services costs.........................   263,612         360,411             86,519
                                                         --------         -------            -------
      Gross profit.....................................   178,686         402,806             98,077
Selling, general and administrative
  Salaries and employee benefits.......................   115,632         145,242             41,391
  Sales and marketing expense..........................    22,815          19,746              4,199
  Rent and occupancy...................................     5,400           7,200              2,100
  Repairs and maintenance..............................       337           1,326                 --
  Travel and entertainment.............................     2,758             434                 43
  Insurance............................................     9,174          11,700              3,814
  Provision for doubtful accounts......................    18,002          30,866              5,492
  Other................................................    19,997          34,567             20,819
                                                         --------         -------            -------
      Total selling, general and administrative........   194,115         251,081             77,858
                                                         --------         -------            -------
Other income...........................................     4,364          17,710              2,775
Interest income........................................     1,450           1,315                389
Impairment of equipment................................   (23,141)             --                 --
Interest expense.......................................    (4,786)        (11,516)            (2,342)
Depreciation expense...................................   (38,924)        (61,759)           (12,635)
Amortization expense...................................   (16,635)        (16,635)            (4,157)
                                                         --------         -------            -------
      Net income.......................................  $(93,101)         80,840              4,249
                                                         ========         =======            =======
Proforma income taxes..................................  $     --              --                 --
                                                         ========         =======            =======
Proforma net income (loss).............................  $(93,101)         80,840              4,249
                                                         ========         =======            =======

                See accompanying notes to financial statements.

                         CROSSROADS ACCESS CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                              ACCUMULATED
                                                         SHARES     AMOUNT      DEFICIT      TOTAL
                                                        --------   --------   -----------   --------
BALANCE AT DECEMBER 31, 1996..........................   10,000    $350,000     (188,707)   161,293

Additional capital contributions......................       --      60,000           --     60,000
Net loss..............................................       --          --      (93,101)   (93,101)
                                                         ------    --------     --------    -------
BALANCE AT DECEMBER 31, 1997..........................   10,000     410,000     (281,808)   128,192

Net income............................................       --          --       80,840     80,840
                                                         ------    --------     --------    -------
BALANCE AT DECEMBER 31, 1998..........................   10,000     410,000     (200,968)   209,032

Net income............................................       --          --        4,249      4,249
                                                         ------    --------     --------    -------
BALANCE AT MARCH 16, 1999.............................   10,000    $410,000     (196,719)   213,281
                                                         ======    ========     ========    =======

                See accompanying notes to financial statements.

                         CROSSROADS ACCESS CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                                       PERIOD FROM
                                                          YEARS ENDED DECEMBER 31,   JANUARY 1, 1999
                                                          ------------------------       THROUGH
                                                             1997         1998        MARCH 16, 1999
                                                          ----------   -----------   ----------------
Cash flows from operating activities:
  Net income (loss).....................................  $ (93,101)      80,840            4,249
  Adjustments to reconcile net income (loss) to net cash
   (used in) provided by operating activities:
      Depreciation and amortization.....................     55,559       78,394           16,792
      Provision for uncollectible accounts..............     18,002       30,866            5,492
      Loss on impairment................................     23,141           --               --
      Gain on sale of equipment.........................         --       (1,190)              --
      Changes in operating assets and liabilities:
        Receivables.....................................    (44,021)     (99,548)          25,969
        Prepaid expenses and other current assets.......        261          259               65
        Accounts payable................................       (676)       7,785           17,820
        Accrued expenses................................      2,091        2,794              714
        Deferred revenue................................      5,426        2,798               --
                                                          ---------      -------          -------
          Net cash (used in) provided by operating
           activities...................................    (33,318)     102,998           71,101
                                                          ---------      -------          -------
Cash flows from investing activities:
  Acquisition of furniture, fixtures and equipment......   (105,500)     (43,088)          (1,374)
  Proceeds from sale of furniture, fixtures and
   equipment............................................         --        1,190               --
                                                          ---------      -------          -------
          Net cash used in investing activities.........   (105,500)     (41,898)          (1,374)
                                                          ---------      -------          -------
Cash flows from financing activities:
  Proceeds from notes payable advances..................     81,055       30,020               --
  Repayments of notes payable...........................     (6,669)     (30,587)          (9,022)
  Proceeds from capital contributions...................     60,000           --               --
                                                          ---------      -------          -------
          Net cash provided by (used in) financing
           activities...................................    134,386         (567)          (9,022)
                                                          ---------      -------          -------
          Net increase (decrease) in cash and cash
           equivalents..................................     (4,432)      60,533           60,705
Cash and cash equivalents:
  Beginning period......................................     27,878       23,446           83,979
                                                          ---------      -------          -------
  End of period.........................................  $  23,446       83,979          144,684
                                                          =========      =======          =======
Supplemental disclosure of cash flow information:
  During the years ended December 31, 1997 and 1998, and during the period ended March 16, 1999, the
   Company paid approximately $4,800, $11,500, and $2,300, respectively, for interest.

                See accompanying notes to financial statements.

                         CROSSROADS ACCESS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                      DECEMBER 31, 1998 AND MARCH 16, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) ORGANIZATION AND BASIS OF PRESENTATION

    CrossRoads Access Corporation (the Company) was incorporated in April 1996, to capitalize on the growing demand for Internet access and enhanced services by consumers and business users through integration and growth of existing independent Internet service providers in targeted geographic regions. The Company is a regional provider of Internet access for northeast Mississippi. The Company's target customers are individual consumers and small businesses. The goal of the Company is to continue to increase its subscriber base and geographic coverage. The Company commenced operations in October of 1996.

    Inherent in the Company's business are various risks and uncertainties, including its limited operating history, historical operating losses, dependence upon strategic alliances, and the limited history of the need for Internet access and enhanced services. The Company's future success will be dependent upon its ability to create and provide effective and competitive Internet services, the continued acceptance of the Internet and the Company's ability to develop and provide new services that meet customers changing requirements, including the effective use of leading technologies, to continue to enhance its current services, and to influence and respond to emerging industry standards and other technological changes on a timely and cost-effective basis.

    (B) USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (C) CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents.

    (D) FURNITURE, FIXTURES AND EQUIPMENT

    Furniture, fixtures and equipment is stated at cost or fair market value at date of acquisition. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, as follows:

                                                              ESTIMATED USEFUL
                                                               LIVES (YEARS)
                                                              ----------------
Equipment, software, and network communications.............          3
Furniture and fixtures......................................          7

                         CROSSROADS ACCESS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                      DECEMBER 31, 1998 AND MARCH 16, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (E) CUSTOMER LIST

    Customer list consists of a subscriber list which was contributed at inception in exchange for shares. At that date, the customer list was recorded at its estimated fair value. The cost of the customer list is amortized straight line over 5 years, commencing at the date of contribution.

    (F) IMPAIRMENT OF LONG-LIVED ASSETS

    The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF (Statement No. 121). Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations, including goodwill, when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

    (G) INCOME TAXES

    The Company has elected to be taxed and has operated as an S-Corp and therefore was exempt from taxation under the provisions of the Internal Revenue Code (the Code) and applicable state tax regulations. Under the provisions of the Code, the stockholders include their prorata share of the Company's income or loss on their personal income tax returns.

    The unaudited pro forma income tax information included in statements of operations and Note 6 is presented in accordance with Statement of Financial Accounting Financial Standards No. 109 (Statement No. 109), Accounting for Income Taxes, as if the Company had been subject to Federal and state income taxes during the years ended December 31, 1997 and 1998 and for the period from January 1, 1999 to March 16, 1999.

    (H) REVENUE RECOGNITION

    The Company earns revenue by providing Internet access to the consumer over a period of time. Revenue related to Internet access services is recognized as the services are provided. Revenue is deferred and amortized to operations for amounts billed relating to future periods.

    Revenue from consulting services is recognized as the services are provided. Revenue from hardware sales is recognized upon shipment of the respective products.

    (I) INTERNET CONNECTIVITY OPERATING COSTS

    Internet connectivity operating costs primarily consist of telecommunications costs inherent in providing Internet services.

    The Company utilizes one communication service provider to provide access to the Internet. If the Company is unable to continue its relationship with this communication service provider, management believes that it could shift to alternative providers without adversely affecting its operations.

                         CROSSROADS ACCESS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                      DECEMBER 31, 1998 AND MARCH 16, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (J) SALES AND MARKETING COSTS

    Sales and marketing expense includes the costs to acquire and retain subscribers, advertising and other general sales and marketing costs.

    The Company expenses the cost of advertising and promoting its services as incurred. Such costs are included in sales and marketing and totaled approximately $22,815, $19,746 and $4,199 for the years ended December 31, 1997 and 1998 and for the period from January 1, 1999 through March 16, 1999, respectively.

    (K) RECENT ACCOUNTING PRONOUNCEMENTS

    The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income". SFAS No. 130 requires the Company to report in its financial statements, in addition to its net income (loss), comprehensive income (loss), which includes all changes in equity during a period from non-owner sources including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. There were no differences between the Company's comprehensive income (loss) and its net income
(loss) as reported.

    In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1). SOP 98-1 provides guidance for determining whether computer software is internal-use software and on accounting for the proceeds of computer software originally developed or obtained for internal use and then subsequently sold to the public. It also provides guidance on capitalization of the costs incurred for computer software developed or obtained for internal use. The Company has determined there is no impact, of adopting SOP 98-1, which will be effective for the Company's year ending December 31, 1999.

    In June 1997, the FASB issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments. It also establishes standards for related disclosures about products and services, geographic area and major customers. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. The Company has determined that it does not have any separately reportable business segments.

    In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. This statement is not expected to affect the Company as the Company currently does not have any derivative instruments or hedging activities.

    In June 1999, the FASB issued SFAS No. 137, which amended the implementation date for SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000.

                         CROSSROADS ACCESS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                      DECEMBER 31, 1998 AND MARCH 16, 1999

(2) ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                                       BALANCE AT   ADDITIONS                  BALANCE
                                                       BEGINNING    CHARGED TO   DEDUCTIONS    AT END
                                                       OF PERIOD     EXPENSES    WRITE-OFFS   OF PERIOD
                                                       ----------   ----------   ----------   ---------
For the year ended December 31, 1997:
  Allowance for doubtful accounts....................    $    --      18,002           --      18,002
                                                         =======      ======       ======      ======
For the year ended December 31, 1998:
  Allowance for doubtful accounts....................    $18,002      30,866       48,868          --
                                                         =======      ======       ======      ======
For the period ended March 16, 1999:
    Allowance for doubtful accounts..................    $    --       5,492           --       5,492
                                                         =======      ======       ======      ======

(3) RELATED PARTY TRANSACTIONS

    The Company shares common ownership with ThinkSystems, Inc., a web site design firm. ThinkSystems, Inc. pays the Company a management fee, recorded in other income, for management services provided by the Company. In addition to the management fee, the Company has a non-interest bearing receivable from ThinkSystems for Internet access and equipment provided to ThinkSystems by the Company.

(4) FURNITURE, FIXTURES AND EQUIPMENT

    Furniture, fixtures and equipment, net of depreciation consists of the following:

                                                        DECEMBER 31,   MARCH 16,
                                                            1998         1999
                                                        ------------   ---------
Office equipment, software and network
  communications......................................    $ 200,069     201,443
Furniture and fixtures................................        8,149       8,149
                                                          ---------    --------
                                                            208,218     209,592
Less accumulated depreciation.........................     (109,491)   (122,125)
                                                          ---------    --------
      Total...........................................    $  98,727      87,467
                                                          =========    ========

    During 1997 the Company abandoned certain of its computer equipment and recorded a $23,141 impairment loss to write off the assets' carrying cost. Subsequent to recording the impairment loss no significant sales of the equipment have occurred.

                         CROSSROADS ACCESS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                      DECEMBER 31, 1998 AND MARCH 16, 1999

(5) NOTES PAYABLE

    Notes payable consists of the following:

                                                        DECEMBER 31,   MARCH 16,
                                                            1998         1999
                                                        ------------   ---------
Bank note payable, secured by equipment, bearing
  interest at 8.7%, maturing in September 2000........    $ 41,505       35,945
Bank note payable, secured by equipment, bearing
  interest at 9.25%, maturing in July 2000............       7,562        6,440
                                                          --------      -------
Bank note payable, secured by equipment, bearing
  interest at 8.7%, maturing May 2001.................      24,752       22,412
                                                          --------      -------
                                                            73,819       64,797
Less current portion..................................     (36,767)     (38,137)
                                                          --------      -------
  Notes payable, less current portion.................    $ 37,052       26,660
                                                          ========      =======

    Maturities of notes payable subsequent to March 16, 1999 are as follows:
1999, $28,282; 2000, $31,974 and 2001, $4,541.

(6) STOCKHOLDERS' EQUITY

    In connection with the initial capitalization of the Company, each stockholder contributed cash or assets (customer list, see note 1(e)) equal to $22 per share, with an agreement to contribute up to an additional $30 per share. Prior to January 1, 1997, the stockholders had contributed an additional $20 per share under this agreement. During 1997, the stockholders contributed an additional $60,000, or $10 per share under this agreement.

(7) PRO FORMA INCOME TAXES (UNAUDITED)

    Pro forma income tax (benefit) differs from the amounts that would result from applying the federal statutory rate of 34% to the Company's net income
(loss) for the respective periods ended, as follows:

                                                     DECEMBER 31,
                                                  -------------------   MARCH 16,
                                                    1997       1998       1999
                                                  --------   --------   ---------
Expected tax (benefit) expense..................  $(31,654)   27,486      1,445
State income taxes, net of federal benefit......    (3,687)    3,201        168
Change in valuation allowance...................    35,341   (30,687)    (1,613)
                                                  --------   -------     ------
                                                  $     --        --         --
                                                  ========   =======     ======

                         CROSSROADS ACCESS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                      DECEMBER 31, 1998 AND MARCH 16, 1999

(7) PRO FORMA INCOME TAXES (UNAUDITED) (CONTINUED)
    Temporary differences that give rise to the components of pro forma deferred tax assets are as follows:

                                                        DECEMBER 31,   MARCH 16,
                                                            1998         1999
                                                        ------------   ---------
Net operating loss carryforward.......................    $ 62,695       58,997
Other, net............................................       1,758        3,843
                                                          --------      -------
    Gross deferred tax assets.........................      64,453       62,840
Valuation allowance...................................     (64,453)     (62,840)
                                                          --------      -------
    Pro forma net deferred tax asset..................    $     --           --
                                                          ========      =======

    At March 16, 1999, the Company had incurred cumulative net operating losses for federal income tax purposes of approximately $150,000, which were available to the stockholders as an S-corp. Had the Company been structured as a C-corp for federal income tax purposes, the amount would have been available to offset future federal taxable income, if any, through 2014. Accordingly, the utilization of a portion of the net operating loss carryforward may have been limited. Due to this limitation, and the uncertainty regarding the ultimate utilization of the net operating loss carryforward, no tax benefit for losses has been provided by the Company and a valuation allowance has been recorded for the entire amount of the deferred tax asset for purposes of calculating pro forma tax expense.

(8) SUBSEQUENT EVENT (UNAUDITED)

    On March 16, 1999 DURO Communications, Inc. purchased certain assets and assumed certain liabilities of the Company. The accompanying financial statements do not include the effect of any adjustments which resulted from the acquisition transaction.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
DURO Communications, Inc.:

    We have audited the accompanying balance sheets of digital.net, LLC (d/b/a Florida Online) as of December 31, 1998 and March 25, 1999, and the related statements of operations, members' equity, and cash flows from the inception date of September 1, 1998 through December 31, 1998 and January 1, 1999 through March 25, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of digital.net, LLC as of December 31, 1998 and March 25, 1999, and the results of its operations and its cash flows from the inception date of September 1, 1998 through December 31, 1998 and January 1, 1999 through March 25, 1999, in conformity with generally accepted accounting principles.

KPMG LLP
Orlando, Florida

March 13, 2000

                                DIGITAL.NET, LLC
                             (D/B/A FLORIDA ONLINE)

                                 BALANCE SHEETS

                                                              DECEMBER 31,   MARCH 25,
                                                                  1998         1999
                                                              ------------   ---------
                           ASSETS
Current assets:
  Cash......................................................   $  269,565      257,591
  Trade receivables.........................................       52,302      109,538
  Other receivables.........................................       85,670       73,572
  Prepaid expenses and other current assets.................       15,777        5,556
                                                               ----------    ---------
      Total current assets..................................      423,314      446,257
Property and equipment, net.................................      702,998      734,275
Intangible assets:
  Customer data base, less accumulated amortization of
   $96,000 and $183,638 at December 31, 1998 and March 25,
   1999, respectively.......................................    1,344,000    1,694,329
  Goodwill, less accumulated amortization of $27,947 and
   $51,495 at December 31, 1998 and March 25, 1999,
   respectively.............................................      810,475      896,419
                                                               ----------    ---------
      Total assets..........................................   $3,280,787    3,771,280
                                                               ==========    =========
              LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Accounts payable..........................................   $   51,501       94,730
  Accrued liabilities.......................................       92,586       20,053
  Current portion of notes payable..........................      755,119      906,535
  Current portion of capital lease obligations..............      108,544       94,651
  Deferred revenue..........................................      298,273      316,255
  Due to member.............................................           --      477,164
                                                               ----------    ---------
      Total current liabilities.............................    1,306,023    1,909,388
Notes payable, less current portion.........................       26,899       19,955
Capital lease obligations, less current portion.............       25,023       12,285
                                                               ----------    ---------
      Total liabilities.....................................    1,357,945    1,941,628
                                                               ----------    ---------
Members' contributions......................................    2,181,100    2,181,100
Accumulated deficit.........................................     (258,258)    (351,448)
                                                               ----------    ---------
      Total members' equity.................................    1,922,842    1,829,652
                                                               ----------    ---------
      Total liabilities and members' equity.................   $3,280,787    3,771,280
                                                               ==========    =========

                See accompanying notes to financial statements.

                                DIGITAL.NET, LLC

                             (D/B/A FLORIDA ONLINE)

                            STATEMENTS OF OPERATIONS

                                                              INCEPTION DATE OF     PERIOD FROM
                                                              SEPTEMBER 1, 1998   JANUARY 1, 1999
                                                                   THROUGH            THROUGH
                                                              DECEMBER 31, 1998   MARCH 25, 1999
                                                              -----------------   ---------------
Internet services revenue...................................      $ 838,717           764,804
Direct Internet services costs..............................        434,358           324,065
                                                                  ---------           -------
      Gross profit..........................................        404,359           440,739
Selling, general, and administrative........................        645,802           523,168
                                                                  ---------           -------
      Loss from operations..................................       (241,443)          (82,429)
Interest expense............................................        (26,105)          (22,406)
Other income................................................          9,290            11,645
                                                                  ---------           -------
      Net loss..............................................      $(258,258)          (93,190)
                                                                  =========           =======
Pro forma income taxes......................................      $      --                --
                                                                  =========           =======
Pro forma net loss..........................................      $(258,258)          (93,190)
                                                                  =========           =======

                See accompanying notes to financial statements.

                                DIGITAL.NET, LLC

                             (D/B/A FLORIDA ONLINE)

                         STATEMENTS OF MEMBERS' EQUITY

                                                              MEMBERS'      ACCUMULATED
                                                            CONTRIBUTIONS     DEFICIT       TOTAL
                                                            -------------   -----------   ---------
Contributions by members..................................   $2,181,100             --    2,181,100
Net loss..................................................           --       (258,258)    (258,258)
                                                             ----------       --------    ---------
BALANCES AT DECEMBER 31, 1998.............................    2,181,100       (258,258)   1,922,842
Net loss..................................................           --        (93,190)     (93,190)
                                                             ----------       --------    ---------
BALANCES AT MARCH 25, 1999................................   $2,181,100       (351,448)   1,829,652
                                                             ==========       ========    =========

                See accompanying notes to financial statements.

                                DIGITAL.NET LLC
                             (D/B/A FLORIDA ONLINE)

                            STATEMENTS OF CASH FLOWS

                                                              INCEPTION DATE OF      PERIOD FROM
                                                              SEPTEMBER 1, 1998    JANUARY 1, 1999
                                                                   THROUGH             THROUGH
                                                              DECEMBER 31, 1998     MARCH 25, 1999
                                                              ------------------   ----------------
Cash flows from operating activities:
  Net loss..................................................      $ (258,258)           (93,190)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
      Depreciation and amortization.........................         209,620            174,743
      Loss on sale of equipment.............................              --              4,385
      Changes in operating assets and liabilities, excluding
        effects of business combinations:
          Trade receivables.................................         (52,302)           (57,236)
          Other receivables.................................         (85,670)            12,098
          Prepaid expenses and other current assets.........         (15,777)            10,221
          Accounts payable..................................          51,501             43,229
          Accrued liabilities...............................          92,586            (72,533)
          Deferred revenue..................................         298,273             17,982
          Due to member.....................................              --            477,164
                                                                  ----------           --------
          Net cash provided by operating activities.........         239,973            516,863
                                                                  ----------           --------
Cash flows from investing activities:
  Acquisition of capital equipment..........................         (28,744)           (76,927)
  Proceeds from sale of equipment...........................              --              2,749
  Payments for purchases of net assets of internal service
    providers...............................................      (2,080,000)          (372,125)
                                                                  ----------           --------
          Net cash used in investing activities.............      (2,108,744)          (446,303)
                                                                  ----------           --------
Cash flows from financing activities:
  Repayments of notes payable and capital lease
    obligations.............................................         (42,764)           (82,534)
  Contributions by members..................................       2,181,100                 --
                                                                  ----------           --------
          Net cash provided by (used in) financing
            activities......................................       2,138,336            (82,534)
                                                                  ----------           --------
          Net increase (decrease) in cash and cash
            equivalents.....................................         269,565            (11,974)
Cash and cash equivalents:
  Beginning period..........................................              --            269,565
                                                                  ----------           --------
  End of period.............................................      $  269,565            257,591
                                                                  ==========           ========
Supplemental disclosure of cash flow information:
  From the inception date of September 1, 1998 through
    December 31, 1998 and January 1, 1999 through March 25,
    1999, the Company paid approximately $21,000 and
    $22,000, respectively, for interest
  Supplemental disclosure of noncash investing and financing activities: Notes payable of $730,000 were incurred
    September 1, 1998 when the company purchased the net
    assets of Florida Online and InternetU. Notes payable of
    $200,375 were incurred January 8, 1999 when the Company
    purchased the net assets of SuNet Direct Corporation

                See accompanying notes to financial statements.

                                DIGITAL.NET, LLC

                             (D/B/A FLORIDA ONLINE)

                         NOTES TO FINANCIAL STATEMENTS

                      DECEMBER 31, 1998 AND MARCH 25, 1999

(1) DESCRIPTION OF THE BUSINESS

    digital.net LLC (Doing Business as Florida Online) (the Company), a Florida limited liability company, was formed on September 1, 1998 through the purchase of the assets of Florida Online and InternetU. In addition to the assets of these two companies, the Company also acquired the rights to each respective trade name and customer base.

    The Company is an Internet service provider (ISP) offering a variety of Internet connectivity and web hosting services to its customer base.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) PROPERTY AND EQUIPMENT

    Property and equipment consist primarily of network communications equipment, computer equipment, furniture and fixtures, and vehicles, all of which are stated at cost or fair market value at date of acquisition. Property and equipment under capital leases are stated at the present value of minimum lease payments.

    Depreciation on property and equipment is computed using the straight-line method over their estimated useful lives.

    (B) GOODWILL

    Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, generally ten years.

    (C) CUSTOMER DATA BASE

    Customer data base consists of customer lists purchased from Florida Online and InternetU. The cost of the customer data base is amortized straight-line over five years based on the estimated churn rate.

    (D) REVENUE RECOGNITION AND DEFERRED REVENUE

    Revenue related to Internet services is recognized as the services are provided and deferred and amortized to operations for amounts billed relating to future periods. Deferred revenue represents the unearned portion of customer payments.

    (E) INCOME TAXES

    The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES. SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

                                DIGITAL.NET, LLC

                             (D/B/A FLORIDA ONLINE)

                         NOTES TO FINANCIAL STATEMENTS

                      DECEMBER 31, 1998 AND MARCH 25, 1999

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    In tax years prior to March 25, 1999, digital.net operated as a limited liability company (LLC), which, for federal income tax purposes, is treated for all purposes of the Internal Revenue Code (Code) as a partnership and, therefore, was exempt from taxation. Under the partnership provisions of the Code, members of the partnership include their share of the partnership's income on their personal income tax returns. Accordingly, digital.net was not subject to federal and state corporate income taxes during the period in which it was a LLC. The Company converted to a corporation on March 26, 1999, and became subject to federal and state corporate income taxes.

    For periods prior to the revocation of its LLC status, the unaudited pro forma income tax information included in statements of operations and note 9 was presented in accordance with SFAS No. 109 as if the Company had been subject to federal and state income taxes from September 1, 1998 through December 31, 1998 and January 1, 1999 through March 25, 1999.

    (F) USE OF ESTIMATES

    Management of the Company has made estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

    (G) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

    The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

                                DIGITAL.NET, LLC

                             (D/B/A FLORIDA ONLINE)

                         NOTES TO FINANCIAL STATEMENTS

                      DECEMBER 31, 1998 AND MARCH 25, 1999

(3) PROPERTY AND EQUIPMENT

    PROPERTY AND EQUIPMENT, INCLUDING EQUIPMENT UNDER CAPITAL LEASES STATED AT
     COST

                                                               ESTIMATED
                                                              USEFUL LIVES   DECEMBER 31,   MARCH 25,
                                                                (YEARS)          1998         1999
                                                              ------------   ------------   ---------
Internet access and computer equipment including amounts
  related to capital leases of $168,824 at December 31, 1998
  and March 25, 1999........................................      3-4          $739,796      832,596
Furniture and fixtures......................................        7            30,271       31,371
Leasehold improvement.......................................        5            18,604       18,604
                                                                               --------     --------
                                                                                788,671      882,571
Less accumulated depreciation and amortization, including
  amounts related to capital leases of $36,144 and $61,269
  at December 31, 1998 and March 25, 1999, respectively.....                    (85,673)    (148,296)
                                                                               --------     --------
  Total.....................................................                   $702,998      734,275
                                                                               ========     ========

(4) LEASES

    The Company also has several noncancelable operating leases for office space, computer equipment, and points of presence (POPs) that expire over the next three years. The Company is required to pay all executory costs, such as property taxes, maintenance, and insurance. Rental expense for operating leases from September 1, 1998 through December 31, 1998 and January 1, 1999 through March 25, 1999 was approximately $33,000 and $23,000, respectively.

    Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of March 25, 1999 are:

                                                              CAPITAL    OPERATING
                                                               LEASE       LEASE
                                                              --------   ---------
Years ending December 31:
Remaining 1999..............................................  $84,568      49,587
2000........................................................   25,456      55,968
2001........................................................       --      37,312
                                                              -------     -------
  Total minimum payments....................................  110,024     142,867
                                                                          =======
Less amount representing interest...........................   (3,088)
                                                              -------
  Present value of net minimum lease payments...............  106,936
Less current portion........................................  (94,651)
                                                              -------
                                                              $12,285
                                                              =======

                                DIGITAL.NET, LLC

                             (D/B/A FLORIDA ONLINE)

                         NOTES TO FINANCIAL STATEMENTS

                      DECEMBER 31, 1998 AND MARCH 25, 1999

(5) NOTES PAYABLE

    Notes payable consist of the following:

                                                              AMOUNTS
                                                              --------
Unsecured note payable; interest payable quarterly at 8.5%
  of the outstanding balance. Principal is due is full on
  August 31, 1999...........................................  $630,000
Note payable; secured by various assets, with interest
  payable quarterly at 8.5% of the outstanding balance.
  Principal is due in full on September 1, 1999.............    50,000
Bank note payable bearing interest at 16%; secured by
  property and equipment, with principal and interest
  payments of $2,650 due monthly............................    46,115
Note payable; secured by various assets, with interest
  payable quarterly at 8.25% on the outstanding balance.
  Principal is due in full on January 8, 2000...............   200,375
                                                              --------
  Total notes payable.......................................   926,490
Less current portion........................................  (906,535)
                                                              --------
  Notes Payable, less current portion.......................  $ 19,955
                                                              ========

 The above notes payable were repaid in connection with the sale of the Company
                                 (see note 8).

(6) RELATED PARTY TRANSACTION

    At March 25, 1999, the Company owed a member $477,164. These funds were advanced to the Company to finance operations and the purchase of SuNet Direct Corporation.

(7) ACQUISITIONS

    On September 1, 1998, the Company was formed through the purchase of the net assets and the rights to each of the respective trade names and customer bases of Florida Online and InternetU for $2,100,000 and $710,000, respectively. The acquisitions were made with cash deposits of $2,080,000 and note payable obligations of $730,000. The acquisition was accounted for as a purchase transaction. The total purchase cost of $2,810,000 has been allocated to the assets acquired based on their estimated fair market value at the acquisition date. The excess of the purchase price over assets acquired (goodwill) approximated $838,422.

    On January 8, 1999, the Company purchased the assets, customer list, and trade name of SuNet Direct Corporation, a Florida ISP. The purchase price was $572,500, of which $372,125 was paid up front. The Company issued a promissory note for the remaining $200,375, payable on January 8, 2000. The transaction was accounted for as a purchase and the purchase price was allocated as follows: assets of $25,041; goodwill of $109,492; and customer list of $437,967.

(8) SUBSEQUENT EVENTS

    On March 26, 1999, all of the Company's assets were sold to DURO Communications, Inc. for approximately $4.9 million. In connection with the sale of assets, all notes payable, capital lease, and operating lease obligations were paid in full at closing.

                                DIGITAL.NET, LLC

                             (D/B/A FLORIDA ONLINE)

                         NOTES TO FINANCIAL STATEMENTS

                      DECEMBER 31, 1998 AND MARCH 25, 1999

(9) PRO FORMA INCOME TAXES (UNAUDITED)

    Pro forma income tax benefit differs from the amounts that would result applying the federal statutory rate of 34% to the Company's net loss for the respective periods ended, as follows:

                                                              INCEPTION DATE OF     PERIOD FROM
                                                              SEPTEMBER 1, 1998   JANUARY 1, 1999
                                                                   THROUGH            THROUGH
                                                              DECEMBER 31, 1998   MARCH 25, 1999
                                                              -----------------   ---------------
Expected pro forma tax benefit..............................      $(87,808)           (31,685)
State income taxes, net of federal benefit..................        (9,375)            (3,383)
Change in valuation allowance...............................       100,774             35,874
Other.......................................................        (3,591)              (806)
                                                                  --------           --------
                                                                  $     --                 --
                                                                  ========           ========

    Temporary differences that give rise to the components of pro forma deferred tax assets are as follows:

                                                              DECEMBER 31, 1998   MARCH 25, 1999
                                                              -----------------   --------------
Deferred revenue............................................      $115,222            122,257
Property, plant, and equipment..............................        15,121             23,678
Amortization of intangibles.................................        51,952             94,680
Other.......................................................         2,040              2,729
                                                                  --------           --------
  Gross deferred tax assets.................................       184,335            243,344
Valuation allowance.........................................      (100,774)          (136,648)
                                                                  --------           --------
  Net deferred tax assets...................................      $ 83,561            106,696
                                                                  ========           ========

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
DURO Communications, Inc.:

    We have audited the accompanying consolidated balance sheets of Global Information Exchange Corporation and subsidiary (d/b/a CoastalNet) as of December 31, 1998 and April 7, 1999 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ending December 31, 1997 and 1998 and the period from January 1, 1999 to April 7, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global Information Exchange Corporation and subsidiary as of December 31, 1998 and April 7, 1999, and the results of their operations and their cash flows for the years ended December 31, 1997 and 1998 and the period from January 1, 1999 to April 7, 1999, in conformity with generally accepted accounting principles.

KPMG LLP
Orlando, Florida

March 3, 2000

             GLOBAL INFORMATION EXCHANGE CORPORATION AND SUBSIDIARY
                               (D/B/A COASTALNET)

                          CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31,   APRIL 7,
                                                                  1998         1999
                                                              ------------   --------
                                       ASSETS
Cash........................................................    $  53,274      52,815
Trade receivables (net of allowance for losses of $41,859
  and $52,101 at December 31, 1998 and April 7, 1999,
  respectively).............................................      148,125     118,473
Prepaid expenses and other current assets...................        7,443         899
                                                                ---------    --------
    Total current assets....................................      208,842     172,187
Property and equipment, net.................................      240,331     215,763
Other assets................................................        9,495      11,704
                                                                ---------    --------
    Total assets............................................    $ 458,668     399,654
                                                                =========    ========

                        LIABILITIES AND STOCKHOLDERS' DEFICIT
Current portion of notes payable............................    $ 173,329     189,010
Accounts payable............................................      121,128     139,498
Accrued salaries............................................       58,566      37,705
Accrued vacation............................................       33,217      23,741
Other accrued liabilities...................................        6,634       9,885
Deferred revenue............................................      157,172     176,901
                                                                ---------    --------
    Total current liabilities...............................      550,046     576,740
                                                                ---------    --------
Notes payable, less current portion.........................       33,693      21,883
                                                                ---------    --------
Stockholders' deficit:
  Common stock, no par value, 500,000 shares authorized,
    issued and outstanding at December 31, 1998 and April 7,
    1999....................................................      350,000     350,000
  Accumulated deficit.......................................     (475,071)   (548,969)
                                                                ---------    --------
    Total stockholders' deficit.............................     (125,071)   (198,969)
                                                                ---------    --------
    Total liabilities and stockholders' deficit.............    $ 458,668     399,654
                                                                =========    ========

          See accompanying notes to consolidated financial statements.

             GLOBAL INFORMATION EXCHANGE CORPORATION AND SUBSIDIARY
                               (D/B/A COASTALNET)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                       YEARS ENDED DECEMBER 31,         PERIOD FROM
                                                      --------------------------      JANUARY 1, 1999
                                                          1997          1998       THROUGH APRIL 7, 1999
                                                      ------------   -----------   ---------------------
Internet services revenue...........................   $2,539,242     3,373,080          1,092,274
Direct Internet services costs......................      984,961     1,379,575            464,095
                                                       ----------     ---------          ---------
  Gross profit......................................    1,554,281     1,993,505            628,179
Operating expenses
  Selling, general, and administrative expenses.....    1,275,663     2,108,084            668,705
  Depreciation and amortization.....................      107,879       153,907             28,336
                                                       ----------     ---------          ---------
    Income (loss) from operations...................      170,739      (268,486)           (68,862)
Other income (expense):
  Interest income...................................        2,779         1,350                 --
  Interest expense..................................      (15,798)      (13,741)            (5,036)
  Other income......................................       13,786         7,276                 --
                                                       ----------     ---------          ---------
    Net income (loss)...............................   $  171,506      (273,601)           (73,898)
                                                       ==========     =========          =========
  Pro forma income taxes............................   $       --            --                 --
                                                       ==========     =========          =========
  Pro forma net income (loss).......................   $  171,506      (273,601)           (73,898)
                                                       ==========     =========          =========

          See accompanying notes to consolidated financial statements.

             GLOBAL INFORMATION EXCHANGE CORPORATION AND SUBSIDIARY
                               (D/B/A COASTALNET)

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                         TOTAL
                                                            COMMON    ACCUMULATED    STOCKHOLDERS'
                                                            STOCK       DEFICIT     EQUITY (DEFICIT)
                                                           --------   -----------   ----------------
BALANCE AT DECEMBER 31, 1996.............................  $350,000     (332,976)          17,024
Dividends Paid...........................................        --      (40,000)         (40,000)
Net Income...............................................        --      171,506          171,506
                                                           --------     --------         --------
BALANCE AT DECEMBER 31, 1997.............................   350,000     (201,470)         148,530
Net Loss.................................................        --     (273,601)        (273,601)
                                                           --------     --------         --------
BALANCE AT DECEMBER 31, 1998.............................   350,000     (475,071)        (125,071)
Net Loss.................................................        --      (73,898)         (73,898)
                                                           --------     --------         --------
BALANCE AT APRIL 7, 1999.................................  $350,000     (548,969)        (198,969)
                                                           ========     ========         ========

          See accompanying notes to consolidated financial statements.

             GLOBAL INFORMATION EXCHANGE CORPORATION AND SUBSIDIARY
                               (D/B/A COASTALNET)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                       YEARS ENDED DECEMBER 31,          PERIOD FROM
                                                     ----------------------------      JANUARY 1, 1999
                                                           1997            1998     THROUGH APRIL 7, 1999
                                                     -----------------   --------   ---------------------
Cash flows from operating activities:
  Net income (loss)................................      $171,506        (273,601)         (73,898)
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating
    activities:
    Depreciation and amortization..................       107,879        153,907            28,336
    Provision for losses on trade receivables......        34,240          7,619            10,242
    Changes in operating assets and liabilities:
      Trade receivables............................       (91,996)       (95,629)           19,410
      Prepaid expenses and other current assets....       (10,335)        10,877             6,544
      Other assets.................................        (1,655)        (3,367)           (2,209)
      Accounts payable.............................       (43,301)        40,796            18,370
      Accrued salaries.............................        19,223         26,352           (20,861)
      Accrued vacation.............................        28,973          4,244            (9,476)
      Other accrued liabilities....................        (8,072)         1,736             3,251
      Deferred revenue.............................        39,863         39,852            19,729
                                                         --------        --------          -------
        Net cash provided by (used in) operating
          activities...............................       246,325        (87,214)             (562)
                                                         --------        --------          -------
Cash flows from investing activities--capital
  expenditures.....................................      (155,278)       (72,571)           (3,768)
                                                         --------        --------          -------
Cash flows from financing activities:
  Proceeds from notes payable borrowings...........        49,500        250,000            25,000
  Repayments on notes payable......................       (62,437)       (183,457)         (21,129)
  Dividends paid...................................       (40,000)            --                --
                                                         --------        --------          -------
        Net cash (used in) provided by financing
          activities...............................       (52,937)        66,543             3,871
                                                         --------        --------          -------
        Net increase (decrease) in cash............        38,110        (93,242)             (459)
                                                         --------        --------          -------
Cash, beginning of period..........................       108,406        146,516            53,274
                                                         --------        --------          -------
Cash, end of period................................      $146,516         53,274            52,815
                                                         ========        ========          =======
Supplemental disclosure of cash flow information:
  Cash paid for interest...........................      $ 16,701         13,781             5,036
                                                         ========        ========          =======

          See accompanying notes to consolidated financial statements.

             GLOBAL INFORMATION EXCHANGE CORPORATION AND SUBSIDIARY
                               (D/B/A COASTALNET)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      DECEMBER 31, 1998 AND APRIL 7, 1999

(1) DESCRIPTION OF THE BUSINESS

    Global Information Exchange Corporation (d/b/a CoastalNet) (the "Company") is an internet service provider serving approximately 17,000 customers throughout Eastern North Carolina. Since inception in 1994, the Company has provided a variety of Internet connectivity and web services to its subscriber base.

    In 1998, the Company formed a wholly-owned subsidiary, GIETEL, Inc. ("GIETEL"), to provide local exchange and long distance telephone service. GIETEL has obtained regulatory approval from the North Carolina Utility Commission to provide telephone services in the State of North Carolina. GIETEL's operations to date have consisted primarily of incurring expenses associated with obtaining regulatory approval.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

    (B) PROPERTY AND EQUIPMENT

    Property and equipment consist primarily of network communications equipment, furniture and fixtures, and leasehold improvements, all of which are stated at cost.

    Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, generally ranging from three to seven years. Amortization on leasehold improvements is computed using the straight-line method over the shorter of the estimated useful life of the asset or the term of the lease.

    (C) REVENUE RECOGNITION AND DEFERRED REVENUE

    The Company's customers generally pay for service in advance. Revenue is recognized ratably over the service period. Deferred revenue represents the unearned portion of customer payments.

    (D) INCOME TAXES

    No provision for income taxes has been provided for by the Company since, by election of the stockholders, the Company has elected to be treated under Subchapter S of the Internal Revenue Code, and therefore tax losses and taxable income will be allocated to the individual stockholders.

    The unaudited pro forma income tax information included in statements of operations and note 6 was presented in accordance with SFAS No. 109 as if the Company had been subject to federal and state income taxes for the year ended December 31, 1998 and for the period from January 1, 1999 to April 7, 1999.

             GLOBAL INFORMATION EXCHANGE CORPORATION AND SUBSIDIARY
                               (D/B/A COASTALNET)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      DECEMBER 31, 1998 AND APRIL 7, 1999

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (E) USE OF ESTIMATES

    Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

    (F) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

    The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

(3) PROPERTY AND EQUIPMENT

                                                    ESTIMATED USEFUL    DECEMBER 31,     APRIL 7,
                                                      LIFE (YEARS)          1998           1999
                                                    ----------------   --------------   ----------
Property and equipment consist of the following:
  Network communications equipment................        3-4            $ 624,548        627,595
  Furniture and fixtures..........................         7                20,589         20,589
  Leasehold improvements..........................        1-3               32,631         32,631
  Office equipment................................         5                 3,588          4,309
                                                                         ---------       --------
                                                                           681,356        685,124
  Less accumulated depreciation and
    amortization..................................                        (441,025)      (469,361)
                                                                         ---------       --------
    Property and equipment, net...................                       $ 240,331        215,763
                                                                         =========       ========

(4) LEASES

    The Company also has several noncancelable operating leases for buildings and equipment that expire over the next four years. The Company is required to pay all executory costs, such as maintenance and insurance. Rental expense for operating leases during the years ended December 31, 1997 and 1998, and for the period from January 1, 1999 through April 7, 1999, totaled $144,534, $267,975, and $88,637, respectively.

             GLOBAL INFORMATION EXCHANGE CORPORATION AND SUBSIDIARY
                               (D/B/A COASTALNET)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      DECEMBER 31, 1998 AND APRIL 7, 1999

(4) LEASES (CONTINUED)
    Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of April 7, 1999 are:

YEARS ENDING                                                   AMOUNT
------------                                                  --------
  2000......................................................  $216,584
  2001......................................................    59,812
  2002......................................................     7,324
  2003......................................................     5,019
                                                              --------
    Total future minimum lease payments.....................  $288,739
                                                              ========

(5) NOTES PAYABLE

                                                              DECEMBER 31,   APRIL 7,
                                                                  1998         1999
                                                              ------------   --------
Notes payable consist of the following:

Bank note payable; secured by property and equipment with
  interest payable monthly, calculated at the bank's prime
  rate plus 1.0% (8.75% at April 7, 1999). The note is
  payable in full in June 1999..............................    $  94,375     119,375

Bank note payable; secured by property and equipment, with
  principal and interest payments of $2,500 due monthly.
  Interest is calculated at the bank's prime rate plus 1.0%
  (8.75% at April 7, 1999). The note is payable in full in
  March 2000................................................       22,424      15,371

Bank note payable; secured by property and equipment, with
  principal and interest payments of $2,235 due monthly.
  Interest is calculated at the bank's prime rate plus 1.0%
  adjusted daily (8.75% at April 7, 1999). The note is
  payable in full in July 2000..............................       37,957      32,039

Bank note payable; secured by property and equipment, with
  principal and interest payments of $2,287 due monthly.
  Interest is calculated at the bank's prime rate plus 1.0%
  adjusted daily (8.75% at April 7, 1999). The note is
  payable in full in December 2000..........................       50,000      44,108

Other.......................................................        2,266          --
                                                                ---------    --------
    Total notes payable.....................................      207,022     210,893
Less current portion........................................     (173,329)   (189,010)
                                                                ---------    --------
    Notes payable, less current portion.....................    $  33,693      21,883
                                                                =========    ========

    The aggregate annual required repayments under the notes payable for the years ended in 2000 and 2001 are $189,010 and $21,883, respectively.

             GLOBAL INFORMATION EXCHANGE CORPORATION AND SUBSIDIARY
                               (D/B/A COASTALNET)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      DECEMBER 31, 1998 AND APRIL 7, 1999

(6) PRO FORMA INCOME TAXES (UNAUDITED)

    As stated in Footnote 2(d), the Company is not subject to Federal and State income taxes. Pro forma income tax information is provided below to illustrate the tax impact on the financial statements of providing for taxes as if the Company was subject to Federal and State income taxes. Pro forma tax expense (benefit) differs from the amounts that would result from applying the federal statutory rate of 34% to the Company's net loss for the years ended
December 31, 1997, December 31, 1998, and for the period from January 1, 1999 through April 7, 1999.

                                                  YEARS ENDED
                                                 DECEMBER 31,         PERIOD FROM
                                              -------------------   JANUARY 1, 1999
                                                1997       1998     TO APRIL 7, 1999
                                              --------   --------   ----------------
Expected pro forma tax expense (benefit)....  $ 44,700   (93,000)       (25,100)
Increase (decrease) in valuation
  allowance.................................   (44,700)   93,000         25,100
                                              --------   -------        -------
                                              $     --        --             --
                                              ========   =======        =======

    Temporary differences that give rise to the components of pro forma deferred tax assets, as of December 31, 1998 and April 19, 1999 are as follows:

                                                      DECEMBER 31,
                                                          1998       APRIL 7, 1999
                                                      ------------   -------------
Net operating loss carryforward.....................    $ 192,200       222,600
Other...............................................        5,000         7,300
                                                        ---------      --------
  Gross deferred tax assets.........................      197,200       229,900
                                                        ---------      --------
Depreciation........................................           --            --
Other...............................................           --        (2,100)
  Gross deferred tax liabilities....................           --        (2,100)
  Valuation allowance...............................     (197,200)     (227,800)
                                                        ---------      --------
Net deferred tax asset..............................    $      --            --
                                                        =========      ========

    The pro forma net income information assumes that distributions, if any, to shareholders are considered compensation expense. Distributions in the amount of $40,000 were recorded as described above for the year ended December 31, 1997. The valuation allowance noted above is provided based on management's estimation of the recoverability of the deferred tax asset in future periods.

(7) RELATED PARTY TRANSACTIONS

    The Company leases its administrative headquarters building in New Bern, North Carolina from the Company's president and chief executive officer. This lease was approved by the Company's board of directors. Terms call for monthly payments of $2,667 through February 28, 2001. Payments made under this lease were $29,100 and $31,525 for and the years ended December 31, 1997 and 1998, respectively, and $8,616 for the period from January 1, 1999 through April 7, 1999.

(8) SUBSEQUENT EVENT

    On April 8, 1999, all of the Company's assets were sold to DURO Communications, Inc. In connection with the sale of the assets, the Company's notes payable and operating lease obligations were settled.

                          INDEPENDENT AUDITORS' REPORT

The Board of directors of
DURO Communications, Inc.:

    We have audited the accompanying balance sheet of Voyager Online, LLC as of December 31, 1998, and April 19, 1999 and the related statements of operations, members' deficit, and cash flows for the years ended December 31, 1997 and 1998 and the period from January 1, 1999 through April 19, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Voyager Online, LLC as of December 31, 1998 and April 19, 1999 and the results of its operations and its cash flows for the periods then ended, in conformity with generally accepted accounting principles.

KPMG LLP
Orlando, Florida

February 16, 2000

                              VOYAGER ONLINE, LLC

                                 BALANCE SHEETS

                                                              DECEMBER 31,   APRIL 19,
                                                                  1998         1999
                                                              ------------   ---------
                                        ASSETS
Current assets:
  Cash......................................................    $   3,660      13,323
  Trade receivables, net of allowance of $6,503 in 1998 and
    $13,670 in 1999.........................................       82,160      60,490
  Prepaid expenses and other current assets.................        4,623       4,623
                                                                ---------    --------
    Total current assets....................................       90,443      78,436
Property and equipment, net.................................      236,134     245,130
                                                                ---------    --------
    Total assets............................................    $ 326,577     323,566
                                                                =========    ========

                           LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
  Current portion of capital lease obligations..............    $  53,659      66,904
  Current portion of notes payable..........................       23,209      37,704
  Accounts payable..........................................      273,136     349,771
  Accrued interest..........................................       38,601      44,023
  Accrued liabilities.......................................       37,847      22,193
  Deferred revenue..........................................       61,988      36,874
                                                                ---------    --------
    Total current liabilities...............................      488,440     557,469
Capital lease obligations, less current portion.............       93,072      64,776
Notes payable, less current portion.........................      339,885     314,561
                                                                ---------    --------
    Total liabilities.......................................      921,397     936,806
Members' deficit............................................     (594,820)   (613,240)
                                                                ---------    --------
    Total liabilities and members' deficit..................    $ 326,577     323,566
                                                                =========    ========

                 See accompanying notes to financial statements

                              VOYAGER ONLINE, LLC

                            STATEMENTS OF OPERATIONS

                                                               YEARS ENDED           PERIOD FROM
                                                               DECEMBER 31,        JANUARY 1, 1999
                                                          ----------------------       THROUGH
                                                             1997        1998      APRIL 19, 1999
                                                          ----------   ---------   ---------------
Internet services revenue...............................  $1,123,530   1,583,095       574,461
Direct Internet services costs..........................     677,543     907,044       266,160
                                                          ----------   ---------      --------
      Gross profit......................................     445,987     676,051       308,301
Selling, general and administrative expenses............     867,771     645,849       306,919
                                                          ----------   ---------      --------
      Income from operations............................    (421,784)     30,202         1,382
Interest expense........................................      57,306      44,973        19,207
                                                          ----------   ---------      --------
      Net loss..........................................  $ (479,090)    (14,771)      (17,825)
                                                          ==========   =========      ========
Pro forma income taxes..................................  $       --          --            --
                                                          ==========   =========      ========
Pro forma net loss......................................  $ (479,090)    (14,771)      (17,825)
                                                          ==========   =========      ========

                See accompanying notes to financial statements.

                              VOYAGER ONLINE, LLC

                         STATEMENTS OF MEMBERS' DEFICIT

                                                                                           TOTAL
                                                              CONTRIBUTED   ACCUMULATED   MEMBERS'
                                                                CAPITAL       DEFICIT     DEFICIT
                                                              -----------   -----------   --------
BALANCE AT DECEMBER 31, 1996................................    $123,000      (243,959)   (120,959)
Member contributions........................................      20,000            --      20,000
Net loss....................................................          --      (479,090)   (479,090)
                                                                --------      --------    --------
BALANCE AT DECEMBER 31, 1997................................     143,000      (723,049)   (580,049)
Net loss....................................................          --       (14,771)    (14,771)
                                                                --------      --------    --------
BALANCE AT DECEMBER 31, 1998................................     143,000      (737,820)   (594,820)
Member draws................................................        (595)           --        (595)
Net loss....................................................          --       (17,825)    (17,825)
                                                                --------      --------    --------
BALANCE AT APRIL 19, 1999...................................    $142,405      (755,645)   (613,240)
                                                                ========      ========    ========

                See accompanying notes to financial statements.

                              VOYAGER ONLINE, LLC

                            STATEMENTS OF CASH FLOWS

                                                                 YEARS ENDED          PERIOD FROM
                                                                 DECEMBER 31,       JANUARY 1, 1999
                                                             --------------------       THROUGH
                                                               1997        1998     APRIL 19, 1999
                                                             ---------   --------   ---------------
Cash flows from operating activities:
  Net loss.................................................  $(479,090)  (14,771)       (17,825)
  Adjustments to reconcile net loss to net cash provided by
    (used in) operating activities:
      Depreciation.........................................     42,514    59,123         24,349
      Loss on disposal of assets...........................     18,367       802             --
      Increase (decrease) from changes in:
        Trade receivables..................................     19,625   (32,622)        21,670
        Prepaid expenses and other current assets..........     18,423    (4,624)            --
        Accounts payable...................................    256,155    (2,157)        76,635
        Accrued interest...................................     25,584    13,017          5,422
        Accrued liabilities................................     (4,334)    8,252        (15,654)
        Deferred revenue...................................     41,048    20,940        (25,114)
                                                             ---------   -------       --------
          Net cash provided by (used in) operating
            activities.....................................    (61,708)   47,960         69,483
                                                             ---------   -------       --------
Cash flows from investing activities:
  Proceeds from disposals of property and equipment........     43,849        --             --
  Purchases of property and equipment......................    (38,307)  (10,451)       (33,345)
                                                             ---------   -------       --------
          Net cash provided by (used in) investing
            activities.....................................      5,542   (10,451)       (33,345)
                                                             ---------   -------       --------
Cash flows from financing activities:
  Proceeds (payments) on notes payable.....................     24,714   (24,106)       (10,829)
  Member contributions (draws).............................     20,000        --           (595)
  Payments on capital lease obligations....................         --   (27,334)       (15,051)
                                                             ---------   -------       --------
          Net cash provided by (used in) financing
            activities.....................................     44,714   (51,440)       (26,475)
                                                             ---------   -------       --------
          Net increase (decrease) in cash..................    (11,452)  (13,931)         9,663
Cash, beginning of period..................................     29,043    17,591          3,660
                                                             ---------   -------       --------
Cash, end of period........................................  $  17,591     3,660         13,323
                                                             =========   =======       ========
Supplemental disclosure of cash flow information
  Cash paid for interest...................................  $  49,021    31,956          8,036
                                                             =========   =======       ========
Supplemental disclosure of noncash investing and financing
  activities:
  Computer equipment leases resulted in capital lease
    obligations............................................  $  64,938   109,127             --
                                                             =========   =======       ========

                See accompanying notes to financial statements.

                              VOYAGER ONLINE, LLC

                         NOTES TO FINANCIAL STATEMENTS

                      DECEMBER 31, 1998 AND APRIL 19, 1999

(1) DESCRIPTION OF THE BUSINESS

    Voyager Online, LLC (the Company), a Tennessee corporation, was formed in 1996 to develop and operate a national packet-based data network and to provide a broad range of telecommunications services. At April 19, 1999, the Company had constructed a network that serves 50 markets in the southeastern region of the United States. The Company provides a variety of internet connection and web hosting services to its customer base.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) PROPERTY AND EQUIPMENT

    Property and equipment consist primarily of computer equipment and software, and furniture and fixtures, all of which are stated at cost. Property and equipment under capital leases are stated at the present value of minimum lease payments at the inception of the lease.

    Depreciation and amortization on property and equipment is computed using the straight-line method over the shorter of their estimated useful lives or the lease term.

    (B) REVENUE RECOGNITION AND DEFERRED REVENUE

    The Company's customers generally pay for service in advance. Revenue is recognized ratably over the service period. Deferred revenue represents the unearned portion of customer payments.

    (C) INCOME TAXES

    No provision for income taxes has been provided for the Company since the Company has been formed as a Limited Liability Company, which, for federal income tax purposes is treated for all purposes of the Internal Revenue Code as a partnership. Accordingly, the Company's taxable income or loss is allocated to the Company's members.

    The unaudited pro forma income tax information included in statements of operations and note 7 was presented in accordance with SFAS No. 109 as if the Company had been subject to federal and state income taxes for the years ended December 31, 1997 and 1998 and for the period from January 1, 1999 through April 19, 1999.

    (D) USE OF ESTIMATES

    The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results can differ from those estimates.

(3) LIQUIDITY AND SUBSEQUENT EVENT

    The Company has experienced negative working capital and has a member's deficit as a result of significant recurring losses from operations. As a result, management has worked on developing an action plan to ensure that current obligations are met. After consideration of the alternatives, effective April 20, 1999, the Members of the Company authorized management to enter into an asset sale

                              VOYAGER ONLINE, LLC

                         NOTES TO FINANCIAL STATEMENTS

                      DECEMBER 31, 1998 AND APRIL 19, 1999

(3) LIQUIDITY AND SUBSEQUENT EVENT (CONTINUED) agreement with Duro Communications, Inc. (Duro), whereby substantially all of the Company's assets and liabilities were sold for approximately $2.8 million. At the completion of this transaction, all notes payable, capital and operating lease obligations were settled.

(4) PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following:

                                                               ESTIMATED
                                                              USEFUL LIFE   DECEMBER 31,   APRIL 19,
                                                                (YEARS)         1998         1999
                                                              -----------   ------------   ---------
Computer equipment..........................................        5         $ 154,316     187,661
Leased computer equipment...................................      2-5           186,223     186,223
Computer software...........................................        3            23,021      23,021
Furniture and fixtures......................................        7             5,423       5,423
                                                                              ---------    --------
                                                                                368,983     402,327
Less accumulated depreciation and amortization..............                   (132,849)   (157,198)
                                                                              ---------    --------
Net property and equipment..................................                  $ 236,134     245,130
                                                                              =========    ========

(5) LEASES

    The Company is obligated under various capital leases for computer equipment that expire over the next four years. The equipment is included in property and equipment (see note 4).

    The Company also has several noncancelable operating leases for computer and office equipment and office space that expire over the next three years. Rental expense for operating leases during the period from January 1, 1999 through April 19, 1999 totaled approximately $22,212.

                              VOYAGER ONLINE, LLC

                         NOTES TO FINANCIAL STATEMENTS

                      DECEMBER 31, 1998 AND APRIL 19, 1999

(5) LEASES (CONTINUED)
    Future minimum lease payments under capital lease and noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of April 19, 1999 are:

                                                              CAPITAL    OPERATING
                                                               LEASES     LEASES
                                                              --------   ---------
Period ending December 31:
  1999......................................................  $ 47,189     33,651
  2000......................................................    63,942     31,914
  2001......................................................    44,358      5,869
  2002......................................................    16,089         --
  2003......................................................    11,586         --
  Thereafter................................................        --         --
                                                              --------    -------
    Total minimum lease payments............................   183,164     71,434
                                                                          =======
Less amount representing interest (at rate ranging from
  10.5% to 19.1%)...........................................   (51,484)
                                                              --------
    Present value of net minimum capital lease payments.....   131,680
Less current portion of capital lease obligations...........   (66,904)
                                                              --------
    Capital lease obligations less current installments.....  $ 64,776
                                                              ========

(6) NOTES PAYABLE

    Notes payable consisted of the following:

                                                              DECEMBER 31,   APRIL 19,
                                                                  1998         1999
                                                              ------------   ---------
Related party notes payable; unsecured, interest at 9%,
  settled by Duro subsequent to closing (see note 3)........    $200,899      195,387
Bank note payable; secured by cash, fixed assets, and
  accounts receivable, interest at the bank's prime rate
  plus 2.75%, settled by Duro subsequent to closing (see
  note 3)...................................................     162,195      156,878
                                                                --------     --------
  Total notes payable.......................................     363,094      352,265
Less current portion........................................     (23,209)     (37,704)
                                                                --------     --------
  Notes payable, less current portion.......................    $339,885      314,561
                                                                ========     ========

                              VOYAGER ONLINE, LLC

                         NOTES TO FINANCIAL STATEMENTS

                      DECEMBER 31, 1998 AND APRIL 19, 1999

(6) NOTES PAYABLE (CONTINUED)
    The aggregate maturities of notes payable are as follows:

Period ending December 31:
  1999......................................................  $ 18,104
  2000......................................................    24,279
  2001......................................................    26,955
  2002......................................................    29,925
  2003 and thereafter.......................................   253,002
                                                              --------
                                                              $352,265
                                                              ========

(7) PRO FORMA INCOME TAXES

    As stated in Footnote 2(c), the Company is not subject to Federal and State income taxes. Pro forma income tax information is provided below to illustrate the tax impact on the financial statements of providing for taxes as if the company was subject to Federal and State income taxes. Pro forma tax expense (benefit) differs from the amounts that would result from applying the Federal statutory rate of 34% to the Company's net loss for the years ended
December 31, 1997, December 31, 1998 and the period from January 1, 1999 through April 19, 1999, as a result of the following:

                                                                  DECEMBER 31
                                                              --------------------   APRIL 19,
                                                                1997        1998       1999
                                                              ---------   --------   ---------
Expected pro forma tax expense (benefit)....................  $(169,700)   (5,000)    (6,100)
Increase in valuation allowance.............................    169,700     4,900      5,900
Other.......................................................         --       100        200
                                                              ---------    ------     ------
                                                              $      --        --         --
                                                              =========    ======     ======

    Temporary differences that give rise to the components of pro forma deferred tax assets and liabilities, as of December 31, 1998, and April 19, 1999 are as follows:

                                                              DECEMBER 31,   APRIL 19,
                                                                  1998         1999
                                                              ------------   ---------
Net operating loss carryforward.............................    $ 323,100     324,300
Other.......................................................        3,000       5,800
                                                                ---------    --------
  Gross deferred tax assets.................................      326,100     330,100

Depreciation................................................      (18,700)    (16,100)
Other.......................................................         (700)       (600)
                                                                ---------    --------
  Gross deferred tax liabilities............................      (19,400)    (16,700)

  Valuation allowance.......................................     (306,700)   (313,400)
                                                                ---------    --------
Net deferred tax asset......................................    $      --          --
                                                                =========    ========

                              VOYAGER ONLINE, LLC

                         NOTES TO FINANCIAL STATEMENTS

                      DECEMBER 31, 1998 AND APRIL 19, 1999

(7) PRO FORMA INCOME TAXES (CONTINUED)
    The pro forma net loss used in the calculation of the pro forma tax benefits above assumes that distributions, if any, to members are considered compensation expense. The valuation allowance noted above is provided based on management's estimation of the recoverability of the deferred tax asset in future periods.

(8) SUBSEQUENT EVENT

    On March 19, 1999, all of the Company's assets were sold to DURO Communications, Inc. In connection with the sale of assets, all notes payable, capital lease, and operating lease obligations were paid in full at closing.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
DURO Communications, Inc.:

    We have audited the accompanying balance sheet of EdgeNet Network Services, (a division of EdgeNet Media, LLC) as of April 23, 1999, and the related statements of operations, members' equity and cash flows for the period from January 1, 1999 through April 23, 1999. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EdgeNet Network Services, (a division of EdgeNet Media, LLC) as of April 23, 1999, and the results of its operations and its cash flows for the period from January 1, 1999 through April 23, 1999, in conformity with generally accepted accounting principles.

Lattimore, Black, Morgan, and Cain, P.C.
Brentwood, Tennessee

March 10, 2000

                            EDGENET NETWORK SERVICES
                       (A DIVISION OF EDGENET MEDIA, LLC)

                                 BALANCE SHEET

                                 APRIL 23, 1999

                                     ASSETS
Current assets:
  Trade accounts receivable.................................             $ 86,964
Property and equipment, net.................................              412,706
Other assets:
  Customer list, net of accumulated amortization of
    $1,901..................................................   $7,874
  Deposits..................................................    3,063
                                                               ------
      Total other assets....................................               10,937
                                                                         --------
      Total assets..........................................             $510,607
                                                                         ========
                         LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Accounts payable..........................................             $ 41,407
  Accrued expenses..........................................               33,267
  Current installments of long-term debt and line of
    credit..................................................              143,519
  Current installments of capital lease obligations.........              131,622
  Deferred revenue..........................................               37,178
                                                                         --------
      Total current liabilities.............................              386,993
Long-term debt, excluding current installments..............                2,013
Capital lease obligations, excluding current installments...              112,398
                                                                         --------
      Total liabilities.....................................              501,404
Members' equity.............................................                9,203
                                                                         --------
      Total liabilities and members' equity.................             $510,607
                                                                         ========

                See accompanying notes to financial statements.

                            EDGENET NETWORK SERVICES
                       (A DIVISION OF EDGENET MEDIA, LLC)

                            STATEMENT OF OPERATIONS

               PERIOD FROM JANUARY 1, 1999 THROUGH APRIL 23, 1999

Revenue:
  Internet services.........................................             $587,393
  Enhanced services and other...............................               34,618
                                                                         --------
      Total revenue.........................................              622,011
Direct Internet services costs:
  Internet services.........................................  $241,233
  Enhanced services and other...............................    31,287
                                                              --------
      Total operating costs.................................              272,520
                                                                         --------
      Gross profit..........................................              349,491
Selling, general and administrative expenses:
  Salaries and employee benefits............................   101,941
  Advertising expense.......................................     6,761
  Rent and occupancy........................................    16,876
  Repairs and maintenance...................................     1,264
  Travel and entertainment..................................       878
  Insurance.................................................       453
  Other.....................................................     3,210
                                                              --------
      Total selling, general and administrative expenses....              131,383
                                                                         --------
Income before interest, depreciation, amortization and loss
  on disposal of equipment..................................              218,108
Other income (expenses):
  Interest expense..........................................              (17,684)
  Depreciation expense......................................              (63,828)
  Amortization expense......................................                 (217)
  Loss on disposal of equipment.............................              (43,312)
                                                                         --------
      Net income............................................             $ 93,067
                                                                         ========
Pro forma income taxes (unaudited)..........................             $ 34,500
                                                                         ========
Pro forma net income (unaudited)............................             $ 58,567
                                                                         ========

                See accompanying notes to financial statements.

                            EDGENET NETWORK SERVICES
                       (A DIVISION OF EDGENET MEDIA, LLC)

                          STATEMENT OF MEMBERS' EQUITY

               PERIOD FROM JANUARY 1, 1999 THROUGH APRIL 23, 1999

BALANCE AT DECEMBER 31, 1998................................  $ 183,990
Net income..................................................     93,067
Intracompany divisional transfers...........................   (267,854)
                                                              ---------
BALANCE AT APRIL 23, 1999...................................  $   9,203
                                                              =========

                See accompanying notes to financial statements.

                            EDGENET NETWORK SERVICES

                      (A DIVISION OF EDGENET, MEDIA, LLC)

                            STATEMENT OF CASH FLOWS

               PERIOD FROM JANUARY 1, 1999 THROUGH APRIL 23, 1999

Net income..................................................             $ 93,067
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................  $ 64,045
  Loss on disposal of equipment.............................    43,312
  Change in operating assets and liabilities:
    Trade accounts receivable...............................    47,174
    Accounts payable........................................    (8,825)
    Accrued expenses........................................    18,443
    Deferred revenue........................................    13,591
                                                              --------
      Total adjustments.....................................              177,740
                                                                         --------
      Net cash provided by operating activities.............              270,807

Cash flows from investing activities:
  Purchase of equipment.....................................   (12,665)
  Proceeds from the sale of equipment.......................    60,569
                                                              --------
      Net cash provided by investing activities.............               47,904

Cash flows from financing activities:
Principal payments on long-term debt........................   (16,493)
Principal payments on capital lease obligations.............   (34,364)
Intracompany divisional transfers...........................  (267,854)
                                                              --------
      Net cash used by financing activities.................             (318,711)
                                                                         --------
      Net change in cash....................................                   --

Cash at beginning of period.................................                   --
                                                                         --------
Cash at end of period.......................................             $     --
                                                                         ========
                SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid...............................................             $ 17,684
                                                                         ========

      SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

    During the period ended April 23, 1999, the Division purchased equipment by incurring capital lease obligations of approximately $61,000.

                See accompanying notes to financial statements.

                            EDGENET NETWORK SERVICES
                       (A DIVISION OF EDGENET MEDIA, LLC)

                         NOTES TO FINANCIAL STATEMENTS

               PERIOD FROM JANUARY 1, 1999 THROUGH APRIL 23, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) ORGANIZATION AND BASIS OF ACCOUNTING

    EdgeNet Media, LLC (the "Parent") is a Tennessee limited liability company incorporated on June 6, 1995 to capitalize on the growing demand for internet access and enhanced services by consumers and business users. The Parent shall terminate on December 31, 2030, unless sooner terminated in accordance with the provisions of the operating agreement.

    EdgeNet Network Services (the "Division") is a division of the Parent and provides internet access and web hosting services for customers located primarily in the Middle Tennessee area. The accompanying financial statements assume the Division had been operated separately for the period January 1, 1999 through April 23, 1999.

    Inherent in the Division's business are various risks and uncertainties, including its limited operating history, historical operating losses, dependence upon strategic alliances, and the limited history of the need for internet access and enhanced services. The Division's future success will be dependent upon its ability to create and provide effective and competitive internet services, the continued acceptance of the internet and the Division's ability to develop and provide new services that meet customers changing requirements, including the effective use of leading technologies, to continue to enhance its current services, and to influence and respond to emerging industry standards and other technological changes on a timely and cost-effective basis.

    (B) USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    (C) PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, generally ranging from three to five years. Property and equipment under capital leases are stated at the present value of minimum lease payments and are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the assets.

    (D) OTHER ASSETS

    The customer list is amortized on a straight-line basis over 15 years.

    (E) IMPAIRMENT OF LONG-LIVED ASSETS

    The Division evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF ("SFAS 121"). SFAS 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

                            EDGENET NETWORK SERVICES
                       (A DIVISION OF EDGENET MEDIA, LLC)

                         NOTES TO FINANCIAL STATEMENTS

               PERIOD FROM JANUARY 1, 1999 THROUGH APRIL 23, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (F) INCOME TAXES

    During the period January 1, 1999 through April 23, 1999, the Parent operated as a partnership for federal tax purposes, and therefore was exempt from taxation under the partnership provisions of the Internal Revenue Code (the "Code"). Under the partnership provisions of the Code, the members of the partnership include their share of the partnership's income or loss on their personal income tax returns. Accordingly, the Parent was not subject to federal and state income taxes during the period.

    Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES ("SFAS 109"), requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The unaudited pro forma income tax information included in the statement of earnings and Note 5 is presented in accordance with SFAS 109, as if the Division had been subject to federal and state income taxes on a stand-alone basis for the period January 1, 1999 through April 23, 1999.

    (G) REVENUE RECOGNITION

    Revenue related to internet services is recognized as services are provided and deferred and amortized to operations for amounts billed relating to future periods. Installation and customer setup fees are recognized upon completion of the services.

    Revenue from consulting services is recognized as the services are provided. Revenue from hardware and software sales is recognized upon shipment of the respective products.

    (H) ALLOCATION OF CORPORATE EXPENSES TO THE DIVISION

    Expenses are generally allocated to the Division by the Parent based upon revenues or number of employees of the Division. During the period January 1, 1999 through April 23, 1999, the Parent did not allocate certain corporate administrative and marketing expenses to the Division. If the Parent had allocated such expenses, the Division's share of the corporate expenses would have been approximately $116,000.

    (I) SALES AND MARKETING COSTS

    Marketing and advertising costs include the costs to acquire and retain subscribers, advertising and other general sales and marketing costs.

    The Division expenses the costs of advertising and promoting its services as incurred. Such costs are included in advertising expense and totaled $6,761 for the Division for the period from January 1, 1999 through April 23, 1999.

                            EDGENET NETWORK SERVICES
                       (A DIVISION OF EDGENET MEDIA, LLC)

                         NOTES TO FINANCIAL STATEMENTS

               PERIOD FROM JANUARY 1, 1999 THROUGH APRIL 23, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (j) FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Division to concentrations of credit risk consists primarily of trade accounts receivable. Concentrations of credit risk with respect to trade accounts receivables are limited due to the large number of customers comprising the Division's customer base and the relatively minor balances of each individual account.

    At April 23, 1999, the fair value of the Division's financial instruments approximate their carrying value based on their terms and interest rates.

    The Division's trade accounts receivable consist primarily of balances with customers located in Middle Tennessee. The Division generally has no specific collateral to secure collection of these receivables.

    The Division's access to communication lines is purchased primarily from four providers under arrangements that amounted to approximately $159,000 for the period January 1, 1999 through April 23, 1999. This expenditure has been classified as an operating cost in the accompanying financial statements.

    (K) RECENT ACCOUNTING PRONOUNCEMENTS

    The Division adopted the provisions of Statement of Financial Accounting Standards No. 130, REPORTING COMPREHENSIVE INCOME ("SFAS 130"). SFAS 130 requires the Division to report in its financial statements, in addition to its net income, comprehensive income, which includes all changes in equity during a period from non-owner sources including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. There were no differences between the Division's comprehensive income and its net income as reported.

    In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE ("SOP 98-1"). SOP 98-1 provides guidance for determining whether computer software is internal-use software and on accounting for the proceeds of computer software originally developed or obtained for internal use and then subsequently sold to the public. It also provides guidance on capitalization of the costs incurred for computer software developed or obtained for internal use. The Division has determined there is no impact, of adopting SOP 98-1, which will be effective for the Division's financial statements for the period January 1, 1999 through April 23, 1999.

                            EDGENET NETWORK SERVICES
                       (A DIVISION OF EDGENET MEDIA, LLC)

                         NOTES TO FINANCIAL STATEMENTS

               PERIOD FROM JANUARY 1, 1999 THROUGH APRIL 23, 1999

(2) PROPERTY AND EQUIPMENT, INCLUDING EQUIPMENT UNDER CAPITAL LEASES STATED AT COST

    A summary of property and equipment at April 23, 1999 is as follows:

Internet access and computer equipment, including amounts
  related to capital leases of $318,419.....................  $711,371
Software....................................................    26,186
Furniture and fixtures......................................    10,721
                                                              --------
                                                               748,278
Less accumulated depreciation and amortization, including
  amounts related to capital leases of $145,023.............   335,572
                                                              --------
                                                              $412,706
                                                              ========

(3) DEBT

    Line of credit and notes payable consist of the following as of April 23, 1999:

    Line of credit, bearing interest at 9.25%, due August 1999;
    secured by substantially all assets of the Parent. The
    Divison's share of the borrowings are based upon the
    drawdowns needed for the Division's operations..............  $ 46,755

    Note payable due in monthly installments of $1,247,
    including interest at 10.75%, through June 2000; secured by
    certain equipment...........................................    15,791

    Note payable due in monthly installments of $7,636,
    including interest at 9.75%, through February, 2000; secured
    by substantially all assets of the Parent...................    82,986
                                                                  --------

          Total debt............................................   145,532

    Less current installments...................................   143,519
                                                                  --------

          Long-term debt, excluding current installments........  $  2,013
                                                                  ========

    A summary of future maturities of long-term debt at April 23, 1999 is as follows:

TWELVE MONTHS
ENDING APRIL 23, 1999                                           AMOUNT
---------------------                                         ----------
    2000....................................................   $143,519
    2001....................................................      2,013
                                                               --------
                                                               $145,532
                                                               ========

(4) LEASING ARRANGEMENTS

    The Division leases its office facilities and various equipment under operating lease arrangements. It is expected that in the normal course of business, leases that expire will be renewed or replaced by

                            EDGENET NETWORK SERVICES
                       (A DIVISION OF EDGENET MEDIA, LLC)

                         NOTES TO FINANCIAL STATEMENTS

               PERIOD FROM JANUARY 1, 1999 THROUGH APRIL 23, 1999

(4) LEASING ARRANGEMENTS (CONTINUED)
leases on other facilities and equipment; thus, it is anticipated that future minimum lease payments will not be less than the expense shown in 1999.

    The Division has entered into capital lease agreements for certain equipment. The economic substance of the leases is that the Division is financing the acquisition of this equipment through the lease, and accordingly, the equipment and related obligations are reflected in the Division's assets and liabilities.

    The following is a schedule by year of the future minimum lease payments required under the capital leases, together with the present value of the minimum lease payments, and operating leases as of April 23, 1999:

TWELVE MONTHS                                             CAPITAL    OPERATING
ENDING APRIL 23,                                           LEASES     LEASES
----------------                                          --------   ---------
    2000................................................  $164,907     53,381
    2001................................................    97,059     21,272
    2002................................................    31,405     14,040
                                                          --------    -------
Total minimum lease payments............................   293,371     88,693
                                                          --------    =======
Less amount representing interest.......................    49,351
                                                          --------
Present value of minimum lease payments.................   244,020
Less current installments...............................   131,622
                                                          --------
Capital lease obligations, excluding current
  installments..........................................  $112,398
                                                          ========

    The Division's share of office facilities' rent expense, which is based on the number of employees, amounted to $16,876 for the period from January 1, 1999 through April 23, 1999. Rent expense for various equipment is charged to the Division based upon ownership of the various equipment. Direct costs of the Division for various equipment rental was $7,761 for the period from January 1, 1999 through April 23, 1999.

(5) PRO FORMA INCOME TAXES (UNAUDITED)

    The Parent is not subject to federal and state income taxes. However, a proforma summary of the provision for income taxes for the period from January 1, 1999 through April 23, 1999 has been

                            EDGENET NETWORK SERVICES
                       (A DIVISION OF EDGENET MEDIA, LLC)

                         NOTES TO FINANCIAL STATEMENTS

               PERIOD FROM JANUARY 1, 1999 THROUGH APRIL 23, 1999

(5) PRO FORMA INCOME TAXES (UNAUDITED) (CONTINUED) prepared as if the Division had been subject to federal and state income taxes. The calculation, based on the reported revenues and expenses as presented on the statement of earnings, is as follows:

Current tax expense:
    Federal.................................................  $29,900
    State...................................................    5,700
                                                              -------
      Total current tax expense.............................   35,600
                                                              -------
Deferred tax benefit:
    Federal.................................................   (1,000)
    State...................................................     (100)
                                                              -------
      Total deferred tax benefit............................   (1,100)
                                                              -------
      Total income taxes....................................  $34,500
                                                              =======

    A pro forma presentation of deferred income tax liabilities as of April 23, 1999 is as follows:

Deferred income tax liabilities.............................  $51,500
                                                              =======

    Deferred income taxes would be provided for the temporary differences between the financial reporting basis and the tax basis of the Division's assets and liabilities. The deferred income tax liabilities would result primarily from using the straight-line and declining balance methods for computing financial reporting depreciation and accelerated methods for computing tax depreciation, and from recognizing deferred revenue for financial reporting purposes.

(6) VALUATION AND QUALIFYING ACCOUNTS

                                                                   ADDITIONS
                                                     BALANCE AT     CHARGED                     BALANCE
                                                     BEGINNING      TO COSTS     DEDUCTIONS/    AT END
                                                     OF PERIOD    AND EXPENSES   WRITE-OFFS    OF PERIOD
                                                     ----------   ------------   -----------   ---------
For the period ended April 23, 1999: Allowance for
  doubtful accounts................................    $9,600            --         9,600           --
                                                       ======         =====         =====        =====

(7) RETIREMENT PLAN

    The Parent has a SIMPLE IRA retirement plan for its employees. The plan provides for the Parent to match, on a percentage basis, a portion of the contributions made by participants, up to 3% of base salaries paid. Total contributions made to the plan, which were allocated to the Division based on number of employees, amounted to $369 for the period January 1, 1999 through April 23, 1999.

(8) SUBSEQUENT EVENT

    In March 1999, the Parent signed a letter of intent to sell the Division to an unrelated entity. The Internet access and web hosting services of the Division represent approximately 62 percent of revenues of the Parent. The sale was finalized subsequent to April 23, 1999.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
DURO Communications, Inc.:

    We have audited the accompanying balance sheets of MPInet (a division of Micro Products, Inc.) as of December 31, 1998 and March 31, 1999, and the related statements of operations, divisional interest, and cash flows for the period from July 7, 1997 (inception) through December 31, 1997, for the year ended December 31, 1998 and for the three months ended March 31, 1999. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in those financial statements. An audit of financial statements also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MPInet as of December 31, 1998 and March 31, 1999 and the results of its operations and its cash flows the period from July 7, 1997 (inception) through December 31, 1997, for the year ended December 31, 1998 and for the three months ended March 31, 1999 in conformity with generally accepted accounting principles.

KPMG LLP
Orlando, Florida
March 24, 2000

                                     MPINET
                      (A DIVISION OF MICRO PRODUCTS, INC.)

                                 BALANCE SHEETS

                                                              DECEMBER 31,   MARCH 31,
                                                                  1998          1999
                                                              ------------   ----------
                           ASSETS
Cash........................................................   $  135,552       167,083
Trade receivables...........................................      362,391       330,340
Inventory...................................................       76,163       126,006
                                                               ----------    ----------
    Total current assets....................................      574,106       623,429

Property and equipment, net.................................      558,560       624,482
Other assets................................................       21,429        21,429
                                                               ----------    ----------
    Total assets............................................   $1,154,095     1,269,340
                                                               ==========    ==========
             LIABILITIES AND DIVISIONAL DEFICIT

Current portion of obligations under capital leases.........   $  166,796       177,633
Accounts payable............................................      563,628       545,490
Accrued expenses............................................      103,298        27,670
Accrued payroll.............................................       15,976        29,637
Deferred revenue............................................      184,452       302,523
                                                               ----------    ----------
    Total current liabilities...............................    1,034,150     1,082,953
Obligations under capital leases, less current portion......      179,595       219,312
                                                               ----------    ----------
    Total liabilities.......................................    1,213,745     1,302,265
                                                               ----------    ----------
Divisional deficit:
  Allocated funds...........................................      705,134       706,134
  Divisional interest (deficit).............................     (764,784)     (739,059)
                                                               ----------    ----------
    Total divisional deficit................................      (59,650)      (32,925)
                                                               ----------    ----------
    Total liabilities and divisional deficit................   $1,154,095     1,269,340
                                                               ==========    ==========

                See accompanying notes to financial statements.

                                     MPINET
                      (A DIVISION OF MICRO PRODUCTS, INC.)

                            STATEMENTS OF OPERATIONS

                                                               PERIOD
                                                                FROM
                                                            JULY 1, 1997                      THREE
                                                             (INCEPTION)                      MONTHS
                                                               THROUGH       YEAR ENDED       ENDED
                                                            DECEMBER 31,    DECEMBER 31,    MARCH 31,
                                                                1997            1998           1999
                                                            -------------   -------------   ----------
Internet services revenue.................................   $1,251,461       4,474,303     1,602,307

Direct Internet services costs............................    1,083,446       2,989,260       825,644
                                                             ----------       ---------     ---------
    Gross profit..........................................      168,015       1,485,043       776,663

Selling, general, and administrative expenses.............      626,172       1,404,494       663,508
Depreciation and amortization.............................      114,862         194,455        73,955
                                                             ----------       ---------     ---------
    Operating expenses....................................      741,034       1,598,949       737,463
                                                             ----------       ---------     ---------
    Income (loss) from operations.........................     (573,019)       (113,906)       39,200

Interest expense..........................................       30,550          47,309        13,475
                                                             ----------       ---------     ---------
    Net income (loss).....................................   $ (603,569)       (161,215)       25,725
                                                             ==========       =========     =========
Pro forma income tax......................................   $       --              --            --
                                                             ==========       =========     =========
Pro forma net income (loss)...............................   $ (603,569)       (161,215)       25,725
                                                             ==========       =========     =========

                See accompanying notes to financial statements.

                                     MPINET
                      (A DIVISION OF MICRO PRODUCTS, INC.)

                       STATEMENTS OF DIVISIONAL INTEREST

                                                                                         TOTAL
                                                                                       DIVISIONAL
                                                              ALLOCATED   DIVISIONAL    INTEREST
                                                                FUNDS      DEFICIT     (DEFICIT)
                                                              ---------   ----------   ----------
BALANCE AT JULY 1, 1997 (INCEPTION).........................  $      --          --           --
Allocations credited........................................    728,440          --      728,440
Net loss....................................................         --    (603,569)    (603,569)
                                                              ---------    --------     --------
BALANCE AT DECEMBER 31, 1997................................    728,440    (603,569)     124,871
Allocations credited........................................    226,520          --      226,520
Allocations returned........................................   (249,826)         --     (249,826)
Net loss....................................................         --    (161,215)    (161,215)
                                                              ---------    --------     --------
BALANCE AT DECEMBER 31, 1998................................    705,134    (764,784)     (59,650)
Allocations credited........................................      1,000          --        1,000
Net income..................................................         --      25,725       25,725
                                                              ---------    --------     --------
BALANCE AT MARCH 31, 1999...................................  $ 706,134    (739,059)     (32,925)
                                                              =========    ========     ========

                See accompanying notes to financial statements.

                                     MPINET
                      (A DIVISION OF MICRO PRODUCTS, INC.)

                            STATEMENTS OF CASH FLOWS

                                                      PERIOD FROM JULY 1,
                                                              1997                           THREE MONTHS
                                                      (INCEPTION) THROUGH     YEAR ENDED        ENDED
                                                          DECEMBER 31,       DECEMBER 31,     MARCH 31,
                                                              1997               1998            1999
                                                      --------------------   -------------   ------------
Cash flows from operating activities:
  Net (loss) income.................................        $(603,569)         (161,215)         25,725
  Adjustments to reconcile net loss to net cash
    (used in) provided by operating activities:
    Depreciation and amortization...................          114,862           194,455          73,955
    Changes in operating assets and liabilities:
      Trade receivables.............................         (159,775)         (202,616)         32,051
      Inventory.....................................          (30,000)          (46,163)        (49,843)
      Prepaid expenses..............................           (2,453)            2,453              --
      Other assets..................................          (21,429)               --              --
      Accounts payable..............................          206,863           356,765         (18,138)
      Accrued expenses..............................           14,613            88,685         (75,628)
      Accrued payroll...............................            7,555             8,421          13,661
      Deferred revenue..............................           24,082           160,370         118,071
                                                            ---------          --------         -------
        Net cash (used in) provided by operating
          activities................................         (449,251)          401,155         119,854
                                                            ---------          --------         -------

Cash flows from investing activities--capital
  expenditures......................................         (112,726)         (149,774)        (35,461)
                                                            ---------          --------         -------
Cash flows from financing activities:
  Expenses paid directly by Micro Products, Inc.....          728,440           226,520              --
  Micro Products, Inc. expenses paid by MPInet......               --          (249,826)             --
  Capital contribution..............................               --                --           1,000
  Payments on capital lease obligation..............         (114,208)         (144,778)        (53,862)
                                                            ---------          --------         -------
        Net cash (used in) provided by financing
          activities................................          614,232          (168,084)        (52,862)
                                                            ---------          --------         -------
        Net increase in cash........................           52,255            83,297          31,531
Cash, beginning of period...........................               --            52,255         135,552
                                                            ---------          --------         -------
Cash, end of period.................................        $  52,255           135,552         167,083
                                                            =========          ========         =======
Supplemental disclosure of cash flow information
  cash paid for interest............................        $  30,550            16,759          44,005
                                                            =========          ========         =======
Supplemental disclosure of noncash investing and
  financing activities:
  Computer equipment leases resulted in additional
    capital lease obligations of $45,806, $309,310
    and $104,416 in 1997, 1998 and 1999,
    respectively.

                 See accompanying notes to financial statements

                                     MPINET
                      (A DIVISION OF MICRO PRODUCTS, INC.)

                         NOTES TO FINANCIAL STATEMENTS

                      DECEMBER 31, 1998 AND MARCH 31, 1999

(1) DESCRIPTION OF THE BUSINESS

    MPInet (the Division) is a division of Micro Products, Inc., a Virginia-based systems integration and hardware reseller established in 1984. Micro Products, Inc. was authorized to transact business in the State of Florida as of August 22, 1996 and began operations in July 1997 as MPInet. The Division provides a variety of Internet connection and web hosting services to customers in Central Florida.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A)  PROPERTY AND EQUIPMENT

    Property and equipment consist primarily of network communications equipment, computer equipment, and furniture and fixtures, all of which are stated at cost or historical cost for those assets transferred to the division by Micro Products, Inc. Property and equipment under capital leases are stated at the present value of minimum lease payments at the lease inception date.

    Depreciation and amortization on property and equipment is computed using the straight-line method over the shorter of their estimated useful lives or the lease term.

    (B)  REVENUE RECOGNITION AND DEFERRED REVENUE

    Customers generally pay for service in advance. Revenue is recognized ratably over the service period, with the unearned portion being reported as deferred revenue.

    (C)  ADVERTISING EXPENSE

    Advertising costs are expensed as incurred. Advertising expense of approximately $91,000, $190,000 and $71,000 and was charged to operations for the period from July 7, 1997 (inception) to December 31, 1997, for the year ended December 31, 1998 and for the three months ended March 31, 1999, respectively.

    (D)  INCOME TAXES

    Micro Products, Inc., and therefore the Division, is not subject to corporate income taxes based on the election of Micro Products, Inc.'s shareholders to be taxed under Subchapter S of the Internal Revenue Code. Accordingly, allocated income or losses are included directly in the individual income tax returns of the stockholders.

    The unaudited pro forma income tax information included in statements of operations and note 8 was presented in accordance with SFAS No. 109 as if the Company had been subject to federal and state income taxes for the period from July 7, 1997 (inception) through December 31, 1997, for the year ended December 31, 1998, and for the three month period ended March 31, 1999.

                                     MPINET
                      (A DIVISION OF MICRO PRODUCTS, INC.)

                         NOTES TO FINANCIAL STATEMENTS

                      DECEMBER 31, 1998 AND MARCH 31, 1999

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (E)  USE OF ESTIMATES

    The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results may differ from those estimates.

(3) LIQUIDITY AND SUBSEQUENT EVENT

    The Division has experienced negative working capital and has a negative divisional interest as a result of recurring losses from operations. As a result, management has worked on developing an action plan to ensure that current obligations are met. After consideration of the alternatives, effective April 23, 1999, the board of directors of Micro Products, Inc. authorized management to enter into a sale agreement with Duro Communications, Inc., whereby substantially all of the Division's assets and liabilities were sold for approximately $9.6 million.

(4) PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                ESTIMATED
                                               USEFUL LIFE
                                                 (YEARS)       1998        1999
                                               -----------   ---------   ---------
Computer equipment...........................        5       $  56,499     253,455
Software.....................................        3          23,699      23,699
Furniture and fixtures.......................        7          43,592      43,592
Leased computer equipment....................        5         766,917     709,838
Vehicles.....................................        5           2,500       2,500
Leasehold improvements.......................       10          15,000      15,000
                                                             ---------   ---------
                                                               908,207   1,048,084

Less accumulated depreciation and
  amortization...............................                 (349,647)   (423,602)
                                                             ---------   ---------
  Net property and equipment.................                $ 558,560     624,482
                                                             =========   =========

(5)  LEASES

    The Division is obligated under various capital leases for computer equipment that expire over the next three to five years. The equipment is included in property and equipment (see note 4).

    The Division also has several noncancelable operating leases for computer equipment that expire over the next three years. Rental expense for operating leases totaled approximately $66,633, $57,471 and $24,000 and in 1997, 1998 and 1999, respectively.

                                     MPINET
                      (A DIVISION OF MICRO PRODUCTS, INC.)

                         NOTES TO FINANCIAL STATEMENTS

                      DECEMBER 31, 1998 AND MARCH 31, 1999

(5)  LEASES (CONTINUED)
    Future minimum lease payments under capital leases and noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of March 31, 1999 are:

                                                                         OPERATING
                                                        CAPITAL LEASES    LEASES
                                                        --------------   ---------
Year ending December 31:
  2000................................................     $ 223,519       75,883
  2001................................................       168,391       64,656
  2002................................................        71,755       64,656
                                                           ---------      -------
    Total minimum lease payments......................       463,665      205,195
                                                                          =======
Less amount representing interest (at rates ranging
  from 12.986% to 14.118%)............................       (66,720)
                                                           ---------
    Present value of net minimum capital lease
      obligations.....................................       396,945
Less current portion under capital lease
  obligations.........................................      (177,633)
                                                           ---------
    Obligations under capital leases, less current
      portion.........................................     $ 219,312
                                                           =========

(6) COMMITMENTS AND CONTINGENCIES

    Micro Products, Inc. is involved in certain litigation which occurs in the normal course of business. In the opinion of management, the ultimate results of these matters will not have a material impact on the financial position of the Division.

(7) RELATED PARTY TRANSACTIONS

    Operating expenses of the Division totaling $667,964 and $226,520 in 1997 and 1998, respectively, have been directly paid on behalf of the Division through a cash contribution by Micro Products, Inc. The contributions have been recorded as allocated funds in the Statements of Divisional Interest.

    Certain operating expenses of Micro Products, Inc. totaling $249,826 in 1998 have been paid for directly by the Division and have been recorded as a return of allocated funds in the Statements of Divisional Interest.

    Fixed assets totaling $60,476 were transferred to the Division by Micro Products, Inc. in 1997, and have been recorded at their historical net book value and as allocated funds in the Statements of Divisional Interest.

(8) PRO FORMA INCOME TAXES (UNAUDITED)

    As stated in Footnote 2(d), the company is not subject to Federal and State income taxes. Pro forma income tax information is provided below to illustrate the tax impact on the financial statements of providing for taxes as if the company was subject to Federal and State income taxes. Pro forma tax expense (benefit) differs from the amounts that would result from applying the Federal statutory rate

                                     MPINET
                      (A DIVISION OF MICRO PRODUCTS, INC.)

                         NOTES TO FINANCIAL STATEMENTS

                      DECEMBER 31, 1998 AND MARCH 31, 1999

(8) PRO FORMA INCOME TAXES (UNAUDITED) (CONTINUED) of 35% to the Company's net loss for the years ended December 31, 1997 and 1998 and for the three month period ended March 31, 1999, as a result of the following:

                                                            YEARS ENDED DECEMBER 31,    PERIOD ENDING
                                                            -------------------------     MARCH 31,
                                                               1997          1998           1999
                                                            -----------   -----------   -------------
Expected pro forma tax expense (benefit)..................   $(211,249)     (56,425)         9,004
State income taxes, net of federal benefit................          --           --             --
Increase in Federal valuation allowance...................     211,249       56,425         (9,004)
                                                             ---------      -------         ------
                                                             $      --           --             --
                                                             =========      =======         ======

    Temporary differences that give rise to the components of pro forma deferred tax assets, as of December 31 are as follows:

                                                              DECEMBER 31,   MARCH 31,
                                                                  1998         1999
                                                              ------------   ---------
Net operating loss carryforward.............................    $ 309,737      244,445
Valuation allowance.........................................     (309,737)    (244,445)
                                                                ---------    ---------
Net deferred tax asset......................................    $      --           --
                                                                =========    =========

    The pro forma net income information assumes that distributions, if any, to shareholders are considered compensation expense. The valuation allowance noted above is provide based on management's estimation of the recoverability of the deferred tax asset in future periods.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
DURO Communications, Inc.:

    We have audited the accompanying balance sheets of ICX Online, Inc. as of December 31, 1998 and June 7, 1999, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 1998 and for the period from January 1, 1999 through June 7, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ICX Online, Inc. as of December 31, 1998 and June 7, 1999, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1998 and for the period from January 1, 1999 through June 7, 1999 in conformity with generally accepted accounting principles.

KPMG LLP
Detroit, Michigan
February 17, 2000

                                ICX ONLINE, INC.

                                 BALANCE SHEETS

                                                              DECEMBER 31,   JUNE 7,
                                                                  1998         1999
                                                              ------------   --------
                                       ASSETS

Current assets:
  Cash and cash equivalents.................................    $      --      93,474
  Receivables:
    Trade, net of allowance for doubtful accounts of $18,000
      in 1999...............................................       84,885     113,025
    Affiliates..............................................       15,487          --
    Other...................................................        2,813          --
  Prepaid expenses and other................................        9,846          --
                                                                ---------    --------
      Total current assets..................................      113,031     206,499
Property and equipment, net.................................      176,378     147,840
                                                                ---------    --------
      Total assets..........................................    $ 289,409     354,339
                                                                =========    ========

                        LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Bank overdraft............................................    $  38,657          --
  Accounts payable..........................................       65,017      76,501
  Accrued expenses..........................................       41,694      40,864
  Notes payable to related party............................       27,500          --
  Current portion of capital lease obligations..............       86,502      83,829
  Deferred revenue..........................................       73,426     218,582
                                                                ---------    --------
      Total current liabilities.............................      332,796     419,776
Capital lease obligations, less current portion.............       74,105      37,467
                                                                ---------    --------
      Total liabilities.....................................      406,901     457,243
                                                                ---------    --------
Stockholders' deficit:
  Common stock, no par value, 2,000 shares authorized, 1,400
    shares issued and outstanding...........................        1,000       1,000
  Accumulated deficit.......................................     (118,492)   (103,904)
                                                                ---------    --------
      Total stockholder's deficit...........................     (117,492)   (102,904)
                                                                ---------    --------
      Total liabilities and stockholders' deficit...........    $ 289,409     354,339
                                                                =========    ========

                See accompanying notes to financial statements.

                                ICX ONLINE, INC.

                            STATEMENTS OF OPERATIONS

                                                                                        PERIOD FROM
                                                          YEARS ENDED DECEMBER 31,    JANUARY 1, 1999
                                                          -------------------------       THROUGH
                                                            1997            1998       JUNE 7, 1999
                                                          ---------      ----------   ---------------
Internet services revenue...............................  $643,388       1,242,194        756,396
                                                          --------       ---------        -------
Direct Internet services costs..........................   277,683         507,442        255,065
                                                          --------       ---------        -------
      Gross profit......................................   365,705         734,752        501,331
Selling, general and administrative expenses:
  Salaries and employee benefits........................   158,865         293,758        176,687
  Marketing and advertising expense.....................     8,664          57,491          2,059
  Rent and occupancy....................................     3,398          38,256         15,670
  Repairs and maintenance...............................     1,590          11,582          1,705
  Travel and entertainment..............................     6,796           8,850          6,454
  Insurance.............................................     9,906          29,099         13,466
  Other.................................................   168,681         263,494        212,580
                                                          --------       ---------        -------
      Total selling, general, and administrative
        expenses........................................   357,900         702,530        428,621
                                                          --------       ---------        -------
Income before interest expense, depreciation, and
  amortization expense..................................     7,805          32,222         72,710
Other expense:
  Interest expense, net.................................    13,630          19,004          9,502
  Depreciation and amortization expense.................    51,520          87,284         48,620
                                                          --------       ---------        -------
      Total other expense...............................    65,150         106,288         58,122
                                                          --------       ---------        -------
      Net income (loss).................................  $(57,345)        (74,066)        14,588
                                                          ========       =========        =======
Pro forma income taxes..................................  $     --              --             --
                                                          ========       =========        =======
Pro forma net loss......................................  $(57,345)        (74,066)        14,588
                                                          ========       =========        =======

                See accompanying notes to financial statements.

                                ICX ONLINE, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                           TOTAL
                                                                                       STOCKHOLDERS'
                                                               COMMON    ACCUMULATED      EQUITY
                                                               STOCK       DEFICIT       (DEFICIT)
                                                              --------   -----------   -------------
BALANCE AT DECEMBER 31, 1996 (UNAUDITED)....................   $1,000        12,919        13,919
Net (loss)..................................................       --       (57,345)      (57,345)
                                                               ------      --------      --------
BALANCE AT DECEMBER 31, 1997................................    1,000       (44,426)      (43,426)
Net (loss)..................................................       --       (74,066)      (74,066)
                                                               ------      --------      --------
BALANCE AT DECEMBER 31, 1998................................    1,000      (118,492)     (117,492)
Net income..................................................       --        14,588        14,588
                                                               ------      --------      --------
BALANCE AT JUNE 7, 1999.....................................   $1,000      (103,904)     (102,904)
                                                               ======      ========      ========

                See accompanying notes to financial statements.

                                ICX ONLINE, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                        PERIOD FROM
                                                          YEARS ENDED DECEMBER 31,    JANUARY 1, 1999
                                                          -------------------------       THROUGH
                                                            1997             1998      JUNE 7, 1999
                                                          --------         --------   ---------------
Cash flows from operating activities:
  Net income (loss).....................................  $(57,345)        (74,066)        14,588
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
      Depreciation and amortization.....................    51,520          87,284         48,620
      Changes in operating assets and liabilities:
        Trade receivables...............................   (28,569)        (38,142)       (28,140)
        Affiliate and other receivables.................    (2,813)        (15,487)        18,300
        Prepaid expenses and other......................    (9,351)           (495)         9,846
        Accounts payable................................    46,602          16,824         11,484
        Accrued expenses................................     4,730          29,298           (830)
        Deferred revenue................................    31,529          33,399        145,156
                                                          --------         -------       --------
          Net cash provided by operating activities.....    36,303          38,615        219,024
                                                          --------         -------       --------
Cash flows from investing activities:
  Capital expenditures..................................        --          (7,865)       (38,790)
  Proceeds from disposal of fixed assets................        --              --         18,708
                                                          --------         -------       --------
          Net cash used in investing activities.........        --          (7,865)       (20,082)
                                                          --------         -------       --------
Cash flows from financing activities:
  Bank overdrafts.......................................     6,551          19,567        (38,657)
  Proceeds from (payments on) notes payable to related
    party...............................................                    27,500        (27,500)
  Payments on capital lease obligations.................   (42,854)        (77,817)       (39,311)
                                                          --------         -------       --------
          Net cash used in financing activities.........   (36,303)        (30,750)      (105,468)
                                                          --------         -------       --------
          Net (decrease) increase in cash and cash
            equivalents.................................        --              --         93,474
Cash and cash equivalents:
  Beginning period......................................        --              --             --
                                                          --------         -------       --------
  End of period.........................................  $     --              --         93,474
                                                          ========         =======       ========

Supplemental disclosure of cash flow information:

    During the years ended December 31, 1997 and 1998 and the period January 1, 1999 through June 7, 1999 the Company paid approximately $13,630, $19,000 and $9,500, respectively, for interest.

Non-cash financing activities:

    The Company entered into various capital leases for computer equipment. These capital leases obligations resulted in non-cash financing activities aggregating $103,205, $150,800, and $0 for the years ended December 31, 1997, and 1998, and for the period January 1, 1999 through June 7, 1999, respectively.

                See accompanying notes to financial statements.

                                ICX ONLINE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1998 AND JUNE 7, 1999

(1)  ORGANIZATION AND DESCRIPTION OF BUSINESS

        ICX Online, Inc. (the Company), formerly known as Internet Design
    Group, Inc. was formed in 1995 to provide Internet access services and other related services. The Company maintains its headquarters in Oak Ridge, Tennessee, with points of presence (POP's) serving the greater Knoxville area and surrounding counties.

        Inherent in the Company's business are various risks and uncertainties, including its limited operating history, historical operating losses, dependence upon strategic alliances, and the limited history of the need for internet access and enhanced services. The Company's future success will be dependent upon its ability to create and provide effective and competitive internet services, the continued acceptance of the Internet and the Company's ability to develop and provide new services that meet customers changing requirements, including the effective use of leading technologies, to continue to enhance its current services, and to influence and respond to emerging industry standards and other technological changes on a timely and cost-effective basis.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) USE OF ESTIMATES

            The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (B) CASH AND CASH EQUIVALENTS

            The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents.

    (C) PROPERTY AND EQUIPMENT

            Property and equipment are stated at cost and consist primarily of network communications equipment, computer equipment, and furniture and fixtures. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, generally ranging from three to five years. Property and equipment under capital leases are stated at the present value of minimum lease payments and are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the assets.

    (D) IMPAIRMENT OF LONG-LIVED ASSETS

            The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF

                                ICX ONLINE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1998 AND JUNE 7, 1999

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
       LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF (Statement
        No. 121). Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations, including goodwill, when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount.

    (E) INCOME TAXES

            The company is not subject to corporate income taxes, based on the election of the company's shareholders to be taxed under Subchapter S of the Internal Revenue Code. Accordingly, allocated income or losses are included directly in the individual income tax returns of the stockholders.

    (F) REVENUE RECOGNITION AND DEFERRED REVENUE

            Revenue related to services is recognized as the services are provided and deferred and amortized to operations for amounts billed relating to future periods. The Company's customers generally pay in advance. Deferred revenue represents the unearned portion of customer payments.

    (G) MARKETING AND ADVERTISING EXPENSE

            Marketing expense includes the costs to acquire and retain subscribers, advertising and other general sales and marketing costs. Advertising costs are expensed as incurred.

    (H) FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

            Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, and accounts receivable. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and the relatively minor balances of each individual account.

(3) BALANCE SHEET COMPONENTS

    Property and equipment, consist of:

                                                              DECEMBER 31,   JULY 7,
                                                                  1998         1999
                                                              ------------   --------
Computer equipment including amounts related to capital
  leases of $291,385........................................    $329,494      349,091
Furniture and fixtures......................................       1,787        2,272
                                                                --------     --------
                                                                 331,281      351,363
Less accumulated depreciation and amortization, including
  amounts related to capital leases of $80,728, and
  $171,809, respectively....................................    (154,903)    (203,523)
                                                                --------     --------
          Property and equipment, net.......................    $176,378      147,840
                                                                ========     ========

                                ICX ONLINE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1998 AND JUNE 7, 1999

(3) BALANCE SHEET COMPONENTS (CONTINUED)
    Accrued expenses:

                                                         DECEMBER 31,   JULY 7,
                                                             1998         1999
                                                         ------------   --------
Employee related.......................................     $22,694      30,402
Other accruals.........................................      19,000      10,462
                                                            -------     -------
                                                            $41,694      40,864
                                                            =======     =======

(4)  LIQUIDITY AND SUBSEQUENT EVENT

        The company has experienced negative working capital and has an accumulated stockholders' deficit as a result of significant recurring losses from operations. Consequently, management has worked on developing an action plan to ensure that current obligations are met. After consideration of the alternatives, effective June 7, 1999 the board of directors authorized management to enter into a sale agreement with DURO Communications, Inc., whereby substantially all of the Company's assets and liabilities and ongoing customer service contracts were sold for approximately $4.3 million.

(5)  LEASES

        The Company leases certain computer and office equipment under capital leases, and office space under noncancelable operating leases expiring at various dates through 2002.

        Future minimum annual lease payments under capital and noncancelable operating leases as of December 31, 1998 are as follows:

                                                          CAPITAL    OPERATING
                                                           LEASE       LEASE
                                                          --------   ---------
Year ending December 31:
1999....................................................  $102,901     83,988
2000....................................................    61,365     83,988
2001....................................................    20,000     36,090
2002....................................................        --     10,079
                                                          --------    -------
      Total minimum lease payments......................   184,346    214,145
                                                                      =======
  Less amount representing interest.....................   (23,739)
                                                          --------
      Net present value of minimum capital lease
        payments........................................   160,607
  Less current portion..................................    86,502
                                                          --------
Capital lease obligations, less current portion.........  $ 74,105
                                                          ========

        Rent expense for operating leases totaled $15,670, $34,062, and $2,812 for the period from January 1, 1999 through June 7, 1999, and the years ended December 31, 1998 and 1997, respectively.

                                ICX ONLINE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1998 AND JUNE 7, 1999

(6)  RELATED PARTY TRANSACTIONS

        At December 31, 1998, the company had an interest free unsecured note payable to a related party in the amount of $27,500. The note was paid in connection with the sale of the Company's assets and liabilities as described in note 4.

        Additionally the company had a receivable due from a related party in the amount of $15,487, which was paid in full during June 1999.

        The Company's capital and operating leases include leases through a related party. Payments under these related party leases totaled $32,000 and $29,000 in 1998 and 1999, respectively. In addition this related party provided consulting services in the amount of $45,000 in 1998 and $15,000 in 1999.

(7) PRO FORMA INCOME TAXES (UNAUDITED)

        As stated in Footnote 2(e), the company is not subject to Federal and State income taxes. Pro forma income tax information is provided below to illustrate the tax impact on the financial statements of providing for taxes as if the company was subject to Federal and State income taxes. Pro forma tax expense (benefit) differs from the amounts that would result from applying the federal statutory rate of 34% to the Company's net loss for the periods ended December 31, 1997, December 31, 1998 and June 7, 1999.

                                                                                             PERIOD FROM
                                                              YEARS ENDED DECEMBER 31,     JANUARY 1, 1999
                                                            ----------------------------       THROUGH
                                                                1997            1998        JUNE 7, 1999
                                                            -------------   ------------   ---------------
Expected pro forma tax expense (benefit)..................    $ (19,500)       (25,200)          5,000
Increase (decrease) in valuation allowance................       18,300         23,700          (6,900)
Other.....................................................        1,200          1,500           1,900
                                                              ---------       --------         -------
                                                              $      --             --              --
                                                              =========       ========         =======

        Temporary differences that give rise to the components of pro forma deferred tax assets, as of December 31, 1998 and June 7, 1999 are as follows:

                                                        DECEMBER 31,   JUNE 7,
                                                            1998         1999
                                                        ------------   --------
Net operating loss carryforward.......................    $ 49,200       35,400
Other.................................................         300        7,200
                                                          --------     --------
  Gross deferred tax assets...........................      49,500       42,600
  Valuation Allowance.................................     (49,500)     (42,600)
                                                          --------     --------
Net deferred tax asset................................    $     --           --
                                                          ========     ========

        The pro forma net income information assumes that distributions, if any, to shareholders are considered compensation expense. The valuation allowance noted above is provided based on management's estimation of the recoverability of the deferred tax asset in future periods.

        The stated franchise tax from January 1, 1999 through June 7, 1999 is expected to be paid in full by the previous stockholders. This was established in the purchase agreement with Duro Communications, Inc.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Duro Communications, Inc.:

    We have audited the accompanying combined balance sheets of Metrolink Internet Services, Inc. and Metrolink Internet Services of Port St. Lucie, Inc. (collectively, the "Company") as of June 13, 1999 and the related combined statements of operations, accumulated deficit, and cash flows for the period from January 1, 1999 through June 13, 1999. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 13, 1999 and the results of its operations and its cash flows for the from January 1, 1999 through June 13, 1999 in conformity with generally accepted accounting principles.

KPMG LLP
Orlando, Florida
March 8, 2000

 METROLINK INTERNET SERVICES, INC. AND METROLINK INTERNET SERVICES OF PORT ST.
                                  LUCIE, INC.

                             COMBINED BALANCE SHEET

                                 JUNE 13, 1999

                                ASSETS
Current assets:
  Cash......................................................  $  15,430
      Trade accounts receivable, net of $6,012 allowance for
        doubtful accounts...................................     23,093
                                                              ---------
        Total current assets................................     38,523

Property and equipment, net of accumulated depreciation of
  $53,094...................................................    124,729
Other assets................................................      6,611
                                                              ---------
        Total assets........................................  $ 169,863
                                                              =========
                  LIABILITIES AND ACCUMULATED DEFICIT
Current liabilities:
  Accounts payable and accrued expense......................  $  84,082
  Accrued interest expense..................................     27,912
  Deferred revenues.........................................     29,385
  Current maturities of long term debt......................    165,989
                                                              ---------
        Total current liabilities...........................    307,368
Accumulated deficit:
  Share capital $1 par value, 1,000 shares authorized issued
    and outstanding.........................................      1,000
  Accumulated deficit.......................................   (138,505)
                                                              ---------
          Total accumulated deficit.........................   (137,505)
                                                              ---------
          Total liabilities and accumulated deficit.........  $ 169,863
                                                              =========

            See accompanying notes to combined financial statements.

 METROLINK INTERNET SERVICES, INC. AND METROLINK INTERNET SERVICES OF PORT ST.
                                  LUCIE, INC.

                        COMBINED STATEMENT OF OPERATIONS

               PERIOD FROM JANUARY 1, 1999 THROUGH JUNE 13, 1999

Internet services revenue...................................  $ 271,545
Direct Internet services costs..............................    104,243
                                                              ---------
      Gross profit..........................................    167,302
Selling, general and administrative
  Salaries and wage expense.................................     89,233
  Administrative expense....................................      7,233
  Advertising expense.......................................        843
  Lease expense.............................................     41,342
  Utilities.................................................      1,778
  Insurance.................................................      2,847
  Bad debt expense..........................................      6,012
  Other.....................................................     20,815
                                                              ---------
      Total selling, general and administrative.............    170,103
                                                              ---------
      Loss from operations, excluding depreciation..........     (2,801)
Other expenses:
  Interest expense, net.....................................     (2,880)
  Depreciation..............................................    (14,110)
  Other.....................................................    (20,873)
                                                              ---------
      Net loss..............................................  $ (40,664)
                                                              =========

Proforma income taxes.......................................  $      --
                                                              =========
Proforma net loss...........................................  $ (40,664)
                                                              =========

            See accompanying notes to combined financial statements.

 METROLINK INTERNET SERVICES, INC. AND METROLINK INTERNET SERVICES OF PORT ST.
                                  LUCIE, INC.

                   COMBINED STATEMENT OF ACCUMULATED DEFICIT

               PERIOD FROM JANUARY 1, 1999 THROUGH JUNE 13, 1999

                                                             SHARE CAPITAL
                                                          -------------------   ACCUMULATED
                                                           SHARES     AMOUNT      DEFICIT      TOTAL
                                                          --------   --------   -----------   --------
BALANCE AT DECEMBER 31, 1998............................   1,000      $1,000       (97,841)    (96,841)
Net loss................................................      --          --       (40,664)    (40,664)
                                                           -----      ------      --------    --------
BALANCE AT JUNE 13, 1999................................   1,000      $1,000      (138,505)   (137,505)
                                                           =====      ======      ========    ========

            See accompanying notes to combined financial statements.

 METROLINK INTERNET SERVICES, INC. AND METROLINK INTERNET SERVICES OF PORT ST.
                                  LUCIE, INC.

                        COMBINED STATEMENT OF CASH FLOW

               PERIOD FROM JANUARY 1, 1999 THROUGH JUNE 13, 1999

Cash flows from operating activities:
  Net loss..................................................  $    (40,664)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation............................................        14,110
    Provision for doubtful accounts.........................         6,012
    Changes in operating assets and liabilities:
      Accounts receivable...................................        (1,545)
      Due from related parties..............................         7,996
      Other assets..........................................            64
      Accrued interest expense..............................         2,915
      Deferred revenue......................................         3,556
                                                              ------------
        Net cash used in operating activities...............        (7,556)
                                                              ------------
Cash flows from investing activities
  Purchases of property and equipment.......................       (28,368)
                                                              ------------
Cash flows from financing activities:
  Proceeds from long-term debt..............................        26,503
  Repayments of long-term debt..............................        (6,655)
                                                              ------------
        Net cash provided by financing activities...........        19,848
                                                              ------------
        Net decrease in cash and cash equivalents...........       (16,076)
Cash and cash equivalents at beginning of period............        31,506
                                                              ------------
Cash and cash equivalents at end of period..................  $     15,430
                                                              ============

            See accompanying notes to combined financial statements.

 METROLINK INTERNET SERVICES, INC. AND METROLINK INTERNET SERVICES OF PORT ST.
                                  LUCIE, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                 JUNE 13, 1999

(1)  GENERAL INFORMATION

    Metrolink Internet Services, Inc. (the "Company") provides internet access and enhanced services to consumers and business users, primarily in the Central Florida area. The Company was formed as a Florida corporation in 1995. Metrolink Internet Services of Port St. Lucie, Inc. was formed in 1997 to provide Internet access to the Port St. Lucie area.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) PRINCIPLES OF COMBINATION

        The accompanying financial statements reflect the combined presentation of Metrolink Internet Services, Inc. and Metrolink Internet Services of Port St. Lucie, Inc. (collectively, the "Company") as entities operating under common control and ownership. All inter-entity balances and transactions have been eliminated in combination.

    (B) PROPERTY AND EQUIPMENT

        Property and equipment consists primarily of computer equipment and furniture and fixtures, all of which are stated at cost. Depreciation, is recorded, for financial statement reporting purposes, using the straight-line method over the following estimated useful lives:

Furniture and Fixtures.....................................  8 years
Equipment..................................................  5 years

    (C) REVENUE RECOGNITION AND DEFERRED REVENUE

        Revenue related to internet services is recognized as the services are provided and deferred and amortized to operations for amounts billed relating to future periods.

    (D) USE OF ESTIMATES

        The financial statements have been prepared in accordance with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results may differ from those estimates.

    (E) INCOME TAXES

        The Company has elected, with the consent of the shareholders, to be taxed as a Subchapter S corporation. Therefore, the Company is not directly subject to federal or state income taxes and its taxable income is included as taxable income of its shareholders. Therefore, no provision for income taxes has been included in the accompanying financial statements.

 METROLINK INTERNET SERVICES, INC. AND METROLINK INTERNET SERVICES OF PORT ST.
                                  LUCIE, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                 JUNE 13, 1999

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (F) ECONOMIC CONCENTRATIONS

        The Company provides internet services in only one central location, Melbourne, Florida and it surrounding cities. Future operations could be affected by changes in economic or other conditions in that geographical area or by changes in the demand for such services.

    (G) ADVERTISING EXPENSE

        Advertising expense includes the costs to acquire and retain subscribers, advertising and other general sales and marketing costs. The Company expenses the cost of advertising and promoting its services as incurred. For the period from January 1, 1999 through June 13, 1999, advertising expense totaled $843.

(3)  LEASES

    The Company leases equipment and office space under noncancelable operating leases expiring at various dates through 2004. Rental expense for operating leases for the period from January 1, 1999 through June 13, 1999 totaled $41,432.

    Future minimum annual lease payments under noncancelable operating leases as of June 13, 1999 are as follows:

2000........................................................  $ 41,035
2001........................................................    26,290
2002........................................................    26,290
2003........................................................    26,290
2004........................................................    26,290
                                                              --------
          Total minimum lease payments......................  $146,195
                                                              ========

(4)  NOTES PAYABLE

    Notes payable consist of unsecured loans from individuals that are payable on demand and accrue interest at 12%. Total borrowings under these arrangements were $165,989 as of June 13, 1999.

(5)  PRO FORMA INCOME TAXES (UNAUDITED)

    Pro forma income taxes are provided to illustrate the impact of providing income taxes based on FASB 109. Pro forma income tax benefit differs from the amounts that would result from applying the federal statutory rate of 34% to the Company's net loss after the deduction of distributions to

 METROLINK INTERNET SERVICES, INC. AND METROLINK INTERNET SERVICES OF PORT ST.
                                  LUCIE, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                 JUNE 13, 1999

(5) PRO FORMA INCOME TAXES (UNAUDITED) (CONTINUED) shareholders as compensation for the period from January 1, 1999 through June 13, 1999, as follows:

Expected pro forma tax benefit............................  $(13,800)
Increase in valuation allowance...........................    13,800
                                                            --------
                                                            $     --
                                                            ========

    Temporary differences that give rise to the components of pro forma deferred tax assets, as of June 13, 1999, are as follows:

Net operating loss carryforward............................  $50,000
Other......................................................    3,000
                                                             -------
Gross deferred tax assets..................................   53,000
Valuation allowance........................................  (53,000)
                                                             -------
Net deferred tax asset.....................................  $    --
                                                             =======

    The pro forma net income information assumes that distributions to shareholders, if any, are considered compensation expense. The valuation allowance noted above is management's estimation of the recoverability of the deferred tax asset in future periods.

(6)  LEGAL PROCEEDINGS

    The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material effect on the Company's financial position, results of operation or liquidity.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
DURO Communications, Inc.:

    We have audited the accompanying balance sheets of Global Datalink, Inc. as of December 31, 1998 and July 7, 1999 and the related statements of operations, stockholders' deficit, and cash flows for the year ended December 31, 1998 and the period from January 1, 1999 through July 7, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Datalink, Inc as of December 31, 1998 and July 7, 1999 and the results of its operations and its cash flows for the year ended December 31, 1998 and the period from January 1, 1999 through July 7, 1999 in conformity with generally accepted accounting principles.

KPMG LLP
Orlando, Florida

March 24, 2000

                             GLOBAL DATALINK, INC.

                                 BALANCE SHEETS

                                                              DECEMBER 31,   JULY 7,
                                                                  1998         1999
                                                              ------------   --------
                                       ASSETS
Current assets:
  Cash and cash equivalents.................................    $  17,904          --
  Receivables:
    Trade, net of allowance for doubtful accounts of $11,342
      and $61,559, respectively.............................       40,207     131,470
                                                                ---------    --------
      Total current assets..................................       58,111     131,470

Property and equipment, net.................................      213,586     269,598
      Total assets..........................................    $ 271,697     401,068
                                                                =========    ========

                        LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable..........................................    $ 156,028     116,884
  Accrued expenses..........................................       39,485     116,703
  Affiliate note payable....................................       60,000      60,000
  Current portion of capital lease obligations..............       10,396      40,259
  Deferred revenue..........................................      306,413     372,737
                                                                ---------    --------
      Total current liabilities.............................      572,322     706,583

Capital lease obligations, less current portion.............        9,555      49,641
                                                                ---------    --------
      Total liabilities.....................................      581,877     756,224
Stockholders' deficit:
  Common stock, $.001 par value. Outstanding 1,000,000
    shares..................................................       10,000      10,000
  Accumulated deficit.......................................     (320,180)   (365,156)
                                                                ---------    --------
      Total stockholder's deficit...........................     (310,180)   (355,156)
                                                                ---------    --------
      Total liabilities and stockholders' deficit...........    $ 271,697     401,068
                                                                =========    ========

                See accompanying notes to financial statements.

                             GLOBAL DATALINK, INC.

                            STATEMENTS OF OPERATIONS

                                                                                     PERIOD FROM
                                                                YEAR ENDED         JANUARY 1, 1999
                                                             DECEMBER 31, 1998   THROUGH JULY 7, 1999
                                                             -----------------   --------------------
Revenue:
  Internet services revenue................................     $1,442,166             1,228,692
  Enhanced services and other..............................        162,945               100,965
                                                                ----------           -----------
      Total revenue........................................      1,605,111             1,329,657
Direct Internet services costs.............................        934,768               605,179
                                                                ----------           -----------
    Gross profit...........................................        670,343               724,478
Selling, general and administrative
  Salaries and employee benefits...........................        468,799               304,750
  Other....................................................        133,842               205,152
  Depreciation expense.....................................         71,537                73,730
  Advertising expense......................................        165,492                62,297
  Rent and occupancy.......................................         62,194                62,032
  Travel and entertainment.................................         18,900                12,822
  Insurance................................................          6,644                 6,765
  Repairs and maintenance..................................            455                   264
                                                                ----------           -----------
    Total selling, general and administrative..............        927,863               727,812
                                                                ----------           -----------
  Operating loss...........................................       (257,520)               (3,334)

  Other income (expense)...................................        (24,215)                4,447
  Interest expense.........................................        (29,142)              (16,439)
  Loss on sale of equipment................................         45,527               (29,650)
                                                                ----------           -----------
      Loss before income tax benefit.......................       (265,350)              (44,976)
  Income tax benefit.......................................             --                    --
                                                                ----------           -----------
      Net loss.............................................     $ (265,350)              (44,976)
                                                                ==========           ===========
  Pro forma income tax benefit.............................     $       --                    --
                                                                ==========           ===========
  Pro forma net loss.......................................     $ (265,350)              (44,976)
                                                                ==========           ===========

                See accompanying notes to financial statements.

                             GLOBAL DATALINK, INC.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                                            ACCUMULATED
                                                      SHARES      AMOUNT      DEFICIT      TOTAL
                                                     ---------   --------   -----------   --------
BALANCE AT DECEMBER 31, 1997.......................  1,000,000   $10,000       (54,830)    (44,830)
Net loss...........................................         --        --      (265,350)   (265,350)
                                                     ---------   -------      --------    --------
BALANCE AT DECEMBER 31, 1998.......................  1,000,000    10,000      (320,180)   (310,180)
Net loss...........................................         --        --       (44,976)    (44,976)
                                                     ---------   -------      --------    --------
BALANCE AT JULY 7, 1999............................  1,000,000   $10,000      (365,156)   (355,156)
                                                     =========   =======      ========    ========

                See accompanying notes to financial statements.

                             GLOBAL DATALINK, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                  PERIOD FROM
                                                             YEAR ENDED         JANUARY 1, 1999
                                                          DECEMBER 31, 1998   THROUGH JULY 7, 1999
                                                          -----------------   --------------------
Cash flows from operating activities:
  Net loss..............................................      $(244,716)             (53,251)
  Adjustments to reconcile net loss to net cash provided
    by operating activities:
    Depreciation and amortization.......................         71,537               73,730
    Loss on sale of fixed assets........................         87,354              105,429
    Changes in operating assets and liabilities,
      excluding effects of business combinations:
      Receivables.......................................         14,649              (91,263)
      Prepaid expenses and other current assets.........             20                   --
      Accounts payable..................................         43,732              (39,144)
      Accrued expenses..................................         34,611               77,218
      Deferred revenue..................................        162,303               54,777
                                                              ---------             --------
        Net cash provided by operating activities.......        178,630              127,496
                                                              ---------             --------
Cash flows from investing activities:
  Acquisition of equipment and leasehold improvements...        (89,729)            (128,742)
                                                              ---------             --------
        Net cash used in investing activities...........        (89,729)            (128,742)
                                                              ---------             --------
Cash flows from financing activities:
  Repayments of capitalized lease obligation............         (9,127)             (16,658)
  Repayments of notes payable...........................        (42,607)                  --
                                                              ---------             --------
Stockholder distribution................................        (31,923)                  --
Supplemental disclosure of cash flow information:
  During the year ended December 31, 1998; and the
    period from January 1, 1999 to July 7, 1999, the
    Company paid approximately $0 and $8,285 for
    interest.
Supplemental disclosure of non-cash financing and
  investing activity:
  During the period from January 1, 1999 to July 7,
    1999, the Company incurred a capital lease
    obligation and recorded the related equipment.......          6,942               95,464
                                                              =========             ========
        Net cash used in financing activities...........        (83,657)                  --
                                                              ---------             --------
        Net increase (decrease) in cash and cash
          equivalents...................................          5,244              (16,658)
Cash and cash equivalents:
  Beginning period......................................         12,660               17,904
                                                              ---------             --------
  End of period.........................................      $  17,904                   --
                                                              =========             ========

                See accompanying notes to financial statements.

                             GLOBAL DATALINK, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1998 AND JULY 7, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) ORGANIZATION AND BASIS OF PRESENTATION

    Global Datalink, Inc. (or the Company) was incorporated on January 10, 1995 to capitalize on the growing demand for Internet access and enhanced services by consumers and business users in Central Florida.

    Inherent in the Company's business are various risks and uncertainties, including its limited operating history, historical operating losses, dependence upon strategic alliances, and the limited history of the need for Internet access and enhanced services. The Company's future success will be dependent upon its ability to create and provide effective and competitive Internet services, the continued acceptance of the Internet and the Company's ability to develop and provide new services that meet customers changing requirements, including the effective use of leading technologies, to continue to enhance its current services, and to influence and respond to emerging industry standards and other technological changes on a timely and cost-effective basis.

    (B) USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (C) CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents.

    (D) PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, generally ranging from three to five years. Property and equipment under capital leases are stated at the present value of minimum lease payments and are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the assets or the term of the lease, whichever is shorter.

    (E) IMPAIRMENT OF LONG-LIVED ASSETS

    The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF (Statement No. 121). Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations, including goodwill, when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount.

                             GLOBAL DATALINK, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1998 AND JULY 7, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (F) PEERING RELATIONSHIPS

    The Company does not pay any fees in connection with its peering relationships with other companies and does not record revenue or expense in connection with those arrangements. The nature of these relationships is that the parties share the responsibility for communications that occur between their respective local networks. These peering relationships are essentially exchanges of similar productive assets rather than a culmination of an earnings process. Accordingly, these arrangements are appropriately not reflected in the operations of the Company.

    (G) INCOME TAXES

    The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

    (H) REVENUE RECOGNITION

    Revenue related to Internet services is recognized as the services are provided and deferred and amortized to operations for amounts billed relating to future periods. Revenue from consulting services is recognized as the services are provided. Revenue from hardware and software sales is recognized upon shipment of the respective products.

    (I) SALES AND MARKETING COSTS

    Marketing expense includes the costs to acquire and retain subscribers, advertising and other general sales and marketing costs.

    The Company expenses the cost of advertising and promoting its services as incurred. Such costs are included in sales and marketing and totaled approximately $165,492 and $62,297 for the year ended December 31, 1998 and for the period from January 1, 1999 through July 7, 1999, respectively.

    (J) FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and accounts receivable. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and the relatively minor balances of each individual account. At
December 31, 1998 and July 7, 1999, the fair value of the Company's financial instruments approximate their carrying value based on their terms and interest rates.

    (K) RECENT ACCOUNTING PRONOUNCEMENTS

    The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income". SFAS No. 130 requires the Company to report in its

                             GLOBAL DATALINK, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1998 AND JULY 7, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) financial statements, in addition to its net income (loss), comprehensive income
(loss), which includes all changes in equity during a period from non-owner sources including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. There were no differences between the Company's comprehensive loss and its net loss as reported.

    In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1). SOP 98-1 provides guidance for determining whether computer software is internal-use software and on accounting for the proceeds of computer software originally developed or obtained for internal use and then subsequently sold to the public. It also provides guidance on capitalization of the costs incurred for computer software developed or obtained for internal use. The Company has determined there is no impact, of adopting SOP 98-1, which will be effective for the Company's year ending December 31, 1999.

    In June 1997, the FASB issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments. It also establishes standards for related disclosures about products and services, geographic area and major customers. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. The Company has determined that it does not have any separately reportable business segments.

    In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. This statement is not expected to affect the Company, as the Company currently does not have any derivative instruments or hedging activities.

    In June 1999, the FASB issued SFAS No. 137, which amended the implementation date for SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000.

                             GLOBAL DATALINK, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1998 AND JULY 7, 1999

(2) PROPERTY AND EQUIPMENT

    Property and equipment, including equipment under capital leases stated at cost, consist of the following:

                                                        DECEMBER 31,   JULY 7,
                                                            1998         1999
                                                        ------------   --------
Internet access and computer equipment including
  amounts related to capital leases of $23,877 and
  $126,380............................................    $ 136,261     263,580
Furniture and fixtures................................        8,591      10,377
Leasehold improvements................................      170,312     171,000
                                                          ---------    --------
                                                            315,164     444,957
Less accumulated depreciation and amortization,
  including amounts related to capital leases of
  $9,887 and $38,740..................................     (101,578)   (175,309)
                                                          ---------    --------
    Total.............................................    $ 213,586     269,598
                                                          =========    ========

(3) LEASES

    The Company leases certain computer and office equipment under capital leases, and office space under noncancelable operating leases expiring at various dates through 2001. Rent expense associated with operating leases for the year ended December 31, 1998 and the period from January 1, 1999 through July 7, 1999 was $62,194 and $62,032, respectively.

    Future minimum annual lease payments under capital and noncancelable operating leases as of July 7, 1999 are as follows:

                                                          CAPITAL    OPERATING
                                                           LEASE       LEASE
                                                          --------   ---------
1999....................................................  $ 39,518     9,348
2000....................................................    45,858       828
2001....................................................    36,750        --
2002....................................................     3,033        --
                                                          --------    ------
    Total minimum payments..............................   125,159    10,176
                                                                      ======
Less amount representing interest.......................   (16,361)
                                                          --------
    Present value of net minimum lease payments.........   108,798
Less current portion....................................   (40,259)
                                                          --------
                                                          $ 49,641
                                                          ========

                             GLOBAL DATALINK, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1998 AND JULY 7, 1999

(4) INCOME TAXES

    Income tax benefit differs from the amounts that would result from applying the federal statutory rate of 34% to the Company's net loss as follows:

                                                                     PERIOD FROM
                                                                   JANUARY 1, 1999
                                                    DECEMBER 31,       THROUGH
                                                        1998        JULY 7, 1999
                                                    ------------   ---------------
Expected income tax benefit.......................    $(83,203)        (18,105)
State income taxes, net of federal benefit........          --              --
Increase in valuation allowance...................      79,990          15,926
Other.............................................       3,213           2,180
                                                      --------         -------
                                                      $     --              --
                                                      ========         =======

    Temporary differences that give rise to the components of pro forma deferred tax assets, are as follows:

                                                        DECEMBER 31,   JULY 7,
                                                            1998         1999
                                                        ------------   --------
Net operating loss carryforward.......................    $ 115,617     114,558
Allowance for doubtful accounts.......................        4,480      24,316
                                                          ---------    --------
  Gross deferred tax assets...........................      120,097     138,874
  Valuation allowance.................................     (120,097)   (138,874)
                                                          ---------    --------
Net deferred tax asset................................    $      --          --
                                                          =========    ========

    The valuation allowance noted above is provided based on management's estimation of the recoverability of the deferred tax asset in future periods.

(5) RELATED PARTY TRANSACTION

    A shareholder and officer of the Company loaned $60,000 to the Company to fund operations. In conjunction with the acquisition of the Company by DURO Communications, Inc. as described in note (6) below, the loan was repaid.

(6) SUBSEQUENT EVENT

    On July 7, 1999, DURO Communications, Inc. acquired all of the outstanding capital stock of the Company. The accompanying financial statements do not include the effect of any of adjustments resulting from the transaction.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Duro Communications Inc.

    We have audited the accompanying combined balance sheets of Southern Kentucky Network, Inc. (d/b/a KIH Online) and Touchtone Communications, Inc. (collectively, the "Company") as of December 31, 1998 and August 26, 1999, and the related combined statements of operations and accumulated deficit, and cash flows for the years ended December 31, 1997 and December 31, 1998 and for the period from January 1, 1999 through August 26, 1999. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and August 26, 1999 and the results of their operations and cash flows for the years ended December 31, 1997 and 1998 and for the period from January 1, 1999 through August 26, 1999, in conformity with generally accepted accounting principles.

KPMG LLP

Detroit, Michigan

March 3, 2000

               SOUTHERN KENTUCKY NETWORK, INC. (D/B/A KIH ONLINE)
                       AND TOUCHTONE COMMUNICATIONS, INC.
                            COMBINED BALANCE SHEETS

                                                              DECEMBER 31,   AUGUST 26,
                                                                  1998          1999
                                                              ------------   ----------
                                        ASSETS

Cash........................................................  $    24,949        20,760
Trade receivables...........................................      117,974       411,355
Prepaid expenses and other current assets...................       42,579       438,413
                                                              -----------    ----------

  Total current assets......................................      185,502       870,528

Property and equipment, net.................................      759,498       390,925
Customer database...........................................      353,252     1,638,946
Other noncurrent assets.....................................           --        22,284
                                                              -----------    ----------

    Total assets............................................  $ 1,298,252     2,922,683
                                                              ===========    ==========

                         LIABILITIES AND STOCKHOLDER'S DEFICIT

Accounts payable............................................  $ 1,197,786       907,027
Current portion of notes payable............................    3,044,991     3,681,594
Current portion of capital lease obligations................        1,625         6,588
Accrued interest............................................       56,844        96,815
Other accrued liabilities...................................       57,109       911,194
Deferred revenue............................................      568,942       847,057
                                                              -----------    ----------

  Total current liabilities.................................    4,927,297     6,450,275
                                                              -----------    ----------

Capital lease obligations, less current portion.............       13,213         2,594
Notes payable, less current portion.........................    1,126,161     1,665,006
                                                              -----------    ----------

    Total liabilities.......................................    6,066,671     8,117,875
                                                              -----------    ----------
Stockholder's deficit
Common stock, no par value..................................       24,000        24,000
Accumulated deficit.........................................   (4,792,419)   (5,219,192)
                                                              -----------    ----------

  Total stockholder's deficit...............................   (4,768,419)   (5,195,192)
                                                              -----------    ----------
  Total liabilities and stockholder's equity................  $ 1,298,252     2,922,683
                                                              ===========    ==========

            See accompanying notes to combined financial statements.

               SOUTHERN KENTUCKY NETWORK, INC. (D/B/A KIH ONLINE)
                       AND TOUCHTONE COMMUNICATIONS, INC.
           COMBINED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                               YEARS ENDED            PERIOD FROM
                                                               DECEMBER 31,         JANUARY 1, 1999
                                                         ------------------------       THROUGH
                                                            1997          1998      AUGUST 26, 1999
                                                         -----------   ----------   ---------------
Internet services revenue..............................  $ 1,635,095    3,407,542      3,239,392

Direct Internet services costs.........................    2,700,365    2,078,374      1,551,398
                                                         -----------   ----------     ----------

    Gross profit (loss)................................   (1,065,270)   1,329,168      1,687,994

Selling, general, and administrative expenses..........    1,788,362    1,968,535      1,892,506
                                                         -----------   ----------     ----------

    Loss from operations...............................   (2,853,632)    (639,367)      (204,512)

Other income (expense):
  Other income (expense)...............................          (85)      77,133             --
  Interest expense.....................................     (232,662)    (342,802)      (222,261)
                                                         -----------   ----------     ----------

    Net loss...........................................   (3,086,379)    (905,036)      (426,773)

  Accumulated deficit at beginning of period...........     (801,004)  (3,887,383)    (4,792,419)
                                                         -----------   ----------     ----------

  Accumulated deficit at end of period.................  $(3,887,383)  (4,792,419)    (5,219,192)
                                                         ===========   ==========     ==========
  Pro forma income taxes...............................  $        --           --             --
                                                         ===========   ==========     ==========
  Pro forma net loss...................................  $(3,086,379)    (905,036)      (426,773)
                                                         ===========   ==========     ==========

            See accompanying notes to combined financial statements.

               SOUTHERN KENTUCKY NETWORK, INC. (D/B/A KIH ONLINE)

                       AND TOUCHTONE COMMUNICATIONS, INC.
                       COMBINED STATEMENTS OF CASH FLOWS

                                                         YEARS ENDED
                                                         DECEMBER 31,              PERIOD FROM
                                                    ----------------------       JANUARY 1, 1999
                                                       1997         1998     THROUGH AUGUST 26, 1999
                                                    -----------   --------   -----------------------
Cash flows from operating activities:
  Net loss........................................  $(3,086,379)  (905,036)          (426,773)
  Adjustments to reconcile net loss to net cash
    (used in) provided by operating activities:
      Depreciation and amortization...............      714,944    816,878            580,716
      Loss on disposal of property and
        equipment.................................           --     77,744                 --
      Changes in operating assets and liabilities:
        Trade receivables.........................        6,458    (96,727)          (293,381)
        Prepaid expenses and other current
          assets..................................       (3,283)   (39,296)          (418,118)
        Accounts payable..........................      335,180    (58,886)          (290,759)
        Other accrued liabilities.................       66,732    (12,574)           854,085
        Accrued interest..........................       97,564    (42,467)            39,971
        Deferred revenue..........................      248,975    280,952            278,115
                                                    -----------   --------         ----------

        Net cash (used in) provided by operating
          activities..............................   (1,619,809)    20,588            323,856
                                                    -----------   --------         ----------

Cash flows from investing activities:
      Purchase of property and equipment..........     (416,659)  (101,924)           (92,014)
      Acquisition of customer database............       (1,672)  (376,356)        (1,405,823)
                                                    -----------   --------         ----------

        Net cash used in investing activities.....     (418,331)  (478,280)        (1,497,837)
                                                    -----------   --------         ----------

Cash flows from financing activities:
      Proceeds from notes payable from banks and
        others....................................    2,134,133    335,025            149,000
      Payments on notes payable to banks and
        others....................................      (60,789)   (99,840)          (175,997)
      Proceeds from notes payable to related
        parties...................................       21,780    213,872          1,375,000
      Payments on notes payable to related
        parties...................................           --    (34,126)          (172,555)
      Payments on capital lease obligations.......           --     (6,942)            (5,656)
                                                    -----------   --------         ----------

        Net cash provided by financing
          activities..............................    2,095,124    407,989          1,169,792
                                                    -----------   --------         ----------

        Net increase (decrease) in cash...........       56,984    (49,703)            (4,189)

Cash, beginning of period.........................       17,668     74,652             24,949
                                                    -----------   --------         ----------

Cash, end of period...............................  $    74,652     24,949             20,760
                                                    ===========   ========         ==========

Supplemental disclosure of cash flow information:
  Cash paid for interest..........................  $   135,098    385,269            182,290
                                                    ===========   ========         ==========

            See accompanying notes to combined financial statements.

               SOUTHERN KENTUCKY NETWORK, INC. (D/B/A KIH ONLINE)

                       AND TOUCHTONE COMMUNICATIONS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                     DECEMBER 31, 1998 AND AUGUST 26, 1999

(1) ORGANIZATION AND BASIS OF PRESENTATION

    Southern Kentucky Network, Inc. (d/b/a KIH Online) is an Internet service provider (ISP) providing Internet connectivity and web hosting services throughout the state of Kentucky since its inception in 1995. Touchtone Communications, Inc. ("Touchtone") was formed in 1998 to provide local exchange and long distance telephone service in the State of Kentucky. Touchtone's operations to date have consisted primarily of procuring telephone equipment and operating licenses to support future operations.

    The accompanying financial statements reflect the combined presentation of Southern Kentucky Network, Inc. and Touchtone Communications, Inc. (collectively, the "Company") as entities operating under common control and ownership. The goal of the Company is to become a strong regional provider of full service Internet connectivity, enhanced Internet and telephony services.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) PROPERTY AND EQUIPMENT

    Property and equipment consist primarily of network communications equipment, computer equipment, furniture and fixtures, all of which are stated at cost. Equipment under capital lease is stated at the present value of minimum lease payments at the inception of the lease.

    Depreciation on property and equipment is computed using the straight-line method over their estimated useful lives or lease term.

    (B) CUSTOMER DATA BASE

    Customer data base consists of customer lists purchased from various companies. The cost of the customer data base is amortized straight line over the estimated useful life of five years, based on the estimated churn rate.

    (C) REVENUE RECOGNITION AND DEFERRED REVENUE

    The Company's customers generally pay for service in advance. Revenue is recognized ratably over the service period. Deferred revenue represents the unearned portion of customer payments.

    (D) INCOME TAXES

    No provision for income taxes has been provided for the Company since, by election of the stockholders, the Company is treated under Subchapter S of the Internal Revenue Code. Therefore, tax losses and taxable income are allocated to the individual stockholders.

    (E) USE OF ESTIMATES

    Management of the Company has made estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial

               SOUTHERN KENTUCKY NETWORK, INC. (D/B/A KIH ONLINE)

                       AND TOUCHTONE COMMUNICATIONS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                     DECEMBER 31, 1998 AND AUGUST 26, 1999

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

    (F) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

    The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

(3) PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                            ESTIMATED
                                                           USEFUL LIFE   DECEMBER 31,   AUGUST 26,
                                                             (YEARS)         1998          1999
                                                           -----------   ------------   ----------
Computer equipment.......................................      3         $ 2,150,814     2,200,314
Furniture and fixtures...................................      7              13,958        56,471
Leasehold improvements...................................      8              54,896        54,896
                                                                         -----------    ----------
                                                                           2,219,668     2,311,681
Less accumulated depreciation and amortization...........                 (1,460,170)   (1,920,756)
                                                                         -----------    ----------
  Net property and equipment.............................                $   759,498       390,925
                                                                         ===========    ==========

    Depreciation expense for the periods ended December 31, 1997 and 1998, and the period from January 1, 1999 through August 26, 1999 was $717,944, $792,101 and $460,587, respectively.

(4) INTANGIBLE ASSETS

    Intangible assets are as follows:

                                                       DECEMBER 31,   AUGUST 26,
                                                           1998          1999
                                                       ------------   ----------
Customer base........................................    $ 378,056     1,783,879
Accumulated amortization.............................      (24,804)     (144,933)
                                                         ---------    ----------
                                                         $ 353,252     1,638,946
                                                         =========    ==========

    Intangible assets are amortized using the straight-line method over their estimated useful lives.

               SOUTHERN KENTUCKY NETWORK, INC. (D/B/A KIH ONLINE)

                       AND TOUCHTONE COMMUNICATIONS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                     DECEMBER 31, 1998 AND AUGUST 26, 1999

(5) LEASES

    The Company has a capital lease for equipment, which will expire in two years.

    The Company also has a noncancelable operating lease for office space at its London, Kentucky location that began January 1, 1999 for a five year term at a base rate of $48,000 per year. The Company is required to pay all executory costs, such as property taxes, maintenance, and insurance. Rental expense for all operating leases during 1999 totaled $376,258.

    Future minimum lease payments under noncancelable operating leases and future minimum capital lease payments as of August 26, 1999 are:

                                                              CAPITAL    OPERATING
                                                               LEASES     LEASES
                                                              --------   ---------
Period ending August 26:
  2000......................................................  $ 6,588      44,355
  2001......................................................    2,594      53,226
  2002......................................................       --      54,557
  2003......................................................       --      55,887
  2004......................................................       --      55,887
    Thereafter..............................................       --     263,912
                                                              -------    --------
      Total minimum lease payments..........................    9,182     527,824
                                                                         ========
Less current portion of capital lease obligations...........   (6,588)
                                                              -------
Capital lease obligations, less current portion.............  $ 2,594
                                                              =======

               SOUTHERN KENTUCKY NETWORK, INC. (D/B/A KIH ONLINE)

                       AND TOUCHTONE COMMUNICATIONS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                     DECEMBER 31, 1998 AND AUGUST 26, 1999

(6) NOTES PAYABLE

    Notes payable consist of the following:

                                                              DECEMBER 31,   AUGUST 26,
                                                                  1998          1999
                                                              ------------   ----------
Bank note payable, secured by equipment, with principal and
  interest payments of $2,573 due monthly. Interest is
  calculated at 10%. The note matures on August 10, 2001....   $       --       67,032
Bank note payable, secured by equipment, with principal and
  interest payable at maturity. Interest is calculated at
  8%........................................................    1,600,000    1,585,739
Bank term note; secured by equipment, with principal and
  interest payable on demand. Interest is calculated at
  9.5%......................................................      250,032      250,032
Unsecured installment note; with principal of $9,000 for the first 20 months paid monthly and $8,000 for the last
  payment. The note matures on November 15, 2000 with no
  interest due..............................................      206,000      134,000
Bank note payable, with principle and interest payments of
  $3,582 due monthly. Interest is calculated at 10%. The
  note matures on May 27, 2003..............................           --      135,507
Note payable to related party; with principal and interest
  payments of $10,074 due monthly. Interest is calculated at
  7.75%. The note matures in October 2012...................    1,031,000    1,015,980
Related party interest bearing advances at 10.5% per year,
  due on demand.............................................      924,945    2,150,310

Other.......................................................      159,175        8,000
                                                               ----------    ---------
  Total notes payable.......................................    4,171,152    5,346,600
Less current portion........................................    3,044,991    3,681,594
                                                               ----------    ---------
    Notes payable, less current portion.....................   $1,126,161    1,665,006
                                                               ==========    =========

    The aggregate annual required repayments under the notes payable for the periods ending August 26 2000, 2001, 2002, and thereafter are $3,681,594, $328,538, $300,668, and $1,035,799, respectively.

(7) RELATED PARTIES TRANSACTIONS

    The Company had the following transactions with related parties (exclusive of long-term debt items disclosed in note 6):

    The Company leases its London, Kentucky office space from one of its major stockholders. The lease expires in January, 2004 at a base rate of $48,000 per year. The Company is required to pay all executory costs, such as real estate taxes, maintenance, and insurance.

    The Company also received a $870,000 advance from Duro Communications, Inc. This advance is included in the client's other accrued liabilities.

               SOUTHERN KENTUCKY NETWORK, INC. (D/B/A KIH ONLINE)

                       AND TOUCHTONE COMMUNICATIONS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                     DECEMBER 31, 1998 AND AUGUST 26, 1999

(8) ACQUISITIONS

    During 1999, the Company purchased the rights to customer data bases from various companies. The acquisitions totaled $1,405,823, which were made with cash and were accounted for as purchase transactions. The purchase price for each was allocated solely to customer database.

(9) SUBSEQUENT EVENTS

    On April 27, 1999, a Letter of Intent was signed confirming the intention of the Company to sell all assets to DURO Communications, Inc. for approximately $17 million. In connection with the sale of assets, all notes payable and operating lease obligations will be settled. This sale was closed on August 27, 1999 in accordance with the Letter of Intent.

(10) PRO FORMA INCOME TAXES (UNAUDITED)

    As stated in Footnote 1(d), the Company is not subject to federal and state income taxes. Pro forma income tax information is provided below to illustrate the tax impact on the financial statements of providing for taxes as if the Company was subject to federal and state income taxes. Pro forma tax benefit differs from the amounts that would result from applying the federal statutory rate of 34% to the Company's net loss for the years ended December 31, 1997 and 1998 and the period from January 1, 1999 through August 26, 1999.

                                                                   DECEMBER 31,
                                                              ----------------------   AUGUST 26,
                                                                 1997         1998        1999
                                                              -----------   --------   ----------
Expected pro forma tax benefit..............................  $(1,044,800)  (325,600)   (145,100)
State income taxes, net of federal benefit..................           --         --          --
Increase in valuation allowance.............................    1,044,800    325,600     145,100
                                                              -----------   --------    --------
                                                              $        --         --          --
                                                              ===========   ========    ========

    Temporary differences that give rise to the components of pro forma deferred tax assets, as of December 31, 1998 and August 26, 1999 are as follows:

                                                              DECEMBER 31,   AUGUST 26,
                                                                  1998          1999
                                                              ------------   ----------
Net operating loss carryforward.............................   $1,973,700     2,103,300
Deferred revenue............................................       45,600        64,900
Other.......................................................        5,200         5,200
  Gross deferred tax assets.................................    2,024,500     2,173,400

  Valuation allowance.......................................   (2,024,500)   (2,173,400)
                                                               ----------    ----------
Net deferred tax asset......................................   $       --            --
                                                               ==========    ==========

               SOUTHERN KENTUCKY NETWORK, INC. (D/B/A KIH ONLINE)

                       AND TOUCHTONE COMMUNICATIONS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                     DECEMBER 31, 1998 AND AUGUST 26, 1999

(10) PRO FORMA INCOME TAXES (UNAUDITED) (CONTINUED)
    The pro forma net income information assumes that distributions, if any, to shareholders are considered compensation expense. The valuation allowance noted above is provided based on management's estimation of the recoverability of the deferred tax asset in future periods.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
DURO Communications, Inc.:

    We have audited the accompanying balance sheets of Gibralter Data Services (A Division of Gibralter Publishing, Inc.) as of December 31, 1998 and
September 22, 1999, and the related statements of operations and owner's deficit, and cash flows for the year ended December 31, 1998 and the period from January 1, 1999 through September 22, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gibralter Data
Services, Inc. as of December 31, 1998 and September 22, 1999, and the results of its operations and its cash flows for the year ended December 31, 1998 and period from January 1, 1999 through September 22, 1999 in conformity with generally accepted accounting principles.

KPMG LLP
Memphis, Tennessee
March 10, 2000

                            GIBRALTER DATA SERVICES
                   (A DIVISION OF GIBRALTER PUBLISHING, INC.)

                                 BALANCE SHEETS

                                                              DECEMBER 31,   SEPTEMBER 22,
                                                                  1998           1999
                                                              ------------   -------------
                                          ASSETS
Current assets:
  Trade receivables, net of allowance for doubtful accounts
    of $3,500 and $3,740, respectively......................    $     490         4,425
  Prepaid expenses and other................................        6,526            --
  Due from affiliate, net...................................           --       101,659
                                                                ---------      --------
    Total current assets....................................        7,016       106,084
Property and equipment, net.................................      322,198       392,619
                                                                ---------      --------
    Total assets............................................    $ 329,214       498,703
                                                                =========      ========

                             LIABILITIES AND OWNER'S DEFICIT
Current liabilities:
  Accounts payable..........................................    $  91,323       230,497
  Accrued expenses..........................................       20,798        30,659
  Due to affiliate, net.....................................      214,038            --
  Current portion of capital lease obligations..............       54,282        99,208
  Deferred revenue..........................................       96,731       181,585
                                                                ---------      --------
    Total current liabilities...............................      477,172       541,949
Capital lease obligations, less current portion.............       82,381       101,295
                                                                ---------      --------
    Total liabilities.......................................      559,553       643,244
Owner's deficit.............................................     (230,339)     (144,541)
                                                                ---------      --------
    Total liabilities and owner's deficit...................    $ 329,214       498,703
                                                                =========      ========

                See accompanying notes to financial statements.

                            GIBRALTER DATA SERVICES
                   (A DIVISION OF GIBRALTER PUBLISHING, INC.)

                  STATEMENTS OF OPERATIONS AND OWNER'S DEFICIT

                                                                                     PERIOD FROM
                                                                                   JANUARY 1, 1999
                                                                 YEAR ENDED            THROUGH
                                                              DECEMBER 31, 1998   SEPTEMBER 22, 1999
                                                              -----------------   ------------------
Internet services revenue...................................      $ 698,874           1,215,808

Internet services costs.....................................        393,054             570,172
                                                                  ---------           ---------
    Gross profit............................................        305,820             645,636

Selling, general and administrative:
  Salaries and employee benefits............................        153,425             197,172
  Marketing expense.........................................         99,078              36,089
  Bad debt expense..........................................          3,500                 240
  Management fee expense....................................        210,049             228,543
                                                                  ---------           ---------
    Total selling, general and administrative...............        466,052             462,044
Interest expense............................................         20,648              27,075
Depreciation expense........................................         49,459              70,719
                                                                  ---------           ---------
    Net income (loss).......................................       (230,339)             85,798
                                                                  ---------           ---------
  Owner's deficit at beginning of period....................             --            (230,339)
                                                                  ---------           ---------
  Owner's deficit at end of period..........................      $(230,339)           (144,541)
                                                                  =========           =========
Proforma income tax benefit.................................      $      --                  --
                                                                  =========           =========
Proforma net income (loss)..................................      $(230,339)             85,798
                                                                  =========           =========

                See accompanying notes to financial statements.

                            GIBRALTER DATA SERVICES
                   (A DIVISION OF GIBRALTER PUBLISHING, INC.)

                            STATEMENTS OF CASH FLOWS

                                                                                       PERIOD FROM
                                                                                     JANUARY 1, 1999
                                                                  YEAR ENDED             THROUGH
                                                              DECEMBER 31, 1998    SEPTEMBER 22, 1999
                                                              ------------------   -------------------
Cash flows from operating activities:
  Net income (loss).........................................       $(230,339)              85,798
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization...........................          49,459               70,719
    Bad debt expense........................................           3,500                  240
    Changes in operating assets and liabilities:
      Trade receivables.....................................          (3,990)              (4,175)
      Prepaid expenses and other current assets.............          (6,526)               6,526
      Accounts payable......................................          91,323              139,174
      Accrued expenses......................................          20,798                9,861
      Deferred revenue......................................          96,731               84,854
                                                                   ---------             --------
        Net cash provided by operating activities...........          20,956              392,997
                                                                   ---------             --------
Cash flows used in investing activities--acquisition of
  property and equipment....................................        (200,357)             (17,500)
                                                                   ---------             --------
Cash flows from financing activities:
  Advances (repayments) under due from affiliate, net.......         214,038             (315,697)
  Repayments of capital lease obligations...................         (34,637)             (59,800)
                                                                   ---------             --------
        Net cash provided by (used in) financing
          activities........................................         179,401             (375,497)
                                                                   ---------             --------
        Cash and cash equivalents at end of period..........       $      --                   --
                                                                   =========             ========

Supplemental disclosure of cash flow information:

    During the year ended December 31, 1998, and during the period ended September 22, 1999, the Company paid approximately $20,600 and $27,100, respectively, for interest.

Non-cash financing activities:

    The Company entered into various capital leases for computer equipment. These capital leases obligations resulted in non-cash financing activities aggregating approximately $171,300 and $123,600 for the year ended December 31, 1998 and for the period from January 1, 1999 through September 22, 1999, respectively.

                See accompanying notes to financial statements.

                            GIBRALTER DATA SERVICES
                   (A DIVISION OF GIBRALTER PUBLISHING, INC.)

                         NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND SEPTEMBER 22, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) ORGANIZATION AND BASIS OF PRESENTATION

    Gibralter Data Services, (the "Company"), a division of Gibralter Publishing, Inc. ("Gibralter"), is a regional provider of Internet access for southeastern North Carolina and commenced operations on January 1, 1998 to capitalize on the growing demand for Internet access and enhanced services by consumers and business users through integration and growth of existing independent Internet service providers in targeted geographic regions.

    The accompanying financial statements include the accounts of Gibralter Data Services as a division of Gibralter, assuming it had been operated separately as of January 1, 1998 and thereafter.

    The financial statements include expenses which have been allocated to the Company by Gibralter on a specific identification basis plus its allocated share of the costs associated with resources it shares with Gibralter. Allocations from Gibralter for such shared resources have been made primarily on a proportional cost method based on related revenues. Management of the Company believes these allocations are reasonable. The financial statements of the Company do not necessarily reflect the results of operations or financial position that would have existed had the Company been an independent company.

    Inherent in the Company's business are various risks and uncertainties, including its limited operating history, dependence on strategic alliances, and the limited history of the need for Internet access and enhanced services. The Company's future success will be dependent upon its ability to create and provide effective and competitive Internet services, the continued acceptance of the Internet and the Company's ability to develop and provide new services that meet customers changing requirements, including the effective use of leading technologies, to continue to enhance its current services, and to influence and respond to emerging industry standards and other technological changes on a timely and cost-effective basis. The competitive conditions could result in additional pricing programs, an increase in marketing costs, limited ability to expand its subscriber base and result in increased attrition in the existing subscriber base. There can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow.

    (B) USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (C) PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, generally ranging from three to five years. Property and equipment under capital leases are stated at the present value of minimum lease payments and are amortized using the straight-line method over the estimated useful lives of the assets.

                            GIBRALTER DATA SERVICES
                   (A DIVISION OF GIBRALTER PUBLISHING, INC.)

                         NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND SEPTEMBER 22, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (D) IMPAIRMENT OF LONG-LIVED ASSETS

    The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF (Statement No. 121). Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations, including goodwill, when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

    (E) INCOME TAXES

    The Company has elected to be taxed and has operated as an S-Corp and therefore was exempt from taxation under the provisions of the Internal Revenue Code (the Code) and applicable state tax regulations. Under the provisions of the Code, the stockholders include their prorata share of the Company's income or loss on their personal income tax returns.

    The unaudited pro forma income tax information included in statements of operations and Note 6 is presented in accordance with Statement of Financial Accounting Financial Standards No. 109 (Statement No. 109), Accounting for Income Taxes, as if the Company had been subject to Federal and state income taxes during the year ended December 31, 1998 and for the period from January 1, 1999 through September 22, 1999.

    (F) REVENUE RECOGNITION

    The Company earns revenue by providing Internet access to the consumer over a period of time. Revenue related to Internet services is recognized as the services are provided. Revenue is deferred and amortized to operations for amounts billed relating to future periods. Installation and customer set up fees are recognized over the estimated life of the customer's contract, generally one year.

    (G) ADVERTISING COSTS

    Marketing expense includes the costs to acquire and retain subscribers, advertising and other general sales and marketing costs.

    The Company expenses the cost of advertising and promoting its services as incurred. Such costs are included in sales and marketing and totaled approximately $99,000 and $36,000 for the year ended December 31, 1998 and for the period from January 1, 1999 through September 22, 1999, respectively.

    (H) INTERNET SERVICES OPERATING COSTS

    Internet services operating costs primarily consist of telecommunications expenses inherent in providing the Internet services.

    The Company primarily utilized two communication service providers to provide access to the Internet. If the Company is unable to continue its relationship with these communication service

                            GIBRALTER DATA SERVICES
                   (A DIVISION OF GIBRALTER PUBLISHING, INC.)

                         NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND SEPTEMBER 22, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) providers, management believes that it could shift to alternative providers without adversely affecting it operations.

    (I) RECENT ACCOUNTING PRONOUNCEMENTS

    The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income". SFAS No. 130 requires the Company to report in its financial statements, in addition to its net income (loss), comprehensive income (loss), which includes all changes in equity during a period from non-owner sources including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. There were no differences between the Company's comprehensive income (loss) and its net income
(loss) as reported.

    In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1). SOP 98-1 provides guidance for determining whether computer software is internal-use software and on accounting for the proceeds of computer software originally developed or obtained for internal use and then subsequently sold to the public. It also provides guidance on capitalization of the costs incurred for computer software developed or obtained for internal use. The Company has determined there is no impact, of adopting SOP 98-1, which will be effective for the Company's year ending December 31, 1999.

    In June 1997, the FASB issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments. It also establishes standards for related disclosures about products and services, geographic area and major customers. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. The Company has determined that it does not have any separately reportable business segments.

    In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. This statement is not expected to affect the Company as the Company currently does not have any derivative instruments or hedging activities.

    In June 1999, the FASB issued SFAS No. 137, which amended the implementation date for SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000.

                            GIBRALTER DATA SERVICES
                   (A DIVISION OF GIBRALTER PUBLISHING, INC.)

                         NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND SEPTEMBER 22, 1999

(2) ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                                              ADDITIONS
                                                BALANCE AT     CHARGED       BALANCE
                                                BEGINNING      TO COSTS      AT END
                                                OF PERIOD    AND EXPENSES   OF PERIOD
                                                ----------   ------------   ---------
For the year ended December 31, 1998:
  Allowance for doubtful accounts.............    $   --         3,500        3,500
                                                  ======         =====        =====
For the period from January 1, 1999 through
  September 22, 1999:
  Allowance for doubtful accounts.............    $3,500           240        3,740
                                                  ======         =====        =====

(3) PROPERTY AND EQUIPMENT

    Property and equipment, including equipment under capital leases, stated at cost, is as follows:

                                                      DECEMBER 31,   SEPTEMBER 22,
                                                          1998           1999
                                                      ------------   -------------
Internet access connection equipment, including
  amounts related to capital leases of $171,300 and
  $294,940, respectively............................    $365,155        500,095
Computer equipment and software.....................       6,502         12,702
                                                        --------        -------
                                                         371,657        512,797
Less accumulated depreciation and amortization......     (49,459)      (120,178)
                                                        --------        -------
  Total.............................................    $322,198        392,619
                                                        ========        =======

(4) RELATED PARTY TRANSACTIONS

    Operating as a division of Gibralter, the Company does not maintain a segregated bank account. As such, net cash receipts (payments) are recorded through "due to affiliate". Interest expense (income) is recorded on the average outstanding payable to (receivable from) affiliate and is reflected in the accompanying financial statements. Interest is recorded at the average borrowing rate of Gibralter, 10.5% in both 1998 and 1999.

    Management fee expense is recorded to reflect allocated indirect costs associated with shared resources with Gibralter. These costs include, but are not limited to, management salaries, insurance, rent, utilities, accounting and office supplies. The expense allocation is based on relative revenues of the companies.

(5) LEASES

    The Company leases certain Internet access connection equipment under capital leases expiring at various dates through 2002.

                            GIBRALTER DATA SERVICES
                   (A DIVISION OF GIBRALTER PUBLISHING, INC.)

                         NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND SEPTEMBER 22, 1999

(5) LEASES (CONTINUED)
    Future minimum annual lease payments under capital leases, by calendar year, as of September 22, 1999 are as follows:

1999........................................................  $ 38,192
2000........................................................   116,291
2001........................................................    69,115
2002........................................................     1,074
                                                              --------
  Total minimum payments....................................   224,672
Less amount representing interest (average rate 11.25%).....   (24,249)
                                                              --------
  Present value of net minimum lease payments...............   200,503
Less current portion........................................   (99,208)
                                                              --------
                                                              $101,295
                                                              ========

(6) PRO FORMA INCOME TAXES (UNAUDITED)

    Pro Forma income tax (benefit) differs from the amounts that would result from applying the federal statutory rate of 34% to the Company's net income
(loss) are as follows:

                                                                      PERIOD FROM
                                                                      JANUARY 1,
                                                                         1999
                                                        YEAR END        THROUGH
                                                      DECEMBER 31,   SEPTEMBER 22,
                                                          1998           1999
                                                      ------------   -------------
Expected tax (benefit) expense......................    $(78,315)        29,171
State income taxes, net of federal benefit..........     (10,642)         3,964
Change in valuation allowance.......................      88,957        (33,135)
                                                        --------        -------
                                                        $     --             --
                                                        ========        =======

                            GIBRALTER DATA SERVICES
                   (A DIVISION OF GIBRALTER PUBLISHING, INC.)

                         NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND SEPTEMBER 22, 1999

(6) PRO FORMA INCOME TAXES (UNAUDITED) (CONTINUED)
    Temporary differences that give rise to the components of pro forma deferred tax assets as of December 31, 1998 and September 22, 1999 are as follows:

                                                      DECEMBER 31   SEPTEMBER 22,
                                                         1998           1999
                                                      -----------   -------------
Deferred tax assets:
  Net operating loss carryforward...................    $59,853         34,859
  Deferred liabilities, principally due to income
    recognition.....................................     37,358         70,128
  Other.............................................      1,352          1,444
                                                        -------        -------
    Gross deferred tax assets.......................     98,563        106,431
    Less valuation allowance........................    (88,957)       (55,822)
                                                        -------        -------
    Deferred tax assets.............................      9,606         50,609
Deferred tax liabilities--principally due to
  differences in depreciation.......................      9,606         50,609
                                                        -------        -------
    Pro forma net deferred tax liability............    $    --             --
                                                        =======        =======

    At September 22, 1999, the Company had incurred cumulative net operating losses for federal income tax purposes of approximately $90,300, which were available to the stockholders as an S-corp. Had the Company been structured as a C-corp for federal income tax purposes, the amount would have been available to offset future federal taxable income, if any, through 2014. Accordingly, the utilization of a portion of the net operating loss carryforward may have been limited. Due to this limitation, and the uncertainty regarding the ultimate utilization of the net operating loss carryforward, no tax benefit for losses has been provided by the Company and a valuation allowance has been recorded for the entire amount of the deferred tax asset for purposes of calculating pro forma tax expense.

(7) SUBSEQUENT EVENT (UNAUDITED)

    On September 22, 1999 DURO Communications, Inc. purchased certain assets and assumed certain liabilities of the Company. The accompanying financial statements do not include the effect of any adjustments which resulted from the acquisition transaction.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors:
DURO Communications, Inc.:

    We have audited the accompanying balance sheets of Bitstorm, Inc. as of December 31, 1998 and October 14, 1999, and the related statements of operations, shareholders' capital, and cash flows for the year ended
December 31, 1998 and the period January 1, 1999 through October 14, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bitstorm, Inc. as of December 31, 1998 and October 14, 1999, and the results of its operations and its cash flows for the year ended December 31, 1998 and the period from January 1, 1999 through October 14, 1999 in conformity with generally accepted accounting principles.

KPMG LLP
Detroit, Michigan
February 21, 2000

                                 BITSTORM, INC.

                                 BALANCE SHEETS

                                                              DECEMBER 31,    OCTOBER 14,
                                                                  1998            1999
                                                              -------------   ------------
                           ASSETS

Current assets:
  Cash......................................................    $ 71,513          15,425
  Trade accounts receivable.................................      20,300          28,197
                                                                --------        --------
    Total current assets....................................      91,813          43,622

Property and equipment, net of accumulated depreciation
  of $43,912 and $88,518, respectively......................     138,078         193,054
Other assets................................................       4,257           4,110
                                                                --------        --------
    Total assets............................................    $234,148         240,876
                                                                ========        ========
           LIABILITIES AND SHAREHOLDERS' CAPITAL

Current liabilities:
  Accounts payable and accrued expenses.....................    $ 54,569          33,968
  Deferred revenues.........................................      74,978         108,537
  Note payable to related party.............................      24,221          24,221
                                                                --------        --------
    Total current liabilities...............................     153,768         166,726
                                                                --------        --------

Shareholders' capital:
  Share capital $1 par value, authorized 100,000 shares,
    21,500 issued and outstanding...........................      21,500          21,500
  Retained earnings.........................................      58,880          52,560
                                                                --------        --------
    Total shareholders' capital.............................      80,380          74,060
                                                                --------        --------
    Total liabilities and stockholders' capital.............    $234,148         240,786
                                                                ========        ========

                See accompanying notes to financial statements.

                                 BITSTORM, INC.

                            STATEMENTS OF OPERATIONS

                                                                                 PERIOD FROM
                                                               YEAR ENDED      JANUARY 1, 1999
                                                              DECEMBER 31,         THROUGH
                                                                  1998        OCTOBER 14, 1999
                                                              -------------   -----------------
Internet services revenue...................................    $514,800            652,199
Direct Internet services costs..............................     223,316            293,371
                                                                --------            -------
  Gross profit..............................................     291,484            358,828
Selling, general and administrative expenses
  Salaries and wage expense.................................      92,004            124,993
  Administrative expense....................................      40,468             62,002
  Advertising expense.......................................       7,464             37,620
  Professional fees.........................................      15,551             12,363
  Lease expense.............................................      20,545             14,565
  Repairs and Maintenance...................................       7,474             10,203
  Utilities.................................................       3,002              3,863
  Insurance.................................................       5,195              6,819
  Other.....................................................       6,000              5,756
                                                                --------            -------
    Total selling, general and administrative expenses......     197,703            278,188
                                                                --------            -------
    Income before depreciation expense......................      93,781             80,640

  Depreciation expense......................................     (31,623)           (36,960)
                                                                --------            -------
    Net Income..............................................    $ 62,158             43,680
                                                                ========            =======
Pro forma income taxes......................................    $  5,500             (1,200)
                                                                ========            =======
Pro forma net income........................................    $ 56,658             44,880
                                                                ========            =======

                See accompanying notes to financial statements.

                                 BITSTORM, INC.

                      STATEMENTS OF SHAREHOLDERS' CAPTIAL

                                                             SHARE CAPITAL
                                                          -------------------   RETAINED
                                                           SHARES     AMOUNT    EARNINGS    TOTAL
                                                          --------   --------   --------   --------
BALANCE AT DECEMBER 31, 1997............................   21,500    $21,500      31,296     52,796
Distributions to shareholders...........................       --         --     (34,574)   (34,574)
Net income..............................................       --         --      62,158     62,158
                                                           ------    -------    --------   --------
BALANCES AT DECEMBER 31, 1998...........................   21,500     21,500      58,880     80,380
Distributions to shareholders...........................       --         --     (50,000)   (50,000)
Net income..............................................       --         --      43,680     43,680
                                                           ------    -------    --------   --------
BALANCE AT OCTOBER 14, 1999.............................   21,500    $21,500      52,560     74,060
                                                           ======    =======    ========   ========

                See accompanying notes to financial statements.

                                 BITSTORM, INC.
                            STATEMENTS OF CASH FLOW

                                                                               PERIOD FROM
                                                               YEAR ENDED    JANUARY 1, 1999
                                                              DECEMBER 31,       THROUGH
                                                                  1998       OCTOBER 14, 1999
                                                              ------------   ----------------
Cash flows from operating activities:
  Net income................................................    $ 62,158          43,680
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation............................................      31,623          36,960
    Changes in operating assets and liabilities:
      Trade accounts receivable.............................      17,412          (7,897)
      Other assets..........................................          (2)            147
      Accounts payable and accrued expenses.................       5,580         (20,601)
      Deferred revenues.....................................      74,978          33,559
                                                                --------         -------
      Net cash provided by operating activities.............     191,749          85,848
                                                                --------         -------

Cash flows from investing activities--capital
  expenditures..............................................     (75,325)        (91,936)

Cash flows from financing activities:
  Proceeds from notes payable borrowings....................      24,221              --
  Repayments of notes payable...............................     (56,101)             --
  Distributions to shareholders.............................     (34,574)        (50,000)
                                                                --------         -------
      Net cash used in financing activities.................     (66,454)        (50,000)
                                                                --------         -------
      Net increase (decrease) in cash.......................      49,970         (56,088)

Cash at beginning of period.................................      21,543          71,513
                                                                --------         -------
Cash at end of period.......................................    $ 71,513          15,425
                                                                ========         =======

                See accompanying notes to financial statements.

                                 BITSTORM, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 31, 1998 AND OCTOBER 14, 1999

1. GENERAL INFORMATION

    Bitstorm, Inc. (the "Company"), a Florida corporation, was established to capitalize on the growing demand for Internet access and enhanced services by consumers and business users through the phased acquisition, integration, and growth of existing independent Internet service providers in targeted geographic regions. The Company commenced operations in December 1996.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) BASIS OF PRESENTATION

    The Company prepares its financial statements on the accrual basis of accounting.

    (B) PROPERTY AND EQUIPMENT

    Property and equipment consist primarily of computer equipment and furniture and fixtures, all of which is stated at cost. Depreciation, is recorded, for financial statement reporting purposes, using the straight-line method over the following estimated useful lives:

Furniture and Fixtures......................................  8 years
Equipment...................................................  5 years

    (C) REVENUE RECOGNITION AND DEFERRED REVENUE

    Revenue related to internet services is recognized as the services are provided and deferred and amortized to operations for amounts billed relating to future periods. Installation and customer set up fees are recognized upon completion of the services.

    (D) USE OF ESTIMATES

    The financial statements have been prepared in accordance with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results may differ from those estimates.

    (E) INCOME TAXES

    Under the provisions of the IRC and applicable state laws, the Company's shareholders have elected to be treated under provisions of subchapter S and, accordingly, the results of the company's operations are includable in the tax returns of the shareholders. Therefore, no provision for income taxes has been included in the accompanying financial statements.

    (F) ECONOMIC CONCENTRATIONS

    The Company provides internet services in only one geographic location, Orlando, Florida and it surrounding suburbs. Future operations could be affected by changes in economic or other conditions in that geographical area or by changes in the demand for such services.

                                 BITSTORM, INC.

                     DECEMBER 31, 1998 AND OCTOBER 14, 1999

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (G) ADVERTISING EXPENSE

    Advertising expense includes the costs to acquire and retain subscribers, advertising and other general sales and marketing costs. The Company expenses the cost of advertising and promoting its services as incurred. For year ended December 31, 1998 and the period from January 1, 1999 through October 14, 1999 advertising expense totaled $37,621 and $7,464, respectively.

(3) LEASES

    The Company leases equipment and office space under noncancelable operating leases expiring at various dates through 2002.

    Future minimum annual lease payments under noncancelable operating leases are as follows:

                                                       DECEMBER 31,   OCTOBER 14,
                                                           1998          1999
                                                       ------------   -----------
1999.................................................     $ 9,600         5,500
2000.................................................       5,600        22,867
2001.................................................          --        17,967
2002.................................................          --         6,067
                                                          -------       -------
      Total minimum lease payments...................     $15,200        52,401
                                                          =======       =======

(4) NOTE PAYABLE

    The Company has a non-interest bearing unsecured note payable with a related party for $24,221 that is due on demand.

(5) LEGAL PROCEEDINGS

    The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operation or liquidity.

(6) SUBSEQUENT EVENTS

    On October 14, 1999, the Company's assets were sold to DURO
Communications, Inc. for approximately $1.76 million. In connection with this sale of assets, all notes payable and operating lease obligations were paid in full at closing.

(7) PRO FORMA INCOME TAXES (UNAUDITED)

    As stated in Footnote 2(e), the company is not subject to Federal and State income taxes. Pro forma income tax information is provided below to illustrate the tax impact on the financial statements of providing for taxes as if the company was subject to Federal and State income taxes. Pro forma tax expense (benefit) differs from the amounts that would result from applying the federal statutory rate of

                                 BITSTORM, INC.

                     DECEMBER 31, 1998 AND OCTOBER 14, 1999

(7) PRO FORMA INCOME TAXES (UNAUDITED) (CONTINUED)
34% to the Company's net income for the year ended December 31, 1998 and the period from January 1, 1999 through October 14, 1999.

                                                                                      PERIOD FROM
                                                                                    JANUARY 1, 1999
                                                                 YEAR ENDING            THROUGH
                                                              DECEMBER 31, 1998    OCTOBER 14, 1999
                                                              ------------------   -----------------
Expected pro forma tax expense (benefit)....................        $9,700              (2,200)
State income taxes, net of federal benefit..................         1,000                (200)
Effect of graduated rates...................................        (5,200)              1,200
                                                                    ------              ------
                                                                    $5,500              (1,200)
                                                                    ======              ======

    The pro forma net income information assumes that distributions, if any, to shareholders are considered compensation expense.

    There are no significant temporary differences that would give rise to components of pro forma deferred tax assets and liabilities as of December 31, 1998 and October 14, 1999.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
DURO Communications, Inc.:

We have audited the accompanying balance sheets of Internet of Western North Carolina, Inc. (d/b/a Internet of Asheville) as of December 31, 1998 and October 26, 1999, and the related statements of operations, stockholders' deficit, and cash flows for the period from May 13, 1998 (inception) through December 31, 1998 and for the period from January 1, 1999 through October 26, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Internet of Western North Carolina, Inc. (d/b/a Internet of Asheville) as of December 31, 1998 and October 26, 1999, and the results of its operations and its cash flows for the period from May 13, 1998 (inception) through December 31, 1998 and for the period from January 1, 1999 through October 26, 1999, in conformity with generally accepted accounting principles.

KPMG LLP
Orlando, Florida
March 24, 2000

                    INTERNET OF WESTERN NORTH CAROLINA, INC.

                         (D/B/A INTERNET OF ASHEVILLE)

                                 BALANCE SHEETS

                                                              DECEMBER 31,   OCTOBER 26,
                                                                  1998          1999
                                                              ------------   -----------
                                         ASSETS
Current assets:
  Cash......................................................   $   36,739        13,115
  Trade receivables, net of allowance for doubtful accounts
    of $26,587 and $70,006, respectively....................       38,912        30,064
  Prepaid expenses..........................................        1,893            --
                                                               ----------    ----------
    Total current assets....................................       77,544        43,179
Deposits....................................................           --         7,000
Due from stockholder........................................           --        15,464
Property and equipment, net.................................      196,483       210,556
Goodwill, net of accumulated amortization of $107,369 and
  $270,583, respectively....................................      871,912     1,643,698
                                                               ----------    ----------
    Total assets............................................   $1,145,939     1,919,897
                                                               ==========    ==========
                         LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
  Accounts payable..........................................   $  204,106       457,594
  Accrued expenses..........................................       53,444        87,845
  Lines of credit, notes payable and current portion of
    long-term debt..........................................      292,163       331,986
  Current portion of capital lease obligations..............       62,381        89,477
  Due to sellers of Primeline Internet Services, Inc........           --       991,817
  Deferred revenue..........................................      103,747        28,760
                                                               ----------    ----------
    Total current liabilities...............................      715,841     1,987,479
Long-term debt, less current portion........................      569,299       389,010
Capital lease obligations, less current portion.............       41,266         9,525
Due to stockholder..........................................       10,067            --
                                                               ----------    ----------
    Total liabilities.......................................    1,336,473     2,386,014
Stockholder's deficit:
  Common stock, $1.00 par value. Authorized 100,000 shares,
    issued and outstanding 100 shares.......................          100           100
  Additional paid-in capital................................      124,900       159,768
  Accumulated deficit.......................................     (315,534)     (625,985)
                                                               ----------    ----------
    Total stockholder's deficit.............................     (190,534)     (466,117)
                                                               ----------    ----------
    Total liabilities and stockholder's deficit.............   $1,145,939     1,919,897
                                                               ==========    ==========

                See accompanying notes to financial statements.

                    INTERNET OF WESTERN NORTH CAROLINA, INC.

                         (D/B/A INTERNET OF ASHEVILLE)

                            STATEMENTS OF OPERATIONS

                                                                  PERIOD FROM         PERIOD FROM
                                                                 MAY 13, 1998       JANUARY 1, 1999
                                                              (INCEPTION) THROUGH       THROUGH
                                                               DECEMBER 31, 1998    OCTOBER 26, 1999
                                                              -------------------   ----------------
Internet services revenue...................................       $ 558,362            1,088,753
Direct Internet services costs..............................         367,182              514,859
                                                                   ---------           ----------
      Gross profit..........................................         191,180              573,894
Operating expenses:
  Selling, general, and administrative expenses.............         298,074              584,335
  Depreciation and amortiation..............................         164,787              238,044
                                                                   ---------           ----------
    Loss from operations....................................        (271,681)            (248,485)
Other expense:
  Interest expense..........................................         (43,853)             (61,966)
                                                                   ---------           ----------
      Net loss..............................................       $(315,534)            (310,451)
                                                                   =========           ==========
Pro forma income taxes......................................              --                   --
                                                                   ---------           ----------
Pro forma net income........................................       $(315,534)          $ (310,451)
                                                                   =========           ==========

                See accompanying notes to financial statements.

                    INTERNET OF WESTERN NORTH CAROLINA, INC.
                         (D/B/A INTERNET OF ASHEVILLE)

                      STATEMENTS OF STOCKHOLDER'S DEFICIT

                                                                    ADDITIONAL                     TOTAL
                                                                     PAID-IN     ACCUMULATED   STOCKHOLDER'S
                                               SHARES     AMOUNT     CAPITAL       DEFICIT        DEFICIT
                                              --------   --------   ----------   -----------   -------------
Issuance of common stock....................    100        $100       124,900            --       125,000
Net loss....................................     --          --            --      (315,534)     (315,534)
                                                ---        ----       -------      --------      --------
BALANCE AT DECEMBER 31, 1998................    100         100       124,900      (315,534)     (190,534)
Capital contribution........................     --          --        34,868            --        34,868
Net loss....................................     --          --            --      (310,451)     (310,451)
                                                ---        ----       -------      --------      --------
BALANCE AT OCTOBER 26, 1999.................    100        $100       159,768      (625,985)     (466,117)
                                                ===        ====       =======      ========      ========

                See accompanying notes to financial statements.

                    INTERNET OF WESTERN NORTH CAROLINA, INC.
                         (D/B/A INTERNET OF ASHEVILLE)

                            STATEMENTS OF CASH FLOWS

                                                                  PERIOD FROM         PERIOD FROM
                                                                 MAY 13, 1998       JANUARY 1, 1999
                                                              (INCEPTION) THROUGH       THROUGH
                                                               DECEMBER 31, 1998    OCTOBER 26, 1999
                                                              -------------------   ----------------
Cash flows from operating activities:
  Net loss..................................................       $ (315,534)           (310,451)
  Adjustments to reconcile net loss to net cash provided by
    operating activities
      Depreciation and amortization.........................          164,787             238,044
      Provision for losses on trade receivables.............           26,587              43,419
      Changes in operating working capital:
          Trade receivables.................................          (65,499)            (34,571)
          Prepaid expenses..................................           (1,893)              1,893
          Deposits..........................................               --              (7,000)
          Accounts payable..................................          204,106             253,488
          Accrued expenses..................................           53,444              34,401
          Deferred revenue..................................          103,747             (74,987)
                                                                   ----------            --------
              Net cash provided by operating activities.....          169,745             144,236
                                                                   ----------            --------
Cash flows from investing activities:
  Purchases of acquired businesses..........................         (592,000)             (8,183)
  Purchases of property and equipment.......................          (17,654)            (23,903)
                                                                   ----------            --------
            Net cash used in investing activities...........         (609,654)            (32,086)
                                                                   ----------            --------
Cash flows from financing activities:
  Proceeds from lines of credit, notes payable and and
    current portion of long-term debt.......................          475,000              10,000
  Repayments of notes payable...............................          (93,538)           (150,466)
  Proceeds from shareholder.................................           10,067             (25,531)
  Repayments of capital lease obligations...................          (39,881)             (4,645)
  Proceeds from issuance of common stock....................          125,000                  --
  Proceeds from capital contribution........................               --              34,868
                                                                   ----------            --------
            Net cash provided by (used in) financing
              activities....................................          476,648            (135,774)
                                                                   ----------            --------
            Net increase (decrease) in cash.................           36,739             (23,624)
Cash and cash equivalents:
  Beginning of period.......................................               --              36,739
                                                                   ----------            --------
  End of period.............................................       $   36,739              13,115
                                                                   ==========            ========
Supplemental disclosure of cash flow information:
  During the periods from May 13, 1998 through December 31, 1998 and January 1, 1999 through October
    26, 1999, the Company paid approximately $36,229 and $69,591, respectively, for interest.
Non-cash investing and financing activities:
  The Company entered into various capital leases for computer equipment. These capital lease obligations resulted in non-cash financing activities aggregating $143,528 for the period ended
    December 31, 1998.
  During the period from May 13, 1998 through December 31, 1998, the Company acquired assets amounting to $92,719 for a total consideration of $1,072,000 resulting in goodwill of $979,281.
    The Company incurred $480,000 of debt as a result of this transaction.
  During 1999, the Company acquired certain assets and assumed certain liabilities of Primeline
    Internet Services, Inc. for total consideration of $1,000,000 resulting in goodwill of $935,000.
    At October 26, 1999 the Company had outstanding a $991,817 promissory note due to the sellers of
    Primeline.

                See accompanying notes to financial statements.

                    INTERNET OF WESTERN NORTH CAROLINA, INC.
                         (D/B/A INTERNET OF ASHEVILLE)

                         NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 31, 1998 AND OCTOBER 26, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) ORGANIZATION AND BASIS OF PRESENTATION

    Internet of Western North Carolina, Inc. (d/b/a Internet of Asheville) ("Internet of Asheville" or the "Company") was incorporated on May 13, 1998 to capitalize on the growing demand for Internet data services by consumers and business users through the phased acquisition and growth of existing independent Internet service providers in western North Carolina. The goal of the Company is to provide Internet connectivity and services, including dedicated Internet access, web hosting, e-commerce, network integration and other services.

    Inherent in the Company's business are various risks and uncertainties, including its limited operating history, historical operating losses, and the limited history of the need for internet access and enhanced services. The Company's future success will be dependent upon its ability to create and provide effective and competitive internet services, the continued acceptance of the Internet and the Company's ability to develop and provide new services that meet customers changing requirements, including the effective use of leading technologies, to continue to enhance its current services, and to influence and respond to emerging industry standards and other technological changes on a timely and cost-effective basis.

(B) USE OF ESTIMATES

    Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(C) PROPERTY AND EQUIPMENT

    Property and equipment consist primarily of network communications equipment, furniture and fixtures, and leasehold improvements, all of which are stated at cost.

    Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, generally ranging from three to seven years. Property and equipment under capital leases are stated at the present value of minimum lease payments and are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the assets. Amortization on leasehold improvements is computed using the straight-line method over the shorter of the estimated useful life of the asset or the term of the lease.

(D) INTANGIBLE ASSETS

    The excess of cost over the fair value of net assets acquired, or goodwill, is amortized using the straight-line method over a 5-year period.

                    INTERNET OF WESTERN NORTH CAROLINA, INC.
                         (D/B/A INTERNET OF ASHEVILLE)

                         NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 31, 1998 AND OCTOBER 26, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(E) PEERING RELATIONSHIPS

    The Company does not pay any fees in connection with its peering relationships with other companies and does not record revenue or expense in connection with those arrangements. The nature of these relationships is that the parties share the responsibility for communications that occur between their respective local networks. These peering relationships are essentially exchanges of similar productive assets rather than a culmination of an earnings process. Accordingly, these arrangements are appropriately not reflected in the operations of the Company.

(F) INCOME TAXES

    The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

(G) REVENUE RECOGNITION

    The Company's customers generally pay for services in advance. Revenue is recognized ratably over the service period. Deferred revenue represents the unearned portion of customer payments.

(H) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

    The Company acounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

(2) ACQUIRED BUSINESSES

    During May and July of 1998, the Company acquired certain assets and assumed certain liabilities of three Internet service providers which operated within western North Carolina. Net assets of the acquired businesses amounted to approximately $93,000 and the total consideration for the three transactions of $1,072,000 resulted in goodwill of approximately $979,000.

    On October 26, 1999, the Company acquired certain assets and assumed certain liabilities of Primeline Internet Services, Inc. ("Primeline"). Net assets of Primeline amounted to approximately $65,000 and the total purchase price was approximately $1,000,000 resulting in additional goodwill at

                    INTERNET OF WESTERN NORTH CAROLINA, INC.
                         (D/B/A INTERNET OF ASHEVILLE)

                         NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 31, 1998 AND OCTOBER 26, 1999

(2) ACQUIRED BUSINESSES (CONTINUED)
October 26, 1999 of approximately $935,000. As of October 26, 1999, $991,817 was due to the sellers of Primeline.

    Each of the above acquisitions was accounted for using the purchase method of accounting and the accompanying statements of operations include the activities of the acquired businesses since their respective acquisition dates.

    The following unaudited pro forma information presents the results of operations of the Company as if the acquisition had taken place on May 13, 1998.

                                                                 PERIOD FROM          PERIOD FROM
                                                                 MAY 13, 1998       JANUARY 1, 1999
                                                                   THROUGH              THROUGH
                                                              DECEMBER 31, 1998    OCTOBER 26, 1999
                                                              ------------------   -----------------
Pro forma revenues..........................................        745,306           1,447,127
Pro forma net loss..........................................       (405,913)           (347,790)

    These pro forma results of operations have been prepared for comparative purposes only and do not purport to be indicative of the results of operations that actually would have resulted had the acquisition occurred on the date indicated, or that may result in the future.

(3) PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                       DECEMBER 31,   OCTOBER 26,
                                                           1998          1999
                                                       ------------   -----------
Internet access and computer equipment including
  amounts related to capital leases of $143,528 and
  $143,528, respectively.............................    $245,181        337,149
Furniture and fixtures...............................       6,021          2,956
Leasehold improvement................................       2,699          2,699
                                                         --------       --------
                                                          253,901        342,804
Less accumulated depreciation and amortization,
  including amounts related to capital leases of
  $37,098 and $76,545, respectively..................     (57,418)      (132,248)
                                                         --------       --------
                                                         $196,483        210,556
                                                         ========       ========

                    INTERNET OF WESTERN NORTH CAROLINA, INC.
                         (D/B/A INTERNET OF ASHEVILLE)

                         NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 31, 1998 AND OCTOBER 26, 1999

(4) DEBT

    Debt consists of the following:

                                                       DECEMBER 31,   OCTOBER 26,
                                                           1998          1999
                                                       ------------   -----------
Bank note payable; secured by property and equipment,
  interest payable monthly, calculated at the bank's
  prime rate plus 1.75% (8.25% at October 26, 1999).
  The note is payable in full on May 14, 2003........    $246,724        209,771
Note payable; secured by property and equipment, with
  equal monthly installments of $3,844 and interest
  rate of 8%. The note is payable in full on July 1,
  2000...............................................      75,101         50,042
Line of credit; secured by property and equipment
  with interest payable monthly, and an 8% interest
  rate (8% at October 26, 1999). The line of credit
  is payable in full on May 15, 2000.................      25,000         25,000
Line of credit; secured by property and equipment,
  with interest payable monthly, and an 8% interest
  rate (9% at October 26, 1999). The note is payable
  in full on May 15, 2000............................          --         10,000
Note payable; secured by property and equipment, with
  equal monthly installments of $2,003 and an
  interest rate of 8%. The note is payable in full on
  January 1, 2004....................................      95,000         91,118
Bank note payable; secured by property and equipment,
  with interest payable monthly, and an 8% interest
  rate (8.75% at October 26, 1999). The note is
  payable in full on August 15, 2003.................      96,481         96,721
Bank note payable; secured by property and equipment,
  with interest payable monthly, calculated at the
  Wall Street Journal's prime rate (8.25% at October
  26, 1999). The note is payable in full on July 15,
  2003...............................................     162,234        150,152
Note payable; secured by property and equipment, with
  equal monthly installments of $9,045 and an
  interest rate of 8%. The note is payable in full on
  August 17, 2000....................................     160,922         88,192
                                                         --------      ---------
Total debt...........................................     861,462        720,996
Less current portion.................................    (292,163)      (331,986)
                                                         --------      ---------
Long-term debt, less current portion.................    $569,299      $ 389,010
                                                         ========      =========

                    INTERNET OF WESTERN NORTH CAROLINA, INC.
                         (D/B/A INTERNET OF ASHEVILLE)

                         NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 31, 1998 AND OCTOBER 26, 1999

(4) DEBT (CONTINUED)
    The aggregate annual required debt repayments are as follows:

YEAR ENDING OCTOBER 26,                                        AMOUNT
-----------------------                                       --------
  2000......................................................  $331,986
  2001......................................................   124,188
  2002......................................................   134,252
  2003......................................................   129,766
  2004......................................................       804
                                                              --------
                                                              $720,996
                                                              ========

(5) LEASES

    The Company leases certain computer and office equipment under capital leases and office space and automobiles under noncancelable operating leases expiring at various dates through 2001.

    Future minimum annual lease payments under capital and noncancelable operating leases as of October 26, 1999 are as follows:

                                                           CAPITAL    OPERATING
YEAR ENDING OCTOBER 26,                                     LEASES     LEASES
-----------------------                                    --------   ---------
2000.....................................................  $92,526     19,174
2001.....................................................    9,900      6,118
                                                           -------     ------
  Total minimum payments.................................  102,426     25,292
                                                                       ======
Less amount representing interest........................   (3,424)
                                                           -------
  Present value of net minimum lease payments............   99,002
Less current portion.....................................   89,477
                                                           -------
                                                           $ 9,525
                                                           =======

    Rent expense for the period from May 13, 1998 through December 31, 1998 and the period from January 1, 1999 through October 26, 1999 was approximately $9,400 and $16,000, respectively.

                    INTERNET OF WESTERN NORTH CAROLINA, INC.
                         (D/B/A INTERNET OF ASHEVILLE)

                         NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 31, 1998 AND OCTOBER 26, 1999

(6) INCOME TAXES

    Income tax benefit differs from the amounts that would result from applying the federal statutory rate of 34% as follows:

                                                                     PERIOD FROM
                                                                   JANUARY 1, 1999
                                                    DECEMBER 31,       THROUGH
                                                        1998       OCTOBER 26, 1999
                                                    ------------   ----------------
Expected income tax benefit.......................    $(107,282)       (105,553)
Increase in valuation allowance...................      107,282         105,515
Other.............................................           --              38
                                                      ---------        --------
                                                      $      --              --
                                                      =========        ========

    Temporary differences that give rise to the components of pro forma deferred tax assets, as of December 31, 1998 and October 26, 1999 are as follows:

                                                       DECEMBER 31,   OCTOBER 26,
                                                           1998          1999
                                                       ------------   -----------
Net operating loss carryforward......................    $  89,885       157,238
Allowance for doubtful accounts......................       10,968        28,877
Goodwill.............................................       29,306        71,946
Other................................................           --           112
                                                         ---------      --------
  Gross deferred tax assets..........................      130,159       258,173
  Valuation allowance................................     (130,159)     (258,173)
                                                         ---------      --------
Net deferred tax asset...............................    $      --            --
                                                         =========      ========

    The valuation allowance noted above is provided based on management's estimation of the recoverability of the deferred tax asset in future periods.

(7) SUBSEQUENT EVENTS

    On October 27, 1999, all of the Company's assets were sold to DURO Communications, Inc. In connection with the sale of the assets, the Company's debt and capital lease obligations were settled.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
DURO Communications, Inc.:

    We have audited the accompanying balance sheet of The Nashville
Exchange, Inc. as of December 10, 1999 and the related statement of operations, stockholders' deficit, and cash flows for the period from January 1, 1999 through December 10, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Nashville
Exchange, Inc. as of December 10, 1999 and the results of its operations and its cash flows for the period from January 1, 1999 through December 10, 1999 in conformity with generally accepted accounting principles.

KPMG LLP
Orlando, Florida
March 10, 2000

                          THE NASHVILLE EXCHANGE, INC.

                                 BALANCE SHEET

                               DECEMBER 10, 1999

                                ASSETS
Current assets
  Cash and cash equivalents.................................  $151,378
  Prepaid expenses..........................................     8,046
  Trade receivables, net of allowance for doubtful accounts
    of $24,000..............................................    60,939
                                                              --------
    Total current assets....................................   220,363

Property and equipment, net.................................   157,640
                                                              --------
    Total assets............................................  $378,003
                                                              ========

                LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
  Accrued expenses..........................................  $ 27,863
                                                              --------
    Total current liabilities...............................    27,863

Note payable to owner.......................................    84,490
Deferred revenue............................................   280,000
                                                              --------
    Total liabilities.......................................   392,353

Stockholder's equity:
  Common stock, no par value. Authorized 100 shares, issued
    and outstanding 10 shares...............................     1,000
  Accumulated deficit.......................................   (15,350)
                                                              --------
    Total stockholder's deficit.............................   (14,350)
                                                              --------

Commitments
    Total liabilities and stockholder's deficit.............  $378,003
                                                              ========

                See accompanying notes to financial statements.

                          THE NASHVILLE EXCHANGE, INC.

                            STATEMENT OF OPERATIONS

         FOR THE PERIOD FROM JANUARY 1, 1999 THROUGH DECEMBER 10, 1999

Revenue:
  Internet services revenue.................................  $729,915
  Enhanced services and other...............................    44,327
                                                              --------
    Total revenue...........................................   774,242

Internet services operating costs:
  Direct Internet services costs............................   135,143
  Enhanced services and other...............................    55,763
                                                              --------
    Total internet services operating costs.................   190,906

    Gross profit............................................   583,336

Selling, general and administrative
  Salaries and employee benefits............................   301,328
  Credit card fees..........................................    15,833
  Advertising expense.......................................    81,429
  Rent and occupancy........................................    15,376
  Bad debt expense..........................................     8,000
  Repairs and maintenance...................................       437
  Supplies..................................................    28,061
  Travel and entertainment..................................     1,362
  Insurance.................................................     2,724
  Other.....................................................    17,795
                                                              --------
    Total selling, general and administrative...............   472,345
                                                              --------

Income before other income, interest, and depreciation......   110,991

Interest and other income...................................    11,625
Interest expense............................................      (229)
Depreciation expense........................................   (40,785)
                                                              --------
    Net income..............................................  $ 81,602
                                                              ========

Proforma income taxes.......................................  $ 31,000
                                                              ========

Proforma net income.........................................  $ 50,602
                                                              ========

                See accompanying notes to financial statements.

                          THE NASHVILLE EXCHANGE, INC.

                       STATEMENT OF STOCKHOLDER'S DEFICIT

                                                                                 ACCUMULATED
                                                            SHARES     AMOUNT      DEFICIT      TOTAL
                                                           --------   --------   -----------   --------
BALANCE AT JANUARY 1, 1999...............................     10       $1,000      (96,952)    (95,952)
Net income...............................................     --           --       81,602      81,602
                                                              --       ------      -------     -------
BALANCE AT DECEMBER 10, 1999.............................     10       $1,000      (15,350)    (14,350)
                                                              ==       ======      =======     =======

                See accompanying notes to financial statements.

                          THE NASHVILLE EXCHANGE, INC.

                            STATEMENT OF CASH FLOWS

         FOR THE PERIOD FROM JANUARY 1, 1999 THROUGH DECEMBER 10, 1999

Cash flows from operating activities:
  Net income................................................  $ 81,602
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation............................................    40,785
    Changes in operating assets and liabilities, excluding
     effects of business combinations:
      Receivables...........................................   (13,271)
      Prepaid expenses and other current assets.............        76
      Accrued expenses......................................    18,260
      Deferred revenue......................................    69,000
                                                              --------
        Net cash provided by operating activities...........   196,452
                                                              --------

Cash flows from investing activities:
  Acquisition of equipment and leasehold improvements.......   (69,386)
                                                              --------
        Net cash used by investing activities...............   (69,386)
                                                              --------

        Net increase in cash and cash equivalents...........   127,066

Cash and cash equivalents:
  Beginning period..........................................    24,312
                                                              --------
  End of period.............................................  $151,378
                                                              ========
Supplemental disclosure of cash flow information:
  During the period ended December 10, 1999, the Company
    paid approximately $229 for interest.

                See accompanying notes to financial statements.

                          THE NASHVILLE EXCHANGE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 10, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) ORGANIZATION AND BASIS OF PRESENTATION

    The Nashville Exchange, Inc. (the Company) began operations on February 15, 1989 as a local electronic bulletin board service provider. Over the years, the Company has evolved to capitalize on the growing demand for Internet access and enhanced services by consumers and business users in Central Tennessee.

    Effective December 10, 1999, DURO Communications, Inc. ("DURO") acquired the assets and assumed certain liabilities of The Nashville Exchange, Inc. in exchange for $1,600,000. This transaction resulted in a gain to the Company upon disposal of its assets and certain liabilities of approximately $1,514,000. Excluded from the sale were the note payable to shareholder and the common stock of the Company.

    The accompanying financial statements reflect the financial position and results of operations and cash flows of the Company as of and for the period ended December 10, 1999 (immediately prior to the acquisition of the Company's assets and assumption of its liabilities by DURO).

    Inherent in the Company's business are various risks and uncertainties, including its limited operating history, historical operating losses, and the limited history of the need for internet access and enhanced services. The Company's future success will be dependent upon its ability to create and provide effective and competitive internet services, the continued acceptance of the Internet and the Company's ability to develop and provide new services that meet customers changing requirements, including the effective use of leading technologies, to continue to enhance its current services, and to influence and respond to emerging industry standards and other technological changes on a timely and cost-effective basis.

    (B) USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (C) CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. Cash equivalents at December 10, 1999 were approximately $151,378.

    (D) PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, generally ranging from three to seven years.

                          THE NASHVILLE EXCHANGE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 10, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (E) IMPAIRMENT OF LONG-LIVED ASSETS

    The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF (Statement No. 121). Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations, including goodwill, when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. In addition, the recoverability of goodwill is further evaluated under the provisions of APB Opinion No. 17, INTANGIBLE ASSETS, based upon estimated fair value. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

    (F) INCOME TAXES

    The Company operated as an S-Corp, and therefore, the owner of the Company included his share of the Company's income in his personal income tax returns.

    The unaudited pro forma income tax information, included in Note 7, is presented as if the Company had been subject to Federal and state income taxes as a C-Corp.

    (G) REVENUE RECOGNITION

    Revenue related to internet services is recognized as the services are provided and deferred and amortized to operations for amounts billed relating to future periods. Installation and customer set up fees are recognized upon completion of the services. Revenue from consulting services is recognized as the services are provided.

    (H) SALES AND MARKETING COSTS

    Marketing expense includes the costs to acquire and retain subscribers, advertising and other general sales and marketing costs.

    The Company expenses the cost of advertising and promoting its services as incurred. Such costs are included in sales and marketing and totaled approximately $81,429 for the period from January 1, 1999 through December 10, 1999.

    (I) RECENT ACCOUNTING PRONOUNCEMENTS

    In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE ("SOP 98-1"). SOP 98-1 provides guidance for determining whether computer software is internal-use software and on accounting for the proceeds of computer software originally developed or obtained for internal use and then subsequently sold to the public. It also provides guidance on capitalization of the costs incurred for computer software developed or obtained for internal use. The Company has determined there is no impact of adopting SOP 98-1.

                          THE NASHVILLE EXCHANGE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 10, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    In June 1997, the FASB issued SFAS No. 131, DISCLOSURE ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments. It also establishes standards for related disclosures about products and services, geographic area and major customers. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. The Company has determined that it does not have any separately reportable business segments.

    In June 1998, the FASB issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. This statement is not expected to affect the Company as the Company currently does not have any derivative instruments or hedging activities. In June 1999, the FASB issued SFAS No. 137, which amended the implementation date for SFAS
No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000.

(2) BALANCE SHEET COMPONENTS

    The following is a summary of property and equipment, prepaid expenses and accrued expenses at December 10, 1999:

    Property and equipment

Internet access and computer equipment......................  $225,642
Furniture and fixtures and other equipment..................    12,662
Computer software...........................................     8,664
                                                              --------
                                                               246,968
Less accumulated depreciation...............................   (89,328)
                                                              --------
    Total...................................................  $157,640
                                                              ========

    Prepaid expenses

Rent........................................................   $  919
Insurance...................................................      561
Internet connectivity.......................................    6,566
                                                               ------
                                                               $8,046
                                                               ======

    Accrued expenses

Sales tax payable...........................................  $15,766
Salaries and employee benefits..............................   12,097
                                                              -------
    Total...................................................  $27,863
                                                              =======

                          THE NASHVILLE EXCHANGE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 10, 1999

(3) NOTE PAYABLE TO OWNER

    Note payable consists of an $84,490 note representing accrued bonus payments due to the owner. The note bears no interest and has no set maturity date.

(4) LEASES

    The Company rents its office space for approximately $1,358 per month. A lease contract is currently not in effect for office space, and payments are made on a month-to-month basis.

    Co-location space for certain computer equipment owned by the Company is leased under the terms of a non-cancelable two year operating lease which commenced on September 9, 1999 for $525 per month.

    Future minimum annual lease payments under the co-location operating lease as of December 10, 1999 are as follows:

YEAR ENDED DECEMBER 31,
-----------------------
2000........................................................  $ 6,300
2001........................................................    4,882
                                                              -------
    Total minimum payments..................................  $11,182
                                                              =======

    Rent expense for the period from January 1, 1999 through December 10, 1999 was $15,376.

(5) COMMITMENTS

    The Company has the following commitments at December 10, 1999:

    INBOUND PRI PHONE LINES

    On September 9, 1999, the Company entered into a contract with ICG Communications for dial-in and ISDN connectivity with one DS3 circuit. The contract term is for thirty-six (36) months and is payable in equal installments of $3,950 per month.

    INTERNET BANDWIDTH

    On July 31, 1999, the Company entered into a contract with ISDN-Net for internet bandwidth. The contract expires in one year and has a cost of $3,000 per month.

(6) CAPITAL STOCK

    At December 10, 1999, the Company has 100 authorized shares with no par value. Ten shares are issued and outstanding, and all are owned by Ben Cunningham.

                          THE NASHVILLE EXCHANGE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 10, 1999

(7) PRO FORMA INCOME TAXES

    As stated in Footnote 1(f), the Company is not subject to federal and state income taxes. Pro forma income tax information is provided below to illustrate the tax impact on the financial statements of providing for taxes as if the Company was subject to federal and state income taxes. Pro forma tax expense differs from the amounts that would result from applying the federal statutory rate of 34% to the Company's net loss for the period from January 1, 1999 through December 10, 1999 as follows:

Expected pro forma tax expense..............................  $ 27,745
State income taxes, net of federal benefit..................     3,258
Decrease in valuation allowance.............................    (5,280)
Effect of graduated rates...................................   (11,072)
Other.......................................................       232
                                                              --------
                                                              $ 14,883
                                                              ========

    Temporary differences that give rise to the components of pro forma deferred tax assets, as of December 10, 1999 are as follows:

Allowance for doubtful accounts.............................     2,278

(8) VALUATION AND QUALIFYING ACCOUNTS

                                                     ADDITIONS
                                                      CHARGED
                                        BALANCE AT   TO COSTS                  BALANCE
                                        BEGINNING       AND      DEDUCTIONS    AT END
                                        OF PERIOD    EXPENSES    WRITE-OFFS   OF PERIOD
                                        ----------   ---------   ----------   ---------
For the period from January 1, 1999
  through December 10, 1999:
  Allowance for doubtful accounts.....    $16,000      8,000          --       24,000
                                          =======      =====         ===       ======

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
DURO Communications, Inc.:

    We have audited the accompanying balance sheets of Opti-Link Communications, Inc. (a wholly owned subsidiary of Telcom Group, Inc.), as of December 31, 1998 and December 22, 1999, and the related statements of operations, stockholders' equity, and cash flows for the period from April 22, 1998 (inception) through December 31, 1998 and for the period from January 1, 1999 through December 22, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Opti-Link
Communications, Inc. as of December 31, 1998 and December 22, 1999, and the results of its operations and its cash flows for the period from April 22, 1998 (inception) through December 31, 1998 and for the period from January 1, 1999 through December 22, 1999, in conformity with generally accepted accounting principles.

Bowen, Phillips and Carmichael, LLP
Tifton, Georgia
February 29, 2000

                         OPTI-LINK COMMUNICATIONS, INC.

                                 BALANCE SHEETS

                                                              DECEMBER 31,   DECEMBER 22,
                                                                  1998           1999
                                                              ------------   ------------
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................   $   87,699          1,717
  Receivables:
    Related party...........................................       68,969        160,764
    Other...................................................           --          8,521
  Prepaid expenses..........................................       18,649        146,513
                                                               ----------      ---------
      Total current assets..................................      175,317        317,515

Property and equipment, net of accumulated depreciation of
  $61,527 and $334,112, respectively........................      932,283      1,906,756
Other assets, net...........................................          827         56,462
                                                               ----------      ---------
      Total assets..........................................   $1,108,427      2,280,733
                                                               ==========      =========
                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................   $   66,489        252,437
  Current portion of long term debt.........................           --        162,214
                                                               ----------      ---------
      Total current liabilities.............................       66,489        414,651
                                                               ----------      ---------
Deferred income taxes.......................................           --         69,000
                                                               ----------      ---------
      Total liabilities.....................................       66,489        483,651
                                                               ----------      ---------
Commitment and contingencies

Stockholders' equity:
  Common stock, no par value. Authorized 100,000 shares,
    issued and outstanding 47,000 shares....................      470,000        470,000
  Additional paid-in capital................................      590,485      1,662,870
  Accumulated deficit.......................................      (18,547)      (335,788)
                                                               ----------      ---------
      Total stockholders' equity............................    1,041,938      1,797,082
                                                               ----------      ---------
      Total liabilities and stockholders' equity............   $1,108,427      2,280,733
                                                               ==========      =========

                See accompanying notes to financial statements.

                         OPTI-LINK COMMUNICATIONS, INC.

                            STATEMENTS OF OPERATIONS

                                                                 PERIOD FROM
                                                               APRIL 22, 1998        PERIOD FROM
                                                                 (INCEPTION)       JANUARY 1, 1999
                                                                   THROUGH             THROUGH
                                                              DECEMBER 31, 1998   DECEMBER 22, 1999
                                                              -----------------   -----------------
Revenue:
  Data communications services..............................      $371,880            1,765,285
  Enhanced services and other...............................            --               13,040
                                                                  --------            ---------
    Total revenue...........................................       371,880            1,778,325
  Data communications access fees...........................       227,196            1,184,724
                                                                  --------            ---------
    Gross profit............................................       144,684              593,601
Selling, general and administrative:
  Salaries and employee benefits............................        32,376              537,994
  Advertising expense.......................................         2,159                1,117
  Rent and occupancy........................................         5,065               26,069
  Repairs and maintenance...................................         6,091               16,039
  Travel and entertainment..................................         2,114               38,674
  Insurance.................................................           601               48,224
  Other.....................................................        64,290              163,617
                                                                  --------            ---------
    Total selling, general and administrative...............       112,696              831,734
                                                                  --------            ---------
Income (loss) before income taxes, interest, depreciation
  and amortization..........................................        31,988             (238,133)
  Interest expense..........................................            --                6,840
  Depreciation and amortization expense.....................        61,654              272,771
                                                                  --------            ---------
    Loss before income taxes................................       (29,666)            (517,744)
  Income tax (benefit)......................................       (11,119)            (200,503)
                                                                  --------            ---------
    Net loss................................................      $(18,547)            (317,241)
                                                                  ========            =========

                See accompanying notes to financial statements.

                         OPTI-LINK COMMUNICATIONS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                  ADDITIONAL
                                                                   PAID-IN     ACCUMULATED
                                             SHARES     AMOUNT     CAPITAL       DEFICIT       TOTAL
                                            --------   --------   ----------   -----------   ---------
BALANCE AT APRIL 22, 1998.................       --    $     --          --            --           --

Issuance of common stock for cash.........   47,000     470,000          --            --      470,000
Capital contribution......................       --          --     590,485            --      590,485
Net loss..................................       --          --          --       (18,547)     (18,547)
                                             ------    --------   ---------      --------    ---------
BALANCE (DEFICIT) AT DECEMBER 31, 1998....   47,000     470,000     590,485       (18,547)   1,041,938

Capital contribution......................       --          --   1,072,385            --    1,072,385
Net loss..................................       --          --          --      (317,241)    (317,241)
                                             ------    --------   ---------      --------    ---------
BALANCE (DEFICIT) AT DECEMBER 22, 1999....   47,000    $470,000   1,662,870      (335,788)   1,797,082
                                             ======    ========   =========      ========    =========

                See accompanying notes to financial statements.

                         OPTI-LINK COMMUNICATIONS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                 PERIOD FROM
                                                               APRIL 22, 1998        PERIOD FROM
                                                                 (INCEPTION)       JANUARY 1, 1999
                                                                   THROUGH             THROUGH
                                                              DECEMBER 31, 1998   DECEMBER 22, 1999
                                                              -----------------   -----------------
Cash flows from operating activities:
  Net loss..................................................      $ (18,547)            (317,241)
  Adjustments to reconcile net loss to net cash (used by)
    provided by operating activities:
    Depreciation and amortization...........................         61,654              272,771
    Deferred taxes..........................................             --               69,000
    Changes in operating assets and liabilities:
      Receivables...........................................        (68,969)            (100,316)
      Prepaid expenses......................................        (18,649)            (127,864)
      Accounts payable......................................         66,489              185,948
                                                                  ---------           ----------
        Net cash (used by) provided by operating
          activities........................................         21,978              (17,702)
                                                                  ---------           ----------
Cash flows from investing activities:
  Acquisition of equipment..................................       (993,810)          (1,247,244)
  Other.....................................................           (954)             (55,635)
                                                                  ---------           ----------
        Net cash used by investing activities...............       (994,764)          (1,302,879)
                                                                  ---------           ----------
Cash flows from financing activities:
  Proceeds from long-term debt..............................             --              164,100
  Payments of long-term debt................................             --               (1,886)
  Capital contributions.....................................        590,485            1,072,385
  Proceeds from issuance of common stock, net of issuance
    costs...................................................        470,000                   --
                                                                  ---------           ----------
        Net cash provided by financing activities...........      1,060,485            1,234,599
                                                                  ---------           ----------
        Net increase in cash and cash equivalents...........         87,699              (85,982)

Cash and cash equivalents:
  Beginning period..........................................             --               87,699
                                                                  ---------           ----------
  End of period.............................................      $  87,699                1,717
                                                                  =========           ==========

Supplemental disclosure of cash flow information:

    During the period from January 1, 1999 through December 22, 1999, the Company paid $6,840 for interest.

                See accompanying notes to financial statements.

                         OPTI-LINK COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND DECEMBER 22, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) ORGANIZATION AND BASIS OF PRESENTATION

    Opti-Link Communications, Inc. (the "Company") is a wholly owned subsidiary of Telcom Group, Inc. and was incorporated on April 22, 1998 to capitalize on the growing demand in South Georgia for alternative telephone service options for consumers and business users through the function of a Competitive Local Exchange Carrier (CLEC). The goal of the Company is to provide lower cost and better customer service for local and regional Internet Service Providers (ISPs) as well as offering alternative telephone services for consumers.

    Inherent in the Company's business are various risks and uncertainties including its limited operating history, historical operating losses and need for additional capital contributions, dependence upon strategic alliances, regulatory trends and the limited history of the need for internet access and alternative telephone services. The Company's future success will be dependent upon its ability to create and provide effective and competitive internet services, the continued acceptance of the Internet and the Company's ability to develop and provide new services that meet customers' changing requirements, including the effective use of leading technologies, to continue to enhance its current services, and to influence and respond to emerging industry standards and other technological changes on a timely and cost-effective basis.

    (B) USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (C) CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. Cash equivalents at December 31, 1998 and December 22, 1999, were approximately $87,699 and $1,717, respectively.

    (D) PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets. The range of estimated useful lives used in computing depreciation were as follows:

Equipment...................................................  3-7 years
Buildings...................................................  40 years

                         OPTI-LINK COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND DECEMBER 22, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (E) IMPAIRMENT OF LONG-LIVED ASSETS

    The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF." SFAS No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

    (F) INCOME TAXES

    The Company accounts for income taxes under the provisions of SFAS No. 109, "ACCOUNTING FOR INCOME TAXES." SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

    (G) REVENUE RECOGNITION

    Revenue is recognized as services are provided and deferred and amortized to operations for amounts billed relating to future periods.

    (H) SALES AND MARKETING COSTS

    Marketing expense includes advertising and other general sales and marketing costs. The Company expenses the cost of advertising and promoting its services as incurred. Such costs totaled approximately $2,159 and $1,117 for the period from April 22, 1998 (inception) through December 31, 1998 and for the period from January 1, 1999 through December 22, 1999, respectively.

    (I) FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company's cash and cash equivalents are deposited with local banks in South Georgia. At times, such deposits may be in excess of the amount of insurance provided on such deposits. The Company has not experienced any losses on its deposits of cash and cash equivalents.

    At December 31, 1998 and December 22, 1999, the carrying value of the Company's financial instruments, including trade receivables, payables and borrowings, approximated their fair value based on their terms and interest rates.

    The Company relies on third-party networks, local telephone companies and other companies to provide data communications capacity. For the period from April 22, 1998 (inception) through December 31, 1998 and for the period from January 1, 1999 through December 22, 1999, the Company paid access fees of $137,478 and $880,145, respectively, to two telephone companies. Although management feels alternative telecommunications facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

                         OPTI-LINK COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND DECEMBER 22, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (J) ORGANIZATIONAL COSTS

    The Company elected to expense the one-time costs associated with the start-up and organization of the Company as incurred.

    (K) RECENT ACCOUNTING PRONOUNCEMENTS

    The Company adopted the provisions of SFAS No. 130, "REPORTING COMPREHENSIVE INCOME". SFAS No. 130 requires the Company to report in its financial statements, in addition to its net income (loss), comprehensive income (loss), which includes all changes in equity during a period from non-owner sources including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. For the period from April 22, 1998 (inception) through December 31, 1998 and for the period from January 1, 1999 through December 22, 1999, there were no differences between the Company's comprehensive loss and its net loss as reported.

    In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE" ("SOP 98-1"). SOP 98-1 provides guidance for determining whether computer software is internal-use software and on accounting for the proceeds of computer software originally developed or obtained for internal use and then subsequently sold to the public. It also provides guidance on capitalization of the costs incurred for computer software developed or obtained for internal use. The Company has determined there was no impact, of adopting SOP 98-1, which was effective for the Company's period ended December 22, 1999.

    In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, "DISCLOSURE ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION." SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments. It also establishes standards for related disclosures about products and services, geographic area and major customers. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. The Company has determined that it does not have any separately reportable business segments.

    In June 1998, the FASB issued SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. This statement is not expected to affect the Company as the Company currently does not have any derivative instruments or hedging activities.

    In June 1999, the FASB issued SFAS No. 137 which amended the implementation date for SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000.

                         OPTI-LINK COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND DECEMBER 22, 1999

(2) BALANCE SHEET COMPONENTS

    Property and equipment

                                                      DECEMBER 31,   DECEMBER 22,
                                                          1998           1999
                                                      ------------   ------------
Internet access and computer equipment..............    $993,810       1,943,508
Buildings...........................................          --         267,360
Land................................................          --          30,000
                                                        --------       ---------
      Total.........................................     993,810       2,240,868
Less: accumulated depreciation......................     (61,527)       (334,112)
                                                        --------       ---------
      Total.........................................    $932,283       1,906,756
                                                        ========       =========

    Prepaid Expenses

                                                      DECEMBER 31,   DECEMBER 22,
                                                          1998           1999
                                                      ------------   ------------
Prepaid access services.............................     $17,479        139,213
Other prepaid expenses..............................       1,170          7,300
                                                         -------        -------
      Total.........................................     $18,649        146,513
                                                         =======        =======

(3) LONG-TERM DEBT

    Long-term debt consisted of the following:

                                                      DECEMBER 31,   DECEMBER 22,
                                                          1998           1999
                                                      ------------   ------------
Note payable to a bank, bearing interest at prime
  (8.50% at December 22, 1999) plus 0.50%, payable
  in monthly installments of $1,593, collateralized
  by real estate....................................    $     --        162,214
Less current portion................................          --       (162,214)
                                                        --------       --------
      Long-term debt, less current portion..........    $     --             --
                                                        ========       ========

    All interest incurred on long-term debt for the period from April 22, 1998 (inception) through December 31, 1998 and for the period from January 1, 1999 through December 22, 1999 was expensed.

(4) LEASES

    The Company leases office space under noncancelable operating leases expiring at various dates through April 2000.

                         OPTI-LINK COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND DECEMBER 22, 1999

(4) LEASES (CONTINUED)
    Future minimum annual lease payments under noncancelable operating leases as of December 22, 1999 are as follows:

                                                              OPERATING
                                                                LEASE
                                                              ---------
2000........................................................   $1,000
2001........................................................       --
2002........................................................       --
2003........................................................       --
2004........................................................       --
                                                               ------
      Total minimum payments................................   $1,000
                                                               ======

    Rent expense for the period from April 22, 1998 (inception) through December 31, 1998 and for the period from January 1, 1999 through December 22, 1999 were $5,605 and $26,069, respectively.

(5) RELATED PARTY TRANSACTIONS

    The Company receives all of its revenues from access to data communications provided to one customer, a related party through common ownership and control under the terms of a service agreement. These revenues totaled $371,880 and $1,765,285 for the period from April 22, 1998 (inception) through December 31, 1998 and for the period from January 1, 1999 through December 22, 1999, respectively.

    During the period from April 22, 1998 (inception) through December 31, 1998 and the period from January 1, 1999 through December 22, 1999, the Company received capital contributions of $590,485 and $1,072,385, respectively, from its parent company for certain operating costs, paid on its behalf, net of current tax benefits accruing to the parent as a result of the Company's net operating losses.

    In December 1999, the Company entered an agreement with a related party, through common ownership and control, to enter a "purchase and sale agreement" for certain property. The terms of the agreement are that for $162,213, the Company will sell to and subsequently repurchase from the related party certain property with a net book value of $293,960. At December 22, 1999, the property had been sold to the related party. The Company believes it will execute the repurchase of the property in 2000 under the terms of the agreement. The sole purpose and economic substance of this transaction was to facilitate certain negotiations involving the Company and its shareholders. The Company does not believe an economic transfer of the property has occurred. Accordingly, the Company has not recorded the sale of the property to the related party in the accompanying financial statements.

    In September 1998, the Company purchased certain equipment from a related party, through common ownership and control, for its book value of $530,746.

(6) EMPLOYEE BENEFIT PLAN

    The Company has a 401(k) Plan (the Plan) which covers all eligible employees meeting certain age, salary and service requirements. The Company may make discretionary contributions to the Plan

                         OPTI-LINK COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND DECEMBER 22, 1999

(6) EMPLOYEE BENEFIT PLAN (CONTINUED)
on behalf of employees that meet certain contribution eligibility requirements defined under the terms of the Plan. The Company contributed $2,149 and $15,748 to the Plan for the period from April 22, 1998 (inception) through December 31, 1998 and for the period from January 1, 1999 through December 22, 1999, respectively.

(7) INCOME TAXES

    The components of the provision for income taxes for the period from April 22, 1998 (inception) through December 31, 1998 and for the period from January 1, 1999 through December 22, 1999 are as follows:

                                                 PERIOD FROM
                                               APRIL 22, 1998        PERIOD FROM
                                                 (INCEPTION)       JANUARY 1, 1999
                                                   THROUGH             THROUGH
                                              DECEMBER 31, 1998   DECEMBER 22, 1999
                                              -----------------   -----------------
Current
  Federal...................................      $ (9,413)            (226,905)
  State.....................................        (1,706)             (42,598)
                                                  --------             --------
                                                   (11,119)            (269,503)
                                                  --------             --------
Deferred
  Federal...................................            --               58,000
  State.....................................            --               11,000
                                                  --------             --------
                                                        --               69,000
                                                  --------             --------
                                                  $(11,119)            (200,503)
                                                  ========             ========

    The Company has elected to file consolidated income tax returns with its parent company. The current tax benefits for the period from April 22, 1998 through December 31, 1998 and for the period from January 1, 1999 through December 22, 1999 were netted against certain operating costs paid by the parent on the Company's behalf and recorded as capital contributions. See Note (5).

    Income tax benefit differs from the amounts that would result from applying the federal statutory rate of 34% as follows:

                                                 PERIOD FROM
                                               APRIL 22, 1998        PERIOD FROM
                                                 (INCEPTION)       JANUARY 1, 1999
                                                   THROUGH             THROUGH
                                              DECEMBER 31, 1998   DECEMBER 22, 1999
                                              -----------------   -----------------
Expected tax benefit........................      $(10,086)            (176,033)
State income tax benefit....................        (1,679)             (31,065)
Other.......................................           646                6,595
                                                  --------             --------
                                                  $(11,119)            (200,503)
                                                  ========             ========

                         OPTI-LINK COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND DECEMBER 22, 1999

(7) INCOME TAXES (CONTINUED)
    Temporary differences that give rise to the components of the deferred tax liability are as follows:

                                                      DECEMBER 31,   DECEMBER 22,
                                                          1998           1999
                                                      ------------   ------------
Deferred liability:
  Depreciation......................................    $     --        (69,000)
                                                        --------        -------
                                                        ========        =======

(8) COMMITMENT AND CONTINGENCIES

    The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material effect on the Company's financial position, results of operation or liquidity.

(9) SUBSEQUENT EVENTS

    On December 23, 1999 the Company's shareholders closed on a transaction in which they sold all of the Company's stock to DURO Communications, Inc.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
DURO Communications, Inc.:

    We have audited the accompanying balance sheets of Surf South, Inc., as of December 31, 1997 and 1998 and as of December 29, 1999, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1997 and 1998, and for the period from January 1, 1999 through December 29, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Surf South, Inc. as of December 31, 1997 and 1998 and as of December 29, 1999, and the results of its operations and its cash flows for the years ended December 31, 1997 and 1998 and for the period from January 1, 1999 through December 29, 1999, in conformity with generally accepted accounting principles.

Bowen, Phillips and Carmichael, LLP
Tifton, Georgia
February 19, 2000

                                SURF SOUTH, INC.

                                 BALANCE SHEETS

                                                                 DECEMBER 31,
                                                              -------------------   DECEMBER 29,
                                                                1997       1998         1999
                                                              --------   --------   ------------
                                             ASSETS
Current assets:
  Cash and cash equivalents.................................  $110,205   117,186        288,691
  Receivables:
    Trade, net of allowance for doubtful accounts of
      $7,000, $14,000 and $79,585, respectively.............    28,337   127,915        321,276
  Prepaid expenses and other................................    10,251    30,664         84,723
  Deferred income taxes.....................................        --        --         21,000
                                                              --------   -------      ---------
      Total current assets..................................   148,793   275,765        715,690
Property and equipment, net.................................   608,769   697,937      1,050,666
                                                              --------   -------      ---------
      Total assets..........................................  $757,562   973,702      1,766,356
                                                              ========   =======      =========

                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $ 65,528    53,874        207,079
  Accounts payable--related parties.........................        --    68,969        160,764
  Accrued expenses..........................................    83,860    86,685        353,631
  Line of credit............................................        --        --        384,374
  Notes payable.............................................   125,814    84,124             --
  Current portion of long-term debt.........................    57,964     7,641             --
  Current portion of long-term debt--related parties                --   186,463         90,646
  Current portion of capital lease obligations..............     4,070     4,689         16,023
  Deferred revenue..........................................        --        --        223,223
                                                              --------   -------      ---------
      Total current liabilities.............................   337,236   492,445      1,435,740
Long-term debt, less current portion........................    89,134   206,963             --
Long-term debt--related parties, less current portion.......   186,463        --             --
Capital lease obligations, less current portion.............    20,724    16,035             --
Deferred income taxes.......................................        --        --         56,000
                                                              --------   -------      ---------
      Total liabilities.....................................   633,557   715,443      1,491,740
                                                              --------   -------      ---------
Commitments and contingencies
Stockholders' equity:
  Common stock, $1 par value. Authorized 200,000 shares,
    issued and outstanding 111,110 shares...................   111,110   111,110        111,110
  Retained earnings.........................................    12,895   147,149        163,506
                                                              --------   -------      ---------
      Total stockholders' equity............................   124,005   258,259        274,616
                                                              --------   -------      ---------
      Total liabilities and stockholders' equity............  $757,562   973,702      1,766,356
                                                              ========   =======      =========

See accompanying notes to financial statements.

                                SURF SOUTH, INC.

                            STATEMENTS OF OPERATIONS

                                                                                      PERIOD FROM
                                                       YEARS ENDED DECEMBER 31,     JANUARY 1, 1999
                                                       -------------------------        THROUGH
                                                          1997           1998      DECEMBER 29, 1999
                                                       ----------      ---------   -----------------
Revenue:
  Internet services revenue..........................  $1,399,370      2,818,113       4,556,988
  Enhanced services and other........................      57,629        123,100         106,638
                                                       ----------      ---------       ---------
    Total revenue....................................   1,456,999      2,941,213       4,663,626
Internet services operating costs:
  Direct Internet services costs.....................     558,436      1,140,149       2,217,456
  Enhanced services and other........................      10,410         17,248           2,695
                                                       ----------      ---------       ---------
    Total operating costs............................     568,846      1,157,397       2,220,151
                                                       ----------      ---------       ---------
    Gross profit.....................................     888,153      1,783,816       2,443,475
                                                       ----------      ---------       ---------
Selling, general and administrative:
  Salaries and employee benefits.....................     386,192        909,632       1,529,571
  Advertising expense................................      22,906         96,928         197,874
  Rent and occupancy.................................      29,509         42,457          21,357
  Repairs and maintenance............................         844          2,855           3,093
  Travel and entertainment...........................       8,021         16,612          14,897
  Insurance..........................................       4,581          8,825          35,425
  Bad debts..........................................       7,000         53,041         120,944
  Other..............................................     103,604        147,273         259,678
                                                       ----------      ---------       ---------
    Total selling, general and administrative........     562,657      1,277,623       2,182,839
                                                       ----------      ---------       ---------
Income before income taxes, interest, depreciation
  and amortization...................................     325,496        506,193         260,636

  Interest expense...................................      41,296         42,169          50,092
  Depreciation and amortization expense..............     172,063        169,770         118,586
                                                       ----------      ---------       ---------
    Income before income taxes.......................     112,137        294,254          91,958
  Income tax provision...............................          --             --          75,601
                                                       ----------      ---------       ---------
    Net income.......................................  $  112,137        294,254          16,357
                                                       ==========      =========       =========
Unaudited proforma income tax provision..............  $   44,595        110,061
                                                       ==========      =========
Unaudited proforma net income........................  $   67,542        184,193
                                                       ==========      =========

                See accompanying notes to financial statements.

                                SURF SOUTH, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                            RETAINED
                                                                            EARNINGS/
                                                                           ACCUMULATED
                                                      SHARES     AMOUNT      DEFICIT      TOTAL
                                                     --------   --------   -----------   --------
BALANCE AT DECEMBER 31, 1996.......................   100,000   $100,000      (99,242)        758

Issuance of common stock for cash..................    11,110     11,110           --      11,110
Net income.........................................        --         --      112,137     112,137
                                                     --------   --------     --------    --------
BALANCE AT DECEMBER 31, 1997.......................   111,110    111,110       12,895     124,005

Dividend distribution..............................        --         --     (160,000)   (160,000)
Net income.........................................        --         --      294,254     294,254
                                                     --------   --------     --------    --------
BALANCE AT DECEMBER 31, 1998.......................   111,110    111,110      147,149     258,259

Net income.........................................        --         --       16,357      16,357
                                                     --------   --------     --------    --------
BALANCE AT DECEMBER 29, 1999.......................   111,110   $111,110      163,506     274,616
                                                     ========   ========     ========    ========

                See accompanying notes to financial statements.

                                SURF SOUTH, INC.

                            STATEMENTS OF CASH FLOWS

                                                                  YEARS ENDED           PERIOD FROM
                                                                  DECEMBER 31,        JANUARY 1, 1999
                                                              --------------------        THROUGH
                                                                1997        1998     DECEMBER 29, 1999
                                                              ---------   --------   -----------------
Cash flows from operating activities:
  Net income................................................  $ 112,137    294,254         16,357
  Adjustments to reconcile net loss to net cash provided by
    operating activities:
    Depreciation and amortization...........................    172,063    169,770        118,586
    Deferred tax............................................         --         --         35,000
    Gain on sale of fixed assets............................       (399)      (438)            --
    Changes in operating assets and liabilities:
      Receivables...........................................    (28,337)   (99,578)      (193,361)
      Prepaid expenses and other current assets.............     (6,597)   (20,413)       (54,059)
      Accounts payable......................................     23,730     57,315        245,000
      Accrued expenses......................................     70,788      2,825        266,946
      Deferred revenue......................................         --         --        223,223
                                                              ---------   --------       --------
        Net cash provided by operating activities...........    343,385    403,735        657,692
                                                              ---------   --------       --------
Cash flows from investing activities:
  Acquisition of property and equipment.....................   (460,249)  (453,230)      (781,487)
  Proceeds from sale of fixed assets........................         --    493,957             --
                                                              ---------   --------       --------
        Net cash (used by) provided by investing
          activities........................................   (460,249)    40,727       (781,487)
                                                              ---------   --------       --------
Cash flows from financing activities:
  Net proceeds from line of credit and notes payable........     65,055         --        300,000
  Proceeds from long-term debt..............................    101,684         --             --
  Proceeds from long-term debt--related parties.............     25,000         --             --
  Repayments of notes payable...............................     (4,320)  (125,814)            --
  Repayments of long-term debt..............................    (32,898)  (146,978)            --
  Repayments of capital lease obligations...................     (1,815)    (4,689)        (4,700)
  Dividends paid............................................         --   (160,000)            --
  Proceeds from issuance of common stock, net of issuance
    costs...................................................     11,110         --             --
                                                              ---------   --------       --------
        Net cash (used by) provided by financing
          activities........................................    163,816   (437,481)       295,300
                                                              ---------   --------       --------
        Net increase in cash and cash equivalents...........     46,952      6,981        171,505
Cash and cash equivalents:
  Beginning period..........................................     63,253    110,205        117,186
                                                              ---------   --------       --------
  End of period.............................................  $ 110,205    117,186        288,691
                                                              =========   ========       ========
Supplemental disclosure of cash flow information:
  During the years ended December 31, 1997 and 1998, and the period from January 1, 1999 through
    December 29,1999, the Company paid approximately $19,306, $24,553 and $49,819, respectively, for interest. During the period from January 1, 1999 through December 29, 1999, the Company paid
    $98,400 for income taxes.

Non-cash financing activities:
  The Company retired long-term debt through the sale of various property and equipment. The sale of the various property and equipment resulted in non-cash investing activities aggregating $310,421 for the period from January 1, 1999 through December 29, 1999.

  The Company entered into various notes payable and long-term debt for the acquisition of real estate and the refinancing of existing debt. These notes payable and long-term debt obligations resulted in non-cash financing activites aggregating $298,728 and $84,374, for the year ended December 31,
    1998, and the period from January 1, 1999 through December 29, 1999, respectively.

                See accompanying notes to financial statements.

                                SURF SOUTH, INC.

                         NOTES TO FINANCIAL STATEMENTS

                DECEMBER 31, 1997 AND 1998 AND DECEMBER 29, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) ORGANIZATION AND BASIS OF PRESENTATION

    Surf South, Inc. (the "Company"), was incorporated on December 1, 1995 to capitalize on the growing demand for Internet access and enhanced services by consumers and business users. The Company is a regional provider of Internet access for South Georgia. The goal of the Company is to continue to increase its subscriber base and geographic coverage.

    Inherent in the Company's business are various risks and uncertainties, including its limited operating history, dependence upon strategic alliances, regulatory trends and the limited history of the need for Internet access and enhanced services. The Company's future success will be dependent upon its ability to create and provide effective and competitive Internet services, the continued acceptance of the Internet and the Company's ability to develop and provide new services that meet customers changing requirements, including the effective use of leading technologies, to continue to enhance its current services, and to influence and respond to emerging industry standards and other technological changes on a timely and cost-effective basis.

    (B) USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (C) CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. Cash equivalents at December 31, 1997 and 1998 and December 29, 1999, were approximately $110,205, $117,186 and $288,691, respectively.

    (D) PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Property and equipment under capital leases are stated at the present value of minimum lease payments and are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the assets. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets. The range of estimated useful lives used in computing depreciation was as follows:

Equipment...................................................  3-7 years
Buildings...................................................  40 years

    (E) IMPAIRMENT OF LONG-LIVED ASSETS

    The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF." SFAS No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

                                SURF SOUTH, INC.

                         NOTES TO FINANCIAL STATEMENTS

                DECEMBER 31, 1997 AND 1998 AND DECEMBER 29, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (F) PEERING RELATIONSHIPS

    The Company does not pay any fees in connection with its peering relationships with other companies and does not record revenue or expense in connection with those arrangements. The nature of these relationships is that the parties share the responsibility for communications that occur between their respective local networks. These peering relationships are essentially exchanges of similar productive assets rather than a culmination of an earnings process. Accordingly, these arrangements are appropriately not reflected in the operations of the Company.

    (G) INCOME TAXES

    From its inception through December 31, 1998, the Company elected to be taxed as an S Corporation, whereby the income tax effect of the Company's activities accrued directly to its shareholders. Accordingly, no provision for income taxes is included in the accompanying financial statements through December 31, 1998. Effective January 1, 1999 the Company, through unanimous consent of its shareholders, terminated its S Corporation election and adopted the provisions of SFAS No. 109, "ACCOUNTING FOR INCOME TAXES." SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

    For periods prior to the termination of its S Corporation election, the unaudited pro forma income tax information included in statements of operations and Note (9) is presented in accordance with SFAS No. 109 as if the Company had been subject to Federal and State income taxes for the years ended December 31, 1997 and 1998.

    (H) REVENUE RECOGNITION

    Revenue related to Internet services is recognized as the services are provided and deferred and amortized to operations for amounts billed relating to future periods.

    Revenue from consulting services is recognized as the services are provided. Revenue from hardware and software sales is recognized upon shipment of the respective products.

    (I) SALES AND MARKETING COSTS

    Marketing expense includes the costs to acquire and retain subscribers, advertising and other general sales and marketing costs.

    The Company expenses the cost of advertising and promoting its services as incurred. Such costs are included in sales and marketing and totaled $22,906, $96,928 and $197,874 for the years ended December 31, 1997 and 1998 and for the period from January 1, 1999 through December 29, 1999, respectively.

                                SURF SOUTH, INC.

                         NOTES TO FINANCIAL STATEMENTS

                DECEMBER 31, 1997 AND 1998 AND DECEMBER 29, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (J) FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company's cash and cash equivalents are deposited with local banks in South Georgia. At times, such deposits may be in excess of the amount of insurance provided on such deposits. The Company has not experienced any losses on its deposits of cash and cash equivalents. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and the relatively minor balances of each individual account.

    At December 31, 1997 and 1998 and December 29, 1999, the carrying value of the Company's financial instruments, including trade receivables and payables and borrowings, approximated their fair value based on their terms and interest rates.

    (K) RECENT ACCOUNTING PRONOUNCEMENTS

    The Company adopted the provisions of SFAS No. 130, "REPORTING COMPREHENSIVE INCOME". SFAS No. 130 requires the Company to report in its financial statements, in addition to its net income (loss), comprehensive income (loss), which includes all changes in equity during a period from non-owner sources including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. There were no differences between the Company's comprehensive income and its net income as reported.

    In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE" ("SOP 98-1"). SOP 98-1 provides guidance for determining whether computer software is internal-use software and on accounting for the proceeds of computer software originally developed or obtained for internal use and then subsequently sold to the public. It also provides guidance on capitalization of the costs incurred for computer software developed or obtained for internal use. The Company has determined there was no impact of adopting SOP 98-1, which was effective for the Company's period ending December 29, 1999.

    In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, "DISCLOSURE ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION." SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments. It also establishes standards for related disclosures about products and services, geographic area and major customers. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. The Company has determined that it does not have any separately reportable business segments.

    In June 1998, the FASB issued SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. This statement is not expected to affect the Company as the Company currently does not have any derivative instruments or hedging activities.

    In June 1999, the FASB issued SFAS No. 137 which amended the implementation date for SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000.

                                SURF SOUTH, INC.

                         NOTES TO FINANCIAL STATEMENTS

                DECEMBER 31, 1997 AND 1998 AND DECEMBER 29, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (L) RECLASSIFICATIONS

    Certain amount in the December 31, 1997 and 1998 financial statements have been reclassified with no effect on previously reported net income on stockholders' equity to conform with the December 29, 1999 financial statement presentation.

(2) BALANCE SHEET COMPONENTS

    Property and equipment including equipment under capital leases stated at cost

                                                  DECEMBER 31,
                                              --------------------   DECEMBER 29,
                                                1997        1998         1999
                                              ---------   --------   ------------
Internet access and computer equipment
  including amounts related to capital
  leases of $26,609, $26,609 and $26,609,
  respectively..............................  $ 846,556    384,296       682,880
  Building..................................         --    277,441       420,111
  Land......................................         --    144,000       120,000
                                              ---------   --------     ---------
                                                846,556    805,737     1,222,991
Less accumulated depreciation and
  amortization, including amounts related to
  capital leases of $950, $4,752 and $8,553,
  respectively..............................   (237,787)  (107,800)     (172,325)
                                              ---------   --------     ---------
    Total...................................  $ 608,769    697,937     1,050,666
                                              =========   ========     =========

    Accrued Expenses

                                                  DECEMBER 31,
                                               -------------------   DECEMBER 29,
                                                 1997       1998         1999
                                               --------   --------   ------------
Director's fees..............................  $ 31,327     9,549             --
Employee commissions and expenses............    20,806    27,793        340,652
Interest:
  Related party..............................    27,439    47,760         10,440
  Other......................................     4,288     1,583          2,539
                                               --------   -------      ---------
                                               $ 83,860    86,685        353,631
                                               ========   =======      =========

(3) LINE OF CREDIT AND NOTES PAYABLE

    At December 29, 1999, the Company had a $384,374 revolving line of credit with a bank. The revolving line of credit was secured by real estate and expires May 31, 2000. Borrowings bear interest at prime (8.75% at December 29, 1999) plus .50%. At December 29, 1999, $384,374 was outstanding under the line of credit.

                                SURF SOUTH, INC.

                         NOTES TO FINANCIAL STATEMENTS

                DECEMBER 31, 1997 AND 1998 AND DECEMBER 29, 1999

(3) LINE OF CREDIT AND NOTES PAYABLE (CONTINUED)
    Notes payable consisted of the following:

                                                                 DECEMBER 31,
                                                              -------------------   DECEMBER 29,
                                                                1997       1998         1999
                                                              --------   --------   ------------
Note payable to a bank, due January 1998,
  with interest at 9.75%, collateralized by equipment.......  $ 60,759        --           --
Note payable to a bank, due May 1998, with interest at prime
  plus 1%, collateralized by equipment......................    65,055        --           --
Note payable to a bank, due February 1999, with interest at
  prime plus .50%, collateralized by real estate............        --    84,124           --
                                                              --------    ------        -----
                                                              $125,814    84,124           --
                                                              ========    ======        =====

    All interest incurred on the line of credit and notes payable during the years ended December 31, 1997 and 1998 and for the period from January 1, 1999 through December 29, 1999 was expensed.

(4) LONG-TERM DEBT

    Long-term debt consisted of the following:

                                                                 DECEMBER 31,
                                                              -------------------   DECEMBER 29,
                                                                1997       1998         1999
                                                              --------   --------   ------------
Note payable to a bank, bearing interest at prime plus 1%,
  payable in monthly installments of $3,366, collateralized
  by equipment..............................................  $ 73,614        --           --
Note payable to a bank, bearing interest at prime plus 1%,
  payable in monthly installments of $2,411, collateralized
  by equipment..............................................    73,484        --           --
Note payable to a bank, bearing interest at 8.25%, payable
  in monthly installments of $2,100, collateralized by real
  estate....................................................        --   214,604           --
                                                              --------   -------       ------
                                                               147,098   214,604           --
Less current portion........................................   (57,964)   (7,641)          --
                                                              --------   -------       ------
    Long-term debt, less current portion....................  $ 89,134   206,963           --
                                                              ========   =======       ======

    All interest incurred on long-term debt during the years ended December 31, 1997 and 1998 and for the period from January 1, 1999 through December 29, 1999 was expensed.

                                SURF SOUTH, INC.

                         NOTES TO FINANCIAL STATEMENTS

                DECEMBER 31, 1997 AND 1998 AND DECEMBER 29, 1999

(5) LONG-TERM DEBT--RELATED PARTIES

    Long-term debt--related parties consisted of the following:

                                                                 DECEMBER 31,
                                                              -------------------   DECEMBER 29,
                                                                1997       1998         1999
                                                              --------   --------   ------------
Note payable to shareholder, unsecured, including interest
  at 9.5%...................................................  $ 47,764     47,764           --
Note payable to shareholder, unsecured, including interest
  at 9.5%...................................................   138,699    138,699       90,646
                                                              --------   --------      -------
                                                               186,463    186,463       90,646
Less current portion........................................        --   (186,463)     (90,646)
                                                              --------   --------      -------
    Long-term debt--related parties, less current portion...  $186,463         --           --
                                                              ========   ========      =======

    All interest incurred on long-term debt--related parties during the years ended December 31, 1997 and 1998 and for the period from January 1, 1999 through December 29, 1999 was expensed.

(6) LEASES

    The Company leases certain computer and office equipment under capital leases and office space under noncancelable operating leases expiring at various dates through 2000.

    Future minimum annual lease payments under capital and noncancelable operating leases as of December 29, 1999 are as follows:

                                                           CAPITAL    OPERATING
                                                            LEASE       LEASE
                                                           --------   ---------
2000.....................................................  $18,977     56,000
2001.....................................................       --         --
2002.....................................................       --         --
2003.....................................................       --         --
2004.....................................................       --         --
                                                           -------     ------
  Total minimum payments.................................   18,977     56,000
                                                                       ======
Less amount representing interest........................   (2,954)
                                                           -------
  Present value of net minimum lease payments............   16,023
Less current portion.....................................  (16,023)
                                                           -------
                                                           $    --
                                                           =======

    Rent expense for the years ended December 31, 1997 and 1998 and for the period from January 1, 1999 through December 29, 1999 was $2,294, $3,321 and $4,146, respectively.

(7) RELATED PARTY TRANSACTIONS

    The Company obtains substantially all of its access to data communications from a related party, through common ownership and control, under the terms of a service agreement. For the year ended December 31, 1998 and for the period from January 1, 1999 through December 29, 1999, the Company paid access fees to the related party of $371,880 and $1,765,285, respectively. The related party relies

                                SURF SOUTH, INC.

                         NOTES TO FINANCIAL STATEMENTS

                DECEMBER 31, 1997 AND 1998 AND DECEMBER 29, 1999

(7) RELATED PARTY TRANSACTIONS (CONTINUED) on third-party networks, local telephone companies and other companies to provide data communications capacity. Although management feels alternative telecommunications facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

    In December 1999, the Company sold certain property and equipment to its shareholders for its book value of $303,067.

    In December 1999, the Company entered an agreement with a related party, through common ownership and control, to enter a "purchase and sale agreement" for certain property. The terms of the agreement are that for $384,374, the Company will sell to and subsequently repurchase from the related party certain property with a net book value of $529,000. At December 29, 1999, the property had been sold to the related party. The Company believes it will execute the repurchase of the property in 2000 under the terms of the agreement. The sole purpose and economic substance of this transaction was to facilitate certain negotiations involving the Company and its shareholders. The Company does not believe an economic transfer of the property has occurred. Accordingly, the Company has not recorded the sale of the property to the related party in the accompanying financial statements.

    In September 1998, the Company sold certain equipment to a related party, through common ownership and control, for its book value of $530,746.

(8) EMPLOYEE BENEFIT PLAN

    The Company has a 401(k) Plan (the Plan) which covers all eligible employees meeting certain age, salary and service requirements. The Company may make discretionary contributions to the Plan on behalf of employees that meet certain contribution eligibility requirements defined under the terms of the Plan. The Company contributed $1,672, $7,855 and $14,377 to the Plan during the years ended December 31, 1997 and 1998 and for the period from January 1, 1999 through December 29, 1999, respectively.

(9) INCOME TAXES

    The company adopted SFAS No. 109 effective January 1, 1999. The effect of adopting SFAS No. 109 did not have a material effect on the Company's financial position or results of operations.

                                SURF SOUTH, INC.

                         NOTES TO FINANCIAL STATEMENTS

                DECEMBER 31, 1997 AND 1998 AND DECEMBER 29, 1999

(9) INCOME TAXES (CONTINUED)
    The components of the provision for income taxes for the period from January 1, 1999 through December 29, 1999 are as follows:

                                                                 PERIOD FROM
                                                               JANUARY 1, 1999
                                                                   THROUGH
                                                              DECEMBER 29, 1999
                                                              -----------------
Current
  Federal...................................................       $34,184
  State.....................................................         6,417
                                                                   -------
                                                                    40,601
                                                                   -------
Deferred
  Federal...................................................        29,000
  State.....................................................         6,000
                                                                   -------
                                                                    35,000
                                                                   -------
                                                                   $75,601
                                                                   =======

    The income tax provision differs from the amounts that would result from applying the federal statutory rate of 34% as follows:

                                                                 PERIOD FROM
                                                               JANUARY 1, 1999
                                                                   THROUGH
                                                              DECEMBER 29, 1999
                                                              -----------------
Expected tax provision......................................       $31,266
State income taxes, net of federal benefit..................         5,517
Effect of adopting SFAS No. 109.............................        34,000
Other.......................................................         4,818
                                                                   -------
                                                                   $75,601
                                                                   =======

    Temporary differences that give rise to the components of the net deferred tax liability as of December 29, 1999 are as follows:

                                                              DECEMBER 29,
                                                                  1999
                                                              ------------
Deferred assets:
  Deferred revenue..........................................    $ 21,000
                                                                --------
Deferred liabilities:
  Depreciation..............................................     (56,000)
                                                                --------
  Net deferred tax liability................................    $(35,000)
                                                                ========

    From its inception through December 31, 1998, the Company elected to be an S Corporation under the Internal Revenue Code. Accordingly, taxable income or loss passed directly to the

                                SURF SOUTH, INC.

                         NOTES TO FINANCIAL STATEMENTS

                DECEMBER 31, 1997 AND 1998 AND DECEMBER 29, 1999

(9) INCOME TAXES (CONTINUED)
shareholders, and the Company did not provide for income taxes. For information purposes, the statement of operations includes unaudited pro forma adjustments for income taxes which would have been recorded had the Company not been an S Corporation based on the tax laws in effect during the periods presented. Unaudited pro forma income taxes for those periods are as follows:

                                                       YEARS ENDED DECEMBER 31,
                                                       -------------------------
                                                          1997          1998
                                                       -----------   -----------
Current
  Federal............................................    $63,646        86,771
  State..............................................     11,949        16,290
                                                         -------      --------
                                                          75,595       103,061
                                                         -------      --------
Deferred
  Federal............................................    (26,000)        6,000
  State..............................................     (5,000)        1,000
                                                         -------      --------
                                                         (31,000)        7,000
                                                         -------      --------
                                                         $44,595       110,061
                                                         =======      ========

    The differences between unaudited pro forma income taxes at the statutory federal income tax rate of 34 percent and unaudited pro forma income taxes reported in the statement of operations are as follows:

                                                       YEARS ENDED DECEMBER 31,
                                                       -------------------------
                                                          1997          1998
                                                       -----------   -----------
Tax at federal statutory rate........................   $ 38,127       100,046
State income taxes, net of federal benefit...........      6,728        17,655
Other................................................       (260)       (7,640)
                                                        --------      --------
                                                       4$4,595...      110,061
                                                        ========      ========

(10) COMMITMENTS AND CONTINGENCIES

    The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material effect on the Company's financial position, results of operation or liquidity.

                                SURF SOUTH, INC.

                         NOTES TO FINANCIAL STATEMENTS

                DECEMBER 31, 1997 AND 1998 AND DECEMBER 29, 1999

(11) VALUATION AND QUALIFYING ACCOUNTS

                                                   ADDITIONS
                                     BALANCE AT     CHARGED                    BALANCE
                                     BEGINNING      TO COSTS     DEDUCTIONS    AT END
                                     OF PERIOD    AND EXPENSES   WRITE-OFFS   OF PERIOD
                                     ----------   ------------   ----------   ---------
For the year ended December 31, 1997:
  Allowance for doubtful
    accounts.......................    $    --         7,000            --       7,000
                                       =======       =======       =======     =======
For the year ended December 31, 1998:
  Allowance for doubtful
    accounts.......................    $ 7,000        53,041       (46,041)     14,000
                                       =======       =======       =======     =======
For the period from January 1, 1999
  through December 29, 1999:
  Allowance for doubtful
    accounts.......................    $14,000       120,944       (55,359)     79,585
                                       =======       =======       =======     =======

(12) SUBSEQUENT EVENTS

    On January 4, 2000 the Company's shareholders closed on a transaction dated December 29, 1999 in which they sold all of the Company's stock to DURO Communications, Inc.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
DURO Communications, Inc.:

    We have audited the accompanying balance sheets of Digital Express Internet Services, Inc. as of December 31, 1998 and 1999 and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Digital Express Internet Services, Inc. as of December 31, 1998 and 1999 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

KPMG LLP
Kansas City, Missouri
February 18, 2000

                    DIGITAL EXPRESS INTERNET SERVICES, INC.

                                 BALANCE SHEETS

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                1998          1999
                                                              ---------   ------------
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $  69,335             --
  Prepaid expenses and other................................      2,360         29,738
                                                              ---------   ------------
      Total current assets..................................     71,695         29,738
Property and equipment, net.................................    139,616        137,424
Other assets:
  Goodwill, net of accumulated amortization of $1,066 and
    $1,558..................................................      6,318          5,826
  Security deposits.........................................      5,285          5,960
                                                              ---------   ------------
      Total assets..........................................  $ 222,914        178,948
                                                              =========   ============

           LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable..........................................  $ 123,789        291,158
  Accrued expenses..........................................     79,770         74,858
  Outstanding checks in excess of cash deposits.............         --          6,021
  Current portion of notes payable..........................     47,773         62,220
  Dividends payable.........................................     51,484        160,145
  Deferred revenue..........................................    206,828        321,344
                                                              ---------   ------------
      Total current liabilities.............................    509,644        915,746
Notes payable, less current portion.........................     41,156             --
                                                              ---------   ------------
      Total liabilities.....................................    550,800        915,746
                                                              ---------   ------------

Stockholders' equity (deficit):
  Common stock, $1 par value; 589 shares issued and
    outstanding.............................................        589            589
  Preferred stock, $1 par value; 25,000 shares issued and
    outstanding.............................................     25,000         25,000
  Additional paid-in capital................................     88,911         88,911
  Accumulated deficit.......................................   (442,386)      (851,298)
                                                              ---------   ------------
      Total stockholder's deficit...........................   (327,886)      (736,798)
Commitments
                                                              ---------   ------------
      Total liabilities and stockholders' deficit...........  $ 222,914        178,948
                                                              =========   ============

                See accompanying notes to financial statements.

                    DIGITAL EXPRESS INTERNET SERVICES, INC.

                            STATEMENTS OF OPERATIONS

                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
                                                                 1998          1999
                                                              -----------   -----------
Internet services revenue...................................   $ 732,778     1,426,786
Direct Internet services costs..............................     725,665     1,164,286
                                                               ---------     ---------
    Gross profit............................................       7,113       262,500
Selling, general, and administrative expenses...............     355,234       555,690
                                                               ---------     ---------
    Net loss from operations................................    (348,121)     (293,190)
Other income (expense):
  Interest expense..........................................      (7,219)       (7,061)
  Gain on sale of equipment.................................      61,353            --
                                                               ---------     ---------
    Loss before income taxes................................    (293,987)     (300,251)
Income tax provision........................................          --            --
                                                               ---------     ---------
    Net loss................................................   $(293,987)     (300,251)
                                                               =========     =========

                See accompanying notes to financial statements.

                    DIGITAL EXPRESS INTERNET SERVICES, INC.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                                               ADDITIONAL
                                                         COMMON    PREFERRED    PAID-IN     ACCUMULATED
                                              SHARES     STOCK       STOCK      CAPITAL       DEFICIT      TOTAL
                                             --------   --------   ---------   ----------   -----------   --------
BALANCE AT DECEMBER 31, 1997...............   25,500      $500      25,000           --        (88,779)    (63,279)
Issuance of common stock for cash..........       89        89          --       88,911             --      89,000
Dividends declared.........................       --        --          --           --        (59,620)    (59,620)
Net loss...................................       --        --          --           --       (293,987)   (293,987)
                                              ------      ----      ------       ------       --------    --------

BALANCE AT DECEMBER 31, 1998...............   25,589       589      25,000       88,911       (442,386)   (327,886)
Dividends declared.........................       --        --          --           --       (108,661)   (108,661)
Net loss...................................       --        --          --           --       (300,251)   (300,251)
                                              ------      ----      ------       ------       --------    --------

BALANCE AT DECEMBER 31, 1999...............   25,589      $589      25,000       88,911       (851,298)   (736,798)
                                              ======      ====      ======       ======       ========    ========

                See accompanying notes to financial statements.

                    DIGITAL EXPRESS INTERNET SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
                                                                 1998          1999
                                                              -----------   -----------
Cash flows from operating activities:
  Net loss..................................................   $(293,987)     (300,251)
  Adjustments to reconcile net loss to net cash provided
    (used) by operating activities:
    Depreciation and amortization...........................      23,262        37,453
    Changes in operating assets and liabilities:
      Receivables...........................................          --            --
      Prepaid expenses and other current assets.............      (4,981)      (28,053)
      Accounts payable......................................     100,697       167,369
      Accrued expenses......................................      63,260        (4,912)
      Outstanding checks in excess of cash deposits.........          --         6,021
      Deferred revenue......................................     137,789       114,516
                                                               ---------     ---------
        Net cash provided (used) by operating activities....      26,040        (7,857)
                                                               ---------     ---------
Cash flows from investing activities -- acquisition of
  equipment and leasehold improvements......................    (108,820)      (34,769)
                                                               ---------     ---------
Cash flows from financing activities:
  Proceeds from notes payable...............................     104,806        25,389
  Repayments of notes payable...............................     (33,426)      (52,098)
  Repayments of capital lease obligations
  Dividends paid............................................      (8,136)           --
  Proceeds from issuance of common stock, net of issuance
    costs...................................................      89,000            --
                                                               ---------     ---------
          Net cash provided (used) by financing
            activities......................................     152,244       (26,709)
                                                               ---------     ---------
          Net increase (decrease) in cash and cash
            equivalents.....................................      69,464       (69,335)
Cash and cash equivalents:
  Beginning of year.........................................        (129)       69,335
                                                               ---------     ---------
  End of year...............................................   $  69,335            --
                                                               =========     =========

Supplemental disclosure of cash flow information:

    For each of the years in the two-year period ended December 31, 1999, the Company paid approximately $7,000 for interest.

                See accompanying notes to financial statements.

                    DIGITAL EXPRESS INTERNET SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) ORGANIZATION AND BASIS OF PRESENTATION

    Digital Express Internet Services, Inc. (the Company) was incorporated on October 21, 1996 to capitalize on the growing demand for Internet access and enhanced services by consumers and business users through the phased acquisition, integration, and growth of existing independent Internet service providers in targeted geographic regions. The goal of the Company is to become a national provider of full service Internet connectivity and enhanced Internet services, including hosting web sites. The Company commenced operations in October 27, 1996.

    Inherent in the Company's business are various risks and uncertainties, including its limited operating history, historical operating losses, dependence upon strategic alliances, and the limited history of the need for Internet access and enhanced services. The Company's future success will be dependent upon its ability to create and provide effective and competitive Internet services, the continued acceptance of the Internet, and the Company's ability to develop and provide new services that meet customers changing requirements, including the effective use of leading technologies, to continue to enhance its current services, and to influence and respond to emerging industry standards and other technological changes on a timely and cost-effective basis.

    (B) USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (C) CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. Cash equivalents at December 31, 1998 and 1999 were approximately $69,000 and $0, respectively.

    (D) PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, generally ranging from three to seven years. Property and equipment under capital leases are stated at the present value of minimum lease payments and are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the assets or the term of the lease, whichever is shorter.

    (E) INTANGIBLE ASSETS

    The excess of cost over the fair value of net assets acquired, or goodwill, is amortized using the straight-line method over a fifteen-year period.

                    DIGITAL EXPRESS INTERNET SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (F) IMPAIRMENT OF LONG-LIVED ASSETS

    The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. SFAS No. 121 requires impairment losses to be recorded on long-lived assets used in operations, including goodwill, when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. In addition, the recoverability of goodwill is further evaluated under the provisions of APB Opinion No. 17, INTANGIBLE ASSETS, based upon estimated fair value. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

    (G) PEERING RELATIONSHIPS

    The Company does not pay any fees in connection with its peering relationships with other companies and does not record revenue or expense in connection with those arrangements. The nature of these relationships is that the parties share the responsibility for communications that occur between their respective local networks. These peering relationships are essentially exchanges of similar productive assets rather than a culmination of an earnings process. Accordingly, these arrangements are appropriately not reflected in the operations of the Company.

    (H) INCOME TAXES

    The Company accounts for income taxes under the provisions of SFAS No. 109, ACCOUNTING FOR INCOME TAXES. SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

    (I) REVENUE RECOGNITION

    Revenue related to Internet services is recognized as the services are provided and deferred and amortized to operations for amounts billed relating to future periods. Installation and customer set-up fees are recognized over twenty months, which represent the industry's average customer turnover rate. Revenue from hardware and software sales is recognized upon shipment of the respective products.

    (J) SALES AND MARKETING COSTS

    Marketing expense includes the costs to acquire and retain subscribers, advertising, and other general sales and marketing costs.

    The Company expenses the cost of advertising and promoting its services as incurred. Such costs are included in selling, general, and administrative expenses and totaled approximately $8,000 and $10,000 for the years ended December 31, 1998 and 1999, respectively.

                    DIGITAL EXPRESS INTERNET SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (K) RECENT ACCOUNTING PRONOUNCEMENTS

    The Company adopted the provisions of SFAS No. 130, REPORTING COMPREHENSIVE INCOME. SFAS No. 130 requires the Company to report in its financial statements, in addition to its net income (loss), comprehensive income (loss), which includes all changes in equity during a period from nonowner sources including, as applicable, foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. There were no differences between the Company's comprehensive loss and its net loss as reported.

    In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE ("SOP 98-1"). SOP 98-1 provides guidance for determining whether computer software is internal-use software, and on accounting for the proceeds of computer software originally developed or obtained for internal use and then subsequently sold to the public. It also provides guidance on capitalization of the costs incurred for computer software developed or obtained for internal use. The Company adopted SOP 98-1 in 1999. The impact of adoption was not material in 1999.

(2) BALANCE SHEET COMPONENTS

    Property and equipment, including equipment under capital leases stated at cost:

                                                             DECEMBER 31,
                                                          -------------------
                                                            1998       1999
                                                          --------   --------
Internet access and computer equipment..................  $ 79,884    113,153
Furniture and fixtures..................................    17,146     17,146
Automobiles.............................................    64,656     66,156
Leasehold improvement...................................    10,469     10,469
                                                          --------   --------
                                                           172,155    206,924
Less accumulated depreciation...........................   (32,539)   (69,500)
                                                          --------   --------
  Total.................................................  $139,616    137,424
                                                          ========   ========

    Prepaid expenses and other current assets:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1998       1999
                                                              --------   --------
Prepaid rent and other......................................   $2,360         --
Employee advances...........................................       --     29,738
                                                               ------     ------
  Total.....................................................   $2,360     29,738
                                                               ------     ------

    Accrued expenses:

                                                                DECEMBER 31,
                                                             -------------------
                                                               1998       1999
                                                             --------   --------
Payroll taxes..............................................  $79,770     67,905
Penalties and interest.....................................       --      6,953
                                                             -------     ------
  Total....................................................  $79,770     74,858
                                                             =======     ======

                    DIGITAL EXPRESS INTERNET SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(3) DEBT

    Long-term debt consists of the following:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1998       1999
                                                              --------   --------
Note payable; interest at 7.2%, principal and interest
  payable monthly through 1999, collateralized by a
  certificate of deposit....................................  $ 40,192        --
Note payable; interest at 11.5%, principal and interest
  payable monthly through 2001, collateralized by an
  automobile with a carrying value of approximately $15,000
  at December 31, 1999......................................    16,375    11,258
Note payable; interest at 11.5%, principal and interest
  payable monthly through 2001, collateralized by an
  automobile with a carrying value of approximately $31,000
  at December 31, 1999......................................    32,362    29,847
Note payable; interest at 11.0%, principal and interest
  payable monthly through 2000, collateralized by various
  pieces of computer equipment..............................        --    21,115
                                                              --------   -------
      Total notes payable...................................    88,929    62,220
Less current portion........................................   (47,773)  (62,220)
                                                              --------   -------
    Notes Payable, less current portion.....................  $ 41,156        --
                                                              ========   =======

    The above notes payable were repaid in February 2000.

(4) LEASES

    The Company leases certain computer equipment and office space under noncancelable operating leases expiring at various dates through 2001.

    Future minimum annual lease payments under noncancelable operating leases as of December 31, 1999 are as follows:

2000........................................................  $42,680
2001........................................................    7,256
                                                              -------
Total.......................................................  $49,936
                                                              =======

    Rental expense for the years ended December 31, 1998 and 1999 was approximately $86,000 and $132,000, respectively.

(5) INCOME TAXES

    Income tax benefit differs from the amounts that would result from applying the federal statutory rate of 34% as follows:

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1998        1999
                                                              ---------   --------
Expected tax benefit........................................  $ (99,956)  (102,085)
State income taxes, net of federal benefit..................    (10,017)   (10,889)
Change in valuation allowance...............................    103,826    110,414
Other.......................................................      6,147      2,560
                                                              ---------   --------
                                                              $      --         --
                                                              =========   ========

                    DIGITAL EXPRESS INTERNET SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(5) INCOME TAXES (CONTINUED)
    Temporary differences that give rise to the components of deferred tax assets are as follows:

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                1998            1999
                                                              ---------       --------
Net operating loss carryforward.............................  $  77,487        147,672
Deferred revenue............................................     81,196        126,198
Depreciation................................................    (10,089)       (14,752)
Other, net..................................................        807            697
                                                              ---------       --------
      Gross deferred tax assets.............................    149,401        259,815
Valuation allowance.........................................   (149,401)      (259,815)
                                                              ---------       --------
      Net deferred tax asset................................  $      --             --
                                                              ---------       --------

    At December 31, 1999, the Company had a net operating loss carryforward for federal income tax purposes of approximately $402,000, all of which is available to offset future federal taxable income, if any, through 2019. Due to the uncertainty regarding the ultimate utilization of the net operating loss carryforward, no tax benefit for losses has been provided by the Company in 1998 and 1999, and a valuation allowance has been recorded for the entire amount of the deferred tax asset.

(6) SETTLEMENT WITH INTERNAL REVENUE SERVICE

    During 1999, the Company reached a settlement with the Internal Revenue Service regarding outstanding payroll taxes that had not been submitted. As part of the settlement, the Company agreed to make installment payments of $5,000 a month until all outstanding payroll taxes are paid in full, including penalties and interest. The outstanding payroll tax liability is included with accrued expenses in the accompanying balance sheets.

(7) LEGAL PROCEEDINGS

    The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material effect on the Company's financial position, results of operation, or liquidity.

(8) SUBSEQUENT EVENT

    In February 2000, all of the Company's assets were sold to DURO Communications, Inc. for $2,250,000. In connection with the sale of assets, all notes payable, capital leases, and operating leases obligations were paid in full at closing.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
DURO Communications, Inc.:

    We have audited the accompanying balance sheet of Gulf Coast Internet Corporation, Inc. as of December 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gulf Coast Internet Corporation, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the year ended December 31, 1999 in conformity with generally accepted accounting principles.

KPMG LLP
Kansas City, Missouri
April 10, 2000

                      GULF COAST INTERNET CORPORATION, INC

                                 BALANCE SHEET
                               DECEMBER 31, 1999

                           ASSETS

Current assets:
  Cash......................................................  $ 26,019
  Receivables, net of allowance for doubtful accounts of
    $13,802.................................................    83,292
  Deferred taxes............................................     5,194
  Inventory.................................................    14,849
  Prepaid expenses and other assets.........................     9,484
                                                              --------
    Total current assets....................................   138,838

Property and equipment, net.................................   357,317

Other assets:
  Goodwill, net of accumulated amortization of $10,584......    52,230
  Deferred income taxes.....................................     1,374
                                                              --------
    Total assets............................................  $549,759
                                                              ========

            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................  $122,402
  Accrued expenses..........................................   107,991
  Current portion notes payable.............................   142,736
  Current portion of capital lease obligations..............    11,904
  Other liabilities.........................................    11,203
                                                              --------
    Total current liabilities...............................   396,236
Capital lease obligations, less current portion.............     5,181
                                                              --------
    Total liabilities.......................................   401,417

Stockholders' equity:
  Common stock, $.10 par value. Authorized 10,000 shares,
    issued and outstanding 2,000 shares.....................       200
  Additional paid-in capital................................    46,800
  Retained earnings.........................................   101,342
                                                              --------
    Total stockholder's equity..............................   148,342
                                                              --------
  Commitments...............................................        --
                                                              --------
    Total liabilities and stockholders' equity..............  $549,759
                                                              ========

                See accompanying notes to financial statements.

                     GULF COAST INTERNET CORPORATION, INC.

                            STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1999

Internet services revenue...................................  $2,569,657
Direct Internet services costs..............................   1,027,250
                                                              ----------
  Gross profit..............................................   1,542,407

Selling, general and administrative expenses................   1,493,034
                                                              ----------
  Operating profit..........................................      49,373

Interest expense............................................      25,087
                                                              ----------
  Income before income taxes................................      24,286

Income tax provision........................................       5,350
                                                              ----------
  Net income................................................  $   18,936
                                                              ==========

                See accompanying notes to financial statements.

                      GULF COAST INTERNET CORPORATION, INC

                       STATEMENT OF STOCKHOLDERS' EQUITY

                          YEAR ENDED DECEMBER 31, 1999

                                                                         ADDITIONAL
                                                                          PAID-IN     RETAINED
                                                    SHARES     AMOUNT     CAPITAL     EARNINGS    TOTAL
                                                   --------   --------   ----------   --------   --------
BALANCE AT DECEMBER 31, 1998.....................   2,000       $200       46,800      82,406    129,406
Net income.......................................      --         --           --      18,936     18,936
                                                    -----       ----       ------     -------    -------
BALANCE AT DECEMBER 31, 1999.....................   2,000       $200       46,800     101,342    148,342
                                                    =====       ====       ======     =======    =======

                See accompanying notes to financial statements.

                      GULF COAST INTERNET CORPORATION, INC

                            STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1999

Cash flows from operating activities:
  Net income................................................  $  18,936
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Depreciation and amortization.........................    146,638
      Changes in operating assets and liabilities:
        Receivables.........................................    (52,196)
        Deferred taxes......................................     (1,636)
        Inventories.........................................     (2,027)
        Prepaid expenses and other current assets...........      6,041
        Accounts payable and accrued expenses...............     78,985
                                                              ---------
          Net cash provided by operating activities.........    194,741
                                                              ---------
Cash flows from investing activities:
  Acquisition of equipment and leasehold improvements.......    (60,288)
  Purchase of intangible assets.............................     (6,681)
                                                              ---------
          Net cash used in investing activities.............    (66,969)
                                                              ---------
Cash flows from financing activities:
  Repayments of notes payable...............................   (135,108)
  Repayments of capital lease obligations...................     (8,266)
                                                              ---------
          Net cash used in financing activities.............   (143,374)
                                                              ---------
          Net decrease in cash and cash equivalents.........    (15,602)
Cash and cash equivalents:
  Beginning of year.........................................     41,621
                                                              ---------
  End of year...............................................  $  26,019
                                                              =========
Supplemental disclosure of cash flow information:
  During the year ended December 31, 1999, the Company paid
    approximately $25,000, for interest.

                See accompanying notes to financial statements.

                     GULF COAST INTERNET CORPORATION, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) ORGANIZATION AND BASIS OF PRESENTATION

    Gulf Coast Internet Corporation, Inc. (Gulf Coast Internet or the Company) was incorporated in April 1994 to capitalize on the growing demand for Internet access and enhanced services by consumers and business users through the phased acquisition, integration, and growth of existing independent Internet service providers in targeted geographic regions. The goal of the Company is to provide full service solutions for Internet and network connectivity and enhanced Internet services, including hosting web-sites, in the southeast region of the United States. The Company commenced operations in May 1994.

    Inherent in the Company's business are various risks and uncertainties, including its limited operating history, dependence upon strategic alliances, and the limited history of the need for Internet access and enhanced services. The Company's future success will be dependent upon its ability to create and provide effective and competitive Internet services, the continued acceptance of the Internet, and the Company's ability to develop and provide new services that meet customers changing requirements, including the effective use of leading technologies, to continue to enhance its current services, and to influence and respond to emerging industry standards and other technological changes on a timely and cost-effective basis.

    (B) USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (C) PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, generally ranging from three to ten years. Property and equipment under capital leases are stated at the present value of minimum lease payments and are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the assets or the term of the lease, whichever is shorter.

    (D) INTANGIBLE ASSETS

    The excess of cost over the fair value of net assets acquired, or goodwill, is amortized using the straight-line method over a ten-year period.

                     GULF COAST INTERNET CORPORATION, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (E) IMPAIRMENT OF LONG-LIVED ASSETS

    The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. SFAS No. 121 requires impairment losses to be recorded on long-lived assets used in operations, including goodwill, when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. In addition, the recoverability of goodwill is further evaluated under the provisions of APB Opinion No. 17, INTANGIBLE ASSETS, based upon estimated fair value. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

    (F) PEERING RELATIONSHIPS

    The Company does not pay any fees in connection with its peering relationships with other companies and does not record revenue or expense in connection with those arrangements. The nature of these relationships is that the parties share the responsibility for communications that occur between their respective local networks. These peering relationships are essentially exchanges of similar productive assets rather than a culmination of an earnings process. Accordingly, these arrangements are appropriately not reflected in the operations of the Company.

    (G) INCOME TAXES

    The Company accounts for income taxes under the provisions of SFAS No. 109, ACCOUNTING FOR INCOME TAXES (SFAS 109). SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

    (H) REVENUE RECOGNITION

    Revenue from Internet and consulting services is recognized as the services are provided. Revenue from hardware and software sales is recognized upon shipment of the respective products.

    (I) FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. As of December 31, 1999, the Company had concentrations of credit risk in one financial institution in the form of a money market account in the approximate amount of $26,000. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and the relatively minor balances of each individual account. At December 31, 1999, the fair value of the Company's financial instruments approximate their carrying value based on their terms and interest rates.

    No sales to individual customers totaled over 1% of all sales in the year ended December 31, 1999.

                     GULF COAST INTERNET CORPORATION, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (J) RECENT ACCOUNTING PRONOUNCEMENTS

    The Company adopted the provisions of SFAS No. 130, REPORTING COMPREHENSIVE INCOME. SFAS No. 130 requires the Company to report in its financial statements, in addition to its net income, comprehensive income, which includes all changes in equity during a period from non-owner sources including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. There were no differences between the Company's comprehensive income and its net income as reported.

    In April 1998, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE. SOP 98-1 provides guidance for determining whether computer software is internal-use software and on accounting for the proceeds of computer software originally developed or obtained for internal use and then subsequently sold to the public. It also provides guidance on capitalization of the costs incurred for computer software developed or obtained for internal use. The Company has determined there is no impact from the adoption of SOP 98-1.

    In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 131, DISCLOSURE ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments. It also establishes standards for related disclosures about products and services, geographic area, and major customers. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. The Company has determined that it does not have any separately reportable business segments.

    In June 1998, the FASB issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. This statement is not expected to affect the Company as the Company currently does not have any derivative instruments or hedging activities.

    In June 1999, the FASB issued SFAS No. 137, which amended the implementation date for SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000.

                     GULF COAST INTERNET CORPORATION, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

(2) BALANCE SHEET COMPONENTS

    Property and equipment, including equipment under capital leases stated at cost at December 31, 1999:

Internet access and computer equipment including amounts
  related to capital leases of $28,300......................  $ 757,623
Furniture and fixtures......................................     11,267
Leasehold improvement.......................................      5,696
                                                              ---------
                                                                774,586
Less accumulated depreciation and amortization, including
  amounts related to capital leases of $12,697..............   (417,269)
                                                              ---------
    Total...................................................  $ 357,317
                                                              =========

    Accrued Expenses

Employee commissions and expenses...........................  $   6,882
Accrued vacation pay........................................     26,277
Other.......................................................     74,832
                                                              ---------
                                                              $ 107,991
                                                              =========

(3) NOTES PAYABLE

    The Company had a note payable with a bank totaling $142,736 at December 31, 1999. This note carries an interest rate of 8.75% and is payable in equal monthly installments through December 2000. The Company has pledged cash and property and assignment as collateral.

(4) LEASES

    The Company leases certain computer and office equipment under capital leases, and office space under noncancelable operating leases expiring at various dates through 2002.

                     GULF COAST INTERNET CORPORATION, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

(4) LEASES (CONTINUED)
    Future minimum annual lease payments under capital and noncancelable operating leases as of December 31, 1999 are as follows:

                                                          CAPITAL    OPERATING
                                                           LEASE       LEASE
                                                          --------   ---------
2000....................................................  $ 11,904    137,497
2001....................................................     7,786     72,625
2002....................................................        --     17,581
                                                          --------   --------
  Total minimum payments................................    19,690    227,703
                                                                     ========
Less amount representing interest.......................    (2,605)
                                                          --------
  Present value of net minimum lease payments...........    17,085
Less current portion....................................   (11,904)
                                                          --------
                                                          $  5,181
                                                          ========

    Rent expense for the year ended December 31, 1999 was $117,978 and is included in selling, general, and administrative expenses.

(5) EMPLOYEE BENEFIT PLAN

    The Company has a 401(k) Plan (the Plan) for all full time employees of the Company. The Company may make discretionary contributions to the Plan on behalf of employees that meet certain contribution eligibility requirements defined under the terms of the Plan. The Company did not make any contributions to the Plan during the year ended December 31, 1999.

(6) INCOME TAXES

    Income tax expense differs from the amounts that would result from applying the federal statutory rate of 34% for the year ended December 31, 1999 is as follows:

Expected tax expense........................................   $8,257
State income taxes, net of federal benefit..................    1,131
Graduated rates and other...................................   (4,038)
                                                               ------
      Income tax expense....................................   $5,350
                                                               ------

    Temporary differences that give rise to the components of deferred tax assets as of December 31 are as follows:

Reserve for bad debts.......................................   $5,194
Goodwill....................................................    1,374
                                                               ------
      Gross deferred tax assets.............................   $6,568
                                                               ======

                     GULF COAST INTERNET CORPORATION, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

(6) INCOME TAXES (CONTINUED)
    At December 31, 1999 a valuation allowance for deferred tax assets was not considered by management to be necessary to reduce such asset to an amount that will more likely than not be realized.

(7) VALUATION AND QUALIFYING ACCOUNTS

                                                                   ADDITIONS
                                                     BALANCE AT     CHARGED                   BALANCE
                                                     BEGINNING      TO COSTS     DEDUCTIONS    AT END
                                                      OF YEAR     AND EXPENSES   WRITE-OFFS   OF YEAR
                                                     ----------   ------------   ----------   --------
For the year ended December 31, 1999:
  Allowance for doubtful accounts..................    $11,385       23,868        (21,451)    13,802
                                                       =======       ======        =======     ======

(8) SUBSEQUENT EVENT

    On February 4, 2000, all of Gulf Coast Internet Corporation, Inc.'s assets were sold to DURO Communications, Inc. for approximately $4.9 million in cash. In connection with the sale of assets, all notes payable, capital leases, and operating lease obligations were paid in full at closing.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
DURO Communications, Inc.:

    We have audited the accompanying balance sheets of DSS Online LLC as of December 31, 1998 and 1999, and the related statements of operations, changes in members' equity (deficit), and cash flows and for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DSS Online, LLC as of December 31, 1998 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

KPMG LLP
Detroit, Michigan
February 25, 2000

                                DSS ONLINE, LLC

                                 BALANCE SHEETS

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1998        1999
                                                              ---------   --------
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $      --      2,478
  Receivables:
    Trade...................................................     48,144    143,715
    Due from related party..................................     97,367    146,375
  Note receivable--related party, plus accrued interest.....     10,600     11,200
  Inventory.................................................         --     12,831
  Other current assets......................................        220         --
                                                              ---------   --------
    Total current assets....................................    156,331    316,599
Property, plant and equipment, net..........................    268,456    304,483
Intangible:
  Intangible assets, net of accumulated amortization
    of $0 and $417, respectively............................         --      4,583
  Organization costs, net of accumulated amortization
    of $115 and $230, respectively..........................        230        115
                                                              ---------   --------
    Total assets............................................  $ 425,017    625,780
                                                              =========   ========

              LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
  Line of credit borrowings.................................  $  23,115    454,458
  Mortgage payable, current portion.........................      4,544      4,744
  Current portion, note payable obligation..................      8,950         --
  Current portion, capital leases obligations...............     23,181     29,696
  Bank overdraft............................................      8,509         --
  Trade payables............................................     94,828    165,829
  Due to related party......................................     76,739         --
  Accrued expenses..........................................     23,871     19,464
  Deferred revenue..........................................     44,230     58,400
                                                              ---------   --------
    Total current liabilities...............................    307,967    732,591
Mortgage payable, less current portion......................    107,599    102,855
Capital lease obligations, less current portion.............     14,209     30,586
                                                              ---------   --------
    Total liabilities.......................................    429,775    866,032
Members' deficit:
  Contributed capital.......................................    149,942    164,242
  Accumulated deficit.......................................   (154,700)  (404,494)
                                                              ---------   --------
    Total members' deficit..................................     (4,758)  (240,252)
                                                              ---------   --------
    Total liabilities and members' deficit..................  $ 425,017    625,780
                                                              =========   ========

                See accompanying notes to financial statements.

                                DSS ONLINE, LLC

                            STATEMENTS OF OPERATIONS

                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
                                                                 1998          1999
                                                              -----------   -----------
Internet services revenue...................................   $697,565      1,030,622
Direct Internet services costs..............................    460,297        823,788
                                                               --------      ---------
    Gross profit............................................    237,268        206,834
Selling, general and administrative:
  Salaries and wages........................................     81,428        155,535
  Advertising expense.......................................     15,795         18,837
  Office and supplies.......................................     13,427         24,215
  Repairs and maintenance...................................      6,204          4,445
  Meals, travel and entertainment...........................      3,365          4,750
  Insurance.................................................      7,842          7,790
  Legal and accounting......................................      1,683          5,849
  Equipment expense.........................................     23,761         39,256
  Bad Debt..................................................     27,464         46,130
  Other.....................................................     17,328         30,180
                                                               --------      ---------
    Total selling, general and administrative...............    198,297        336,987

Income/(loss) before interest, loss on sale of assets,
  depreciation and amortization expense.....................     38,971       (130,153)

  Interest expense, net.....................................    (13,655)       (12,727)
  Loss on disposal of assets................................         --         (1,515)
  Depreciation expense......................................    (94,057)      (104,867)
  Amortization expense......................................       (115)          (532)
                                                               --------      ---------
    Net loss................................................   $(68,856)      (249,798)
                                                               ========      =========
  Proforma income tax benefit...............................   $     --             --
                                                               ========      =========
  Proforma net loss.........................................   $(68,856)      (249,798)
                                                               ========      =========

                See accompanying notes to financial statements.

                                DSS ONLINE, LLC

               STATEMENTS OF CHANGES IN MEMBERS' EQUITY (DEFICIT)

                                                              CONTRIBUTED   ACCUMULATED
                                                                CAPITAL       DEFICIT      TOTAL
                                                              -----------   -----------   --------
BALANCE AT DECEMBER 31, 1997................................   $  94,942       (85,844)      9,098

Member capital contribution.................................      60,000            --      60,000
Non-cash member capital contributions.......................      10,000            --      10,000
Cash distributions to members...............................     (15,000)           --     (15,000)
Net loss....................................................          --       (68,856)    (68,856)
                                                               ---------      --------    --------
BALANCE AT DECEMBER 31, 1998................................     149,942      (154,700)     (4,758)

Member capital contribution.................................      82,000            --      82,000
Non-cash member capital contribution........................      10,000            --      10,000
Cash distributions to members...............................    (101,000)           --    (101,000)
Sale of member interest.....................................      23,300            --      23,300
Net loss....................................................          --      (249,794)   (249,794)
                                                               ---------      --------    --------
BALANCE AT DECEMBER 31, 1999................................   $ 164,242      (404,494)   (240,252)
                                                               =========      ========    ========

                See accompanying notes to financial statements.

                                DSS ONLINE, LLC

                            STATEMENTS OF CASH FLOWS

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                 1998         1999
                                                              ----------   ----------
Cash flows from operating activities:
  Net loss..................................................  $ (68,856)    (249,794)
  Adjustments to reconcile net loss to net cash provided by
    (used in) operating activities:
    Depreciation and amortization...........................     94,172      105,399
    Loss on disposal of assets..............................         --        1,515
    Changes in operating assets and liabilities, excluding
      effects of business combinations:
      Trade receivables.....................................    (48,144)     (95,571)
      Due from related party................................    (42,448)     (49,008)
      Note receivable--related party........................        660         (600)
      Inventory.............................................         --       (7,832)
      Other current assets..................................       (220)         220
      Trade payables........................................     40,208       71,001
      Due to related party..................................     38,173      (76,739)
      Accrued expenses......................................     23,871       (4,407)
      Deferred revenue......................................     19,481       14,170
                                                              ---------     --------
        Net cash provided by (used in) operating
          activities........................................     56,897     (291,646)
                                                              ---------     --------
Cash flows from investing activities--fixed asset
  additions.................................................   (108,747)     (79,891)
                                                              ---------     --------
Cash flows from financing activities:
    Proceeds from lines of credit borrowings................    163,115      638,343
    Payments on line of credit..............................   (140,000)    (207,000)
    Repayment on mortgage payable...........................     (3,234)      (4,544)
    Repayment on notes payable..............................    (10,874)      (8,950)
    Repayments of capital lease obligations.................     (2,343)     (39,625)
    Sale of member interest.................................         --       23,300
    Member capital contributions............................     60,000       82,000
    Cash distributions to members...........................    (15,000)    (101,000)
                                                              ---------     --------
        Net cash provided by financing activities...........     51,664      382,524
                                                              ---------     --------
        Net increase (decrease) in cash and cash
          equivalents.......................................       (186)      10,987
Net overdraft--beginning of year............................     (8,323)      (8,509)
                                                              ---------     --------
Net cash (overdraft)--end of year...........................  $  (8,509)       2,478
                                                              =========     ========
Supplemental disclosure of cash flow information: Cash
  payments for interest expense.............................  $  20,638       23,169
                                                              =========     ========

Non-cash financing activities:

    The Company entered into various capital leases for computer equipment. These capital leases obligations resulted in non-cash financing activities aggregating $14,907 and $62,516 for the years ended December 31, 1998 and 1999.

    In 1998, a member contributed a note receivable bearing interest at 6% in exchange for an increased member interest.

    In 1999, a member contributed $5,000 of inventory and $5,000 of intangible assets in exchange for an increased member interest.

                See accompanying notes to financial statements.

                                DSS ONLINE, LLC

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) ORGANIZATION AND BASIS OF PRESENTATION

    DSS Online LLC (the "Company") is a Georgia limited liability corporation that was formed on December 18, 1995 to capitalize on the growing demand for Internet access and enhanced services by consumers and business users through the phased acquisition, integration, and growth of existing independent Internet service providers in targeted geographic regions. The goal of the Company is to become a premier provider of full service Internet connectivity and enhanced Internet services, including hosting web-sites. The Company has three divisions--Commerce Engine, Integration and ISP.

    The Company's members share earnings and losses in proportion to their percentage of ownership interest in the Company. However, should a sale or liquidation occur, the liquidating distributions will be made first to the members in proportion to their respective cash contributions and next in proportion to their remaining respective capital accounts.

    Inherent in the Company's business are various risks and uncertainties, including its limited operating history, historical operating losses, dependence upon strategic alliances, and the limited history of the need for internet access and enhanced services. The Company's future success will be dependent upon its ability to create and provide effective and competitive internet services, the continued acceptance of the Internet and the Company's ability to develop and provide new services that meet customers changing requirements, including the effective use of leading technologies, to continue to enhance its current services, and to influence and respond to emerging industry standards and other technological changes on a timely and cost-effective basis.

    (B) USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (C) PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets, generally ranging from three to seven years. Property and equipment under capital leases are stated at the fair market value and are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the assets. Building and improvements are amortized using the straight-line method over thirty-nine years.

    (D) INVENTORY

    The Company maintains an inventory of materials and supplies valued at cost.

    (E) INCOME TAXES

    The Company operates as a limited liability corporation, and therefore, the income or losses of the Company are allocated and taxable to its members directly. Accordingly, no provision for Federal income taxes has been made.

                                DSS ONLINE, LLC

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The unaudited pro forma income tax information included in statements of operations and note 8 was presented in accordance with SFAS No. 109 as if the Company had been subject to federal and state income taxes for the years ended December 31, 1998 and 1999.

    (F) ORGANIZATION COST

    Organization costs have been capitalized and are being amortized on a straight-line basis over a five-year period.

    (G) REVENUE RECOGNITION

    Revenue related to Internet services is recognized as the services are provided and deferred and amortized to operations for amounts billed relating to future periods. Installation and customer set up fees are recognized upon completion of the services.

    Revenue from consulting services is recognized as the services are provided. Revenue from hardware and software sales is recognized upon shipment of the respective products.

    (H) SALES AND MARKETING COSTS

    The Company expenses the cost of advertising and promoting its services as incurred. Such costs are included in advertising expense and totaled approximately $15,700 and $18,900 for the years ended December 31, 1998 and 1999, respectively.

    (I) BARTER TRANSACTIONS

    The Company barters Internet connectivity in exchange for advertising and repair and maintenance on its building in a limited way. Because of the insignificant amount incurred during 1998 and 1999, the financial statements do not reflect these amounts.

    (J) RECENT ACCOUNTING PRONOUNCEMENTS

    The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income". SFAS No. 130 requires the Company to report in its financial statements, in addition to its net income (loss), comprehensive income (loss), which includes all changes in equity during a period from non-owner sources including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. There were no differences between the Company's comprehensive loss and its net loss as reported.

    In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1). SOP 98-1 provides guidance for determining whether computer software is internal-use software and on accounting for the proceeds of computer software originally developed or obtained for internal use and then subsequently sold to the public. It also provides guidance on capitalization of the costs incurred for computer software developed or obtained for internal use. The Company has determined there is no impact, of adopting SOP 98-1, which will be effective for the Company's year ending December 31, 1999 and 1998.

                                DSS ONLINE, LLC

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    In June 1997, the FASB issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments. It also establishes standards for related disclosures about products and services, geographic area and major customers. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. The Company has determined that its activity is all within one business segment.

(2) PROPERTY, PLANT AND EQUIPMENT

    Property, Plant and Equipment, including equipment under capital leases stated at cost

                                                             DECEMBER 31,
                                                         --------------------
                                                           1998        1999
                                                         ---------   --------
Land...................................................  $  10,000     10,000
Building and improvements..............................    131,084    131,084
Equipment including amounts related to capital leases
  of $66,830 and $129,346, respectively................    299,372    440,337
Furniture and fixtures.................................      4,066      4,990
                                                         ---------   --------
                                                           444,522    586,411
Less accumulated depreciation including amounts related
  to capital leases of $31,357 and $64,439,
  respectively.........................................   (176,066)  (281,928)
                                                         ---------   --------
    Total..............................................  $ 268,456    304,483
                                                         =========   ========

(3) RELATED PARTY TRANSACTIONS

    The Company has a note receivable of $97,367 and $146,375 at December 31, 1998 and 1999, respectively, from a related entity which bears interest at prime plus 1% and is payable to the Company on demand. The prime lending rate was 7.75% and 8.50% at December 31, 1998 and 1999, respectively.

    Additionally, during 1998, the Company utilized a related party line of credit agreement to borrow funds. At December 31, 1998 and 1999, this Due to related party liability was $76,739 and $0, respectively.

(4) GOODWILL AND OTHER INTANGIBLE ASSETS

    On June 18, 1999, the Company sold a 10% equity interest to an existing member for $53,785.

    On August 1, 1999, the Company sold a 10% member interest to a new member for $10,000. The member contributed inventory and a customer list each valued at $5,000. The customer list is recorded as an intangible asset and amortized using the straight-line method over five years and the inventory was recorded at fair market value.

(5) LINE OF CREDIT

    In 1999, the Company was granted a line of credit in the amount of $150,095 and which bears interest at 1% above prime, and is payable on February 28, 2000. The line of credit is collateralized by

                                DSS ONLINE, LLC

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(5) LINE OF CREDIT (CONTINUED)
substantially all assets of the Company. At December 31, 1999, line of credit borrowings totaled $454,458.

    In 1998, the Company was granted a line of credit in the amount of $60,115 and which bears interest at .5% above prime, and is payable on December 22, 1999. The line of credit was collateralized by substantially all assets of the Company. At December 31, 1998, line of credit borrowings totaled $23,115.

(6) NOTE AND MORTGAGE PAYABLE

    On October 6, 1997, the Company entered into a mortgage for $116,000 to purchase the building that the Company resides. The mortgage bears an interest rate of 9.25% and is payable over five years in equal monthly installments of $1,204, including interest, with a balloon payment of $94,737 due on November 10, 2002.

    On September 3, 1996, the Company entered into a note for $32,020 to purchase equipment. The note bears an interest rate of 10% and is payable over three years in equal monthly installments of $1,037, including interest.

(7) SUBSEQUENT EVENT

    On February 24, 2000, all of DSS Online, LLC's assets were sold to DURO Communications, Inc. for approximately $1.5 million in cash and 11,048 shares of DURO Communications, Inc. Common Stock. In connection with the sale of assets, all notes payable, capital leases, and operating lease obligations were paid in full at closing.

(8) LEASES

    The Company leases certain computer and office equipment under capital leases and under noncancelable operating leases expiring at various dates through 2003. Total rental expense under operating leases were approximately $1,300 and $28,000 for the years ended December 31, 1998 and 1999, respectively.

    Future minimum annual lease payments under capital and noncancelable operating leases as of December 31, 1999 are as follows:

                                                           CAPITAL    OPERATING
                                                            LEASE       LEASE
                                                           --------   ---------
2000.....................................................  $ 34,246    43,008
2001.....................................................    29,498    20,964
2002.....................................................     2,906     5,769
2003.....................................................        --       481
                                                           --------    ------
    Total minimum payments...............................    66,650    70,222
                                                                       ======
Less amount representing interest........................    (6,368)
                                                           --------
  Present value of net minimum lease payments............    60,282
Less current portion.....................................   (29,696)
                                                           --------
Obligation under capital leases, net of current
  portion................................................  $ 30,586
                                                           ========

                                DSS ONLINE, LLC

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(9) PRO FORMA INCOME TAXES (UNAUDITED)

    As stated in Footnote 2(d), the company is not subject to Federal and State income taxes. Pro forma income tax information is provided below to illustrate the tax impact on the financial statements of providing for taxes as if the company was subject to Federal and State income taxes. Pro forma expense (benefit) differs from the amounts that would result from applying the federal statutory rate of 35% to the Company's net loss for the period ended
December 31, 1998 and 1999.

                                                       YEARS ENDED DECEMBER 31,
                                                       ------------------------
                                                          1998         1999
                                                       ----------   -----------
Expected pro forma tax benefit.......................   $(29,350)    (123,845)
State income taxes, net of federal benefit...........         --           --
Increase in valuation allowance......................     29,350      123,845
                                                        --------     --------
                                                        $     --           --
                                                        ========     ========

    Temporary differences that give rise to the components of pro forma deferred tax assets, as of December 31, 1998 and 1999 are as follows:

                                                             DECEMBER 31,
                                                          -------------------
                                                            1998       1998
                                                          --------   --------
Net operating loss carryforward.........................  $ 34,381    179,457
Valuation allowance.....................................   (34,381)  (179,457)
                                                          --------   --------
Net deferred tax asset..................................  $     --         --
                                                          ========   ========

    The pro forma net income information assumes that distributions to members of $15,000 and $101,000 for the years ended December 31, 1998 and 1999, respectively, are considered compensation expense. The valuation allowance noted above is provided based on management's estimation of the recoverability of the deferred tax asset in future periods.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
DURO Communications Inc.:

    We have audited the accompanying consolidated balance sheets of Wave Communications, Inc. and Subsidiary (formerly Greer Educational
Resources, Inc.) as of December 31, 1998 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wave Communications, Inc. and Subsidiary as of December 31, 1998 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

KPMG LLP
Detroit, Michigan
February 18, 2000, except for Note 8
which is as of March 21, 2000

                    WAVE COMMUNICATIONS, INC. AND SUBSIDIARY
                  (FORMERLY GREER EDUCATIONAL RESOURCES, INC.)

                          CONSOLIDATED BALANCE SHEETS

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1998       1999
                                                              --------   ---------
                           ASSETS

Current assets:
  Cash and cash equivalents.................................  $129,079     187,039
  Receivables:
    Trade, net of allowance for doubtful accounts of $12,000
      in 1999...............................................    20,458     308,668
    Related parties.........................................    11,173      44,288
                                                              --------   ---------
      Total current assets..................................   160,710     539,995

Property and equipment, net.................................   269,620     781,825
Intagible assets, net of accumulated amortization of
  $1,042....................................................        --      50,000
Other assets, net...........................................     1,501       1,501
                                                              --------   ---------
      Total assets..........................................  $431,831   1,373,321
                                                              ========   =========
           LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable..........................................  $ 39,796     326,160
  Accrued expenses..........................................    24,537      20,586
  Current portion of notes payable and lines of credit......     6,413     114,781
  Current portion of capital lease obligations..............    78,484     295,734
  Deferred revenue..........................................   154,597     352,965
                                                              --------   ---------
      Total current liabilities.............................   303,827   1,110,226

Notes payable and lines of credit, less current portion.....     2,260     231,252
Capital lease obligations, less current portion.............   133,828     354,111
                                                              --------   ---------
      Total liabilities.....................................   439,915   1,695,589

Stockholders' deficit:
  Common stock, $.01 par value; 10,000 shares authorized,
    issued and outstanding..................................       100         100
  Additional paid-in capital................................     1,650       1,650
  Accumulated deficit.......................................    (9,834)   (324,018)
                                                              --------   ---------
      Total stockholders' deficit...........................    (8,084)   (322,268)
                                                              --------   ---------
Commitments and Contingencies

      Total liabilities and stockholders' deficit...........  $431,831   1,373,321
                                                              ========   =========

          See accompanying notes to consolidated financial statements.

                    WAVE COMMUNICATIONS, INC. AND SUBSIDIARY
                  (FORMERLY GREER EDUCATIONAL RESOURCES, INC.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 YEARS ENDED DECEMBER 31,
                                                              -------------------------------
                                                                1997       1998       1999
                                                              --------   --------   ---------
Revenue:
  Internet services revenue.................................  $652,459    996,042   2,150,451
  Gain on sale of equipment.................................    13,655        737          --
  Enhanced services and other...............................       269        481     341,001
                                                              --------   --------   ---------
      Total revenue.........................................   666,383    997,260   2,491,452

Internet services costs:
  Direct Internet services..................................   193,176    265,054     662,952
  Enhanced services and other...............................        --     28,586      28,196
                                                              --------   --------   ---------
      Total direct Internet services costs..................   193,176    293,640     691,148
                                                              --------   --------   ---------

      Gross profit..........................................   473,207    703,620   1,800,304

Selling, general and administrative:
  Salaries and employee benefits............................   189,407    353,643     990,948
  Advertising expense.......................................    25,841     61,132      86,310
  Rent and occupancy........................................    53,034     38,903      54,862
  Repairs and maintenance...................................     3,262     20,292     120,388
  Consulting fees...........................................     2,440      7,366     175,860
  Travel and entertainment..................................     1,281      4,200      17,368
  Insurance.................................................     4,793      3,774      10,789
  Other.....................................................    77,410    160,668     307,720
                                                              --------   --------   ---------
    Total selling, general and administrative...............   357,468    649,978   1,764,245
                                                              --------   --------   ---------
Income before income taxes, interest, depreciation and
  amortization..............................................   115,739     53,642      36,059

  Interest expense..........................................     3,943      9,984      31,317
  Depreciation and amortization expense.....................    42,274     82,571     217,907
                                                              --------   --------   ---------
      Income (loss) before income taxes.....................    69,522    (38,913)   (213,165)

  Income tax provision......................................    18,800    (11,546)      1,289
                                                              --------   --------   ---------
      Net income (loss).....................................  $ 50,722    (27,367)   (214,454)
                                                              ========   ========   =========
Proforma income tax benefit.................................              (13,700)         --
                                                                         ========   =========
Proforma net loss...........................................              (13,667)   (214,454)
                                                                         ========   =========

          See accompanying notes to consolidated financial statements.

                    WAVE COMMUNICATIONS, INC. AND SUBSIDIARY
                  (FORMERLY GREER EDUCATIONAL RESOURCES, INC.)

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                RETAINED
                                                                  ADDITIONAL    EARNINGS/
                                                                   PAID-IN     ACCUMULATED
                                                        AMOUNT     CAPITAL       DEFICIT      TOTAL
                                                       --------   ----------   -----------   --------
BALANCE AT DECEMBER 31, 1996.........................    $100        1,650         26,698      28,448

Net income...........................................      --           --         50,722      50,722
                                                         ----        -----       --------    --------
BALANCE AT DECEMBER 31, 1997.........................     100        1,650         77,420      79,170

Stockholders' distributions..........................      --           --        (59,887)    (59,887)
Net loss.............................................      --           --        (27,367)    (27,367)
                                                         ----        -----       --------    --------
BALANCE AT DECEMBER 31, 1998.........................     100        1,650         (9,834)     (8,084)

Stockholders' distributions..........................      --           --        (99,730)    (99,730)
Net loss.............................................      --           --       (214,454)   (214,454)
                                                         ----        -----       --------    --------
BALANCE AT DECEMBER 31, 1999.........................    $100        1,650       (324,018)   (322,268)
                                                         ====        =====       ========    ========

          See accompanying notes to consolidated financial statements.

                    WAVE COMMUNICATIONS, INC. AND SUBSIDIARY
                  (FORMERLY GREER EDUCATIONAL RESOURCES, INC.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1997       1998       1999
                                                              --------   --------   --------
Cash flows from operating activities:
  Net income (loss).........................................  $ 50,722    (27,367)  (214,454)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization...........................    42,274     82,571    217,907
    Gain on sale of equipment...............................   (13,655)      (737)        --
    Changes in operating assets and liabilities, excluding
      effects of business combinations:
      Receivables...........................................  (136,618)   109,228   (175,640)
      Prepaid expenses......................................       180        300         --
      Other assets..........................................    10,000         --         --
      Accounts payable......................................     1,749     30,990     63,464
      Accrued expenses......................................    26,111     (4,785)    (3,951)
      Deferred revenue......................................    91,211     52,861    198,368
                                                              --------   --------   --------
        Net cash provided by operating activities...........    71,974    243,061     85,694
                                                              --------   --------   --------
Cash flows from investing activities:
  Acquisition of equipment..................................   (18,376)   (39,919)   (64,945)
  Payment for purchase of net assets of ABTS Industries,
    Inc., net of cash acquired..............................        --         --      7,689
  Proceeds from sale of equipment...........................    33,270      5,968         --
                                                              --------   --------   --------
        Net cash provided by (used in) investing
          activities........................................    14,894    (33,951)   (57,256)
                                                              --------   --------   --------
Cash flows from financing activities:
  Proceeds from lines of credit, notes payable and and
    current portion of long-term debt.......................        --      1,990    285,715
  Payments on notes payable and lines of credit.............   (32,430)    (4,295)   (13,202)
  Payments on capital lease obligations.....................   (15,779)   (57,506)  (143,261)
  Stockholders' distributions...............................        --    (59,887)   (99,730)
                                                              --------   --------   --------
        Net cash provided by (used in) financing
          activities........................................   (48,209)  (119,698)    29,522
                                                              --------   --------   --------
        Net increase in cash................................    38,659     89,412     57,960

  Cash, beginning period....................................     1,008     39,667    129,079
                                                              --------   --------   --------
  Cash, end of period.......................................  $ 39,667    129,079    187,039
                                                              ========   ========   ========
Supplemental disclosure of cash flow information:
  During the years ended December 31, 1997, 1998, and 1999,
    the Company paid approximately $4,000, $10,000, and
    $31,000 for interest, respectively.
Non-cash financing activities:
  The Company entered into various capital leases for
    computer equipment and other assets. These capital lease
    obligations resulted in non-cash financing activities
    aggregating $56,798, $220,854, and $190,154 for the
    years ended December 31, 1997, 1998, and 1999,
    respectively.

          See accompanying notes to consolidated financial statements.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
DURO Communications, Inc.:

    We have audited the accompanying balance sheets of Boone Online, Inc. as of December 31, 1998 and 1999, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boone Online, Inc. as of December 31, 1998 and 1999, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1999 in conformity with generally accepted accounting principles.

Detroit, Michigan
February 18, 2000

                               BOONE ONLINE, INC.

                                 BALANCE SHEETS

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1998       1999
                                                              --------   --------
                                     ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 16,338      2,888
  Accounts receivable.......................................     7,914     15,527
                                                              --------   --------
      Total current assets..................................    24,252     18,415
Property and equipment, net.................................   173,238    247,997
                                                              --------   --------
      Total assets..........................................  $197,490    266,412
                                                              ========   ========
                      LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued expense......................  $ 43,699    134,749
  Deferred revenue..........................................    43,048     93,767
  Current portion of capital lease obligations..............    35,830     89,213
                                                              --------   --------
      Total current liabilities.............................   122,577    317,729

Capital lease obligations, less current portion.............    67,519     66,512
                                                              --------   --------
      Total liabilities.....................................   190,096    384,241
                                                              --------   --------

Stockholders' equity (deficit):
  Common stock, $.001 par value. Authorized 100,000 shares,
    issued and outstanding 100 shares.......................     7,000      7,000
  Retained earnings (accumulated deficit)...................       394   (124,829)
                                                              --------   --------

      Total stockholders' equity (deficit)..................     7,394   (117,829)
                                                              --------   --------

      Total liabilities and stockholders' equity
        (deficit)...........................................  $197,490    266,412
                                                              ========   ========

                See accompanying notes to financial statements.

                               BOONE ONLINE, INC.

                            STATEMENTS OF OPERATIONS

                                                                 YEARS ENDED DECEMBER 31,
                                                              -------------------------------
                                                                1997       1998       1999
                                                              --------   --------   ---------
Internet services revenue...................................  $262,328   704,969    1,125,957
Direct internet services costs..............................   127,200   446,441      755,244
                                                              --------   -------    ---------

    Gross profit............................................   135,128   258,528      370,713

Selling, general and administrative:
  Salaries and employee benefits............................    65,196   179,141      309,703
  Advertising and marketing expense.........................     1,272     6,622       22,373
  Rent and occupancy........................................     4,817    12,807       20,161
  Repairs and maintenance...................................        --     3,330          165
  Travel and entertainment..................................       602     4,692        5,066
  Insurance.................................................       853     2,531       13,274
  Other.....................................................    30,795    34,046       48,811
                                                              --------   -------    ---------

    Total selling, general and administrative...............   103,535   243,162      419,552
                                                              --------   -------    ---------

Income (loss) before income taxes, interest, depreciation
  and amortization..........................................    31,593    15,366      (48,839)

Interest expense............................................     3,877     6,878       15,406
Depreciation expense........................................     3,568    22,944       59,243
                                                              --------   -------    ---------

    Income (loss) before income taxes.......................    24,148   (14,456)    (123,488)

Income tax provision........................................     2,113        --           --
                                                              --------   -------    ---------

    Net income (loss).......................................  $ 26,261   (14,456)    (123,488)
                                                              ========   =======    =========

Proforma income taxes.......................................  $     --        --           --
                                                              ========   =======    =========

Proforma net income (loss)..................................  $ 26,261   (14,456)    (123,488)
                                                              ========   =======    =========

                See accompanying notes to financial statements.

                               BOONE ONLINE, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                 RETAINED
                                                                                 EARNINGS/
                                                                                ACCUMULATED
                                                           SHARES     AMOUNT      DEFICIT      TOTAL
                                                          --------   --------   -----------   --------
BALANCE AT DECEMBER 31, 1996............................    100       $7,000       (11,411)     (4,411)
Dividend distribution...................................     --           --            --          --
Net income..............................................     --           --        26,261      26,261
                                                            ---       ------      --------    --------

BALANCE AT DECEMBER 31, 1997............................    100        7,000        14,850      21,850
Dividend distribution...................................     --           --            --          --
Net loss................................................     --           --       (14,456)    (14,456)
                                                            ---       ------      --------    --------

BALANCE AT DECEMBER 31, 1998............................    100        7,000          (394)      7,394
Dividend distribution...................................     --           --            --          --
Net loss................................................     --           --      (125,223)   (125,223)
                                                            ---       ------      --------    --------

BALANCE AT DECEMBER 31, 1999............................    100       $7,000      (124,829)   (117,829)
                                                            ===       ======      ========    ========

                See accompanying notes to financial statements.

                               BOONE ONLINE, INC.

                            STATEMENTS OF CASH FLOWS

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1997       1998       1999
                                                              --------   --------   --------
Cash flows from operating activities:
  Net income (loss).........................................  $ 26,261    (14,456)  (125,223)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
      Depreciation and amortization.........................     3,568     22,944     59,243
      Changes in operating assets and liabilities, excluding
        effects of business combinations:
          Accounts receivable...............................   (16,275)    15,201     (7,613)
          Accounts payable and accrued expenses.............     8,516     21,703     91,050
          Income taxes payable..............................    (2,113)        --         --
          Deferred revenue..................................    19,184     22,666     50,719
                                                              --------   --------   --------

          Net cash provided by operating activities.........    39,141     68,058     68,176
                                                              --------   --------   --------

Cash flows from investing activities--Acquisition of
  equipment and leasehold improvements......................   (61,767)  (137,985)  (134,002)
                                                              --------   --------   --------

Cash flows from financing activities--Repayments of capital
  lease obligations.........................................    30,751     72,598     52,376
                                                              --------   --------   --------
          Net increase (decrease) in cash and cash
            equivalents.....................................     8,125      2,671    (13,450)

Cash and cash equivalents:
  Beginning period..........................................     5,543     13,668     16,338
                                                              --------   --------   --------
  End of period.............................................  $ 13,668     16,338      2,888
                                                              ========   ========   ========

Supplemental disclosure of cash flow information:

    During the years ended December 31, 1997, 1998 and 1999, the Company paid approximately $3,900, $7,500 and $18,000, respectively, for interest. The Company paid $1,700 for income taxes in 1999.

Non-cash financing activities:

    The Company entered into various capital leases for computer equipment. These capital lease obligations resulted in non-cash financing activities aggregating $342, $66,845 and $106,726 for the years ended December 31, 1997, 1998, and 1999, respectively.

                See accompanying notes to financial statements.

                               BOONE ONLINE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) ORGANIZATION AND BASIS OF PRESENTATION

    Boone Online, Inc. (BOL or the Company) was incorporated on June 17, 1996 to capitalize on the growing demand for Internet access and enhanced services by consumers and business users through the phased acquisition, integration, and growth of existing independent Internet service providers in targeted geographic regions. The Company is a joint venture between Wave Communications, Inc. (Wava) and Highland Services, Inc. (Highland). The goal of the Company is to become the premier area provider of full service Internet connectivity and enhanced Internet services, including hosting web-sites. The Company commenced operations in August, 1996.

    Inherent in the Company's business are various risks and uncertainties, including its limited operating history, historical operating losses, dependence upon strategic alliances, and the limited history of the need for Internet access and enhanced services. The Company's future success will be dependent upon its ability to create and provide effective and competitive internet services, the continued acceptance of the Internet and the Company's ability to develop and provide new services that meet customers changing requirements, including the effective use of leading technologies, to continue to enhance its current services, and to influence and respond to emerging industry standards and other technological changes on a timely and cost-effective basis.

    (B) USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (C) CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. Cash equivalents at December 31, 1998 and 1999, were approximately $16,338 and $2,888, respectively.

    (D) PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, generally ranging from three to five years. Property and equipment under capital leases are stated at the present value of minimum lease payments and are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the assets or the term of the lease, whichever is shorter.

    (E) IMPAIRMENT OF LONG-LIVED ASSETS

    The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED

                               BOONE ONLINE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF (Statement No. 121). Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations, including goodwill, when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. In addition, the recoverability of goodwill is further evaluated under the provisions of APB Opinion No. 17, INTANGIBLE ASSETS, based upon estimated fair value. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

    (F) INCOME TAXES

    The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

    (G) REVENUE RECOGNITION

    Revenue related to internet services is recognized as the services are provided and deferred and amortized to operations for amounts billed relating to future periods. Installation and customer set up fees are recognized over the average expected contract duration.

    (H) SALES AND MARKETING COSTS

    Marketing expense includes the costs to acquire and retain subscribers, advertising and other general sales and marketing costs.

    The Company expenses the cost of advertising and promoting its services as incurred. Such costs are included in sales and marketing and totaled approximately $1,272, $6,622 and $22,373 for the years ended December 31, 1997, 1998 and 1999, respectively.

    (I) FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

    For each of the years ended December 1997, 1998 and 1999, three vendors represented approximately 72% of the Company's total of telephone access services. The Company's reliance on certain vendors can be shifted to alternative sources of supply for products it sells should such changes be necessary.

    (J) RECENT ACCOUNTING PRONOUNCEMENTS

    The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." SFAS No. 130 requires the Company to report in its financial statements, in addition to its net income (loss), comprehensive income (loss), which includes all changes in equity during a period from non-owner sources including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in

                               BOONE ONLINE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) debt and equity securities. There were no differences between the Company's comprehensive loss and its net loss as reported.

    In June 1997, the FASB issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments. It also establishes standards for related disclosures about products and services, geographic area and major customers. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. The Company has determined that it does not have any separately reportable business segments.

    In June 1999, the FASB issued SFAS No. 137, which amended the implementation date for SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000.

(2) BALANCE SHEET COMPONENTS

    PROPERTY AND EQUIPMENT, INCLUDING EQUIPMENT UNDER CAPITAL LEASES STATED AT
     COST

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1998       1999
                                                              --------   --------
Internet access and computer equipment including amounts
  related to capital leases of $127,187 and $233,913,
  respectively..............................................  $199,750    333,752
Less accumulated depreciation and amortization, including
  amounts related to capital leases of $16,389 and $47,571,
  respectively..............................................   (26,512)   (85,755)
                                                              --------   --------
    Total...................................................  $173,238    247,997
                                                              ========   ========

    ACCRUED EXPENSES

                                                               DECEMBER 31,
                                                            -------------------
                                                              1998       1999
                                                            --------   --------
Professional fees.........................................  $    --         --
Employee commissions and expenses.........................    9,139     14,607
Other.....................................................   34,560    120,142
                                                            -------    -------
                                                            $43,699    134,749
                                                            =======    =======

(3) LEASES

    The Company leases certain computer and office equipment under capital leases, and office space under noncancelable operating leases expiring at various dates through 2002.

                               BOONE ONLINE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(3) LEASES (CONTINUED)
    Future minimum annual lease payments under capital and noncancelable operating leases as of December 31, 1999 are as follows:

                                                              CAPITAL    OPERATING
                                                               LEASE       LEASE
                                                              --------   ---------
2000........................................................  $ 89,213     25,248
2001........................................................    68,400     21,848
2002........................................................    18,947     12,453
                                                              --------    -------
    Total minimum payments..................................   176,560     59,459
                                                                          =======
Less amount representing interest...........................   (20,835)
                                                              --------
    Present value of net minimum lease payments.............   155,725
Less current portion........................................   (89,213)
                                                              --------
                                                              $ 66,512
                                                              ========

    Rent expense for the years ended December 31, 1997, 1998 and 1999 were $3,550, $9,363 and $15,489, respectively.

(4) CAPITAL STOCK

    (A) COMMON STOCK

    Boone Online has 100,000 shares of common stock authorized, 100 shares issued and outstanding.

(5) RELATED PARTY TRANSACTIONS

    The Company purchased goods and services from both Wave and Highland in the normal course of business. Equipment purchased from Highland during 1997, 1998, and 1999 totaled $35,400, $57,900, and $22,100, respectively. Payments for services provided by Highland during 1997, 1998, and 1999 totaled $56,800, $69,760, and $3,700, respectively. Payment to Wave for services provided during 1997, 1998, and 1999 totaled $96,800, $18,000, and $7,500, respectively. Rent paid to Highland during 1997, 1998, and 1999 totaled $6,750, $4,600, and $2,000, respectively.

                               BOONE ONLINE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(6) INCOME TAXES

    Income tax expense (benefit) differs from the amounts that would result from applying the federal statutory rate of 34% to the Company's net income/loss for the periods ended December 31, 1997, 1998 and 1999 as follows:

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1997       1998       1999
                                                              --------   --------   --------
Expected income tax expense (benefit).......................  $ 8,210     (4,915)   (42,576)
State income taxes, net of federal benefit..................    1,163         --         --
Increase (decrease) in valuation allowance..................   (3,131)     2,430     50,757
Impact of graduated rates and other.........................   (4,129)     2,485     (8,181)
                                                              -------     ------    -------
                                                              $ 2,113         --         --
                                                              =======     ======    =======

    Temporary differences that give rise to the components of deferred tax assets, as of December 31, 1998 and 1999 are as follows:

                                                               DECEMBER 31,
                                                            -------------------
                                                              1998       1999
                                                            --------   --------
Net operating loss carryforward...........................  $ 1,496     51,161
Allowance for Doubtful Accounts...........................      892      1,971
Other.....................................................       42         55
                                                            -------    -------
  Gross deferred tax assets...............................    2,430     53,187
  Valuation Allowance.....................................   (2,430)   (53,187)
                                                            -------    -------
Net deferred tax asset....................................  $    --         --
                                                            =======    =======

    At December 31, 1999, the Company has a net operating loss carryforward for federal income tax purposes of approximately $120,000, all of which is available to offset future federal taxable income, if any, through 2019. Due to the uncertainty regarding the ultimate utilization of the deferred tax asset, no tax benefit has been provided by the Company in 1999 and 1998, and a valuation allowance of $53,187 and $2,430, respectively, has been recorded.

(7) VALUATION AND QUALIFYING ACCOUNTS

                                                                    ADDITIONS
                                                       BALANCE AT   CHARGED TO                 BALANCE
                                                       BEGINNING    COSTS AND    DEDUCTIONS    AT END
                                                        OF YEAR      EXPENSES    WRITE-OFFS   OF PERIOD
                                                       ----------   ----------   ----------   ---------
For the year ended December 31, 1997:
  Allowance for doubtful accounts....................    $   --       8,526            --       8,526
                                                         ======       =====         =====       =====
For the year ended December 31, 1998:
  Allowance for doubtful accounts....................    $8,526          --         6,376       2,150
                                                         ======       =====         =====       =====
For the year ended December 31, 1999:
  Allowance for doubtful accounts....................    $2,150       2,601            --       4,752
                                                         ======       =====         =====       =====

                   WAVE COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) ORGANIZATION AND BASIS OF PRESENTATION

    Wave Communications Inc. and Subsidiary (formerly Greer Educational Resources, Inc.) (the "Company") is an internet service provider (ISP) serving approximately 6,000 customers throughout North Carolina. Since inception in 1993, the Company has provided a variety of internet connectivity and web services to its subscriber base.

    During 1999, the Company formed a wholly owned Subsidiary called Wave Acquisition Subsidiary, Inc. (WASI). WASI was formed to acquire other ISP's to increase the Companies market share.

    Inherent in the Company's business are various risks and uncertainties, including its limited operating history, and the limited history of the need for internet access and enhanced services. The Company's future success will be dependent upon its ability to create and provide effective and competitive internet services, the continued acceptance of the Internet and the Company's ability to develop and provide new services that meet customers changing requirements, including the effective use of leading technologies, to continue to enhance its current services, and to influence and respond to emerging industry standards and other technological changes on a timely and cost-effective basis.

    (B) PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the financial statements of the Company and its wholly owned Subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

    (C) USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (D) PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, generally ranging from three to five years. Property and equipment under capital leases are stated at the present value of minimum lease payments and are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the assets.

    (E) INTANGIBLE ASSETS

    Intangible assets represents the excess of the current market rental over the contractual lease payments of internet backbone operating leases assumed through acquisition. This is being amortized on a straight-line basis over six months.

                   WAVE COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (F) IMPAIRMENT OF LONG-LIVED ASSETS

    The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF (Statement No. 121). Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations, including goodwill, when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. In addition, the recoverability of goodwill is further evaluated under the provisions of APB Opinion No. 17, INTANGIBLE ASSETS, based upon estimated fair value. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

    (G) INCOME TAXES

    Since the election of the Company's shareholders on January 1, 1998, the Company is treated under Subchapter S of the Internal Revenue Code, and therefore tax losses and taxable income is allocated to the individual stockholders. No provision for income taxes has been provided since the date of election.

    Prior to the Subchapter S election, the Company accounted for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

    (H) REVENUE RECOGNITION

    Revenue related to internet services is recognized as the services are provided and deferred and amortized to operations for amounts billed relating to future periods. Installation and customer set up fees are recognized upon the average customer service rate.

    (I) SALES AND MARKETING COSTS

    Marketing expense includes the costs to acquire and retain subscribers, advertising and other general sales and marketing costs.

    The Company expenses the cost of advertising and promoting its services as incurred. Such costs are included in sales and marketing and totaled $25,841, $61,132, and $86,310 for the years ended December 31, 1997, 1998, and 1999, respectively.

                   WAVE COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(2) BALANCE SHEET COMPONENTS

    Property and equipment, including equipment under capital leases stated at cost

                                                            DECEMBER 31,
                                                       -----------------------
                                                         1998         1999
                                                       ---------   -----------
Internet access and computer equipment including
  amounts related to capital leases of $287,986 and
  $771,302, respectively.............................  $ 363,860       884,438
Vehicles including amounts related to capital leases
  of $58,815 for the year ended December 31, 1999....     19,919       116,234
Furniture and fixtures including amounts related to
  capital leases of $38,662 for the year ended
  December 31, 1999..................................     10,613        71,364
Office equipment.....................................      4,973        32,442
                                                       ---------   -----------
                                                         399,365     1,104,478
Less accumulated depreciation including amounts
  related to capital leases of $73,819 and $232,988,
  respectively.......................................   (129,745)     (322,653)
                                                       ---------   -----------
    Property and equipment, net......................  $ 269,620       781,825
                                                       =========   ===========

    Accrued expenses

                                                               DECEMBER 31,
                                                            -------------------
                                                              1998       1999
                                                            --------   --------
Accrued payroll...........................................  $21,727     20,301
Other.....................................................    2,810        285
                                                            -------    -------
                                                            $24,537     20,586
                                                            =======    =======

                   WAVE COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(3) LONG-TERM DEBT

    Notes payable and lines of credit consist of the following:

                                                              DECEMBER 31,
                                                          --------------------
                                                            1998       1999
                                                          --------   ---------
Bank note payable; secured by accounts receivable, with
  the first three monthly payments as interest only
  followed by monthly principle and interest payments of
  $8,065 with the balance due at maturity. Interest is
  calculated at Prime plus 1%...........................  $    --      249,330
Bank note payable; with principal and interest payments
  of $1,927 due monthly. Interest is calculated at
  8.75%. The note matures on November 1, 2002...........       --       58,058
Bank note payable; secured by equipment, with principle
  and interest payments of $380 due monthly. Interest is
  calculated at 2.9%. The note matures on June 17,
  2000..................................................    6,683        2,260
Line of credit in the amount of $100,000, with interest
  payable monthly, calculated at the bank's prime rate
  plus 1%. Principle is due on October 13, 2000.........    1,990       36,385
                                                          -------    ---------
    Total long-term debt................................    8,673      346,033
Less current portion....................................   (6,413)    (114,781)
                                                          -------    ---------
    Long-term debt, less current portion................  $ 2,260      231,252
                                                          =======    =========

    The aggregate annual required repayments under the notes payable and line of credit for of the years 2000, 2001, and 2002 are $114,781, $103,256, and
$127,996, respectively.

(4) LEASES

    The Company leases certain computer and office equipment under capital leases, and office space under noncancelable operating leases expiring at various dates through 2003.

                   WAVE COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(4) LEASES (CONTINUED)
    Future minimum annual lease payments under capital and noncancelable operating leases as of December 31, 1999 are as follows:

                                                          CAPITAL    OPERATING
                                                           LEASE       LEASE
                                                         ---------   ---------
Year ending December 31:
  2000.................................................  $ 341,626     83,184
  2001.................................................    259,751     80,185
  2002.................................................    101,748     68,400
  2003.................................................     20,168         --
                                                         ---------   --------
    Total minimum lease payments.......................    723,293    231,769
                                                                     ========
Less amount representing interest......................    (73,448)
                                                         ---------
    Present value of net minimum lease payments........    649,845
Less current portion of capital lease obligation.......   (295,734)
                                                         ---------
  Capital lease obligation, less current portion.......  $ 354,111
                                                         =========

    Rent expense for the years ended December 31, 1997, 1998 and 1999 were $53,000, $39,000 and $168,820, respectively.

(5) RELATED PARTY TRANSACTIONS

    The Company leases office space from one of its major stockholders for $2,500 per month. Lease expense for the years ended December 31, 1998 and 1999 were $17,500 and $30,000, respectively.

    The Company has several loan receivables outstanding from employees and stockholders. No formal terms are documented. Loan receivables at December 31, 1998 and 1999 were $11,173 and $10,291, respectively.

    The Company has receivables from two related companies for funds advanced to finance operations and purchase assets. Receivables at December 31, 1999 were $33,997.

(6) PRO FORMA INCOME TAXES

    Actual tax expense incurred in the year ended December 31, 1997 as well as the elimination of the residual impact of changing to a Subchapter S corporation as of January 1, 1998 is as follows:

                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1997       1998       1999
                                                              --------   --------   --------
Federal and state income taxes..............................  $18,800    (11,546)    1,289
                                                              =======    =======     =====

    As stated in Footnote 1(g), the Company was not subject to Federal and State income taxes for the years ended December 31, 1998 and December 31, 1999. Pro forma income tax information is provided below to illustrate the tax impact on the financial statements of providing for taxes as if the Company was subject to Federal and State income taxes. Actual tax expense for the year ended

                   WAVE COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(6) PRO FORMA INCOME TAXES (CONTINUED)
December 31, 1997, as well as pro forma tax expense (benefit) for the years ended December 31, 1998 and 1999, differs from the amounts that would result from applying the federal statutory rate of 34% to the Company's net loss for the periods as follows:

                                                                                     PRO FORMA
                                                                                -------------------
                                                                 ACTUAL            DECEMBER 31,
                                                            -----------------   -------------------
                                                            DECEMBER 31, 1997     1998       1999
                                                            -----------------   --------   --------
Expected pro forma tax expense (benefit)..................       $23,600        (33,600)   (110,500)
State income taxes, net of federal benefit................         3,500             --          --
Increase in valuation allowance...........................            --         12,500     109,500
Effect of graduated rates.................................        (8,300)         6,800          --
Other.....................................................            --            600       1,000
                                                                 -------        -------    --------
                                                                 $18,800        (13,700)         --
                                                                 =======        =======    ========

    Temporary differences that give rise to the components of pro forma deferred tax assets, as of December 31, 1998 and December 31, 1999 are as follows:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1998       1999
                                                              --------   --------
Net operating loss carryforward.............................  $ 12,300    140,000
Other.......................................................       200      6,000
                                                              --------   --------
  Gross deferred tax assets.................................    12,500    146,000
  Valuation Allowance.......................................   (12,500)  (146,000)
                                                              --------   --------
Net deferred tax asset......................................  $     --         --
                                                              ========   ========

    The pro forma net income information assumes that distributions, if any, to shareholders are considered compensation expense. The valuation allowance noted above is provided based on management's estimation of the recoverability of the deferred tax asset in future periods.

(7) ACQUISITIONS

    On October 22, 1999, the Company purchased the assets and assumed all liabilities of ABTS Industries, Inc. for approximately $50,000. The transaction was accounted for as a purchase and the purchase price was allocated as follows: assets of $331,592; other intangibles of $75,000; and liabilities of $356,592.

(8) SUBSEQUENT EVENT

    On March 21, 2000, all of Wave Communications, Inc. and Subsidiaries' assets were sold to DURO Communications, Inc. for approximately $8 million in cash and 74,504 shares of DURO Communications, Inc. Common Stock. In connection with the sale of assets, all notes payable, capital leases, and operating lease obligations were paid in full at closing.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
DURO Communications, Inc.:

    We have audited the balance sheets of iThink, Inc. as of December 31, 1998 and 1999, and the related statements of operations, shareholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iThink, Inc. as of December 31, 1998 and 1999, and the related statements of operations and cash flows for each of the years in the three year period ended December 31, 1999 in conformity with generally accepted accounting principles.

Cordovano and Harvey, P.C.
Denver, Colorado
January 22, 2000

                                  ITHINK, INC.

                                 BALANCE SHEETS

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1998       1999
                                                              --------   --------
                           ASSETS
Current assets:
  Cash......................................................  $ 36,122     16,740
  Receivables:
    Trade, net of allowance for doubtful accounts of $3,591
      and $7,978, respectively..............................    22,371     41,225
    Affiliate...............................................     7,231         --
    Shareholder.............................................    23,759         --
  Prepaid advertising.......................................    12,436     27,386
                                                              --------   --------
      Total current assets..................................   101,919     85,351
                                                              --------   --------
  Property and equipment:
    Computers and telecomunications equipment...............   123,870    179,900
    Other...................................................    62,118     63,091
                                                              --------   --------
                                                               185,988    242,991
    Less accumulated depreciation...........................   (30,139)   (61,124)
                                                              --------   --------
      Property and equipment, net...........................   155,849    181,867
Intangible assets:
  Internally developed software, net of accumulated
    amortization of $293 and $4,731, respectively...........     1,403     38,492
  Deferred advertising costs, net of accumulated
    amortization of $1,756 and $26,627, respectively........    15,275     36,667
                                                              --------   --------
                                                              $274,446    342,377
                                                              ========   ========

       LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts and notes payable:
    Accounts payable, trade.................................  $ 35,000     98,504
    Short-term debt:
      Commercial lines of credit............................    38,137     74,326
      Due to related parties................................        --     51,000
      Other.................................................    15,000     15,000
  Other current liabilities:
    Current maturities of long-term debt....................    23,236     23,084
    Unearned revenue........................................    27,385     56,289
    Accrued expenses........................................    13,273     24,998
                                                              --------   --------
      Total current liabilities.............................   152,031    343,201
Long-term debt, net of current maturities...................   100,927     77,843
Deferred income tax liability...............................     1,289         --
                                                              --------   --------
      Total liabilities.....................................   254,247    421,044
                                                              --------   --------
Shareholders' equity (deficit):
  Common stock, $1 par value, 1,000 shares authorized, 900
    and 1,000 shares issued and outstanding, respectively...       900      1,000
  Additional paid-in capital................................     3,300     54,400
  Retained earnings (loss)..................................    15,999   (134,067)
                                                              --------   --------
      Total shareholders' equity (deficit)..................    20,199    (78,667)
                                                              --------   --------
Commitments and contingencies...............................        --         --
                                                              --------   --------
                                                              $274,446    342,377
                                                              ========   ========

                See accompanying notes to financial statements.

                                  ITHINK, INC.

                            STATEMENTS OF OPERATIONS

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1997       1998       1999
                                                              --------   --------   --------
Internet services revenue...................................  $192,431   362,710     797,806
Direct Internet services costs..............................    44,232   119,884     380,818
                                                              --------   -------    --------
  Gross profit..............................................   148,199   242,826     416,988

Selling, general and administrative.........................   151,322   204,776     426,030
Provision for doubtful accounts.............................     1,905     3,591       7,978
Research and development....................................        --        --      51,890
                                                              --------   -------    --------
  Income (loss) before interest, depreciation, amortization
    and income taxes........................................    (5,028)   34,459     (68,910)
Interest expense............................................     3,822     6,767      21,154
Depreciation................................................     8,036    18,148      30,986
Amortization................................................        --     2,049      29,016
                                                              --------   -------    --------
  Income (loss) before income taxes.........................   (16,886)    7,495    (150,066)
Provision (benefit) for income taxes:
  Current...................................................     4,430    (2,005)     47,181
  Deferred..................................................    (1,737)   (1,977)    (47,181)
                                                              --------   -------    --------
Net income (loss)...........................................  $(14,193)    3,513    (150,066)
                                                              ========   =======    ========
Income (loss) per common share..............................  $ (14.19)     3.51     (150.07)
                                                              ========   =======    ========
Basic weighted average common shares outstanding............     1,000     1,000       1,000
                                                              ========   =======    ========

                See accompanying notes to financial statements.

                                  ITHINK, INC.

             STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

                                                     COMMON STOCK       ADDITIONAL   RETAINED
                                                  -------------------    PAID-IN     EARNINGS/
                                                   SHARES     AMOUNT     CAPITAL      (LOSS)      TOTAL
                                                  --------   --------   ----------   ---------   --------
BALANCE, JANUARY 1, 1997........................     900      $  900       2,100       26,679      29,679
Net loss........................................      --          --          --      (14,193)    (14,193)
                                                   -----      ------      ------     --------    --------
BALANCE, DECEMBER 31, 1997......................     900         900       2,100       12,486      15,486
Office space contributed by shareholder.........      --          --       1,200           --       1,200
Net income......................................      --          --          --        3,513       3,513
                                                   -----      ------      ------     --------    --------
BALANCE, DECEMBER 31, 1998......................     900         900       3,300       15,999      20,199
Sale of common stock............................     100         100      49,900           --      50,000
Office space contributed by shareholder.........      --          --       1,200           --       1,200
Net loss........................................      --          --          --     (150,066)   (150,066)
                                                   -----      ------      ------     --------    --------
BALANCE, DECEMBER 31, 1999......................   1,000      $1,000      54,400     (134,067)    (78,667)
                                                   =====      ======      ======     ========    ========

                See accompanying notes to financial statements.

                                  ITHINK, INC.

                            STATEMENT OF CASH FLOWS

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1997       1998       1999
                                                              --------   --------   --------
Operating activities:
  Net income (loss).........................................  $(14,193)     3,513   (150,066)
    Transactions not requiring cash:
      Depreciation and amortization.........................     6,216     20,197     55,858
      Provision for uncollectible accounts receivable.......     1,905      3,591      7,978
    Changes in operating assets and liabilities:
      Trade receivables.....................................    (7,852)   (17,217)   (18,854)
      Related party advances................................        --     (4,921)    14,981
      Deferred revenue......................................        --     27,385     28,904
      Accounts payable......................................        --     31,919     67,708
      Accrued interest, shareholders........................       650       (162)      (338)
      Accrued interest, others..............................     1,308      1,861      1,609
      Other accrued expenses................................    26,387     10,885      1,186
                                                              --------   --------   --------
        Net cash provided by operating activities...........    14,421     77,051      8,966
                                                              --------   --------   --------
Investing activities:
      Capital expenditures..................................   (15,591)  (138,772)   (94,091)
      Cash payments for direct response advertising.........        --    (29,467)   (61,213)
                                                              --------   --------   --------
        Net cash used in investing activities...............   (15,591)  (168,239)  (155,304)
                                                              --------   --------   --------
Financing activities:
      Proceeds from sale of common stock....................        --      1,200     51,200
      Net proceeds from short-term borrowings...............      (924)    41,048     31,983
      Proceeds from shareholder loans.......................    35,303         --     45,000
      Repayment of shareholder loans........................        --     (3,368)    (6,650)
      Shareholder advances made.............................   (19,106)   (21,310)        --
      Repayment of shareholder advances.....................        --         --     23,759
      Repayment of notes payable............................        --     92,228    (18,336)
                                                              --------   --------   --------
        Net cash provided by financing activities...........    15,273    109,798    126,956
                                                              --------   --------   --------
        Net increase (decrease) in cash and cash
          equivalents.......................................    14,103     18,610    (19,382)
Cash at beginning of year...................................     3,409     17,512     36,122
                                                              --------   --------   --------
Cash at end of year.........................................  $ 17,512     36,122     16,740
                                                              ========   ========   ========
Supplemental cash flow information:
Cash paid for interest......................................  $  1,934      3,744     12,685
                                                              ========   ========   ========
Cash paid for income taxes..................................  $     --         --         --
                                                              ========   ========   ========

                See accompanying notes to financial statements.

                                  ITHINK, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF ORGANIZATION AND BASIS OF PRESENTATION

    iThink, Inc. (the "Company") was incorporated in Florida on April 14, 1994. The Company is a regional provider of Internet access services (ISP) to consumers and small businesses. The Company's business services consist of Web development and Web hosting.

    Inherent in the Company's business are various risks and uncertainties, including its historical operating losses, dependence upon strategic alliances, and the limited history of the need for internet access and enhanced services. The Company's future success will be dependent upon its ability to create and provide effective competitive internet services, the continued acceptance of the internet and the Company's ability to develop and provide new services that meet customers changing requirements, including the effective use of leading technologies, to continue to enhance its current services, and to influence and respond to emerging industry standards and other technological changes on a timely basis and cost-effective basis.

ESTIMATES AND ASSUMPTIONS

    The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities; disclosure of contingent assets and liabilities at the date of the financial statements; and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

SOURCES OF SUPPLIES

    The Company relies on third-party networks, local telephone companies, and other companies to provide data communications capacity. Although management believes alternative telecommunications facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

FINANCIAL INSTRUMENTS AND CASH EQUIVALENTS

    The Company's financial instruments consist of cash, receivables, accounts payable, accrued liabilities, capital and operating leases and notes payable. The carrying value of these financial instruments approximates fair value because of their short-term nature or because they bear interest at rates which approximate market rates. For financial accounting purposes and the statement of cash flows, cash equivalents include all highly liquid debt instruments purchased with an original maturity of three months or less.

CREDIT RISK

    The Company's accounts receivable potentially subject the Company to credit risk, as collateral is generally not required. The Company's risk of loss is limited due to advance billings to customers for services, the use of pre-approved charges to customer credit cards, the ability to terminate access on delinquent accounts.

                                  ITHINK, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) INTANGIBLE ASSETS

    Intangible assets, consisting of internally developed software and deferred advertising costs, are amortized using the straight-line method over a three-year period.

IMPAIRMENT OF LONG-LIVED ASSETS AND CERTAIN IDENTIFIABLE INTANGIBLES

    The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. Statement No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

PROPERTY, EQUIPMENT AND DEPRECIATION

    Property and equipment is recorded at cost. Expenditures that extend the useful lives of assets are capitalized. Repairs, maintenance and renewals that do not extend the useful lives of the assets are expensed as incurred. Depreciation and amortization is provided principally on the straight-line method over the following estimated useful lives: furniture, 10 years; equipment 3 years; and software (third party and internally developed), 3 to 5 years.

    Depreciation expense was $8,036, $18,138 and $30,139 respectively, for the years ended December 31, 1997, 1998 and 1999.

REVENUE RECOGNITION

    The Company recognizes revenue when services are provided. Services are generally billed one month in advance. Advance billings including prepaid services and collections relating to future access services are recorded as deferred revenue and recognized as revenue when earned.

INCOME TAXES

    The Company reports income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes", which requires the liability method in accounting for income taxes. Deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount on the financial statements. Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted law. Valuation allowances are established when necessary to reduce the deferred tax assets to the amounts expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change during the period in the deferred tax assets and liabilities.

                                  ITHINK, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) RESEARCH AND DEVELOPMENT COSTS

    Research and development costs are expensed as incurred.

ADVERTISING COSTS

    Advertising costs include costs of billboard, television, radio, and print media advertising and other marketing activities. Advertising costs not deferred at year-end are charged to expense ratably in relation to sales over the year in which incurred. Advertising costs deferred at year-end, which are classified as prepaid expenses in the balance sheet, consists of direct response advertising and production costs. These costs are deferred and charged to operations over a three-year period. The Company deferred advertising costs totaling $61,212, $29,468 and $--0-, respectively, during the years ended December 31, 1999 and 1998. Amortization expense was $24,870, and $1,756, respectively, for the years ended December 31, 1999, 1998 and 1997.

SOFTWARE DEVELOPMENT COSTS

    The cost of developing and implementing its Web site and certain proprietary software is expensed until the Company has determined that the Web site and proprietary software will result in probable future economic benefits and management has committed to funding the project. Thereafter, all direct external implementation costs and purchased software costs are capitalized and amortized using the straight-line method over the remaining estimated useful lives, not exceeding 3 years. The Company capitalized $--0-, $1,696, and $21,164 in Web site costs, consisting principally of software and salaries and related expense, during the years ended December 31, 1997, 1998 and 1999, respectively. Beginning in 1999, the Company developed internally software used to track customer contacts that has been capitalized in the accompanying financial statements. The Company capitalized $20,362, consisting principally of salaries and related expense, during the year ended December 31, 1999. Advertising expense was $--0-, $2,049 and $29,016, respectively, for the years ended December 31, 1997, 1998 and 1999.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    The Company has adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 130 "REPORTING COMPREHENSIVE INCOME". SFAS No. 130 requires the Company to report in its financial statements, in addition to its net income (loss), comprehensive income (loss), which includes all changes in equity during a period from non-owner sources including, as applicable, foreign currency items, minimum liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. There were no differences between the Company's comprehensive income (loss) and net income (loss) as reported.

    In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 131, "DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION". SFAS No. 131 is based on the "management" approach for reporting segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosure about the Company's products, the geographic areas in which it earns revenue and holds long-lived assets, and its

                                  ITHINK, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) major customers. The Company has determined that it does not have any separately reportable business segments.

    In June 1998, the FASB issued SFAS No. 132, "EMPLOYERS' DISCLOSURES ABOUT PENSIONS AND OTHER POST-RETIREMENT BENEFITS," which requires additional disclosures about pension and other post-retirement benefit plans, but does not change the measurement or recognition of those plans. The Company does not have a pension plan. The Company does not provide post-retirement benefits to employees.

    In June 1998, the FASB issued SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments imbedded in other contracts, and for hedging activities. SFAS is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. This standard is not expected to affect the Company, as the Company currently does not have any derivative instruments or hedging activities. In June 1999, the FASB issued SFAS No. 137, which amended the implementation date for SFAS No. 133 to be effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

(2) RELATED PARTY TRANSACTIONS

    Certain shareholders have provided working capital loans, from time-to-time, to the Company. Interest on the loans accrues at from 8 to 10 percent. In addition, the Company pays a shareholder an override of 3 percent of certain access accounts in consideration for loans made. The override is included in interest expense in the accompanying financial statements. The Company borrowed $45,000 from shareholders and repaid $6,650 during the year ended December 31, 1999. The Company borrowed $--0- from shareholders and repaid $3,368 during the year ended December 31, 1998. The Company borrowed $38,364 from shareholders and repaid $3,061 during the year ended December 31, 1997. Related interest expense totaled $2,484, $4,354 and $4,365 for the years ended December 31, 1997, 1998, and 1999, respectively. As of December 31, 1999, the Company was indebted to shareholders in the amount of $70,285. See Notes C and D.

    A shareholder provided an office (valued by the board of directors at $100 per month) at no charge to the Company for the years ended December 31, 1998 and 1999. The Company provided Internet access to key employees and directors in exchange for their services, for all periods presented. In addition, the Company provided an affiliate with office space and related services in exchange for Web site-consulting services during the year ended December 31, 1998. The Company has accrued an expense equal to the fair value of the office space provided by a shareholder and a corresponding credit to additional paid-in capital in the accompanying financial statements. However, no amounts are reflected in the accompanying financial statements for barter transactions as the board of directors could not reliably estimate their fair value.

    Additionally, the Company borrowed $7,750 from the affiliate during 1999. This amount is outstanding at December 31, 1999. The affiliate is wholly owned by the president of the Company.

                                  ITHINK, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(3) SHORT-TERM DEBT

UNRELATED THIRD-PARTY LOAN

    The Company is indebted to an unrelated third party in the amount of $15,000 at December 31, 1999. The loan is unsecured and the Company is accruing interest at $8 percent. Accrued interest on the loan is $4,022 at December 31, 1999.

LINES OF CREDIT

    The Company has a revolving line of credit with a commercial bank that allows for borrowings up to $14,000. The line bears interest at 9.9 percent over prime and is payable monthly. The line is guaranteed by a shareholder. The balance due at December 31, 1999 is $8,526.

    The Company has an additional revolving line of credit with a commercial bank, which allows for borrowings up to $50,000. The line bears interest at 2 percent over prime and is payable monthly. The line is renewable June 20, 2000. The line is unsecured. The balance due at December 31, 1999 is $55,334.

    The Company has a revolving line of credit with American Express in the amount of $10,000. The line bears annual interest at 10.2 percent and is payable monthly. The line is unsecured. The balance due at December 31, 1999 is $8,092.

SHAREHOLDER LOAN

    On July 28, 1999, a shareholder loaned the Company $30,000. The loan is unsecured, bears interest at 10 percent and is due on demand. Prior to year-end the Company made principal payments totaling $1,750. As of December 31, 1999, the Company is indebted to the shareholder in the amount of $28,250. Related interest expense totaled $1,250 for the year ended December 31, 1999.

(4) LONG-TERM DEBT

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1998       1999
                                                              --------   --------
Bank note collateralized by principal assets of the Company, at 10% interest, due
  November 11, 2001, guaranteed by shareholders of the
  Company...................................................  $30,110     20,514
Bank note collateralized by principal assets of the Company, at 10% interest, due December 29,2003, guaranteed by
  shareholders of the Company...............................   62,118     53,378
                                                              -------     ------
                                                               92,228     73,892
  Less current maturities...................................   18,336     21,279
                                                              -------     ------
                                                              $73,892     52,613
                                                              =======     ======

                                  ITHINK, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(4) LONG-TERM DEBT (CONTINUED)
SHAREHOLDER LOANS AT DECEMBER 31, 1999 AND 1998:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1998       1999
                                                              --------   --------
Unsecured loan, at 10 percent interest, due March 1, 2004,
  with a balloon payment, including interest, due on
  March 1, 2004.............................................  $16,935     12,035
Interest only loan, at 8 percent interest, unsecured, with
  interest payments of $237.65 per month, with a balloon
  payment due May 15, 2002..................................   15,000     15,000
                                                              -------     ------
                                                               31,935     27,035
  Less current maturities...................................    4,900      1,805
                                                              -------     ------
                                                              $27,035     25,230
                                                              =======     ======

    Aggregate maturities required on long-term debt at December 31, 1999, are as follows:

YEAR
----
2000........................................................  $ 23,084
2001........................................................    25,096
2002........................................................    31,608
2003........................................................    20,335
2004........................................................       804
                                                              --------
                                                              $100,927
                                                              ========

(5) INCOME TAXES

    A reconciliation of U.S. statutory federal income tax rate to the effective rate follows for the years ended December 31, 1997, 1998 and 1999:

                                                                        YEARS ENDED DECEMBER 31,
                                                                  ------------------------------------
                                                                    1997          1998          1999
                                                                  --------      --------      --------
U.S. statutory federal rate.................................        15.00%        15.00%        28.52%
Book to tax depreciation....................................         7.76%        10.67%         3.04%
Accrual to cash conversion..................................         3.47%       (11.45)%       (8.00)%
Capitalized advertising costs...............................         0.00%        12.53%         6.56%
Net operating loss for which no tax
  benefit is currently available............................       (26.23)%      (26.75)%      (30.12)%
                                                                   ------        ------        ------
                                                                     0.00%         0.00%         0.00%
                                                                   ======        ======        ======

    The benefit for income taxes from operations consisted of the following components at December 31, 1999: current tax benefit of $47,181 resulting from a net loss before income taxes, the book to tax depreciation adjustment and the accrual to cash conversion; and deferred tax expense of $47,181 resulting from the valuation allowance recorded against the deferred tax asset. The change in

                                  ITHINK, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(5) INCOME TAXES (CONTINUED)
the valuation allowance for the years ended December 31, 1997, 1998 and 1999 was $-0-, $-0- and $47,181. Net operating loss carryforwards at December 31, 1999 will begin expire in 2019. The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

    Should the Company undergo an ownership change, as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation which could reduce or defer the utilization of those losses.

(6) OPERATING LEASE COMMITMENTS

    The Company leases its facilities under operating leases with unrelated third parties:

                                                                           MONTHLY
LOCATION                                               FROM        TO        RENT
--------                                             --------   --------   --------
Corporate headquarters.............................   2/1/99    1/31/02     $2,621
Blue room..........................................   4/1/99    3/31/02        500
                                                                            ------
                                                                            $3,121
                                                                            ======

    The Company also leases computer and telecommunications equipment:

                                                                          MONTHLY
EQUIPMENT                                             FROM        TO        RENT
---------                                           --------   --------   --------
PMT server with modem.............................   7/1/98     7/1/01     $  419
PMT server with modem.............................   2/1/98     2/1/01        479
PMT server with modem.............................   7/1/98     7/1/01        446
PMT server with modem.............................  2/19/99    2/19/02      1,460
Cisco router port #1..............................   5/6/99     5/6/04        870
Cisco router port #2..............................   5/6/99     5/6/04        715
Mailing machine...................................  3/30/99    9/30/03        500
                                                                           ------
                                                                           $4,889
                                                                           ======

    Rent expense under the operating leases was $--0-, $17,614 and $82,119, respectively in 1997, 1998 and 1999.

                                  ITHINK, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

(6) OPERATING LEASE COMMITMENTS (CONTINUED)
    Minimum lease payments, by year and in aggregate, at December 31, 1999 are:

YEAR
----
2000........................................................  $ 90,829
2001........................................................    80,370
2002........................................................    25,311
2003........................................................    18,380
2004........................................................     4,777
                                                              --------
                                                              $219,667
                                                              ========

(7) SUBSEQUENT EVENT-CHANGE IN CONTROL

    On January 22, 2000, the shareholders signed a Letter of Intent whereby they agreed to sell all of the outstanding shares of the Company's common stock for $1,920,000, consisting of cash and an irrevocable letter of credit, to DURO Communications, Inc. (DURO). The purchase price is subject to a right of set-off in case of contingent liabilities and the purchase price will be reduced, dollar-for-dollar, by the amount of debt assumed by DURO. The closing of the proposed transaction is subject to the completion of a due diligence review by DURO. The transaction is expected to close on or about March 31, 2000.

                                     [LOGO]

                                  UNDERWRITING

    The underwriters named below, acting through their representatives, FleetBoston Robertson Stephens Inc., CIBC WorldMarkets Corp. and First Union Securities, Inc., have severally agreed with us, subject to the terms and conditions of the underwriting agreement, to purchase from us the numbers of shares of common stock set forth opposite their names below. The underwriters are committed to purchase any and all of the shares if any are purchased.

                                                                   NUMBER
    UNDERWRITER                                                   OF SHARES
    -----------                                                  -----------
    FleetBoston Robertson Stephens Inc.........................
    CIBC WorldMarkets Corp.....................................
    First Union Securities, Inc................................

    INTERNATIONAL UNDERWRITER
    -----------------------------------------------------------
    FleetBoston Robertson Stephens International Limited.......

                                                                 -----------
        Total..................................................
                                                                 ===========

    We have been advised that the underwriters propose to offer the shares of common stock to the public at the public offering price located on the cover page of this prospectus and to dealers at that price less a concession of not in excess of $ per share, of which $ may be reallowed to other dealers. After the initial public offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No reduction in this price will change the amount of proceeds to be received by us as indicated on the cover of this prospectus.

    OVER-ALLOTMENT OPTION. We have granted to the underwriters an option, exercisable during the 30-day period after the date of this prospectus, to
purchase up to             additional shares of common stock at the same price
per share as we will receive for the             shares that the underwriters
have agreed to purchase. To the extent that the underwriters exercise this option, each of the underwriters will have a firm commitment to purchase approximately the same percentage of additional shares that the number of shares of common stock to be purchased by it shown in the above table represents as a
percentage of the             shares offered by this prospectus. If purchased,
the additional shares will be sold by the underwriters on the same terms as
those on which the       shares are being sold. We will be obligated, under this
option, to sell shares to the extent the option is exercised. The underwriters may exercise the option only to cover over-allotments made in connection with
the sale of the             shares of common stock offered by this prospectus.

    UNDERWRITING DISCOUNTS AND COMMISSIONS. The underwriting discounts and commissions equal the public offering price per share less the amount paid per share by the underwriters to us. The underwriting discounts and commissions equal 7% of the public offering price. The following table shows the per share and total underwriting discounts and commissions to be paid by us to the underwriters. This information is presented assuming either no exercise or full exercise by the underwriters of their over-allotment option.

                                                                                    TOTAL
                                                                       -------------------------------
                                                                          WITHOUT            WITH
                                                                       OVER-ALLOTMENT   OVER-ALLOTMENT
                                                           PER SHARE       OPTION           OPTION
                                                           ---------   --------------   --------------
    Public Offering Price................................
    Underwriting Discounts and Commissions...............
    Proceeds to DURO.....................................

    The expenses of the offering payable by us are estimated at $1,500,000. FleetBoston Robertson Stephens Inc. expects to deliver the shares of common
stock to purchasers on             , 2000.

    INDEMNITY. The underwriting agreement contains covenants of indemnity among the underwriters and us against civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representation and warranties contained in the underwriting agreement.

    FUTURE SALES. Each of our executive offers, directors and other significant stockholders of record has agreed with the representatives, for a period of 180 days after the date of the final prospectus for this offering, not to offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of common stock, any options or warrants to purchase any shares of common stock, or any securities convertible into or exchangeable for shares of common stock owned as of the date of this prospectus or acquired directly from us by these holders or with respect to which they have or may acquire the power of disposition, without the prior written consent of FleetBoston Robertson Stephens Inc. However, FleetBoston Robertson
Stephens Inc. may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to lock-up agreements. In addition, we have agreed that for a period of 180 days after the date of the final prospectus for this offering we will not, without the prior written consent of FleetBoston Robertson Stephens Inc., (1) consent to the disposition of any shares held by stockholders subject to lock-up agreements prior to the expiration of the lock-up period or (2) issue, sell, contract to sell, or otherwise dispose of, any shares of common stock, any options to purchase any shares of common stock or any securities convertible into, exercisable for or exchangeable for shares of common stock other than (a) our sale of shares in this offering, (b) the issuance of common stock upon the exercise of outstanding options and the issuance of options under existing stock option and incentive plans, provided such common stock and the common stock issuable upon the exercise of such options cannot be transferred prior to the expiration of the lock-up period, and (c) the issuance of shares in connection with certain acquisitions that cannot be sold on the public market during the lock-up period. Please see "Shares Eligible for Future Sale."

    DIRECTED SHARES.  At our request, the underwriters have reserved up to   %
of the shares of the common stock offered by this prospectus for sale to our officers, directors, employees and their family members and to our business associates at the public offering price set forth on the cover page of this prospectus. These business associates are current and former clients, vendors, suppliers and other individuals who, in the judgment of our management, have contributed to our success. These persons must commit to purchase no later than the close of business on the day following the date of this prospectus. The number of shares available for sale to the general public will be reduced to the extent these persons purchase the reserved shares.

    The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

    NO PRIOR PUBLIC MARKET. Prior to this offering, there has been no public market for the common stock. Consequently, the initial public offering price for the common stock offered by this prospectus will be determined through negotiations between us and the representatives. The material factors to be considered in these negotiations were prevailing market conditions, our financial information, market valuations of other companies that we and the representatives believe to be comparable to us, estimates of our business potential and the present state of our development.

    STABILIZATION. The representatives have advised us that, under Regulation M under the Securities Exchange Act, some participants in the offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, that may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. A "stabilizing bid" is a bid for the purchase of the common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A "syndicate covering transaction" is the bid for or purchase of the common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. A "penalty bid" is an arrangement permitting the representatives to reclaim the selling concession otherwise accruing to an underwriter or syndicate member in connection with the offering if the common stock originally sold by the underwriter or syndicate member is purchased by the representatives in a syndicate covering transaction and has therefore not been effectively placed by the underwriter or syndicate member. The representatives have advised us that these transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

    STOCK ACQUIRED BY AFFILIATES OF REPRESENTATIVES. As part of a private placement in December 1999, we sold:

    - 1,200,000 shares of common stock and 10,000 shares of series B preferred stock to CIBC WMC Inc. for an aggregate price of $10,012,000; and

    - 2,880,000 shares of common stock and 24,000 shares of series B preferred stock to First Union Capital Partners, Inc. for an aggregate price of $24,028,800.

These purchases were made at share prices and on other terms identical to those given to the other purchasers in the private placement. Among other things, CIBC WMC and First Union Capital Partners, Inc. received voting rights, registration rights and participation rights in connection with their purchases. In addition, First Union Capital Partners, Inc. was given the right to nominate two of our directors, currently Scott Perper and Pearce A. Landry. Mr. Perper is a Managing Partner of First Union Capital Partners, Inc. and Mr. Landry is a Principal of First Union Capital Partners, Inc. For additional information, please see "Related Party Transactions."

    CIBC WMC is an affiliate of CIBC WorldMarkets Corp., one of the representatives of the underwriters of this offering. First Union Capital Partners, Inc. is an affiliate of First Union Securities, Inc., which is also a representative of the underwriters of this offering. Under the rules of the National Association of Securities Dealers, Inc., the purchases of our stock by CIBC WMC and First Union Capital Partners, Inc. may be deemed to result in underwriting compensation in connection with this offering. In accordance with the rules of the National Association of Securities Dealers, Inc., the common stock purchased by CIBC WMC and First Union Capital Partners, Inc., as well as the common stock they will receive upon completion of this offering in exchange for their holdings of series B preferred stock, will be restricted from sale or other transfer until six months after the date of this prospectus, except as permitted by those rules.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED APRIL 13, 2000

                                     [LOGO]

                                            SHARES
                                  COMMON STOCK

    DURO Communications, Inc. is offering       shares of its common stock. This
is our initial public offering and no public market currently exists for our shares. We have applied to have the shares we are offering approved for quotation on the Nasdaq National Market under the symbol "DURO." We anticipate
that the initial public offering price will be between $      and $      per
share.

                            ------------------------

                   Investing in our common stock involves risks.
                      See "Risk Factors" beginning on page 6.

                            ------------------------

                                                               PER SHARE       TOTAL
                                                              -----------   -----------
Public Offering Price.......................................  $             $
Underwriting Discounts and Commissions......................  $             $
Proceeds to DURO............................................  $             $

    THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    We have granted the underwriters a 30-day option to purchase up to an
additional       shares of common stock to cover over-allotments.

                            ------------------------

ROBERTSON STEPHENS INTERNATIONAL

                               CIBC WORLD MARKETS
                                                    FIRST UNION SECURITIES, INC.

               THE DATE OF THIS PROSPECTUS IS             , 2000

                                  UNDERWRITING

    The underwriters named below, acting through their representatives, FleetBoston Robertson Stephens Inc., CIBC WorldMarkets Corp. and First Union Securities, Inc., have severally agreed with us, subject to the terms and conditions of the underwriting agreement, to purchase from us the numbers of shares of common stock set forth opposite their names below. The underwriters are committed to purchase any and all of the shares if any are purchased.

                                                                   NUMBER
    UNDERWRITER                                                   OF SHARES
    -----------                                                  -----------
    FleetBoston Robertson Stephens Inc.........................
    CIBC WorldMarkets Corp.....................................
    First Union Securities, Inc................................

    INTERNATIONAL UNDERWRITER
    -----------------------------------------------------------
    FleetBoston Robertson Stephens International Limited.......

                                                                 -----------
        Total..................................................
                                                                 ===========

    We have been advised that the underwriters propose to offer the shares of common stock to the public at the public offering price located on the cover page of this prospectus and to dealers at that price less a concession of not in excess of $ per share, of which $ may be reallowed to other dealers. After the initial public offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No reduction in this price will change the amount of proceeds to be received by us as indicated on the cover of this prospectus.

    OVER-ALLOTMENT OPTION. We have granted to the underwriters an option, exercisable during the 30-day period after the date of this prospectus, to
purchase up to             additional shares of common stock at the same price
per share as we will receive for the             shares that the underwriters
have agreed to purchase. To the extent that the underwriters exercise this option, each of the underwriters will have a firm commitment to purchase approximately the same percentage of additional shares that the number of shares of common stock to be purchased by it shown in the above table represents as a
percentage of the             shares offered by this prospectus. If purchased,
the additional shares will be sold by the underwriters on the same terms as
those on which the       shares are being sold. We will be obligated, under this
option, to sell shares to the extent the option is exercised. The underwriters may exercise the option only to cover over-allotments made in connection with
the sale of the             shares of common stock offered by this prospectus.

    UNDERWRITING DISCOUNTS AND COMMISSIONS. The underwriting discounts and commissions equal the public offering price per share less the amount paid per share by the underwriters to us. The underwriting discounts and commissions equal 7% of the public offering price. The following table shows the per share and total underwriting discounts and commissions to be paid by us to the underwriters. This information is presented assuming either no exercise or full exercise by the underwriters of their over-allotment option.

                                                                                    TOTAL
                                                                       -------------------------------
                                                                          WITHOUT            WITH
                                                                       OVER-ALLOTMENT   OVER-ALLOTMENT
                                                           PER SHARE       OPTION           OPTION
                                                           ---------   --------------   --------------
    Public Offering Price................................
    Underwriting Discounts and Commissions...............
    Proceeds to DURO.....................................

    The expenses of the offering payable by us are estimated at $1,500,000. FleetBoston Robertson Stephens Inc. expects to deliver the shares of common
stock to purchasers on             , 2000.

    INDEMNITY. The underwriting agreement contains covenants of indemnity among the underwriters and us against civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representation and warranties contained in the underwriting agreement.

    FUTURE SALES. Each of our executive offers, directors and other significant stockholders of record has agreed with the representatives, for a period of 180 days after the date of the final prospectus for this offering, not to offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of common stock, any options or warrants to purchase any shares of common stock, or any securities convertible into or exchangeable for shares of common stock owned as of the date of this prospectus or acquired directly from us by these holders or with respect to which they have or may acquire the power of disposition, without the prior written consent of FleetBoston Robertson Stephens Inc. However, FleetBoston Robertson
Stephens Inc. may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to lock-up agreements. In addition, we have agreed that for a period of 180 days after the date of the final prospectus for this offering we will not, without the prior written consent of FleetBoston Robertson Stephens Inc., (1) consent to the disposition of any shares held by stockholders subject to lock-up agreements prior to the expiration of the lock-up period or (2) issue, sell, contract to sell, or otherwise dispose of, any shares of common stock, any options to purchase any shares of common stock or any securities convertible into, exercisable for or exchangeable for shares of common stock other than (a) our sale of shares in this offering, (b) the issuance of common stock upon the exercise of outstanding options and the issuance of options under existing stock option and incentive plans, provided such common stock and the common stock issuable upon the exercise of such options cannot be transferred prior to the expiration of the lock-up period, and (c) the issuance of shares in connection with certain acquisitions that cannot be sold on the public market during the lock-up period. Please see "Shares Eligible for Future Sale."

    DIRECTED SHARES.  At our request, the underwriters have reserved up to   %
of the shares of the common stock offered by this prospectus for sale to our officers, directors, employees and their family members and to our business associates at the public offering price set forth on the cover page of this prospectus. These business associates are current and former clients, vendors, suppliers and other individuals who, in the judgment of our management, have contributed to our success. These persons must commit to purchase no later than the close of business on the day following the date of this prospectus. The number of shares available for sale to the general public will be reduced to the extent these persons purchase the reserved shares.

    The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

    NO PRIOR PUBLIC MARKET. Prior to this offering, there has been no public market for the common stock. Consequently, the initial public offering price for the common stock offered by this prospectus will be determined through negotiations between us and the representatives. The material factors to be considered in these negotiations were prevailing market conditions, our financial information, market valuations of other companies that we and the representatives believe to be comparable to us, estimates of our business potential and the present state of our development.

    STABILIZATION. The representatives have advised us that, under Regulation M under the Securities Exchange Act, some participants in the offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, that may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. A "stabilizing bid" is a bid for the purchase of the common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A "syndicate covering transaction" is the bid for or purchase of the common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. A "penalty bid" is an arrangement permitting the representatives to reclaim the selling concession otherwise accruing to an underwriter or syndicate member in connection with the offering if the common stock originally sold by the underwriter or syndicate member is purchased by the representatives in a syndicate covering transaction and has therefore not been effectively placed by the underwriter or syndicate member. The representatives have advised us that these transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

    STOCK ACQUIRED BY AFFILIATES OF REPRESENTATIVES. As part of a private placement in December 1999, we sold:

    - 1,200,000 shares of common stock and 10,000 shares of series B preferred stock to CIBC WMC Inc. for an aggregate price of $10,012,000; and

    - 2,880,000 shares of common stock and 24,000 shares of series B preferred stock to First Union Capital Partners, Inc. for an aggregate price of $24,028,800.

These purchases were made at share prices and on other terms identical to those given to the other purchasers in the private placement. Among other things, CIBC WMC and First Union Capital Partners, Inc. received voting rights, registration rights and participation rights in connection with their purchases. In addition, First Union Capital Partners, Inc. was given the right to nominate two of our directors, currently Scott Perper and Pearce A. Landry. Mr. Perper is a Managing Partner of First Union Capital Partners, Inc. and Mr. Landry is a Principal of First Union Capital Partners, Inc. For additional information, please see "Related Party Transactions."

    CIBC WMC is an affiliate of CIBC WorldMarkets Corp., one of the representatives of the underwriters of this offering. First Union Capital Partners, Inc. is an affiliate of First Union Securities, Inc., which is also a representative of the underwriters of this offering. Under the rules of the National Association of Securities Dealers, Inc., the purchases of our stock by CIBC WMC and First Union Capital Partners, Inc. may be deemed to result in underwriting compensation in connection with this offering. In accordance with the rules of the National Association of Securities Dealers, Inc., the common stock purchased by CIBC WMC and First Union Capital Partners, Inc., as well as the common stock they will receive upon completion of this offering in exchange for their holdings of series B preferred stock, will be restricted from sale or other transfer until six months after the date of this prospectus, except as permitted by those rules.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 12. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the estimated expenses payable by us in connection with the offering and distribution (excluding underwriting discounts and commissions):

NATURE OF EXPENSE                                               AMOUNT
-----------------                                             ----------
SEC Registration Fee........................................  $   37,950
NASD Filing Fee.............................................      14,875
Nasdaq National Market Listing Fee..........................           *
Accounting Fees and Expenses................................           *
Legal Fees and Expenses.....................................           *
Printing Expenses...........................................           *
Blue Sky Qualification Fees and Expenses....................      10,000
Transfer Agent's Fee........................................           *
Miscellaneous...............................................           *
                                                              ----------
    TOTAL...................................................  $1,500,000
                                                              ==========

------------------------

*   To be completed by amendment.

    The amounts set forth above, except for the Securities and Exchange Commission, National Association of Securities Dealers, Inc. and Nasdaq National Market fees, are in each case estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    In accordance with Section 145 of the Delaware General Corporation Law,
Article       of our certificate of incorporation provides that no director of
DURO be personally liable to DURO or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to DURO or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our certificate of incorporation provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

    Article   of our by-laws provides for indemnification by DURO of its officers and certain non-officer employees under certain circumstances against expenses, including attorneys fees, judgments, fines and amounts paid in settlement, reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of the registrant if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of DURO, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    Set forth in chronological order below is information regarding the number of shares of capital stock issued by DURO since our formation. Also included is the consideration, if any, received by

DURO for such shares. There was no public offering in any such transaction and we believe that each transaction was exempt from the requirements of the Securities Act of 1933, as amended, by reason of Section 4(2) thereof, based on the private nature of the transactions and the financial sophistication of the purchasers, all of whom had access to complete information concerning DURO and acquired the securities for investment and not with a view to the distribution thereof. In addition, we believe that the transactions described below with respect to issuances and option grants to our employees were exempt from the registration requirements of the Act or Rule 701 promulgated thereunder.

    1. On April 8, 1999, DURO Communication Corporation issued: 14,487,500 shares of its Class A voting common stock, including 12,935,820 shares to Great Hill Equity Partners Limited Partnership, 331,680 shares to Great Hill Investors, LLC, 813,320 shares to John C Stanley IV, 50,840 shares to each of Douglas W. Ferris, Jr., Rebecca J. Masisak and Peter B. Hopper, 152,500 shares to G. Robert Joiner and 101,660 shares to Jacob E. Roquet, for aggregate consideration of $7,244; 1,112,500 shares of its Class B non-voting common stock, including 508,340 shares to Digicom USA, LLC and 604,160 shares to Rampart Equities I, LLC, for aggregate consideration of $556; and 13,742.375 shares of its Series A preferred stock, including 11,656.968 shares to Great Hill Equity Partners Limited Partnership, 298.897 shares to Great Hill Investors, LLC, 732.927 shares to Mr. Stanley, 45.808 shares to Mr. Ferris, 137.424 shares to
       Mr. Joiner, 45.808 shares to Mr. Hopper, 45.808 shares to Ms. Masisak,
       91.616 shares to Mr. Roquet, 458.079 shares to Digicom USA, LLC, and
       229.040 shares to Rampart Equities I, LLC, for aggregate consideration of $13,742,375.

    2. On April 8, 1999, pursuant to restricted stock agreements, Messrs. Hopper, Joiner and Stanley purchased 1,500,000, 700,000 and
       700,000 shares of class A common stock, respectively, for aggregate consideration of $1,450.

    3. On April 21, 1999, DURO Communication Corporation issued 1,599.999 shares of its series A preferred stock, including 1,357.2 shares to Great Hill Equity Partners Limited Partnership, 34.8 shares to Great Hill Investors, LLC, 85.333 shares to Mr. Stanley, 5.333 shares to
       Mr. Ferris, 16 shares to Mr. Joiner, 5.333 shares to each of Mr. Hopper and Ms. Masisak, 10.667 shares to Mr. Roquet, 53.333 shares to Digicom USA, LLC, and 26.667 shares to Rampart Equities I, LLC, for aggregate consideration of $1,599,999.

    4. On May 13, 1999, DURO Communication Corporation issued: 5,083,340 shares of its Class A voting common stock, including 50,840 shares to Richard Burrows, an employee of DURO, 203,340 shares to Mr. Stanley, 508,340 shares to CIBC WMC Inc., 2,033,320 shares to Landmark Co-Investment Partners L.P., 92,220 shares to Great Hill Investors, LLC and 2,195,280 shares to Great Hill Equity Partners Limited Partnership for aggregate consideration of $2,542; 116,600 shares of its Class B non-voting common stock to Rampart Equities I, LLC for aggregate consideration of $58; and 9,657.626 shares of its series A preferred stock, including 5,589.645 shares to Great Hill Equity Partners Limited Partnership, 187.49 shares to Great Hill Investors, LLC, 431.74 shares to Mr. Stanley, 56.793 shares to Rampart Equities I, LLC, 113.588 shares to Digicom USA, LLC, 34.076 shares to Mr. Joiner, 11.359 shares to Mr. Hopper, 11.359 shares to Mr. Ferris, 11.359 shares to Ms. Masisak, 22.717 shares to Mr. Roquet,
       62.5 shares to Mr. Burrows, 2,500 shares to Landmark Co-Investment Partners, L.P., and 625 shares to CIBC WMC, Inc., for aggregate consideration of $9,657,626.

    5. On May 13, 1999, in consideration for the agreement by Messrs. Hopper, Joiner and Stanley to exchange 1,500,000, 700,000 and 700,000 shares, respectively, of their class A common stock for class B common stock and aggregate cash payments of $483, DURO Communication Corporation issued to Messrs. Hopper, Joiner and Stanley an aggregate of 2,000,000, 933,340 and 933,340 shares of class B common stock, respectively.

    6. On July 16, 1999, DURO Communication Corporation issued 3,000 shares of Series A preferred stock, including 2,233.265 shares to Great Hill Equity Partners Limited Partnership, 61.735 shares to Great Hill Investors, LLC, 300 shares to Landmark Co-Investment Partners, L.P., 150 shares to
       Mr. Stanley, 75 shares to Digicom USA, LLC, 75 shares to CIBC WMC, Inc.,
       37.5 shares to Rampart Equities I, LLC, 22.5 shares to Mr. Joiner, 15 shares to Mr. Roquet, and 7.5 shares to each of Mr. Ferris, Mr. Hopper, Ms. Masisak and Mr. Burrows, for aggregate consideration of $3,000,000.

    7. On July 27, 1999, DURO Communication Corporation issued 7,000 shares of Series A Preferred Stock, including 5,210.951 shares to Great Hill Equity Partners Limited Partnership, 144.049 shares to Great Hill Investors, LLC, 700 shares to Landmark Co-Investment Partners, L.P., 350 shares to Mr. Stanley, 175 shares to Digicom USA, LLC, 175 shares to CIBC
       WMC, Inc., 87.5 shares to Rampart Equities I, LLC, 52.5 shares to
       Mr. Joiner, 35 shares to Mr. Roquet, and 17.5 shares to each of Mr. Ferris, Mr. Hopper, Ms. Masisak and Mr. Burrows, for aggregate consideration of $7,000,000.

    8. On August 20, 1999, DURO Communication Corporation issued 666,640 shares of its Class A voting common stock, including 400,000 shares to Richard
       M. Lee, Jr., 133,320 shares to Ms. Masisak, and 133,320 shares to Mark L. Heimbouch, for aggregate consideration of $333.

    9. On August 27, 1999, DURO Communication Corporation issued 400,000 shares of its Class A voting common stock to Carlos Carpenter, an employee of DURO, for aggregate consideration of $200.

    10. On September 20, 1999, DURO Communication Corporation granted options to purchase an aggregate 418,000 shares of Class A voting common stock as follows: 94,000 shares to Jeff Bosworth, 17,000 shares to Johnson Cauthen, 17,000 shares to Jim Taylor, 80,000 shares to Chris Hanks, 40,000 shares to John Morris, 45,000 shares to Jackey Wall, 45,000 to Fred Reiselt, 80,000 shares to Dan Webb and 80,000 shares to John Isaac.

    11. On September 29, 1999, DURO Communication Corporation issued 2,000 shares of Series A preferred stock, including 1,488.84 shares to Great Hill Equity Partners Limited Partnership, 41.16 shares to Great Hill Investors, LLC, 200 shares to Landmark Co-Investment Partners, L.P., 100 shares to Mr. Stanley, 50 shares to each of Digicom USA, LLC and CIBC WMC, Inc., 25 shares to Rampart Equities I, LLC, 15 shares to
       Mr. Joiner, 10 shares to Mr. Roquet and 5 shares to each of Mr. Ferris, Mr. Hopper, Ms. Masisak and Mr. Burrows, for aggregate consideration of $2,000,000.

    12. On October 15, 1999, DURO Communication Corporation issued 66,660 shares of its Class A voting common stock to John Isaac, an employee of DURO, for aggregate consideration of $333.

    13. On October 15, 1999, DURO Communication Corporation issued options to purchase up to 248,000 shares of Class A voting common stock as follows:
       10,000 shares to Larry Aichler, 4,000 shares to Chris Videll, 14,000 shares to Steve Sapp and 220,000 shares to Charles Young.

    14. October 21, 1999, DURO Communication Corporation issued 3,000 shares of its Series A Preferred Stock, including 2,233.26 shares to Great Hill Equity Partners Limited Partnership, 61.74 shares to Great Hill Investors, LLC, 300 shares to Landmark Co-Investment Partners, L.P., 150 shares to Mr. Stanley, 75 shares to each of Digicom USA, LLC and CIBC WMC, Inc., 37.5 shares to Rampart Equities I, LLC, 22.5 shares to
       Mr. Joiner, 15 shares to Mr. Roquet, and 7.5 shares to each of Mr. Ferris, Mr. Hopper, Ms. Masisak and Mr. Burrows, for aggregate consideration of $3,000,000.

    15. On November 12, 1999, DURO Communication Corporation issued: 687,602 shares of its Class A voting common stock, including 535,978 shares to Great Hill Equity Partners Limited Partnership, 14,826 shares to Great Hill Investors, LLC, 36,008 shares to Mr. Stanley, 5,400 shares to
       Mr. Joiner, 1,794 shares to Mr. Ferris, 1,794 shares to Mr. Hopper, 72,014 shares to Landmark Co-Investment Partners, L.P., 17,994 shares to CIBC WMC Inc. and 1,794 shares to Mr. Burrows, for aggregate consideration of $3,438; 27,000 shares of its Class B non-voting common stock, including 9,006 shares to Rampart Equities I, LLC and 17,994 shares to Digicom USA, LLC, for aggregate consideration of $135; and 5,955 shares of its Series A preferred stock, including 4,466.530 shares to Great Hill Equity Partners Limited Partnership, 123.47 shares to Great Hill Investors, LLC, 300 shares to Mr. Stanley, 45 shares to Mr. Joiner, 15 shares to each of Mr. Ferris, Mr. Hopper and Mr. Burrows, 600 shares to Landmark Co-Investment Partners, L.P., 150 shares to CIBC WMC Inc., 75 shares to Rampart Equities I, LLC, and 150 shares to Digicom USA, LLC, for aggregate consideration of $5,955,000.

    16. On December 23, 1999, immediately prior to the exchange transaction, DURO Communications Inc. issued an aggregate of 2,678.57 shares of series A preferred stock as a dividend to the holders of the series A preferred stock.

    17. On December 23, 1999, in connection with the exchange transaction, DURO Communications, Inc. issued to former stockholders of DURO Communication Corporation an aggregate of: 21,391,642 shares of its Class A voting common stock, 5,122,720 shares of its Class B non-voting common stock and 48,633.537 shares of its Series A preferred stock in exchange for the surrender by the stockholders of their shares of DURO Communications Corporation.

    18. On December 23, 1999, as part of the exchange transaction, DURO Communications, Inc. issued an aggregate of: 45,955 shares of its Class A voting common stock, 2,562,420 shares of its Class B non-voting common stock and 45,955 shares of its Series A preferred stock to DURO Holding.

    19. On December 23, 1999, in connection with the exchange transaction, DURO Communications, Inc. issued options to purchase up to 666,000 shares of its Class A voting common stock to the former optionees of DURO Communication Corporation.

    20. On December 30, 1999, DURO Communications, Inc. issued: 5,049,276 shares of its Class A voting common stock, including 2,880,000 shares to First Union Capital Partners, Inc., 600,000 shares to each of Bridge East Capital, L.P. and BV-D Holdings, LLC, 769,276 shares to CIBC WMC Inc. and 200,000 shares to Lucent Technologies, Inc., for aggregate consideration of $50,493; 430,724 shares of its Class B non-voting common stock to CIBC WMC Inc. for aggregate consideration of $4,307; and 54,000 shares of its Series B preferred stock, including 24,000 shares to First Union Capital Partners, Inc., 5,000 shares to each of Bridge East Capital, L.P. and BV-D Holdings, LLC and 10,000 shares to each of CIBC WMC Inc. and Lucent Technologies, Inc., for aggregate consideration of $54,000,000.

    21. On January 4, 2000 DURO Communications, Inc. issued: 3,606 shares of its Class A voting common stock to Mr. Roquet for aggregate consideration of $36; 90,476 shares of its Class B non-voting common stock, including 45,238 shares to each of Karen K. Goes and Richard W. Gourley as partial consideration for the sale by Ms. Goes and Mr. Gourley of their shares of Surf South, Inc. to DURO Communication Corporation; and 30 shares of its Series A preferred stock to Mr. Roquet, for aggregate consideration of $30,000.

    22. On February 16, 2000, DURO Communications, Inc. issued 897 shares of its class A common stock to each of Fred Reiselt and Jackey Wall for aggregate consideration of $18 and 7.5 shares of its series A preferred stock to each of Messrs. Wall and Reiselt for aggregate consideration of $15,000.

    23. On March 21, 2000, DURO Communications, Inc. issued 74,504 shares of its Class B nonvoting common stock to Wave Communications, Inc. as partial consideration for the sale by Wave Communications, Inc. of substantially all of its assets to DURO Communication Corporation.

    24. As of April 1, 2000, DURO Communications, Inc. has issued options to purchase 1,606,700 shares of common stock under its 1999 Stock Option and Incentive Plan, none of which are exercisable within 60 days of such date. None of the outstanding options have been exercised. All such options were granted between December 1999 and April 1, 2000 to our officers, directors and employees.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

         1.1*           Form of Underwriting Agreement

         2.1            Asset Purchase Agreement, dated as of March 16, 1999, by and between DURO Communication Corporation, CrossRoads Access
                        Corporation, and the other parties identified therein
                        (excluding schedules and exhibits, which the Registrant
                        agrees to furnish supplementally to the Commission upon
                        request).

         2.2            Asset Purchase Agreement, dated as of March 26, 1999, by and between DURO Communication Corporation, digital.net, l.l.c.
                        and Digicom USA, LLC.

         2.3            Asset Purchase Agreement, dated as of April 8, 1999, by and between DURO Communication Corporation, Global Information
                        Exchange Corporation, and the other parties identified
                        therein (excluding schedules and exhibits, which the
                        Registrant agrees to furnish supplementally to the
                        Commission upon request).

         2.4            Asset Purchase Agreement, dated as of April 20, 1999, by and between DURO Communication Corporation, Voyager Online, LLC and the other parties identified therein (excluding
                        schedules and exhibits, which the Registrant agrees to
                        furnish supplementally to the Commission upon request).

         2.5*           Asset Purchase Agreement, dated as of April 23, 1999, by and between DURO Communication Corporation, EdgeNet Media, LLC and the other parties identified therein (excluding
                        schedules and exhibits, which the Registrant agrees to
                        furnish supplementally to the Commission upon request).

         2.6*           Asset Purchase Agreement, dated as of April 23, 1999, by and between DURO Communication Corporation, Micro
                        Products, Inc. and the other parties identified therein
                        (excluding schedules and exhibits, which the Registrant
                        agrees to furnish supplementally to the Commission upon
                        request).

         2.7*           Asset Purchase Agreement, dated as of June 7, 1999, by and between DURO Communication Corporation, ICX Online Inc. and the other parties identified therein (excluding schedules
                        and exhibits, which the Registrant agrees to furnish
                        supplementally to the Commission upon request).

         2.8            Asset Purchase Agreement, dated as of June 14, 1999, by and between DURO Communication Corporation, MetroLink Internet
                        Services, Inc. and the other parties identified therein
                        (excluding schedules and exhibits, which the Registrant
                        agrees to furnish supplementally to the Commission upon
                        request).

         2.9* Asset Purchase Agreement, dated as of July 7, 1999, by and between DURO Communication Corporation, Global Datalink,
                        Inc. and the other parties identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request).

         2.10* Asset Purchase Agreement, dated as of August 27, 1999, by and between DURO Communication Corporation, Southern
                        Kentucky Network, Inc. and the other parties identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request).

         2.11           Asset Purchase Agreement, dated as of September 22, 1999 by and between DURO Communication Corporation, Gibralter Data
                        Services, Gibralter Publishing, Inc. and the other parties identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the
                        Commission upon request).

         2.12 Asset Purchase Agreement, dated as of October 15, 1999, by and between DURO Communication Corporation, Bitstorm, Inc.
                        and the other parties identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request).

         2.13           Asset Purchase Agreement, dated as of October 27, 1999, by and between DURO Communication Corporation, Internet of
                        Western North Carolina, Inc. and the other parties
                        identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the
                        Commission upon request).

         2.14 Asset Purchase Agreement, dated as of December 10, 1999 by and between DURO Communication Corporation, The Nashville
                        Exchange, Inc. and the other parties identified therein
                        (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request).

         2.15*          Stock Purchase Agreement, dated as of December 23, 1999, by and between DURO Communication Corporation, OptiLink and the other parties identified therein (excluding schedules and
                        exhibits, which the Registrant agrees to furnish
                        supplementally to the Commission upon request).

         2.16*          Stock Purchase Agreement, dated as of December 29, 1999, by and between DURO Communication Corporation, Surf South, Inc.
                        and the other parties identified therein (excluding
                        schedules and exhibits, which the Registrant agrees to
                        furnish supplementally to the Commission upon request).

         2.17*          Stock Purchase Agreement, dated as of February 3, 2000, by and between DURO Communication Corporation, Digital Express
                        Internet Services, Inc. and the other parties identified
                        therein (excluding schedules and exhibits, which the
                        Registrant agrees to furnish supplementally to the
                        Commission upon request).

         2.18*          Stock Purchase Agreement, dated as of February 4, 2000, by and between DURO Communication Corporation, Gulf Coast
                        Internet Corporation, Inc. and the other parties identified therein (excluding schedules and exhibits, which the
                        Registrant agrees to furnish supplementally to the
                        Commission upon request).

         2.19*          Stock Purchase Agreement, dated as of February 24, 2000, by and between DURO Communication Corporation, DSS Online, LLC and the other parties identified therein (excluding
                        schedules and exhibits, which the Registrant agrees to
                        furnish supplementally to the Commission upon request).

         2.20           Asset Purchase Agreement, dated as of March 21, 2000 by and among the Registrant, DURO Communication Corporation, Wave
                        Communications, Inc., Wave Communications Acquisition
                        Subsidiary, Inc., Wave Training Subsidiary, Inc. and the
                        other parties identified therein (excluding schedules and
                        exhibits, which the Registrant agrees to furnish
                        supplementally to the Commission upon request).

         2.21*          Asset Purchase Agreement, dated as of   , 2000 by and among
                        the Registrant, DURO Communication Corporation, Boone
                        Online, Inc., each of G2, Inc., The Siege Group, Inc. d/b/a
                        Highland Information Systems, and the other parties
                        identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the
                        Commission upon request).

         2.22*          Asset Purchase Agreement, dated as of   , 2000, by and among
                        DURO Communication Corporation, iThink and the other parties identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the
                        Commission upon request).

         2.23*          Asset Purchase Agreement, dated as of   , 2000, by and among
                        the Registrant, DURO Communication Corporation, Hitter
                        Communications and the other parties identified therein
                        (excluding schedules and exhibits, which the Registrant
                        agrees to furnish supplementally to the Commission upon
                        request).

         2.24*          Stock Purchase Agreement, dated as of   , 2000, by and
                        between the Registrant, DURO Communication Corporation, Apex
                        Internet Services, Inc., ALEC, Inc. and the other parties
                        identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the
                        Commission upon request).

         2.25*          Asset Purchase Agreement, dated as of   , 2000, by and among
                        DURO Communication Corporation, Homenet
                        Communications, Inc. and the other parties identified
                        therein (excluding schedules and exhibits, which the
                        Registrant agrees to furnish supplementally to the
                        Commission upon request).

         2.26*          Asset Purchase Agreement, dated as of   , 2000, by and among
                        DURO Communication Corporation and Cape Lookout Internet and
                        the other parties identified therein (excluding schedules
                        and exhibits, which the Registrant agrees to furnish
                        supplementally to the Commission upon request).

         3.1*           Second Amended and Restated Certificate of Incorporation of
                        the Registrant

         3.2*           Amended and Restated By-Laws of the Registrant

         4.1* Specimen Certificate for shares of Common Stock, $.01 par value, of the Registrant

         4.2*           Amended and Restated Stockholders Agreement, dated as of
                        December 30, 1999, among the Registrant and the Investors
                        Party Thereto.

         4.3*           Registration Rights Agreement, dated as of December 30,
                        1999, by and among the Registrant and the Investors who are or may become a Party Thereto.

         5.1*           Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities offered

        10.1*           Credit Agreement, dated as of May 13, 1999, among DURO
                        Communication Corporation, various Financial Institutions
                        and Canadian Imperial Bank of Commerce (excluding schedules and exhibits, which the Registrant agrees to furnish
                        supplementally to the Commission upon request)

        10.2*           First Amendment to Credit Agreement, dated as of June 11,
                        1999, by and among DURO Communication Corporation, various
                        Financial Institutions and Canadian Imperial Bank of
                        Commerce

        10.3*           Second Amendment to Credit Agreement, dated as of
                        December 10, 1999, by and among DURO Communication
                        Corporation, various Financial Institutions and Canadian
                        Imperial Bank of Commerce

        10.4*           Third Amendment to Credit Agreement, dated as of
                        December 17, 1999, by and among DURO Communication
                        Corporation, various Financial Institutions and Canadian
                        Imperial Bank of Commerce

        10.5*           Fourth Amendment to Credit Agreement, dated as of
                        December 21, 1999, by and among DURO Communication
                        Corporation, various Financial Institutions and Canadian
                        Imperial Bank of Commerce

        10.6*           Stock Exchange Agreement dated as of December 23, 1999

        10.7*           Securities Purchase Agreement, dated as of December 30, 1999 by and among the Registrant and the Investors Party Thereto
                        (excluding schedules and exhibits, which the Registrant
                        agrees to furnish supplementally to the Commission upon
                        request).

        10.8*           Second Amended and Restated Restricted Stock Purchase
                        Agreement dated as of May 13, 1999 by and between DURO
                        Communication Corporation and John C Stanley IV.

        10.9*           First Amendment to Amended and Restated Restricted Stock
                        Purchase Agreement dated as of May 13, 1999 by and between DURO Communication Corporation and John C Stanley IV.

        10.10* Lease Agreement, dated as of November 26, 1996, by and between Richard T. Davis, Trustee, and Micro Products
                        Incorporated.

        10.11* Lease Agreement, dated as of March 1, 1998, by and between Carol C. Roquet of "The OffiCenter at Stanley Hall" and
                        Global Information Exchange Corporation.

        10.12* Office Lease, dated as of February 1, 1999, by and between Carlos Carpenter and Karen Carpenter and Southern Kentucky
                        Network, Inc.

        10.13* Contract and Lease, dated as of August 3, 1999, by and between Owen G. Dunn Company and DURO Communication
                        Corporation.

        10.15* Lease Agreement, dated as of October 22, 1997, by and between BGK Tennessee Office Associates, LP, and Internet
                        Design Group II, Inc.

        10.16*          Lease Modification Agreement #1, dated as of June 8, 1999, by and between BGK Tennessee Office Associates, LP, and ICX
                        Online, Inc.

        10.17*          Lease Agreement, dated as of January 4, 2000, by and between
                        Blackberry, LLC, and DURO Communication, Inc.

        10.19*          Second Addendum to Business Lease, dated as of November 26,
                        1996, by and between Richard T. Davis, Trustee, and DURO
                        Communication Corporation D/B/A MPI Net, Inc.

        10.20* Lease Agreement, dated as of November 10, 1999, by and between Lexington Financial Center, Ltd. and DURO
                        Communication Corporation.

        10.21*          Lease Agreement, dated as of April 12, 1999, by and between
                        Lexington Financial Center, Ltd. and Southern Kentucky
                        Network, Inc.

        10.22*          Lease Agreement, dated as of January 4, 2000, by and between
                        Gourley & Goes, LLP, and DURO Communication Corporation.

        10.23*+         Amended and Restated Employment/Restricted Stock Purchase
                        Agreement dated as of May 13, 1999 by and between DURO
                        Communication Corporation and Peter B. Hopper.

        10.24*+         First Amendment, dated     , to Amended and Restated
                        Employment/Restricted Stock Purchase Agreement dated as of
                        May 13, 1999 by and between DURO Communication Corporation and Peter B. Hopper.

        10.25*+         Second Amendment, dated     , to Amended and Restated
                        Employment/Restricted Stock Purchase Agreement dated as of
                        May 13, 1999 by and between DURO Communication Corporation and Peter B. Hopper.

        10.26*+         Amended and Restated Employment/Restricted Stock Purchase
                        Agreement dated as of May 13, 1999 by and between DURO
                        Communication Corporation and G. Robert Joiner.

        10.27*+         First Amendment, dated     , to Amended and Restated
                        Employment/Restricted Stock Purchase Agreement dated as of
                        May 13, 1999 by and between DURO Communication Corporation and G. Robert Joiner.

        10.28*+         Second Amendment, dated     , to Amended and Restated
                        Employment/Restricted Stock Purchase Agreement dated as of
                        May 13, 1999 by and between DURO Communication Corporation and G. Robert Joiner.

        10.29*+         Employment Agreement, dated as of May 10, 1999, by and
                        between DURO Communication Corporation and Mark L. Heimbouch

        10.30*          1999 Stock Option and Incentive Plan

        10.31*          Form of Incentive Stock Option Agreement

        10.32*          Form of Non-Qualified Stock Option Agreement

        10.33* Form of Director Indemnification Agreement to be entered into between the Registrant and each non-employee director

        10.34*          Parent Guaranty, dated as of December 30, 1999, by the
                        Registrant in connection with the Credit Agreement dated as of May 13, 1999 by and among DURO Communication Corporation, various financial institutions and Canadian Imperial Bank of
                        Commerce, as amended.

        21.1*           Schedule of Subsidiaries of the Registrant

        23.1*           Consent of Goodwin, Procter & Hoar LLP (included in Exhibit
                        5.1 hereto)

        23.2            Consent of KPMG LLP

        23.3            Consent of Lattimore, Black, Morgan and Cain, P.C.

        23.4            Consent of Bowen, Phillips and Carmichael, LLP

        23.5            Consent of Cordovano and Harvey, P.C.

------------------------

*   To be filed by amendment to the registration statement.

+ Indicates a management contract or any compensatory plan, contract or arrangement.

(b) Financial Statement Schedules

    Schedule II--Valuation and Qualifying Accounts

    All other schedules have been omitted because they are not required or because the required information is given in the Financial Statements or Notes to those statements.

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Casselberry, State of Florida, on April 13, 2000.

                                                       DURO COMMUNICATIONS, INC.

                                                       By:  /s/ PETER B. HOPPER
                                                            -----------------------------------------
                                                            Name: Peter B. Hopper
                                                            Title: President and Chief Executive
                                                                   Officer

                               POWER OF ATTORNEY

    KNOWN ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of John G. Hayes, Peter B. Hopper and Mark
L. Heimbouch such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or to any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                     TITLE                      DATE
                      ---------                                     -----                      ----
                                                       President, Chief Executive
                 /s/ PETER B. HOPPER                     Officer, and Assistant
     -------------------------------------------         Secretary (Principal             April 13, 2000
                   Peter B. Hopper                       Executive Officer) and
                                                         Director

                                                       Treasurer and Chief Financial
                /s/ MARK L. HEIMBOUCH                    Officer (Principal Financial
     -------------------------------------------         Officer and Principal            April 13, 2000
                  Mark L. Heimbouch                      Accounting Officer)

                  /s/ JOHN G. HAYES                    Chairman of the Board of
     -------------------------------------------         Directors                        April 13, 2000
                    John G. Hayes

                      SIGNATURE                                     TITLE                      DATE
                      ---------                                     -----                      ----
                /s/ JOHN C STANLEY IV                             Director
     -------------------------------------------                                          April 13, 2000
                  John C Stanley IV

               /s/ STEPHEN F. GORMLEY                             Director
     -------------------------------------------                                          April 13, 2000
                 Stephen F. Gormley

                  /s/ PEARCE LANDRY                               Director
     -------------------------------------------                                          April 13, 2000
                    Pearce Landry

                  /s/ SCOTT PERPER                                Director
     -------------------------------------------                                          April 13, 2000
                    Scott Perper

                 /s/ DAVID F. DIETZ                               Director
     -------------------------------------------                                          April 13, 2000
                   David F. Dietz

                                 EXHIBIT INDEX

         1.1*           Form of Underwriting Agreement

         2.1            Asset Purchase Agreement, dated as of March 16, 1999, by and between DURO Communication Corporation, CrossRoads Access
                        Corporation, and the other parties identified therein
                        (excluding schedules and exhibits, which the Registrant
                        agrees to furnish supplementally to the Commission upon
                        request).

         2.2            Asset Purchase Agreement, dated as of March 26, 1999, by and between DURO Communication Corporation, digital.net, l.l.c.
                        and Digicom USA, LLC.

         2.3            Asset Purchase Agreement, dated as of April 8, 1999, by and between DURO Communication Corporation, Global Information
                        Exchange Corporation, and the other parties identified
                        therein (excluding schedules and exhibits, which the
                        Registrant agrees to furnish supplementally to the
                        Commission upon request).

         2.4            Asset Purchase Agreement, dated as of April 20, 1999, by and between DURO Communication Corporation, Voyager Online, LLC and the other parties identified therein (excluding
                        schedules and exhibits, which the Registrant agrees to
                        furnish supplementally to the Commission upon request).

         2.5*           Asset Purchase Agreement, dated as of April 23, 1999, by and between DURO Communication Corporation, EdgeNet Media, LLC and the other parties identified therein (excluding
                        schedules and exhibits, which the Registrant agrees to
                        furnish supplementally to the Commission upon request).

         2.6*           Asset Purchase Agreement, dated as of April 23, 1999, by and between DURO Communication Corporation, Micro
                        Products, Inc. and the other parties identified therein
                        (excluding schedules and exhibits, which the Registrant
                        agrees to furnish supplementally to the Commission upon
                        request).

         2.7*           Asset Purchase Agreement, dated as of June 7, 1999, by and between DURO Communication Corporation, ICX Online Inc. and the other parties identified therein (excluding schedules
                        and exhibits, which the Registrant agrees to furnish
                        supplementally to the Commission upon request).

         2.8            Asset Purchase Agreement, dated as of June 14, 1999, by and between DURO Communication Corporation, MetroLink Internet
                        Services, Inc. and the other parties identified therein
                        (excluding schedules and exhibits, which the Registrant
                        agrees to furnish supplementally to the Commission upon
                        request).

         2.9* Asset Purchase Agreement, dated as of July 7, 1999, by and between DURO Communication Corporation, Global Datalink,
                        Inc. and the other parties identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request).

         2.10* Asset Purchase Agreement, dated as of August 27, 1999, by and between DURO Communication Corporation, Southern
                        Kentucky Network, Inc. and the other parties identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request).

         2.11           Asset Purchase Agreement, dated as of September 22, 1999 by and between DURO Communication Corporation, Gibralter Data
                        Services, Gibralter Publishing, Inc. and the other parties identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the
                        Commission upon request).

         2.12 Asset Purchase Agreement, dated as of October 15, 1999, by and between DURO Communication Corporation, Bitstorm, Inc.
                        and the other parties identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request).

         2.13           Asset Purchase Agreement, dated as of October 27, 1999, by and between DURO Communication Corporation, Internet of
                        Western North Carolina, Inc. and the other parties
                        identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the
                        Commission upon request).

         2.14 Asset Purchase Agreement, dated as of December 10, 1999 by and between DURO Communication Corporation, The Nashville
                        Exchange, Inc. and the other parties identified therein
                        (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request).

         2.15*          Stock Purchase Agreement, dated as of December 23, 1999, by and between DURO Communication Corporation, OptiLink and the other parties identified therein (excluding schedules and
                        exhibits, which the Registrant agrees to furnish
                        supplementally to the Commission upon request).

         2.16*          Stock Purchase Agreement, dated as of December 29, 1999, by and between DURO Communication Corporation, Surf South, Inc.
                        and the other parties identified therein (excluding
                        schedules and exhibits, which the Registrant agrees to
                        furnish supplementally to the Commission upon request).

         2.17*          Stock Purchase Agreement, dated as of February 3, 2000, by and between DURO Communication Corporation, Digital Express
                        Internet Services, Inc. and the other parties identified
                        therein (excluding schedules and exhibits, which the
                        Registrant agrees to furnish supplementally to the
                        Commission upon request).

         2.18*          Stock Purchase Agreement, dated as of February 4, 2000, by and between DURO Communication Corporation, Gulf Coast
                        Internet Corporation, Inc. and the other parties identified therein (excluding schedules and exhibits, which the
                        Registrant agrees to furnish supplementally to the
                        Commission upon request).

         2.19*          Stock Purchase Agreement, dated as of February 24, 2000, by and between DURO Communication Corporation, DSS Online, LLC and the other parties identified therein (excluding
                        schedules and exhibits, which the Registrant agrees to
                        furnish supplementally to the Commission upon request).

         2.20           Asset Purchase Agreement, dated as of March 21, 2000 by and among the Registrant, DURO Communication Corporation, Wave
                        Communications, Inc., Wave Communications Acquisition
                        Subsidiary, Inc., Wave Training Subsidiary, Inc. and the
                        other parties identified therein (excluding schedules and
                        exhibits, which the Registrant agrees to furnish
                        supplementally to the Commission upon request).

         2.21*          Asset Purchase Agreement, dated as of   , 2000 by and among
                        the Registrant, DURO Communication Corporation, Boone
                        Online, Inc., each of G2, Inc., The Siege Group, Inc. d/b/a
                        Highland Information Systems, and the other parties
                        identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the
                        Commission upon request).

         2.22*          Asset Purchase Agreement, dated as of   , 2000, by and among
                        DURO Communication Corporation, iThink and the other parties identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the
                        Commission upon request).
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

         2.23*          Asset Purchase Agreement, dated as of   , 2000, by and among
                        the Registrant, DURO Communication Corporation, Hitter
                        Communications and the other parties identified therein
                        (excluding schedules and exhibits, which the Registrant
                        agrees to furnish supplementally to the Commission upon
                        request).

         2.24*          Stock Purchase Agreement, dated as of   , 2000, by and
                        between the Registrant, DURO Communication Corporation, Apex
                        Internet Services, Inc., ALEC, Inc. and the other parties
                        identified therein (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the
                        Commission upon request).

         2.25*          Asset Purchase Agreement, dated as of   , 2000, by and among
                        DURO Communication Corporation, Homenet
                        Communications, Inc. and the other parties identified
                        therein (excluding schedules and exhibits, which the
                        Registrant agrees to furnish supplementally to the
                        Commission upon request).

         2.26*          Asset Purchase Agreement, dated as of   , 2000, by and among
                        DURO Communication Corporation and Cape Lookout Internet and
                        the other parties identified therein (excluding schedules
                        and exhibits, which the Registrant agrees to furnish
                        supplementally to the Commission upon request).

         3.1*           Second Amended and Restated Certificate of Incorporation of
                        the Registrant

         3.2*           Amended and Restated By-Laws of the Registrant

         4.1* Specimen Certificate for shares of Common Stock, $.01 par value, of the Registrant

         4.2*           Amended and Restated Stockholders Agreement, dated as of
                        December 30, 1999, among the Registrant and the Investors
                        Party Thereto.

         4.3*           Registration Rights Agreement, dated as of December 30,
                        1999, by and among the Registrant and the Investors who are or may become a Party Thereto.

         5.1*           Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities offered

        10.1*           Credit Agreement, dated as of May 13, 1999, among DURO
                        Communication Corporation, various Financial Institutions
                        and Canadian Imperial Bank of Commerce (excluding schedules and exhibits, which the Registrant agrees to furnish
                        supplementally to the Commission upon request)

        10.2*           First Amendment to Credit Agreement, dated as of June 11,
                        1999, by and among DURO Communication Corporation, various
                        Financial Institutions and Canadian Imperial Bank of
                        Commerce

        10.3*           Second Amendment to Credit Agreement, dated as of
                        December 10, 1999, by and among DURO Communication
                        Corporation, various Financial Institutions and Canadian
                        Imperial Bank of Commerce

        10.4*           Third Amendment to Credit Agreement, dated as of
                        December 17, 1999, by and among DURO Communication
                        Corporation, various Financial Institutions and Canadian
                        Imperial Bank of Commerce

        10.5*           Fourth Amendment to Credit Agreement, dated as of
                        December 21, 1999, by and among DURO Communication
                        Corporation, various Financial Institutions and Canadian
                        Imperial Bank of Commerce

        10.6*           Stock Exchange Agreement dated as of December 23, 1999

        10.7*           Securities Purchase Agreement, dated as of December 30, 1999 by and among the Registrant and the Investors Party Thereto
                        (excluding schedules and exhibits, which the Registrant
                        agrees to furnish supplementally to the Commission upon
                        request).
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

        10.8*           Second Amended and Restated Restricted Stock Purchase
                        Agreement dated as of May 13, 1999 by and between DURO
                        Communication Corporation and John C Stanley IV.

        10.9*           First Amendment to Amended and Restated Restricted Stock
                        Purchase Agreement dated as of May 13, 1999 by and between DURO Communication Corporation and John C Stanley IV.

        10.10* Lease Agreement, dated as of November 26, 1996, by and between Richard T. Davis, Trustee, and Micro Products
                        Incorporated.

        10.11* Lease Agreement, dated as of March 1, 1998, by and between Carol C. Roquet of "The OffiCenter at Stanley Hall" and
                        Global Information Exchange Corporation.

        10.12* Office Lease, dated as of February 1, 1999, by and between Carlos Carpenter and Karen Carpenter and Southern Kentucky
                        Network, Inc.

        10.13* Contract and Lease, dated as of August 3, 1999, by and between Owen G. Dunn Company and DURO Communication
                        Corporation.

        10.15* Lease Agreement, dated as of October 22, 1997, by and between BGK Tennessee Office Associates, LP, and Internet
                        Design Group II, Inc.

        10.16*          Lease Modification Agreement #1, dated as of June 8, 1999, by and between BGK Tennessee Office Associates, LP, and ICX
                        Online, Inc.

        10.17*          Lease Agreement, dated as of January 4, 2000, by and between
                        Blackberry, LLC, and DURO Communications, Inc.

        10.19*          Second Addendum to Business Lease, dated as of November 26,
                        1996, by and between Richard T. Davis, Trustee, and DURO
                        Communication Corporation D/B/A MPI Net, Inc.

        10.20* Lease Agreement, dated as of November 10, 1999, by and between Lexington Financial Center, Ltd. and DURO
                        Communication Corporation.

        10.21*          Lease Agreement, dated as of April 12, 1999, by and between
                        Lexington Financial Center, Ltd. and Southern Kentucky
                        Network, Inc.

        10.22*          Lease Agreement, dated as of January 4, 2000, by and between
                        Gourley & Goes, LLP, and DURO Communication Corporation.

        10.23*+         Amended and Restated Employment/Restricted Stock Purchase
                        Agreement dated as of May 13, 1999 by and between DURO
                        Communication Corporation and Peter B. Hopper.

        10.24*+         First Amendment, dated     , to Amended and Restated
                        Employment/Restricted Stock Purchase Agreement dated as of
                        May 13, 1999 by and between DURO Communication Corporation and Peter B. Hopper.

        10.25*+         Second Amendment, dated     , to Amended and Restated
                        Employment/Restricted Stock Purchase Agreement dated as of
                        May 13, 1999 by and between DURO Communication Corporation and Peter B. Hopper.

        10.26*+         Amended and Restated Employment/Restricted Stock Purchase
                        Agreement dated as of May 13, 1999 by and between DURO
                        Communication Corporation and G. Robert Joiner.

        10.27*+         First Amendment, dated     , to Amended and Restated
                        Employment/Restricted Stock Purchase Agreement dated as of
                        May 13, 1999 by and between DURO Communication Corporation and G. Robert Joiner.
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

        10.28*+         Second Amendment, dated     , to Amended and Restated
                        Employment/Restricted Stock Purchase Agreement dated as of
                        May 13, 1999 by and between DURO Communication Corporation and G. Robert Joiner.

        10.29*+         Employment Agreement, dated as of May 10, 1999, by and
                        between DURO Communication Corporation and Mark L. Heimbouch

        10.30*          1999 Stock Option and Incentive Plan

        10.31*          Form of Incentive Stock Option Agreement

        10.32*          Form of Non-Qualified Stock Option Agreement

        10.33* Form of Director Indemnification Agreement to be entered into between the Registrant and each non-employee director

        10.34*          Parent Guaranty, dated as of December 30, 1999, by the
                        Registrant in connection with the Credit Agreement dated as of May 13, 1999 by and among DURO Communication Corporation, various financial institutions and Canadian Imperial Bank of
                        Commerce, as amended.

        21.1*           Schedule of Subsidiaries of the Registrant

        23.1*           Consent of Goodwin, Procter & Hoar LLP (included in Exhibit
                        5.1 hereto)

        23.2            Consent of KPMG LLP

        23.3            Consent of Lattimore, Black, Morgan and Cain, P.C.

        23.4            Consent of Bowen, Phillips and Carmichael, LLP

        23.5            Consent of Cordovano and Harvey, P.C.

------------------------

*   To be filed by amendment to the registration statement.

+ Indicates a management contract or any compensatory plan, contract or arrangement.